Filed Pursuant to Rule 424(b)(3)
Registration No. 333-150367

ACE Limited

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM08 Bermuda

May 30, 2008

Dear Shareholders:

We are furnishing the accompanying proxy statement/prospectus to shareholders of ACE Limited, or ACE, in connection with the solicitation of proxies by our management for use at our annual general meeting of shareholders. The meeting will be held at 8:00 a.m., Atlantic time, on Thursday, July 10, 2008, at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, Bermuda to vote on certain of the proposals. In order to allow us to comply with certain legal requirements discussed in the accompanying proxy statement/prospectus, the meeting will be adjourned to 8:00 a.m., Atlantic time, Monday July 14, 2008, at which time we will vote on the remainder of the proposals.

In addition to the normal business to be conducted at our annual general meeting, including electing directors, approving our 2004 Long-Term Incentive Plan as amended and ratifying the appointment of our independent auditors, we will be asking you to approve the change of our jurisdiction of incorporation from the Cayman Islands to Zurich, Switzerland, a number of changes to our charter documents to facilitate this change, and a number of organizational matters required under Swiss law. We call this process a “Continuation.”

After considerable thought and study, extending over a year, we concluded that incorporation in a major financial center of high repute known for its stability and financial sophistication is in the best interests of our shareholders. Simply put, we determined that our current place of domicile represents an underutilized asset with potential downside risks and little attendant upside. We believe the Continuation will reduce reputational, political, regulatory, and financial risks to our company.

Since our incorporation in the Cayman Islands more than 22 years ago, we have grown to become a major NYSE-listed company with substantial global operations. Half of our business is in the U.S., and we have significant presence throughout the world, including Europe, Asia and Latin America. We therefore believe the re-domestication to Switzerland achieves a number of important benefits to us, with little impact on net expense and effective tax rate, and that it will substantially increase our strategic and capital flexibility while posing no noticeable risks to our operating model or our long-term strategy. We have chosen to re-domesticate ACE to Switzerland because of its political, economic and regulatory stability; tradition of respecting the rule of law; sophisticated financial regulation; network of excellent relations with major developed and developing countries around the world; reliable tax treaties; and centuries-old tradition of capitalism.

For our shareholders, much will remain unchanged following the Continuation. Our shares will continue to trade on the New York Stock Exchange under the symbol “ACE.” We will remain subject to U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the New York Stock Exchange. We will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles. As of the effectiveness of the Continuation, we will continue our legal existence in Switzerland as if we had originally been incorporated under Swiss law. Each outstanding share of ACE as a Cayman Islands company will then represent one share of ACE as a Swiss company.

From the perspective of ACE as an enterprise, however, the Continuation provides a credible and stable platform for the future. As a strategy holding company in Switzerland, we will have our headquarters in Zurich and we will hold future annual general meetings and at least half our board meetings there. We will be, in effect, a Swiss citizen, covered by a network of Swiss treaties and international relationships, including tax treaties providing certainty and predictability. We will also incorporate Swiss operating insurance companies, which will be regulated by the Swiss Federal Office of Private Insurance.

Please take the time to read the many details that follow in our proxy statement/prospectus. Although there is legal and financial complexity associated with any move like this, and the Continuation does present new risks and uncertainties, we are confident that the Continuation enhances both our operating model and institutional credibility, while avoiding any materially negative financial effects.

For the reasons set forth in the proxy statement/prospectus, our board of directors unanimously believes that the proposed Continuation is in the best interests of our shareholders, and we therefore strongly urge you to vote FOR the Continuation and FOR the other proposals described in the accompanying proxy statement/prospectus.

Very truly yours,

Evan G. Greenberg

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope or vote via telephone or via Internet by following the instructions on the proxy card.

NOTICE OF ANNUAL GENERAL MEETING

May 30, 2008

Hamilton, Bermuda

TO THE SHAREHOLDERS OF ACE LIMITED:

The Annual General Meeting of ACE Limited will be held at 8:00 a.m., Atlantic time on Thursday, July 10, 2008 and continued at 8:00 a.m., Atlantic time, Monday, July 14, 2008, in each case at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, Bermuda, for the following purposes:

1.	To elect new directors (and confirm existing directors);

2.	To consider and vote upon a special resolution to amend (the “De-Registration Amendment”) the Company’s Memorandum of Association and Articles of Association (our “Articles”) to permit the de-registration of the Company from the Cayman Islands as provided in Section 226 of the Cayman Islands Companies Law;

3.	If the De-Registration Amendment is approved, to consider and vote upon a special resolution to amend (the “Financial Statement Amendment”) our Articles to require the Company to prepare and provide to shareholders not less than annually an unconsolidated balance sheet of the Company valuing the Company’s investment in its subsidiaries on a “mark-to-market” basis;

4.	If the De-Registration Amendment is approved, to consider and vote upon a special resolution which will have the effect of increasing the par value of our Ordinary Shares from $0.041666667 to an amount in Swiss francs (the “New Par Value”) equal to $11,000,000,000 divided by the number of our Ordinary Shares outstanding as of the close of business on July 10, 2008 and converted into Swiss francs using the then most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes, and which will involve the following actions (the “Par Value Change”): amending our Articles to permit us to convert all or any of our issued Ordinary Shares into “stock” and re-converting that “stock” into Ordinary Shares of any denomination; converting all of our issued Ordinary Shares into “stock”; re-converting the stock into Ordinary Shares with a par value equal to the New Par Value (which will result in a decrease in the number of our issued Ordinary Shares); amending our Articles to increase the number of authorized Ordinary Shares back to 500,000,000 shares; and payment of a stock dividend the effect of which will be to increase the number of issued Ordinary Shares back to the number of issued Ordinary Shares immediately prior to the conversion and re-conversion.

5.	If the De-Registration Amendment is approved, to consider and vote upon a special resolution to approve the Company’s de-registration from the Cayman Islands and the Company’s continuation in Zurich, Switzerland (the “Continuation”);

6.	If the Continuation is approved and as required by Swiss law, to approve the name of the Company;

7.	If the Continuation is approved and as required by Swiss law, to change the purpose of the Company;

8.	If the Continuation is approved and as required by Swiss law, to approve the rearrangement of the Company’s existing share capital;

9.	If the Continuation is approved and as required by Swiss law, to approve the Company’s Articles of Association;

10.	If the Continuation is approved and as required by Swiss law, to confirm Swiss law as the authoritative legislation governing the Company;

11.	If the Continuation is approved and as required by Swiss law, to confirm the principal place of business of the Company as Zurich, Switzerland;

12.	If the Continuation is approved, to appoint BDO Visura as special auditor until our next annual general meeting;

13.	Approval of our 2004 Long-Term Incentive Plan as amended through the fourth amendment;

14.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and, if the Continuation is approved and as required by Swiss law, to elect PricewaterhouseCoopers AG as our statutory auditors for a term of one year until our next annual general meeting;

15.	If the Continuation is approved, to approve the payment of a dividend (the “Dividend”) through a reduction of the par value of our shares in an amount equal to the Swiss franc equivalent of $0.87, converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on July 9, 2008, and to pay such amount in three equal quarterly installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors; and

16.	To transact such other business, if any, as lawfully may be brought before the meeting.

Proposals 1 (confirmation of existing directors only), 6 through 12, 14 (statutory auditors only) and 15 are further conditional upon all of these proposals being approved by the Annual General Meeting and, except for proposals 10 and 11, the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland.

Proposals 2, 3, 4 and 5, which we refer to as the “Cayman Proposals,” will be voted upon at the Annual General Meeting on Thursday, July 10, 2008 and, if each of these proposals is approved, the remainder of the proposals will be voted upon at the continuation of the meeting on Monday, July 14, 2008. In the event any of the Cayman Proposals is not approved, proposals 1 (election of directors only), 13 and 14 (ratification of independent auditors only) will be voted upon at the Annual General Meeting on Thursday, July 10, 2008.

Only shareholders of record, as shown by our transfer books, at the close of business on May 27, 2008, are entitled to notice of, and to vote at, the Annual General Meeting.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT/PROSPECTUS. YOU MAY ALSO VOTE OVER THE INTERNET OR VIA TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PROVIDED ON THE ACCOMPANYING PROXY CARD. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS ON THE FOLLOWING PAGES.

By Order of the Board of Directors,

Evan G. Greenberg

Chairman and Chief Executive Officer

See “Risk Factors” beginning on page 17 for a discussion of specified matters that should be considered.

Neither the Securities and Exchange Commission nor any state securities commission, or similar authority in the Cayman Islands or Switzerland, has approved or passed upon the merits of these securities or determined if the proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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ACE LIMITED

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

May 30, 2008

PROXY STATEMENT/PROSPECTUS

We are sending you this proxy statement/prospectus in connection with our 2008 Annual General Meeting which will be held on Thursday, July 10, 2008 at 8:00 a.m., Atlantic time, and continued on Monday, July 14, 2008 at 8:00 a.m., Atlantic time, in each case at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, Bermuda. In addition to normal business to be conducted at our annual general meeting, including electing directors, approving our 2004 Long-Term Incentive Plan as amended through the fourth amendment and ratifying the appointment of our independent auditors, we will be asking you to approve the change of our jurisdiction of incorporation from the Cayman Islands to Zurich, Switzerland, a number of changes to our charter documents to facilitate this change, and a number of organizational matters required under Swiss law.

May 27, 2008 is the record date for the Annual General Meeting. If you owned our Ordinary Shares at the close of business on May 27, 2008, you are entitled to vote at the Annual General Meeting. On that date, we had 332,982,169 Ordinary Shares outstanding and entitled to vote at the Annual General Meeting. Our Ordinary Shares are our only class of voting stock. We will begin mailing this proxy statement/prospectus on or about June 5, 2008 to all shareholders entitled to vote.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in this proxy statement/prospectus and in our SEC filings that we have incorporated by reference) include but are not limited to:

•	losses arising out of natural or man-made catastrophes such as hurricanes, typhoons, earthquakes, floods or terrorism which could be affected by:

•	the number of insureds and ceding companies affected,

•	the amount and timing of losses actually incurred and reported by insureds,

•	the impact of these losses on our reinsurers, and the amount and timing of reinsurance recoverables actually received,

•	the cost of building materials and labor to reconstruct properties following a catastrophic event, and

•	complex coverage and regulatory issues such as whether losses occurred from storm surge or flooding and related lawsuits;

•

actions that rating agencies may take from time to time, such as changes in our claims-paying ability, financial strength or credit ratings or placing these ratings on credit watch negative or the equivalent;

•

global political conditions, the occurrence of any terrorist attacks, including any nuclear, radiological, biological or chemical events, or the outbreak and effects of war, and possible business disruption or economic contraction that may result from such events;

•	the ability to collect reinsurance recoverables, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality or availability of reinsurance;

•	the occurrence of catastrophic events or other insured or reinsured events with a frequency or severity exceeding our estimates;

•	actual loss experience from insured or reinsured events and the timing of claim payments;

•

the uncertainties of the loss-reserving and claims-settlement processes, including the difficulties associated with assessing environmental damage and asbestos-related latent injuries, the impact of aggregate-policy-coverage limits, and the impact of bankruptcy protection sought by various asbestos producers and other related businesses and the timing of loss payments;

•	judicial decisions and rulings, new theories of liability, legal tactics and settlement terms;

•

the effects of public company bankruptcies and/or accounting restatements, as well as disclosures by and investigations of public companies relating to possible accounting irregularities, and other corporate governance issues, including the effects of such events on:

•	the capital markets;

•	the markets for directors and officers and errors and omissions insurance; and

•	claims and litigation arising out of such disclosures or practices by other companies;

•

uncertainties relating to governmental, legislative and regulatory policies, developments, actions, investigations and treaties, which, among other things, could subject us to insurance regulation or taxation in additional jurisdictions or affect our current operations;

•

the actual amount of new and renewal business, market acceptance of our products, and risks associated with the introduction of new products and services and entering new markets, including regulatory constraints on exit strategies;

•

the competitive environment in which we operate, including trends in pricing or in policy terms and conditions, which may differ from our projections and changes in market conditions that could render our business strategies ineffective or obsolete;

•

Combined Insurance Company of America and its subsidiaries, that we acquired in April 2008, and which we refer to collectively as Combined, or any other company acquired by us, performing differently than expected by us or the failure to realize anticipated expense-related efficiencies from our April 2008 acquisition of Combined or any other such acquisition;

•

developments in global financial markets, including changes in interest rates, stock markets and other financial markets, and foreign currency exchange rate fluctuations, which could affect our statement of operations, investment portfolio and financing plans;

•

risks associated with our continuation to Switzerland, including anticipated reduced flexibility with respect to certain aspects of capital management, the potential for additional regulatory burdens, and the potential that we will not remain on stock indices of which we are currently a part;

•	the potential impact from government-mandated insurance coverage for acts of terrorism;

•	the availability of borrowings and letters of credit under our credit facilities;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•	material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements;

•	the effects of investigations into market practices in the property and casualty industry;

•	changing rates of inflation and other economic conditions;

•	the amount of dividends received from subsidiaries;

•	loss of the services of any of our executive officers without suitable replacements being recruited in a reasonable time frame;

•	the ability of our technology resources to perform as anticipated; and

•	management’s response to these factors and actual events (including, but not limited to, those described above).

The words “believe,” “anticipate,” “estimate,” “project,” “should,” “plan,” “expect,” “intend,” “hope,” “will likely result” or “will continue,” and variations thereof and similar expressions, identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights selected information appearing elsewhere in this proxy statement/prospectus and does not contain all the information that you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this proxy statement/prospectus and the documents incorporated by reference herein. You should read this proxy statement/prospectus in its entirety. References in this proxy statement/prospectus to “$” and “USD” are to United States dollars and references to “CHF” are to Swiss francs.

Information About The Annual General Meeting And Voting

Why Did You Send Me This Proxy Statement/Prospectus?

We sent you this proxy statement/prospectus and the enclosed proxy card because the Board of Directors of ACE Limited (which we refer to as we, us, our, ACE, or the Company) is soliciting your proxy to vote at the 2008 Annual General Meeting, which will be held on Thursday, July 10, 2008, at 8:00 a.m., Atlantic time, and continued at 8:00 a.m., Atlantic time, Monday, July 14, 2008, in each case at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, Bermuda, and at any adjournments thereof. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2007 accompanies this proxy statement/prospectus.

This proxy statement/prospectus summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or over the Internet.

What Proposals Will Be Voted on at the Annual General Meeting?

In addition to the normal business to be conducted at our annual general meeting, including electing directors (this is proposal no. 1), approving our 2004 Long-Term Incentive Plan as amended through the fourth amendment (this is proposal no. 13) and ratifying the appointment of our independent auditors (this is part of proposal no. 14), we will be asking you to approve the Company’s de-registration from the Cayman Islands and the Company’s continuation in Zurich, Switzerland, which we refer to as the “Continuation,” a number of changes to our charter documents to facilitate the Continuation and a number of organizational matters required under Swiss law. Under Swiss law, a number of these matters must be voted on separately and so we will present 15 proposals to be voted on at the meeting. We have summarized these proposals below.

First we need to get our company in a position so that it can redomesticate. We will accomplish that by amending our memorandum of association, which we refer to as the “Memorandum,” and our articles of association, which we refer to as our “Articles,” to permit us to de-register in the Cayman Islands (this is proposal no. 2) and to increase the par value of our shares (this is proposal no. 4) which, as described in detail below, will facilitate our payment of dividends through a reduction of the par value of our shares without withholding tax for an extended period after the Continuation. The Financial Statement Amendment (as defined below) (this is proposal no. 3) facilitates the increase in the par value of our shares. Once we are in a position to redomesticate, we will ask you to approve the Continuation (this is proposal no. 5).

Second, we need to set up our company under Swiss law. Swiss law requires that a number of matters be specifically approved by shareholders, including our name (this is proposal no. 6), our corporate purpose (this is proposal no. 7), our new share capital (this is proposal no. 8), our new Swiss articles of association (this is proposal no. 9), the fact that we will be governed by Swiss law (this is proposal no. 10) and the fact that our principal place of business will be in Zurich, Switzerland (this is proposal no. 11). We will also ask you to approve the appointment of a special auditor (this is proposal no. 12), which is needed in connection with certain increases and decreases in share capital. We will also ask you to approve PricewaterhouseCoopers AG, the Swiss affiliate of our current auditors, as our statutory auditor (this is part of proposal no. 14).

We will also ask you to approve an annual dividend through a reduction of the par value of our shares (this is proposal no. 15). Under Swiss law, shareholders are required to approve dividends, including dividends through a reduction of the par value of our shares. So that we can continue paying dividends on approximately the same schedule as before the Continuation, we will ask you to approve an annual dividend that we will pay quarterly. The dividend will formally be through a reduction of the par value of our shares, which we increased before the Continuation for this purpose, because payments of amounts in reduction of share capital are not subject to the normal Swiss withholding tax on dividends.

The 15 proposals scheduled to be voted on at the Annual General Meeting, which are summarized in the immediately preceding paragraphs, are as follows:

1.	To elect new directors (and confirm existing directors);

2.	To consider and vote upon a special resolution to amend, which we refer to as the “De-Registration Amendment,” our Memorandum and Articles to permit the de-registration of the Company from the Cayman Islands as provided in Section 226 of the Cayman Islands Companies Law;

3.	If the De-Registration Amendment is approved, to consider and vote upon a special resolution to amend, which we refer to as the “Financial Statement Amendment,” our Articles to require the Company to prepare and provide to shareholders not less than annually an unconsolidated balance sheet of the Company valuing the Company’s investment in its subsidiaries on a “mark-to-market” basis;

4.	If the De-Registration Amendment is approved, to consider and vote upon a special resolution which will have the effect of increasing the par value of our Ordinary Shares from $0.041666667 to an amount in Swiss francs, which we refer to as the “New Par Value,” equal to $11,000,000,000 divided by the number of our Ordinary Shares outstanding as of the close of business on July 10, 2008 and converted into Swiss francs using the then most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes, and which will involve the following actions, which we refer to collectively as the “Par Value Change”: amending our Articles to permit us to convert all or any of our issued Ordinary Shares into “stock” and re-converting that “stock” into Ordinary Shares of any denomination; converting all of our issued Ordinary Shares into “stock”; re-converting the stock into Ordinary Shares with a par value equal to the New Par Value (which will result in a decrease in the number of our issued Ordinary Shares); amending our Articles to increase the number of authorized Ordinary Shares back to 500,000,000 shares; and payment of a stock dividend the effect of which will be to increase the number of issued Ordinary Shares back to the number of issued Ordinary Shares immediately prior to the conversion and re-conversion;

5.	If the De-Registration Amendment is approved, to consider and vote upon a special resolution to approve the Continuation;

6.	If the Continuation is approved and as required by Swiss law, to approve the name of the Company;

7.	If the Continuation is approved and as required by Swiss law, to change the purpose of the Company;

8.	If the Continuation is approved and as required by Swiss law, to approve the rearrangement of the Company’s existing share capital;

9.	If the Continuation is approved and as required by Swiss law, to approve the Company’s Articles of Association;

10.	If the Continuation is approved and as required by Swiss law, to confirm Swiss law as the authoritative legislation governing the Company;

11.	If the Continuation is approved and as required by Swiss law, to confirm the principal place of business of the Company as Zurich, Switzerland;

12.	If the Continuation is approved, to appoint BDO Visura as special auditor until our next annual general meeting;

13.	Approval of our 2004 Long-Term Incentive Plan as amended through the fourth amendment (the “LTIP”);

14.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and, if the Continuation is approved and as required by Swiss law, to elect PricewaterhouseCoopers AG as our statutory auditor for a one year term until our next annual general meeting; and

15.	If the Continuation is approved, to approve the payment of a dividend (the “Dividend”) through a reduction of the par value of our shares in an amount equal to the Swiss franc equivalent (the “Dividend Amount”) of $0.87, converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on July 9, 2008, and to pay such amount in three equal quarterly installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors.

Proposal 1 (confirmation of existing directors only), 6 through 12, 14 (statutory auditors only) and 15 are further conditional upon all of these proposals being approved by the Annual General Meeting and, except for proposals 10 and 11, the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland.

We refer to the proposals conditioned on approval of the Continuation, i.e., proposals 6 through 12 above, and the proposal to elect PricewaterhouseCoopers AG as our statutory auditors (which is part of proposal 14) as the “Swiss Organizational Proposals.” We refer to the Cayman Proposals and the Swiss Organizational Proposals collectively as the “Continuation Proposals.” The Continuation is conditioned upon approval of all of the Continuation Proposals and the Dividend and the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland. If approved, the De-Registration Amendment, the Financial Statement Amendment and the Par Value Change will become effective at 8:00 p.m., Eastern Daylight Time, on July 10, 2008. The Swiss Organizational Proposals will be subject to, and will become effective only upon, the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland. Our Board recommends that you vote your shares “FOR” each of these proposals.

Under Swiss law, the approval of each of the Swiss Organizational Proposals, other than proposals 7, 8 and 9, requires the affirmative vote of a majority of the votes present at the Annual General Meeting. The approval of proposals 7, 8 and 9, requires the affirmative vote of at least two-thirds of the votes present and of the majority of the nominal value represented at the Annual General Meeting (collectively the “Swiss Majority Requirements”).

If any of the Continuation Proposals is not approved by our shareholders, the Company will still present the proposals regarding election and confirmation of directors, approval of the LTIP as amended through the fourth amendment and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Our Board recommends that you vote your shares “FOR” each of these proposals.

Why Is the Board of Directors Recommending Approval of the Continuation?

To achieve our long-term growth objectives, we regularly assess our organization and financial structure. Since our incorporation in the Cayman Islands more than 22 years ago, we have grown to become a major NYSE-listed company with substantial global operations. Half of our business is in the U.S., and we have significant presence throughout the world, including Europe, Asia and Latin America.

Our Board of Directors has concluded that incorporation in a major financial center of high repute known for its stability and financial sophistication is in the best interests of our shareholders. The decision to recommend the Continuation was based in part on the following determinations:

•	our current place of domicile represents an underutilized asset with potential downside risks and little attendant upside;

•	re-domestication can achieve a number of important benefits to us, with little impact on net expense and effective tax rate;

•	the Continuation can help reduce reputational, political, regulatory, and financial risks to our company; and

•	the Continuation can increase our strategic and capital flexibility while posing no noticeable risks to our operating model or our long-term strategy.

We have chosen to re-domesticate our holding company to Zurich, Switzerland, among other reasons, because it:

•	is a leading financial center with great political, economic and regulatory stability;

•	has a tradition of respecting the rule of law;

•	has a sophisticated financial and regulatory environment;

•	has a network of excellent relations with major developed and developing countries around the world;

•	is party to reliable tax treaties; and

•	has a centuries-old tradition of capitalism.

See “Proposal No. 4: Approval of the Continuation — Principal Reasons for the Continuation.”

Are proxy materials available on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting To Be Held on Thursday, July 10, 2008 and continued on Monday, July 14, 2008

Our proxy statement/prospectus for the 2008 Annual General Meeting, form of proxy card and 2007 annual report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=100907&p=proxy.

Directions to attend the 2008 Annual General Meeting can be obtained by contacting Investor Relations at (441) 299-9283.

Who Is Entitled to Vote?

May 27, 2008 is the record date for the Annual General Meeting. If you owned our Ordinary Shares at the close of business on May 27, 2008, you are entitled to vote at the Annual General Meeting. On that date, we had 332,982,169 Ordinary Shares outstanding and entitled to vote at the Annual General Meeting. Our Ordinary Shares are our only class of voting stock. We will begin mailing this proxy statement/prospectus on or about June 5, 2008 to all shareholders entitled to vote.

How Many Votes Do I Have?

You have one vote for each of our Ordinary Shares that you owned at the close of business on May 27, 2008, unless you owned Controlled Shares that constituted 10 percent or more of the issued Ordinary Shares, in which case your voting rights with respect to those Controlled Shares will be limited, in the aggregate, to a voting power of approximately 10 percent pursuant to a formula specified in our Articles. Our Articles define Controlled Shares generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons.

What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the Company officers named in the proxy card or to vote in person at the Annual General Meeting. We have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone as described below under the heading “May I Vote by Telephone or Via the Internet?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How Do I Vote in Person at the Annual General Meeting.” Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares. You may also vote on the Internet or by telephone as described below under the heading “May I Vote by Telephone or Via the Internet.”

How Do I Vote by Proxy?

If you properly fill in your proxy card and send it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

•	“FOR” each of the Continuation Proposals.

•	“FOR” the Dividend.

•	“FOR” the election of directors for terms expiring in 2011 and confirmation of directors whose terms expire in 2009 and 2010.

•	“FOR” approval of the LTIP as amended through the fourth amendment.

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we began printing this proxy statement/prospectus, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement/prospectus.

How Do I Appoint an Independent Proxy?

If you are a shareholder of record as of the record date, you may authorize the independent representative, James M. Michener, Esq, Hamilton, Bermuda, with full rights of substitution, to vote your Ordinary Shares on your behalf instead of using the enclosed proxy card. Mr. Michener’s address is: 30 Woodbourne Avenue, 5th Floor, Hamilton HM 08, Bermuda. If you authorize the independent representative to vote your shares without giving instructions, your shares will be voted in accordance with the proposals of the Board of Directors with regard to the items listed in the notice of meeting. If new proposals (other than those in the notice of meeting) are being put forth before the Annual General Meeting, the independent representative will abstain from voting regarding new proposals. An optional form of proxy that may be used to appoint the independent representative is attached to this proxy statement/prospectus as Exhibit E. Proxy forms authorizing the independent representative to vote Ordinary Shares on your behalf must be sent directly to the independent representative, arriving no later than July 9, 2008.

May I Vote by Telephone or Via the Internet?

Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may be able to give your voting instruction via the Internet or by telephone. We encourage you to do so because your vote is then tabulated faster than if you mailed it. Please note that there are separate Internet and telephone arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name) or a beneficial owner that holds your shares in street name (that is, if your stock is held in the name of your broker, bank or other nominee).

If you are a shareholder of record, you may give your voting instructions by telephone, or electronically through the Internet, by following the instructions provided on your proxy card.

If you are a beneficial owner and hold your shares in street name, you may need to contact your broker, bank or other nominee to determine whether you will be able to give your voting instructions by telephone or electronically.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you give your voting instructions via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Returning the proxy card or giving your voting instructions by telephone or over the Internet will not affect your right to attend the Annual General Meeting and vote.

May I Revoke My Proxy?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date or resubmit your vote by telephone or by the Internet,

•	Send a letter revoking your proxy to our Corporate Secretary at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

•	Attend the Annual General Meeting and vote in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How Do I Vote in Person at the Annual General Meeting?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

Shares beneficially owned and held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on May 27, 2008.

What Votes Need to Be Present to Hold the Annual General Meeting?

Under the Cayman Islands Company Law, which we refer to as “Cayman Law,” to have a quorum for our Annual General Meeting, six or more persons must be present, in person or by proxy, representing more than 50 percent of the Ordinary Shares that were outstanding on May 27, 2008. There is no quorum requirement under Swiss law.

What Vote Is Required to Approve Each Proposal?

Election and Confirmation of Directors (proposal no. 1)

The election of each nominee to serve as a director for a term expiring in 2011 and confirmation of directors whose terms expire in 2009 and 2010 requires the affirmative vote of a majority of the votes present at the Annual General Meeting.

Approval of the De-Registration Amendment (proposal no. 2)

The De-Registration Amendment requires the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

Approval of the Financial Statement Amendment (proposal no. 3)

The Financial Statement Amendment requires the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

Approval of the Par Value Change (proposal no. 4)

The Par Value Change requires the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

Approval of the Continuation (proposal no. 5)

The approval of the Continuation requires the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

Approval of the Swiss Organizational Proposals (proposal nos. 6 through 12)

Under Swiss law, the approval of each of the Swiss Organizational Proposals, other than proposals 7, 8 and 9, requires the affirmative vote of a majority of the votes present at the Annual General Meeting. The approval of proposals 7, 8 and 9, requires the affirmative vote of at least two-thirds of the votes represented and of the majority of the nominal value represented at the Annual General Meeting.

Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because most of the Swiss Organizational Proposals would, if required under Cayman Law, require Special Resolutions, we are conditioning approval of the Swiss Organizational Proposals (other than the election of our special and statutory auditors) on the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

Approval of LTIP as amended through the fourth amendment (proposal no. 13)

The approval of the LTIP as amended through the fourth amendment requires the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting.

Ratification of Appointment of Independent Registered Public Accounting Firm (proposal no. 14)

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008, and if the Continuation is approved, the election of PricewaterhouseCoopers AG as our statutory auditor for 2008 require the affirmative vote of a majority of the votes present at the Annual General Meeting.

Approval of the Dividend (proposal no. 15)

Under Swiss law, the approval of a par value reduction to effectuate the Dividend requires the affirmative vote of at least a majority of the votes present at the Annual General Meeting.

Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because the repayment of capital in the form of a par value reduction would, if required under Cayman Law, require a Special Resolution, we are conditioning approval of the Dividend on the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

How Are Votes Counted?

In the election of our directors, your vote may be cast separately “FOR” or “AGAINST” each nominee or you may “ABSTAIN” from voting with respect to any nominee. For each of the Continuation Proposals, the approval of the LTIP as amended through the fourth amendment and the ratification of the appointment of our independent registered public accounting firm, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

How Will the Directors and Executive Officers of the Company Vote?

At the close of business on the record date, our directors and executive officers owned and were entitled to vote an aggregate of 1,022,870 Ordinary Shares, which represented approximately 0.31 percent of our outstanding Ordinary Shares. Each of our directors and executive officers have indicated their present intention to vote, or cause to be voted, their shares in favor of all of the proposals at the Annual General Meeting.

What Is the Effect of Broker Non-Votes and Abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Ordinary Shares owned by shareholders electing to abstain from voting with respect to any proposal and broker non-votes will be counted towards the determination of a quorum but will not be considered present and voting with respect to elections of directors or, except as provided in the next paragraph, other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and broker non-votes will have no effect on the outcome of such proposals.

However, because the approval of the Swiss Organizational Proposals and the Dividend requires, in addition to the affirmative vote of at least a specified percentage of the votes present, the affirmative vote of the majority of the nominal value represented, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against such proposals.

What Are the Costs of Soliciting These Proxies and Who Will Pay Them?

The Company will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse brokers, banks and nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. MacKenzie Partners, Inc. is assisting us with the solicitation of proxies for a fee of $20,000 plus out-of-pocket expenses.

Where Can I Find the Voting Results?

We intend to publicly disclose the voting results on our website within 14 days following the completion of our Annual General Meeting. We will publish the voting results in our Form 10-Q for the second quarter of 2008, which we will file with the Securities and Exchange Commission, which we refer to as the SEC, in August 2008. You can find the voting results and the Form 10-Q on our website at www.acelimited.com.

Do Directors Attend the Annual General Meeting?

While we do not have a formal policy regarding Board member attendance at Annual General Meetings of shareholders, we encourage each member of the Board of Directors to attend each Annual General Meeting of shareholders. All directors then in office attended the Annual General Meeting of shareholders held on May 17, 2007.

Can a Shareholder Communicate Directly with Our Board? If so, how?

Our Board provides a process for shareholders, employees and other interested parties to send communications to the Board. Shareholders, employees and other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmnaudit@ace.bm. Shareholders, employees and other interested parties wanting to contact:

•	the Board,

•	the non-management directors,

•	the independent directors,

•	the Chairman of the Board,

•	the Lead Director,

•	the chairman of any Board committee, or

•	any other director,

as to other matters, may send an e-mail to LeadDirector@ace.bm. The Corporate Secretary also has access to these e-mail addresses. Alternatively, shareholders, employees and other interested parties may send written communications to the Board c/o Corporate Secretary, ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08, Bermuda, although mail to Bermuda is not as prompt as e-mail. Communication with the Board may be anonymous. The Corporate Secretary will forward to the Lead Director all communications to the Board so received.

Information About the Continuation

What is the Continuation?

Our Board of Directors is proposing to change our jurisdiction of incorporation from the Cayman Islands to Switzerland through a transaction called a continuation under Section 226 of Cayman Law and Article 161 of the Swiss Federal Code on Private International Law. The continued company will become subject to Swiss law upon the registration of the Continuation Proposals with the Commercial Register of the Canton of Zurich, Switzerland Thereafter, ACE will be subject to the Proposed Swiss Articles and the organizational regulations (analogous to by-laws under Delaware law). We will be deregistered in the Cayman Islands as of the date shown on the certificate of de-registration issued by the Cayman Islands Registrar of Companies. Our board of directors has unanimously approved our Continuation, believes it to be in the best interests of our shareholders and unanimously recommends approval of our Continuation to our shareholders. In this proxy statement/prospectus we sometimes refer to the Company as “ACE (Cayman)” prior to the Continuation and as “ACE (Switzerland)” after the Continuation.

The Continuation will change the governing law that applies to our shareholders from Cayman Law to Swiss law. There are material differences between the Cayman Law and Swiss law. Our shareholders may have more or less rights under Swiss law depending on the specific set of circumstances. See “Approval of the Continuation—Comparison of Shareholder Rights” for a summary of the significant differences between Cayman Law, Swiss law, and, for comparative purposes, Delaware law.

The Continuation will be effective upon the registration with the commercial register of the Canton of Zurich, Switzerland. Thereafter, ACE will be subject to the Proposed Swiss Articles and the organizational regulations (analogous to by-laws under Delaware law). We will be deregistered in the Cayman Islands as of the date shown on the certificate of de-registration issued by the Cayman Islands Registrar of Companies. The de-registration in the Cayman Islands and the continuation under Swiss law will occur on the same date.

The Continuation will not interrupt the corporate existence or operations of ACE or the listing of our Ordinary Shares, which are referred to as Registered Shares under Swiss law, on the New York Stock Exchange. Each outstanding Ordinary Share at the time of the Continuation will remain issued and outstanding as a Registered Share of ACE (Switzerland). Following the completion of our Continuation, our Registered Shares will continue to be listed on the New York Stock Exchange under the trading symbol “ACE.”

We have given notice of our intent to redeem on June 13, 2008 all of our outstanding 7.80 percent Cumulative Redeemable Preferred Shares, Series C, which we refer to as the “Preferred Shares,” at a redemption price equal to $250.00 per share plus accrued and unpaid dividends, if any, to the redemption date. The Preferred Shares currently trade on the New York Stock Exchange in the form of depositary shares, with each depositary share representing 1/10 of a preferred share, under the symbol “ACE PrC.”

Regulatory and Other Approvals

The Continuation is subject to the approval of the Cayman Islands Registrar of Companies, which must approve our de-registration in the Cayman Islands and satisfaction of the conditions set forth in Section 226 of Cayman Law. The Continuation is also subject to the registration in the Commercial Register of the Canton of Zurich, Switzerland. We do not believe the Continuation will require approval of any insurance regulatory authorities.

Material Tax Considerations

FOR MORE INFORMATION ABOUT THE MATERIAL TAX CONSIDERATIONS OF THE PAR VALUE CHANGE AND THE CONTINUATION, PLEASE READ “PROPOSAL NO. 5 — APPROVAL OF THE CONTINUATION — MATERIAL TAX CONSIDERATIONS.”

Swiss Taxation

No material Swiss taxes will be imposed on ACE (Cayman) or its shareholders as a result of the Continuation. However, on a prospective basis ACE (Switzerland) will be subject to Swiss tax laws. In addition, shareholders of ACE (Switzerland) who are not generally subject to Swiss tax may be subject to Swiss withholding taxes by virtue of their ownership of stock of a Swiss incorporated entity. There are material differences between the tax law of the Cayman Islands and Switzerland.

In connection with and subject to the Continuation, ACE (Cayman) will increase the par value of its Ordinary Shares by way of a conversion of all of its issued Ordinary Shares into “stock” and re-conversion of the stock into Ordinary Shares with a par value equal to the New Par Value followed by a stock dividend. Certain Swiss resident individuals may be subject to Swiss tax as a result of the increase in nominal capital.

United States Taxation

In connection with and subject to the Continuation, ACE (Cayman) will increase the par value of its Ordinary Shares by way of a conversion of all of its issued Ordinary Shares into “stock” and re-conversion of the stock into Ordinary Shares with a par value equal to the New Par Value followed by a stock dividend. For U.S. tax purposes, these three steps should be combined such that U.S. Holders will be treated as exchanging old shares of ACE (Cayman) for new shares of ACE (Cayman) in an exchange that will qualify as a tax-free exchange under section 1036 of the U.S Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” or as a tax-free recapitalization under section 368(a)(1)(E) of the Code.

Under United States tax law, the Continuation of ACE (Cayman) will result in a deemed exchange of ACE (Cayman) shares for shares of ACE (Switzerland). Such exchange will constitute a “reorganization” under section 368(a)(1)(F) of the Code. U.S. Holders of ACE (Switzerland) generally will not recognize gain or loss as a result of the deemed exchange.

Cayman Islands Taxation

There are no Cayman Islands tax consequences of the Continuation.

Pro Forma Capitalization

In connection with the Continuation, we are proposing to change the currency in which the par value of our shares is stated from U.S. dollars to Swiss Francs and to increase the par value of our Ordinary Shares from $0.041666667 to the New Par Value through a conversion of all of our issued Ordinary Shares into “stock” and re-conversion of the stock into Ordinary Shares with a par value equal to the New Par Value, which we refer to as the “Par Value Conversion,” followed immediately by a stock dividend, which we refer to as the “Stock Dividend,” to effectively return holders to the number of Ordinary Shares held before the Par Value Conversion. Notwithstanding the change of the currency in which the par value of our Ordinary Shares is stated, we will continue to use USD as our reporting and functional currency for preparing consolidated financial statements and preparing periodic reports under the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and shareholders will continue to receive dividends in USD.

For purposes of our consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States, which we refer to as “US GAAP,” the increase in par value will be accomplished by a corresponding reduction of retained earnings and, to the extent necessary, additional paid-in capital. Set forth under “Proposal No. 4: Amendment of Memorandum of Association to Change Par Value” is a statement of stockholders’ equity as of March 31, 2008 and as adjusted to give effect to the redemption of our Preferred Shares of $575,000,000 and the increase in par value and corresponding decrease in additional paid-in capital and retained earnings.

Accounting Treatment of the Continuation

Under US GAAP, the Continuation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly, the assets and liabilities of ACE (Switzerland), the continuing entity, will be reflected at their historical cost to ACE (Cayman) in our consolidated financial statements.

No Rights for Dissenting Shareholders

Shareholders will not have the right to dissent under Cayman Law. Accordingly, shareholders abstaining or voting against any of the amendments to our Articles or the Continuation will still be subject to the effects of these amendments and the Continuation if the requisite votes are obtained.

Effects of the Continuation on Your Share Ownership

Once the Continuation is completed, holders of our Ordinary Shares will continue to own one Registered Share for each Ordinary Share held before the Continuation. Shortly after the effectiveness of the Continuation, we will provide information on how to exchange your existing certificates for new certificates and how to apply for enrollment in our share register as shareholders with voting rights. You will continue to be a shareholder of the Company entitled to dividends, preemptive rights and liquidation proceeds though until you exchange your certificates and register as a shareholder entitled to voting rights you will not be able to exercise any voting rights, prove your ownership interest in the Company, transfer your shares or exercise other shareholder rights. Beneficial holders of shares held in “street name” will not be required to take any action. Holders of options to purchase ACE (Cayman)’s Ordinary Shares on the effective date of the Continuation will continue to hold options to purchase the same number of Registered Shares of ACE (Switzerland) at the same exercise price.

Effects of the Continuation on Dividends

Under Swiss law all dividends, including distributions through a reduction in par value, must be approved in advance by our shareholders, though the determination of the record and payment dates may be delegated to our Board of Directors. In addition, we are required to declare and pay dividends, including distributions through a reduction in par value, in Swiss francs. However, we have arranged for our transfer agent to convert dividend payments so they will be distributed by our transfer agent in USD converted at the USD/CHF exchange rate shortly before the payment date.

We currently intend, subject to the discretion of our Board of Directors and the needs of our business, to propose at each annual general meeting, beginning with our annual general meeting in 2009, a reduction in par value that will be effected in four quarterly installments. The amount of a proposed par value reduction will be based on the Board of Directors’ determination of an appropriate USD dividend for the succeeding year and will be converted into CHF for purposes of obtaining shareholder approval based on the USD/CHF exchange rate shortly before the annual general meeting. As a result, shareholders will be exposed to fluctuations in the USD/CHF exchange rate between such date and the dividend payment dates. Our Board of Directors may, but is not required to, take into account in determining a proposed par value reduction the amount of USD actually received by shareholders in the prior year versus the USD amount on which the prior year’s par value reduction was based.

Comparison of Shareholder Rights

Upon completion of the Continuation, our shareholders will be holders of Registered Shares of a Swiss company. After that time, their rights will be governed by Swiss law as well as our Proposed Swiss Articles and organizational regulations (analogous to by-laws under Delaware law). You should be aware that the

Continuation will change your rights depending upon the circumstances. The section entitled “The Continuation—Comparison of Shareholder Rights” describes material differences between the rights of shareholders under Cayman Law, Swiss law and, for comparative purposes, Delaware law. Copies of our Proposed Swiss Articles and organizational regulations are attached as Exhibits A and B.

We plan to complete the proposed Continuation as soon as possible following approval by our shareholders. Our Board of Directors may, however, decide to delay the Continuation or not proceed with the Continuation if it determines that the transaction is no longer in the best interests of our shareholders. The Board of Directors has not considered any alternative action if the Continuation is not approved or if it decides to abandon the transaction.

RISK FACTORS

You should carefully consider the following risk factors, the risk factors described in Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent reports on Form 10-Q as well as the other information included or incorporated by reference into this proxy statement/prospectus, before voting. Additional risks not presently known to us or that we currently deem insignificant may also impair our business or results of operations as they become known facts or as facts and circumstances change. Any of the risks described below or in the documents incorporated by reference could result in a significant or material adverse effect on our results of operations or financial condition.

Your rights as a shareholder will change as a result of the Continuation.

Because of differences in Swiss law and Cayman Law and certain changes that will be made to our governing documents in connection with the Continuation, your rights as a shareholder will change if the Continuation is completed. For a description of these differences, see “Proposal No. 5: Approval of the Continuation—Comparison of Shareholder Rights.”

Following the effectiveness of the Continuation, registered holders must exchange their certificates in order to exercise certain rights.

Once the Continuation is completed, holders of our Ordinary Shares will continue to own one Registered Share of ACE (Switzerland) for each Ordinary Share of ACE (Cayman) held before the Continuation. However, until they exchange their certificates for new certificates, registered holder will not be able to exercise any voting rights, prove their ownership interest in the Company, transfer their shares or exercise certain other shareholder rights, though they will be entitled to dividends, preemptive rights and liquidation proceeds. In addition, registered holders must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Our Board of Directors may refuse to register holders of shares as shareholders with voting rights based on certain grounds, including if the holder would, directly or indirectly, formally, constructively or beneficially own (as defined in Article 15 of the Proposed Swiss Articles) or otherwise control voting rights with respect to 10 percent or more of the registered share capital recorded in the commercial register. See “Proposal No. 5: Approval of the Continuation —Proposed Swiss Articles—Transfer of Shares,” “—Shareholders’ Meeting” and “—Voting Rights.”

Registered holders must apply for enrollment in our share register as shareholders with voting rights in order to have voting rights; we may deny such registration under certain circumstances.

To be able to exercise voting rights, registered holders of the shares must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Our Board of Directors may refuse to register holders of shares as shareholder with voting rights based on certain grounds, including if the holder would, directly or indirectly, formally, constructively or beneficially own (as defined in Article 15 of the Proposed Swiss Articles) or otherwise control voting rights with respect to 10 percent or more of the registered share capital recorded in the commercial register. See “Proposal No. 5: Approval of the Continuation —Proposed Swiss Articles—Transfer of Shares,” “—Shareholders’ Meeting” and “—Voting Rights.”

Our stock may be removed as a component of the Standard & Poor’s 500 Index and/or other indices or from certain funds.

Our Ordinary Shares are currently a component of the Standard & Poor’s 500 Index, which we refer to as the “S&P 500,” and other indices. We understand that Standard & Poor’s does not usually include companies headquartered outside of the United States, subject to two exceptions. Foreign stocks included prior to Standard & Poor’s decision in the early 1990s to exclude foreign stocks have not been removed. In addition, companies that Standard & Poor’s considers “offshore registered companies” are sometimes considered U.S. companies where the company’s financial statements are prepared in accordance with US GAAP and are reported in U.S. dollars, the majority of its trading volume is in the United States, the majority of its operations are in the United States, and it is registered offshore for tax purposes. While we believe that following the

Continuation we should qualify for continued inclusion in the S&P 500 under either of these exceptions, Standard & Poor’s has indicated that it will not make a decision until after the Continuation and we cannot assure you that Standard & Poor’s will not remove our shares as a component of the S&P 500. Similar issues may arise with regard to inclusion of our shares as a component in other indices or inclusion in funds that may impose a variety of qualifications that could be affected by the Continuation. If our shares are removed as a component of the S&P 500 or other indices, institutional investors attempting to track the performance of the S&P 500 or such other indices would likely sell our shares, which would likely cause our share price to decline.

We are required to declare and pay dividends in Swiss francs and any currency fluctuations between the U.S. dollar and Swiss francs will affect the dollar value of the dividends we pay.

Under Swiss corporate law, we are required to declare and pay dividends, including distributions through a reduction in par value, in Swiss francs. Dividend payments will be made by our transfer agent in USD converted at the USD/CHF exchange rate shortly before the payment date. As a result, shareholders will be exposed to fluctuations in the USD/CHF exchange rate between the date used for purposes of calculating the CHF amount of any proposed dividend or par value reduction and the relevant payment date, which will not be shorter than two months and could be as long as a year.

As a result of increased shareholder voting requirements, we will have less flexibility with respect to certain aspects of capital management than previously.

Under Cayman Law, our directors may issue, without shareholder approval, any Ordinary Shares authorized in our Memorandum of Association that are not issued or reserved. Cayman Law also provides substantial flexibility in establishing the terms of preferred shares. In addition, our Board of Directors has the right, subject to statutory limitations, to declare and pay dividends on our Ordinary Shares without a shareholder vote. Swiss law allows our shareholders to authorize share capital which can be issued by our Board of Directors without shareholder approval but this authorization must be renewed by the shareholder every two years. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of stock. Swiss law also reserves for approval by shareholders many corporate actions over which our Board of Directors currently has authority. For example, dividends must be approved by shareholders. While we do not believe that the differences between Cayman Law and Swiss law relating to our capital management will have an adverse effect on our Company, we cannot assure you that situations will not arise where such flexibility would have provided substantial benefits to our shareholders.

As a result of the increase in par value of our shares, we will have less flexibility with respect to certain aspects of capital management than previously.

In connection with the Continuation, we will increase the par value of our shares to the New Par Value. Currently the par value of our Ordinary Shares is $0.041666667. Based on the USD/CHF exchange rate and the number of issued and outstanding Ordinary Shares as of May 27, 2008, the New Par Value would have been CHF 34.29. Under Swiss law, we may not generally issue Registered Shares below their par value. As of May 28, 2008, the closing price of our Ordinary Shares on the NYSE was $58.89. In the event there is a need to raise common equity capital at a time when the trading price of our Registered Shares is below our par value, we will need to obtain approval of our shareholders to decrease the par value of our Registered Shares. We cannot assure you that we would be able to obtain such shareholder approval. Furthermore, obtaining shareholder approval would require filing a preliminary proxy statement with the SEC and convening a meeting of shareholders which would delay any capital raising plans. Furthermore, any reduction in par value would decrease our ability to pay dividends as a repayment of share capital and thus not subject to Swiss withholding tax. See “—You may be subject to Swiss withholding taxes on the payment of dividends.”

The Continuation will result in additional direct and indirect costs whether or not completed.

The Continuation will result in additional direct costs. Following the Continuation, we will hold Board meetings and management strategy meetings in Zurich as well as our annual general meetings beginning in 2009 and thereafter. We will also expand our physical presence in Switzerland. We will also incur additional costs and expenses, primarily professional fees, to comply with Swiss corporate and tax laws. In addition, we will incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Continuation, whether or not it is approved. The Continuation may also result in certain indirect costs by diverting attention of our management and employees from our business with resulting increased administrative costs and expenses.

The Continuation could result in adverse tax consequences for you.

Depending on your circumstances, you may be required to make a filing with the U.S. Internal Revenue Service, which we refer to as the “IRS,” as a result of the change of our place of incorporation. Failure to make this filing on a timely basis could result in your owing taxes because of the change, even though you will not have realized any income or liquidity as a result of the change. For a more detailed description of the tax consequences associated with this transaction, please read “Proposal No. 5: Approval of the Continuation—Material Tax Considerations—United States Tax Considerations.”

The Par Value Change could result in adverse tax consequences to you.

Depending upon your circumstances, for other than U.S. Shareholders and certain Swiss shareholders, you may be taxed on the Par Value Change. For a more detailed description of the tax consequences associated with the Par Value Change, please read “Proposal No. 5: Approval of the Continuation—Material Tax Considerations.” You should consult your tax advisor regarding applicable tax consequences.

You may be subject to Swiss withholding taxes on the payment of dividends.

Dividends paid by ACE (Switzerland) will generally be subject to a Swiss federal withholding tax at a rate of 35 percent. The withholding tax must be withheld from the gross distribution, and be paid to the Swiss Federal Tax Administration. Dividends paid on our Ordinary Shares are not currently subject to withholding tax in the Cayman Islands. A U.S. holder that qualifies for benefits under the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the “US-Swiss Treaty,” may apply for a refund of the tax withheld in excess of the 15 percent treaty rate (or for a full refund in case of qualifying retirement arrangements). As described below payment of a dividend in the form of a par value reduction or qualifying paid in capital reduction is not subject to Swiss withholding tax. See “Proposal No. 5: Approval of the Continuation—Material Tax Considerations—Taxation of Shareholders—Swiss Taxation.” In connection with and prior to the Continuation, we will increase the par value of our shares to the New Par Value. We currently intend, subject to the requirements of our business and applicable law, to recommend to shareholders that dividends be paid in the form of a reduction of our par value or qualifying paid in capital. We estimate we would be able to pay dividends in the form of a reduction of par value or qualifying paid in capital, and thus exempt from Swiss withholding tax, for approximately 15-20 years. This range may vary depending upon changes in annual dividends, special dividends, fluctuations in USD/CHF exchange rates, increases/ decreases in par value or qualifying paid in capital or changes or new interpretations to Swiss tax law or regulations. However, there can be no assurance that our shareholders will approve a reduction in par value or qualifying paid in capital each year, that we will be able to meet the other legal requirements for a reduction in par value, or that Swiss withholding rules will not be changed in the future.

We will be subject to various Swiss taxation as a result of the Continuation.

Switzerland imposes for holding companies a corporate Federal income tax at an effective tax rate of 7.83 percent, although, as a holding company, we will be entitled to a “participation relief” that will effectively eliminate any Swiss taxation on the profits of our subsidiaries paid by them to us as dividends as well as on capital gains related to the sale of participations. In addition, we will be subject to an annual capital tax on our year-end taxable equity after deduction of any equity allocable to non-Swiss branches by the Canton and City of Zurich at the rate of 0.0349 percent. We will also be subject to a Swiss issuance stamp tax levied on share issuances, other than in connection with the Continuation, or increases of our share capital at a rate of 1 percent of the fair market value of the issuance or increase. In addition, we will be subject to Swiss issuance stamp tax on

ACE (Switzerland)’s debt issuances at a rate of 0.12 percent per year of duration and some other Swiss indirect taxes (e.g., VAT and Swiss securities transfer stamp tax). We are currently not subject to income, capital, stamp or issuance taxes in the Cayman Islands.

We may become subject to additional regulation.

The Swiss Federal Office of Private Insurance, which we refer to as “FOPI,” has the discretion to supervise our group activities. We are currently not subject to regulation in the Cayman Islands. Under so-called “group supervision,” FOPI would have the right to supervise the Company on a group-wide basis. The regulatory power of FOPI covers in particular the following areas:

•	reporting on organization;

•	reporting on structure;

•	reporting on internal transactions;

•	solvency;

•	group/conglomerate report; and

•	corporate governance/risk management/internal control system

In March 2008, we received written confirmation from FOPI that it will not subject us to group supervision so long as certain business parameters within Switzerland are not exceeded. While we currently intend to operate within these parameters, we cannot assure you that our future business needs may not require that we exceed these parameters or that FOPI will not change these parameters or otherwise determine to exercise group supervision over us. The costs and administrative burdens of such group supervision could be substantial.

THE ANNUAL GENERAL MEETING

We are furnishing this proxy statement/prospectus to the shareholders of ACE as part of the solicitation of proxies by management for use at the annual general meeting.

Date, Time and Place

We will hold our 2008 Annual General Meeting, on Thursday, July 10, 2008, at 8:00 a.m., Atlantic time, at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, Bermuda.

The “Cayman Proposals” will be voted upon at the Annual General Meeting on Thursday, July 10, 2008 and, if each of these proposals is approved, the remainder of the proposals will be voted upon at the continuation of the meeting on Monday, July 14, 2008. In the event any of the Cayman Proposals is not approved, proposals 1 (election of directors only), 13 and 14 (ratification of independent auditors only) will be voted upon at the Annual General Meeting on Thursday, July 10, 2008.

Under Swiss law, shareholders may only approve a share capital reduction, which is the subject of proposal no. 15, if a qualified audit firm confirms that the liabilities of the company are covered after giving effect to the share capital reduction. Since the increase in the par value of our Ordinary Shares (which is the subject of proposal no. 4 being voted on at the Annual General Meeting and is a necessary condition to the share capital reduction) is being voted on at the meeting on July 10, 2008, we cannot prepare the necessary financial statements and our auditors cannot prepare the necessary report, and thus our shareholders cannot vote on the share capital reduction, on the same day. We believe that a meeting on Monday, July 14, 2008, is the earliest practicable date on which we can comply with these Swiss law requirements. The meetings on July 10, 2008 and July 14, 2008 are considered for all purposes to be one meeting and separate proxies will not be solicited.

The Proposals

You are being asked to consider and vote upon 15 matters, as further described in “Summary—What Proposals Will be Voted on at the Annual General Meeting.” You will be asked to vote on the Cayman Proposals, consisting of the De-Registration Amendment, the Financial Statement Amendment, the Par Value Amendment and the Continuation.

If the Cayman Proposals are approved, you will be asked to consider and vote upon the following Swiss Organizational Proposals, each of which is required as a matter of Swiss law in connection with our organization under Swiss law;

•	to approve the name of the Company;

•	to change the purpose of the Company;

•	to approve the rearrangement of the Company’s existing share capital;

•	to approve the Proposed Swiss Articles;

•	to confirm Swiss law as the authoritative legislation governing the Company;

•	to confirm the principal place of business of the Company as Zurich, Switzerland; and

•	to elect a special auditor for a one year term until our next annual general meeting.

You are also being asked to vote on the approval of a dividend in the form of a par value reduction in an amount equal to the Dividend Amount. As discussed in greater detail below, we intend to request approval at our annual shareholders’ meetings for ACE (Switzerland) to pay dividends in the form of a reduction of par value or qualifying paid-in capital. By paying dividends in the form of a reduction in the par value or qualifying paid-in capital of our shares, such dividends will not be subject to Swiss withholding taxes.

You are also being asked to vote on the election of directors, the approval of the LTIP as amended through the fourth amendment and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and, if the Continuation is approved and as part of the Swiss Organizational Proposals, the election of PricewaterhouseCoopers AG as our statutory auditors.

Our Board recommends that you vote your shares “FOR” each of these proposals.

Our Board of Directors does not know of any other matters that are to be presented for consideration at the Annual General Meeting. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the shareholders they represent in accordance with their best judgment.

Record Date

Our board of directors has fixed May 27, 2008, as the record date for the purpose of determining shareholders entitled to receive notice of and to vote at the Annual General Meeting. Our Ordinary Shares are our only class of voting stock. The list of shareholders will be available for inspection during usual business hours at the principal office of our transfer agent, BNY Mellon Shareowner Services, and will be available for inspection at the meeting.

Quorum and Required Vote

You have one vote for each of our Ordinary Shares that you owned at the close of business on May 27, 2008, unless you owned Controlled Shares that constituted 10 percent or more of the issued Ordinary Shares, in which case your voting rights with respect to those Controlled Shares will be limited, in the aggregate, to a voting power of approximately 10 percent pursuant to a formula specified in our Articles. Our Articles define Controlled Shares generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons. You will have similar voting rights under our Proposed Swiss Articles.

As of May 27, 2008, 332,982,169 Ordinary Shares were issued and outstanding and entitled to be voted at the Annual General Meeting. The presence, in person or by proxy, of six or more persons representing more than 50 percent of the Ordinary Shares that were outstanding on May 27, 2008 is necessary to constitute a quorum at the meeting. We will hold the meeting beginning on the scheduled date as long as this quorum requirement is met. There is no minimum quorum requirement under Swiss law.

Ordinary Shares owned by shareholders electing to abstain from voting with respect to any proposal and broker non-votes will be counted towards the presence of a quorum but will not be considered present and voting with respect to any of the proposals to be voted upon at the Annual General Meeting. Therefore, abstentions and broker non-votes will have no effect on the outcome of the proposals to approve the LTIP as amended through the fourth amendment, elect directors and ratify the appointment of accountants.

However, because the approval of the Swiss Organizational Proposal and the Dividend requires the affirmative vote of a specified percentage of the votes present and, in the case of proposals 7, 8 and 9, the affirmative vote of the majority of the nominal value present, any shares present at the Annual General Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against such proposals.

For each of the Continuation Proposals, the approval of the LTIP as amended through the fourth amendment and the ratification of the appointment of our independent registered public accounting firm, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” In the election of our directors, your vote may be cast separately “FOR” or “AGAINST” each nominee or you may “ABSTAIN” from voting with respect to any nominee. For If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

Each of the De-Registration Amendment, the Financial Statement Amendment and the Par Value Amendment requires the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting. A copy of each of the resolutions effecting these amendments, including the text of the amendments, is set forth below under “Proposal No. 2: Amendment of Memorandum of Association and Articles of Association to Permit De-Registration,” “Proposal No. 3: Amendment of Articles of Association to Require Preparation of Unconsolidated Balance Sheet” and “Proposal No. 4: Amendment of Memorandum of Association to Facilitate Change of Par Value,” respectively.

The approval of the Continuation requires the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting. A copy of the resolution effecting the Continuation is set forth under “Proposal No. 5: Approval of the Continuation.” If the Continuation is approved, our Board of Directors may, in its discretion, postpone or abandon the Continuation. The Board of Directors has not considered any alternative action if the Continuation is not approved or if other factors require its abandonment.

The approval of some of the Swiss Organizational Proposals, i.e., proposal nos. 6 (Approval of the Name of the Company), 10 (Confirmation of Swiss Law as the Authoritative Legislation Governing the Company), 11 (Approval of the Principal Place of the Company as Zurich, Switzerland) and 12 (Appointment of Special Auditor), as well as the approval of proposal no. 1 (Election of Directors), 14 (Election of Statutory Auditor) require the affirmative vote of a majority of the votes present at the Annual General Meeting. The approval of the other Swiss Organizational Proposals, i.e., proposal nos. 7 (Change of the Purpose of the Company), 8 (Approval of the Rearrangement of the Company’s Existing Share Capital) and 9 (Approval of the Company’s Articles of Association), requires the affirmative vote of at least two-thirds of the votes represented and of the majority of the nominal value represented. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because most of the Swiss Organizational Proposals would, if required under Cayman Law, require Special Resolutions, we are conditioning approval of the Swiss Organizational Proposals (other than the election of our special and statutory auditors) on the affirmative vote of the holders of at least two-thirds of our Ordinary Shares entitled to vote at the Annual General Meeting.

The Financial Statement Amendment and the Par Value Amendment, if approved, will become effective after the close of business on July 10, 2008. The Swiss Organizational Proposals will be subject to, and will become effective only upon, their approval and registration and the registration of the resolutions regarding proposal nos. 1 (confirmation of directors only) and 14 (statutory auditor only) in the in the Commercial Register of the Canton of Zurich, Switzerland.

The approval of the Dividend requires the affirmative vote of at least a majority of the votes represented. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because the Dividend would, if effected under Cayman Law, require a Special Resolution, we are conditioning approval of the Dividend on the affirmative vote of the holders of at least two-thirds of our issued and outstanding Ordinary Shares entitled to vote at the Annual General Meeting.

The Continuation is conditioned upon approval of ALL of the Continuation Proposals and agenda proposal nos. 1 (confirmation of directors only), 14 (statutory auditors only) and 15 and the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland. If any of the Continuation Proposals is not approved by our shareholders, the Company will still present the proposals regarding the election of directors for terms to expire in 2011, approval of the LTIP and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. If the Continuation is not approved, yet Mr. Steimer is elected as a director, he has agreed to immediately resign.

The election of each nominee to serve as a director for a term expiring in 2011 and confirmation of directors whose terms expire in 2009 and 2010 requires the affirmative vote of a majority of the votes present at the

Annual General Meeting. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008, and if the Continuation is approved, the election of PricewaterhouseCoopers AG as our statutory auditor for 2008, requires the affirmative vote of a majority of the votes present at the Annual General Meeting.

Voting by Directors and Executive Officers

At the close of business on the record date, our directors and executive officers owned and were entitled to vote an aggregate of 1,022,870 Ordinary Shares, which represented approximately 0.31 percent of our outstanding Ordinary Shares. Each of our directors and executive officers have indicated their present intention to vote, or cause to be voted, their shares in favor of all of the proposals at the Annual General Meeting.

Appointment of Proxies

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you may grant your voting proxy directly to the Company officers named in the proxy card. If you properly fill in your proxy card and send it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board “FOR” each of the proposals. Instead of submitting your vote by mail on the enclosed proxy card, you may vote via the Internet or by telephone by following the instructions provided on your proxy card. We encourage you to do so because your vote is then tabulated faster than if you mailed it.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares. You will need to contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we began printing this proxy statement/prospectus, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement/prospectus.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Returning the proxy card or voting by telephone or over the Internet will not affect your right to attend the Annual General Meeting and vote.

Proxy holders of deposited shares in accordance with article 689d of the Swiss Code of Obligations are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but no later than July 9, 2008, 1:00 p.m., to the Corporate Secretary, ACE Limited, ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08 Bermuda.

Under Swiss law, rather than appointing the persons named in the accompanying proxy card, each of whom is an officer of the Company, holders of record as of the record date may appoint an independent person to act as a representative to vote at the Annual General Meeting. If you are a registered holder, you may also authorize the independent representative, James M. Michener, Esq., Hamilton, Bermuda, with full rights of substitution, to vote your Ordinary Shares on your behalf. Mr. Michener’s address is: 30 Woodbourne Avenue, 5th Floor, Hamilton HM 08 Bermuda. If you authorize the independent representative to vote your shares without giving instructions, your shares will be voted in accordance with the proposals of the Board of Directors with regard to the items listed in the notice of meeting. If new proposals (other than those in the notice of meeting) are being put forth before the Annual General Meeting, the independent representative will abstain from voting regarding new proposals. A form of proxy that may be used to appoint the independent representative is attached to this proxy statement/prospectus as Exhibit E. Proxy forms authorizing the independent representative to vote Ordinary Shares on your behalf must be sent directly to the independent representative, arriving no later than July 9, 2008. The method of delivery of the proxy is at your risk. Sufficient time should be allowed to ensure timely delivery.

Revocation of Proxies

If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date or resubmit your vote by telephone or by the Internet,

•	Send a letter revoking your proxy to our Corporate Secretary at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

•	Attend the Annual General Meeting and vote in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Voting in Person at the Annual General Meeting

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

Shares beneficially owned and held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of the shares on May 27, 2008.

Costs of Solicitation

The Company will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse brokers, banks and nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. MacKenzie Partners, Inc. is assisting us with the solicitation of proxies for a fee of $20,000 plus out-of-pocket expenses.

PROPOSAL NO. 1: ELECTION OF DIRECTORS FOR TERMS ENDING IN 2011 AND CONFIRMATION OF DIRECTORS WHOSE TERMS EXPIRE IN 2009 AND 2010

General

Our Articles provide that our Board of Directors shall be divided into three classes with the terms of office of each class ending in successive years. Our Articles provide for a maximum of 20 directors and empower the Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting.

Our Proposed Swiss Articles provide that the Board of Directors shall consist of three to 20 members, the exact number to be determined by the ordinary shareholders meetings. The Proposed Swiss Articles provide for a term of office of a maximum of three years or a shorter period if so provided by law. Each year the Board of Directors shall be renewed by rotation, to the extent possible in equal numbers and in such manner that, at latest after a period of three years, all members will be subject to re-election.

Upon the recommendation from our Nominating and Governance Committee, and regardless of whether the Continuation is approved and becomes effective, our Board of Directors has nominated Evan G. Greenberg, John A. Krol, Leo F. Mullin and Olivier Steimer to serve three-year terms to expire at our annual general meeting in 2011 and until their respective successors shall have been elected and shall have qualified. Each of these individuals is currently serving as a director of the Company, except Mr. Steimer.

The election of each nominee to serve as a director for a term expiring in 2011 and confirmation of directors whose terms expire in 2009 and 2010 requires the affirmative vote of a majority of the votes present at the Annual General Meeting.

Subject to approval and effectiveness of the Continuation and as required by Swiss law, upon the recommendation from our Nominating and Governance Committee, our Board of Directors has recommended that the shareholders confirm the following directors to serve for the terms set forth below:

•

Michael G. Atieh, Mary A. Cirillo, Bruce L. Crockett, Thomas J. Neff and Gary M. Stuart as directors of the Company to serve one-year terms to expire at the Annual General Meeting in 2009 and until their respective successors shall have been elected and shall have qualified.

•

Robert M. Hernandez, Peter Menikoff, Robert Ripp and Dermot F. Smurfit as directors of the Company to serve two-year terms to expire at the Annual General Meeting in 2010 and until their respective successors shall have been elected and shall have qualified.

The confirmation of these directors is subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 6, 7, 8, 9, 10, 11, 12, 14 (statutory auditor only) and 15, and (except for proposal nos. 10 and 11) the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland.

In the event the Continuation is not approved, the confirmation of these directors will not be necessary and will not be voted upon. These directors will continue to serve the terms for which they were originally elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE FOR TERMS EXPIRING IN 2011 AND, SUBJECT TO THE APPROVAL OF THE CONTINUATION PROPOSALS, CONFIRMATION OF THE OTHER INDIVIDUALS NAMED ABOVE WHOSE TERMS EXPIRE IN 2009 AND 2010 TO CONTINUE AS DIRECTORS OF THE COMPANY.

It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. If any one or more of the nominees is unable or unwilling to serve, the proxies will, subject to any direction to the contrary, be voted for such other person or persons as the Board of Directors may recommend.

Information with respect to the nominees for election as directors for terms expiring in 2011 by the Company and the other directors whose terms of office as directors is being confirmed in connection with the Continuation is set forth below.

Nominees for Election to Terms Expiring in 2011

Evan G. Greenberg, age 53, has served as one of our directors since August 2002. Mr. Greenberg was elected as our Chairman of the Board in May 2007. We appointed Mr. Greenberg as our President and Chief Executive Officer in May 2004 and as our President and Chief Operating Officer in June 2003. In April 2002, Mr. Greenberg was appointed to the position of Chief Executive Officer of ACE Overseas General. Mr. Greenberg joined the Company as Vice Chairman, ACE Limited and Chief Executive Officer of ACE Tempest Re, in November 2001. Prior to joining the Company, Mr. Greenberg was most recently President and Chief Operating Officer of AIG, from 1997 until 2000. From 1975 until 1997, Mr. Greenberg held a variety of senior management positions at AIG, including Chief Operating Officer of AIU, AIG’s foreign general insurance organization, and President and Chief Executive Officer of AIU.

John A. Krol, age 71, has served as one of our directors since August 2001. Mr. Krol retired as Chairman and Chief Executive Officer of E.I. du Pont de Nemours and Company (chemicals, fibers, petroleum, life sciences and diversified business) in 1998. Mr. Krol is a member of the board of directors of Milliken & Company, Norvax, Inc. and Tyco International Ltd., the advisory board of the Bechtel Corporation and the Board of Trustees of the University of Delaware.

Leo F. Mullin, age 65, served as Chief Executive Officer of Delta Air Lines, Inc. from 1997 to 2003 and as Chairman of Delta from 1999 to 2004. Mr. Mullin currently serves as a Senior Advisor, on a part-time basis, to Goldman Sachs Capital Partners, a private equity fund group. Mr. Mullin is also a director of Johnson & Johnson. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company from 1995 to 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company’s President and Chief Executive Officer from 1993 to 1995.

Olivier Steimer, age 52, has been Chairman of the Board of Banque Cantonale Vaudoise since 2002. Previously, he worked for the Credit Suisse Group from 1983 to 2002, with his most recent position at that organization being Chief Executive Officer, Private Banking International. Mr. Steimer is chairman of the foundation board of the Swiss Finance Institute and a member of the Board of Directors of SBB CFF FFS. Mr. Steimer is a Swiss citizen. It is a requirement of the Continuation that the Board of Directors include a Swiss citizen.

Directors Whose Terms Expire in 2009

Michael G. Atieh, age 54, has served as one of our directors since September 1991. Mr. Atieh is currently Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals. Mr. Atieh has announced that intends to retire as Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals in March 2009. Previously, Mr. Atieh served as Group President of Dendrite International, Inc. (technology and services) from January 2002 to February 2004, Senior Vice President and Chief Financial Officer of Dendrite International, Inc. from October 2000 to December 2001, as Vice President, U.S. Human Health, a division of Merck & Co., Inc. (pharmaceuticals) from January 1999 to September 2000, as Senior Vice President—Merck-Medco Managed Care, L.L.C. (managed health care), an indirect wholly-owned subsidiary of Merck from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993.

Mary A. Cirillo, age 61, has served as one of our directors since May 2006. Ms. Cirillo has served as advisor to Hudson Venture Partners L.P. (venture capital) since 2003. She served as Chairman of OPCENTER, LLC (help desk and network operations services) from 2000 to 2004. She was Chief Executive Officer of Global Institutional Services of Deutsche Bank from July 1999 until February 2000. Previously, she served as Executive

Vice President and Managing Director of Bankers Trust Company (which was acquired by Deutsche Bank), which she joined in 1997. From 1977 to 1997, she was with Citibank, N.A., most recently serving as Senior Vice President. Ms. Cirillo currently serves a director of DealerTrack Holdings and Thomson Corporation (Canada).

Bruce L. Crockett, age 64, has served as one of our directors since May 1995. Mr. Crockett is the chairman of Crockett Technologies Associates (consulting) and a private investor. Mr. Crockett served as President and Chief Executive Officer of COMSAT Corporation (information services) from February 1992 until July 1996 and as President and Chief Operating Officer of COMSAT from April 1991 to February 1992. As an employee of COMSAT since 1980, Mr. Crockett held various other operational and financial positions including Vice President and Chief Financial Officer. Mr. Crockett is Chairman of the AIM Family of Mutual Funds, and is Chairman of the Board of Captaris, Inc. Mr. Crockett is also a senior trustee of the University of Rochester.

Thomas J. Neff, age 70, has served as one of our directors since May 1997. Mr. Neff has worked for Spencer Stuart & Associates, N.A. (executive search consulting) since 1976, serving as President of the worldwide firm from 1979 to 1996. Since 1996, Mr. Neff has served as Chairman of Spencer Stuart, U.S. Mr. Neff is a director of Hewitt Associates Inc. where he serves on the Compensation and Leadership Committee and the Governance Committee. Before joining Spencer Stuart, he was a principal with Booz, Allen & Hamilton, Inc. from 1974 to 1976, served as President of Hospital Data Sciences, Inc. from 1969 to 1974, and held a senior marketing position with TWA from 1966 to 1969. Earlier he was a management consultant with McKinsey & Company in New York and Australia. He is a director of various mutual funds managed by Lord, Abbett & Co. Mr. Neff is a member of the Board of Trustees of Lafayette College.

Gary M. Stuart, age 68, has served as one of our directors since March 1988. Mr. Stuart served as Chief Financial Officer of Optimum Logistics Inc. (logistics services) from August 2000 through August 2001. From 1981 until November 1999, Mr. Stuart was an employee of Union Pacific Corporation (transportation), serving as its Executive Vice President and Chief Financial Officer from June 1998 through November 1999 and as its Vice President and Treasurer from January 1990 through May 1999. Mr. Stuart was on the adjunct faculty of the School of Business at Fairfield University from January through May 2000 and was a member of its Advisory Council from 2000 to 2005.

Directors Whose Terms Expire in 2010

Robert M. Hernandez, age 63, has served as one of our directors since September 1985 and is currently our Lead Director. Mr. Hernandez is Chairman of the Board of RTI International Metals, Inc. (metals) and has served on the Board of Directors of that company since 1990. Mr. Hernandez served as Vice Chairman, Director and Chief Financial Officer of USX Corporation (energy and steel) from December 1994 to December 2001, as Executive Vice President—Accounting & Finance and Chief Financial Officer of USX from November 1991 until November 1994 and as Senior Vice President—Finance & Treasurer from October 1990 to October 1991. Mr. Hernandez was President and Chief Operating Officer of the US Diversified Group of USX from May 1989 until October 1990. Mr. Hernandez is Chairman, Board of Trustees of the BlackRock Open-End Equity Bond Funds Complex and director of Eastman Chemical Company and Tyco Electronics Ltd.

Peter Menikoff, age 67, has served as one of our directors since January 1986. Mr. Menikoff is currently a private investor and most recently he was the Interim Chief Financial Officer of Vlasic Foods International Inc. (foods) from February 2000 to May 2001. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc. (oil and gas drilling/production supplies, services and equipment) from April 1997 until June 1998. Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Corporation (energy) from June 1995 to April 1997. Mr. Menikoff served as a Senior Vice President of Tenneco, Inc. (diversified industrial) from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation (agricultural and construction equipment), a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991. Mr. Menikoff is a director of American Electric Technologies, Inc.

Robert Ripp, age 66, has served as one of our directors since December 1991. Mr. Ripp is Chairman of the Board and a director of Lightpath Technologies Inc. (fiber optics components manufacturing), a NASDAQ listed company. Mr. Ripp also serves as a director of PPG Industries, Inc. (glass and coating manufacturer), a NYSE listed company. Mr. Ripp served as Director, Chairman and Chief Executive Officer of AMP Incorporated (electrical connectors) from August 1998 through May 1999. Mr. Ripp served as Executive Vice President of Global Sales and Marketing of AMP Incorporated from August 1997 to July 1998, as Vice President and Chief Financial Officer of AMP Incorporated from August 1994 through July 1997, and as Vice President and Treasurer of International Business Machines Corporation (electronic computer equipment) from July 1989 through September 1993.

Dermot F. Smurfit, age 63, has served as one of our directors since August 1997. Mr. Smurfit recently retired as Chairman of Smurfit Europe (paper, paperboard and packaging). Mr. Smurfit served as Chairman of Anker PLC (computer hardware and software), for a portion of 2005. Mr. Smurfit also was Chairman of Peach Holdings PLC (financial services) for part of 2006. He was Joint Deputy Chairman of Jefferson Smurfit Group plc, which we refer to as Jefferson Smurfit, from January 1984 until January 2003, Chairman and Chief Executive of Jefferson Smurfit’s continental European operations from 1994 to 1997, Director of Sales and Marketing since 1997, and has held a number of other senior positions with Jefferson Smurfit. Mr. Smurfit is Chairman of the World Containerboard Organisation, Chairman of Eurolink Motorway Operations Ltd. (toll road operator), Chairman of Powerflute OYJ (paper manufacturing), President of the Federation European Fabrication Carton Ondule, Chairman of Sellu Trading Oy, and Chairman of Pankaboard Oy, a privately owned paper mill in Finland. He is also a member of the Foundation Board of Limerick University.

There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

For additional information in connection with the election of directors, see the sections of this proxy statement/prospectus entitled “Corporate Governance,” “Information About Our Ordinary Share Ownership,” “Executive Compensation ” and “Audit Committee Report.”

PROPOSAL NO. 2 : AMENDMENT OF MEMORANDUM OF ASSOCIATION

AND ARTICLES OF ASSOCIATION TO PERMIT DE-REGISTRATION

Under Article 226 of Cayman Law, a Cayman Islands company is permitted to de-register in the Cayman Islands if the company proposes to be registered by way of continuation in a jurisdiction which permits such a continuation and if certain other conditions, including that the transfer is permitted by and has been approved in accordance with the company’s memorandum and articles of association, are satisfied. ACE’s Memorandum and Articles do not currently permit ACE to be transferred to another jurisdiction by way of continuation.

On May 28, 2008, our Board of Directors adopted a resolution declaring it advisable to amend our Memorandum to add a new Clause 8 and to amend our Articles to add a new Article 101 in each case, permitting ACE to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to de-register in the Cayman Islands. The De-Registration Amendment to our Articles specifies that any such action must be approved by a Special Resolution. Our Board of Directors directed that the De-Registration Amendment be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at a general meeting, is necessary to pass a Special Resolution. While Cayman Law does not specify the minimum voting threshold to approve a transfer by way of Continuation, the Board of Directors concluded that a Special Resolution was appropriate since Special Resolutions are required under Cayman Law for many extraordinary corporate transactions, including changing our name or altering our corporate purpose, changing our share capital, amending our Memorandum or Articles and voluntarily liquidating, dissolving or winding up our affairs.

The Special Resolution approving the foregoing, and which contains the proposed new Clause 8 to our Memorandum and new Article 101 to our Articles is as follows:

IT IS RESOLVED as a Special Resolution that the Memorandum of Association of the Company be amended by the insertion of a new Clause 8 as follows:

“The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.”

IT IS RESOLVED as a Special Resolution that the Articles of Association of the Company be amended by the insertion of a new Article 101 as follows:

“The Company shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.”

FURTHER RESOLVED, that the officers of the Company are authorized and directed to do or cause to be done any and all such acts and things and execute and deliver any and all such documents and papers as they may deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

The amendment of our Memorandum and the amendment of our Articles is presented as one proposal since both amendments accomplish the same purpose and approval of one amendment and not the other would frustrate the purpose of the proposal.

If the proposed De-Registration Amendment is approved by the shareholders, it will enable the Company’s shareholders to vote upon and approve the Continuation as described below. If the proposed De-Registration Amendment is not approved by the shareholders, the Company will not be able to effect the Continuation and the Company will not proceed with the other Continuation Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DE-REGISTRATION AMENDMENT. Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 3: AMENDMENT OF ARTICLES OF ASSOCIATION TO REQUIRE

PREPARATION OF UNCONSOLIDATED BALANCE SHEET

As described in greater detail below, dividends paid by ACE (Switzerland) will generally be subject to a Swiss federal withholding tax at a rate of 35 percent. However, payment of dividends in the form of a par value reduction or qualifying paid-in capital reduction is not subject to Swiss withholding tax. Thus, we currently intend, subject to the requirements of our business and applicable law, to recommend to shareholders that dividends by ACE (Switzerland) be paid in the form of a reduction of our par value or qualifying paid-in capital. In connection with the Continuation, we will increase the par value of our shares to the New Par Value. See “Proposal No. 4: Amendment of Memorandum of Association to Facilitate Change of Par Value.” In order to support this increase in par value as contemplated, the Company must prepare a “special purpose” unconsolidated balance sheet valuing the investment in the Company’s subsidiaries based on a “mark-to-market” basis with the increase in fair value resulting in an increase to retained earnings. The increase in par value under Proposal No. 4 will be accomplished by a corresponding reduction of retained earnings and additional paid-in capital to the extent necessary. For consolidated US GAAP financial statement purposes, the increase in par value will be accomplished similarly by a corresponding reduction of retained earnings and additional paid-in capital to the extent necessary.

On May 28, 2008, our Board of Directors adopted a resolution declaring it advisable to amend our Articles to add a new Article 102 providing that we prepare and provide to shareholders a “special purpose” unconsolidated balance sheet valuing the investment in the Company’s subsidiaries based on a “mark-to-market” basis with the increase in fair value resulting in an increase to retained earnings. Our Board of Directors directed that the Financial Statement Amendment be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at a general meeting is necessary to pass a Special Resolution. It is expected that the Company will prepare the unconsolidated balance sheet immediately prior to the effectiveness of the Continuation and file a copy thereof with the SEC on a Current Report on Form 8-K. The unconsolidated balance sheet will not take the place of consolidated financial statements prepared in accordance with US GAAP or any unconsolidated financial information required to be contained in periodic reports filed by the Company with the SEC pursuant to the Exchange Act.

While a similar provision is not contained in the Proposed Swiss Articles, Swiss law requires the preparation of an unconsolidated balance sheet according to Swiss GAAP also for determining whether distributions constitute repayment of capital in the form of a par value or qualifying paid in capital reduction after the Continuation.

The Special Resolution approving the foregoing, and which contains the proposed new Article 102 to our Articles is as follows:

IT IS RESOLVED as a Special Resolution that the Articles of Association of the Company be amended by the insertion of a new Article 102 as follows:

“The Company shall prepare and provide to Members (which may be accomplished through a filing on Form 8-K with the U.S. Securities and Exchange Commission) an audited special purpose unconsolidated balance sheet valuing the investment in the Company’s subsidiaries based on a “mark-to-market” basis with the increase in fair value resulting in an increase to retained earnings. Such unconsolidated balance sheet shall otherwise be prepared on such basis as approved by the Directors and disclosed therein, provided that such unconsolidated balance sheet provides a true and fair view of the state of the Company’s affairs.”

FURTHER RESOLVED, that the officers of the Company are authorized and directed to do or cause to be done any and all such acts and things and execute and deliver any and all such documents and papers as they may deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

If the proposed Financial Statement Amendment is approved by the shareholders, it will facilitate the Continuation as described below. The Financial Statement Amendment will become effective as soon after shareholder approval is obtained and before the effectiveness of the Continuation as practicable. If the proposed Financial Statement Amendment is not approved by the shareholders, the Company will not proceed with the Other Continuation Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FINANCIAL STATEMENT AMENDMENT. Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 4: AMENDMENT OF MEMORANDUM OF ASSOCIATION TO

FACILITATE CHANGE OF PAR VALUE

As described in greater detail below, dividends paid by ACE (Switzerland) will generally be subject to a Swiss federal withholding tax at a rate of 35 percent. However, repayment of share capital in the form of a par value reduction or qualifying paid-in capital reduction is not subject to Swiss withholding tax. We currently intend, subject to the requirements of our business and applicable law, to recommend to shareholders that distributions by ACE (Switzerland) be paid in the form of a reduction of our par value or qualifying paid-in capital.

Under our Proposed Swiss Articles, the par value of the Registered Shares of ACE (Switzerland) would be the New Par Value. Based on the USD/CHF exchange rate and the number of issued and outstanding Ordinary Shares as of May 27, 2008, the New Par Value would have been CHF 34.29. We estimate we would be able to pay dividends in the form of a reduction of par value or qualifying paid-in capital, and thus exempt from Swiss withholding tax, for approximately 15-20 years. This range may vary depending upon changes in the annual dividend amounts, fluctuations in US/Swiss currency exchange rates, increases/decreases in the par value or qualifying paid in capital or changes or new interpretations of Swiss tax law or regulations.

In order for ACE (Switzerland)’s articles of association to provide for a par value equal to the New Par Value, ACE (Cayman)’s Articles must do so prior to the Continuation. In order to accomplish the change of par value, we are proposing that the following steps be taken:

•

amending our Articles to permit us to convert all or any of our issued Ordinary Shares into “stock”, and re-convert that stock into Ordinary Shares of any denomination (under Cayman Law, “stock” represents the aggregate share capital of a company);

•

pursuant to Section 13(1)(c) of the Companies Law, converting all of our issued Ordinary Shares into “stock” with each stockholder holding an undivided interest in proportion to the number of Ordinary Shares owned prior to the conversion;

•	cancelling any authorized but previously unissued Ordinary Shares;

•	re-converting the “stock” so created into Ordinary Shares with a par value equal to the New Par Value;

•	increasing the number of authorized Ordinary Shares back to 500,000,000 at the new par value equal to the New Par Value;

•

immediately following the effectiveness of the Par Value Conversion and the increase in the number of authorized Ordinary Shares back to 500,000,000, paying a stock dividend to effectively return the number of Ordinary Shares held by each holder back to the same number of Ordinary Shares prior to the Par Value Conversion; and

•

amending our Memorandum to reflect a share capital of an amount equal to 500,000,000 multiplied by the New Par Value, divided into 500,000,000 Ordinary Shares with a par value equal to the New Par Value.

While the Par Value Change is comprised of several steps, we believe it is appropriate for all of these steps to be voted upon together as they are all necessary steps in accomplishing the Par Value Change and do not have significance without the others.

Notwithstanding the change of the currency in which the par value of our Ordinary Shares is stated, we will continue to use USD as our functional currency for preparing consolidated financial statements and preparing periodic reports under the Exchange Act and shareholders will continue to receive dividends in USD.

For purposes of our consolidated financial statements prepared in accordance with US GAAP, the increase in par value will be accomplished by a corresponding reduction of retained earnings and then additional paid-in capital. For unconsolidated financial statement purposes, the increase in par value will be accomplished by a corresponding reduction in retained earnings first and then to additional paid-in capital to the extent necessary. The Company does not believe that the reduction in retained earnings and then additional paid-in capital will have any adverse impact on the Company. Set forth below is a statement of stockholders’ equity on a US GAAP basis as of March 31, 2008 and as adjusted to give effect to the redemption of our Preferred Shares of $575 million and the increase in par value and corresponding decrease in additional paid-in capital and retained earnings. You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference.

	At March 31, 2008
	Actual	As Adjusted
	(in millions of U.S.$, except share and per share amounts)
Shareholders’ equity:
Preferred shares ($1.00 par value; 2,300,000 and 0 shares authorized, issued and outstanding, actual and as adjusted)(1)	$2	$—
Ordinary shares ($0.041666667 and New Par Value, actual and as adjusted; 500,000,000 shares authorized, actual and as adjusted; 332,506,547 shares issued and outstanding, actual and as adjusted)	14	11,000
Additional paid-in capital	6,887	4,686
Retained earnings	9,358	—
Deferred compensation obligation	3	3
Accumulated other comprehensive income	474	474
Ordinary shares issued to employee trust	(3)	(3)

Total shareholders’ equity	$16,735	$16,160

(1)	We have given notice of our intention to redeem on June 13, 2008 all of the Preferred Shares.
(2)	The “as adjusted” column does not give effect to the issuance prior to the Annual General Meeting of 3,000,000 Ordinary Shares to one of our subsidiaries which will hold these shares as “treasury shares.”

We expect the Par Value Change to be accomplished after the close of business on July 10, 2008. In connection with the Par Value Conversion and Stock Dividend, existing certificates will not be exchanged for new certificates and certificates should not be returned to the Company or its transfer agent until the shares represented by the certificates are transferred.

If we implement the Par Value Change, the number of Ordinary Shares held by each shareholder will not change nor will any adjustments need to be made with respect to any outstanding options.

Under Cayman Law, no appraisal rights are available to any shareholder who dissents from this proposal.

Under United States federal income tax laws, shareholders will not recognize gain or loss as a result of the Par Value Change and the cost or other tax basis to a shareholder of each Ordinary Share held immediately after the Par Value Change will be equal to the cost or tax basis immediately prior to the Par Value Change. The laws of jurisdictions other than the United States may impose income taxes on the receipt by a shareholder of additional Ordinary Shares resulting from the stock dividend; shareholders subject to such laws are urged to consult their tax advisors.

On May 28, 2008, our Board of Directors approved the Par Value Change and directed that the Par Value Change be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at a general meeting is necessary to pass a Special Resolution.

The Special Resolution approving the foregoing, and which contains the proposed new Clause 6 of our Memorandum, is as follows:

IT IS RESOLVED AS SPECIAL RESOLUTIONS, that, effective at 8:00 p.m., Eastern Daylight Time, on July 10, 2008:

1.	the Company’s Articles of Association be amended by the insertion of a new Article 29(a)(v) as follows:

“convert all or any of its paid-up shares into stock, and re-convert that stock into paid-up shares of any denomination;”

2.	pursuant to section 13(1)(c) of the Companies Law, all of the issued Ordinary Shares shall be converted into stock (the “Conversion”) and, immediately thereafter, the stock so created shall be reconverted into Ordinary Shares with a par value of an amount in Swiss francs (the “New Par Value”) equal to $11,000,000,000 divided by the number of our Ordinary Shares outstanding as of the close of business on July 10, 2008 and converted into Swiss francs using the then most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes (the “Reconversion”) with the exchange rate to be used for the purpose of determining the number of Ordinary Shares to be issued to each shareholder upon the Reconversion being the then most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes;

3.	immediately following the Reconversion, all shares in the capital of the Company other than the issued Ordinary Shares shall be cancelled (the “Cancellation”);

4.	immediately following the Cancellation, the number of authorized Ordinary Shares shall be increased to 500,000,000 Ordinary Shares with a par value equal to the New Par Value (the “Increase”);

5.	immediately following the Increase, the Capitalisation Sum (as defined below) standing to the credit of retained earnings and then, if necessary, additional paid-in capital shall be appropriated to the shareholders in such proportions as such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and that such sum be applied on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid (the “Stock Dividend”). The Capitalisation Sum shall be the amount which would result with the effect of the Stock Dividend being to return the number of Ordinary Shares held by each shareholder back to the number of Ordinary Shares held by such shareholder immediately prior to the Conversion; and

6.	Clause 6 of the Company’s Memorandum of Association shall be deleted in its entirety and replaced with the following:

“The share capital of the Company is CHF [an amount equal to 500,000,000 multiplied by the New Par Value to be inserted when calculated] divided into 500,000,000 Ordinary Shares, par value of [New Par Value to be inserted when calculated] per share.”

FURTHER RESOLVED, that the increase in par value shall be accomplished (i) for purposes of preparing the Company’s consolidated financial statements under generally accepted accounting principles in the United States, by a corresponding reduction first of retained earnings and, to the extent necessary, thereafter to additional paid-in capital as shown on the consolidated balance sheet of the Company and (ii) for purposes of preparing the Company’s unconsolidated financial statements, by a corresponding reduction in retained earnings first and then to additional paid-in capital to the extent necessary.

FURTHER RESOLVED, that the officers of the Company are authorized and directed to do or cause to be done any and all such acts and things and execute and deliver any and all such documents and papers as they may deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

We have given notice of our intention to redeem on June 13, 2008 all of the Preferred Shares. As a result, the holders of the Preferred Shares are not entitled to notice of or to vote on the Par Value Change.

If the proposed Par Value Change is approved by the shareholders, it will facilitate the Continuation as described below. If the proposed Par Value Change is not approved by the shareholders, the Company will not proceed with the other Continuation Proposals.

Material Tax Considerations

See “Proposal No. 5: Approval of the Continuation—Material Tax Considerations” for a discussion of the material tax considerations of the Par Value Change.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PAR VALUE CHANGE. Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 5: APPROVAL OF THE CONTINUATION

General

On May 28, 2008, our Board of Directors adopted a resolution declaring it advisable to register by way of continuation as a body corporate under the laws of Switzerland and to de-register in the Cayman Islands, which transaction we refer to as the “Continuation.” The amendment to our Articles specifies that any such action must be approved by a Special Resolution. Our Board of Directors directed that approval of Continuation be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at a general meeting is necessary to pass a Special Resolution.

The Special Resolution approving the Continuation is as follows:

IT IS RESOLVED as a Special Resolution that the deregistration of the Company in the Cayman Islands and the continuation of the Company to Switzerland be and hereby is approved and authorized.

If the Continuation is not approved by the shareholders, the Company will not present the Swiss Organizational Proposals at the Annual General Meeting but will still present the proposals regarding election of directors for terms ending in 2011, approval of the LTIP as amended through the fourth amendment and ratification the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CONTINUATION. Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

Principal Reasons for the Continuation

To achieve our long-term growth objectives, we regularly assess our organization and financial structure. Since our incorporation in the Cayman Islands more than 22 years ago, we have grown to become a major NYSE-listed company with substantial global operations. Half of our business is in the U.S., and we have significant presence throughout the world, including Europe, Asia and Latin America.

After considerable thought and study, extending over a year, our Board of Directors concluded that incorporation in a major financial center of high repute known for its stability and financial sophistication is in the best interests of our shareholders. The decision was based in part on the following determinations:

•	our current place of domicile represents an underutilized asset with potential downside risks and little attendant upside;

•	the Continuation can help reduce reputational, political, regulatory, and financial risks to our company; and

•	the Continuation can increase our strategic and capital flexibility while posing no noticeable risks to our operating model or our long-term strategy.

We have chosen to re-domesticate our holding company to Zurich, Switzerland, among other reasons, because it:

•	is a leading financial center with great political, economic and regulatory stability;

•	has a tradition of respecting the rule of law;

•	has a sophisticated financial and regulatory environment;

•	has a network of excellent relations with major developed and developing countries around the world;

•	is party to reliable tax treaties; and

•	has a centuries-old tradition of capitalism.

As a major Swiss incorporated company, we will be able to take advantage of the strong network of commercial and tax treaties Switzerland has negotiated around the world, significantly with the United States and the European Union, as well as the commercial attachés in Switzerland’s embassies around the world. Furthermore, Switzerland is a country traditionally seen as politically neutral and can have positive implications for our global platform in certain countries.

We also considered the effects of the Continuation on our shareholders. Thus, for example, our shares will continue to trade on the NYSE under the symbol “ACE.” We will remain subject to U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the NYSE. Finally, we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles.

We also considered a possible re-domestication to Bermuda, the United States and elsewhere. While Bermuda would provide certain of the same advantages as the Cayman Islands, we did not believe it would provide the benefits of Switzerland. While a substantial amount of our consolidated revenues are generated from our U.S. subsidiaries, or subsidiaries of our U.S. subsidiaries, and thus subject to U.S. Federal income taxation, we believe that the additional tax burden associated with a re-domestication to the United States would outweigh the potential benefits. We also considered other jurisdictions but believe that a re-domestication to Switzerland provides the greatest potential benefits with the least potential disadvantages.

Effects of the Continuation

Applicable Law. As of the effective date of the Continuation, our legal jurisdiction of incorporation will be Switzerland, and the continuing corporation will no longer be subject to the provisions of Cayman Law. All matters of corporate law will be determined under Swiss law. We will continue to be subject to the reporting requirements of the Exchange Act. In addition, we will continue to be subject to the rules and regulations of the New York Stock Exchange.

Assets, Liabilities, Obligations, Etc. Under Swiss law, as of the effective date of the Continuation, all of our assets, property, rights, liabilities and obligations immediately prior to the Continuation will continue to be our assets, property, rights, liabilities and obligations. Cayman Law will cease to apply to us on the date shown on the certificate of de-registration to be issued by the Cayman Islands Registrar of Companies.

Capital Stock. Once the Continuation is completed, holders of our Ordinary Shares will continue to own one Registered Share for each Ordinary Share held before the Continuation. The existing certificates representing ACE (Cayman)’s Ordinary Shares will not be canceled. Shortly after the effectiveness of the Continuation, we will provide information on how to exchange your existing certificates for new certificates and how to apply for enrollment in our share register as shareholders with voting rights. You will continue to be a shareholder of the Company entitled to dividends, preemptive rights and liquidation proceeds though until you exchange your certificates and register as a shareholder entitled to voting rights you will not be able to exercise any voting rights, prove your ownership interest in the Company, transfer your shares or exercise other shareholder rights. Beneficial holders of shares held in “street name” will not be required to take any action. Holders of options to purchase ACE (Cayman)’s Ordinary Shares on the effective date of the Continuation will continue to hold options to purchase the same number of Registered Shares of ACE (Switzerland) at the same exercise price.

Dividends. Under Swiss law all dividends, including distributions through a reduction in par value, must be approved in advance by our shareholders, though the determination of the record and payment dates may be delegated to our Board of Directors. In addition, we are required to declare and pay dividends, including distributions through a reduction in par value, in Swiss francs. However, we have arranged for our transfer agent to convert dividend payments so they will be distributed by our transfer agent in USD converted at the USD/CHF exchange rate shortly before the payment date.

We currently intend, subject to the discretion of our Board of Directors and the needs of our business, to propose at each annual general meeting, beginning with our annual general meeting in 2009, a reduction in par value that will be effected in four quarterly installments. The amount of a proposed par value reduction will be based on the Board of Directors’ determination of an appropriate USD dividend for the succeeding year and will be converted into CHF for purposes of obtaining shareholder approval based on the USD/CHF exchange rate shortly before the annual general meeting. As a result, shareholders will be exposed to fluctuations in the USD/CHF exchange rate between such date and the dividend payment dates. Our Board of Directors may, but is not required to, take into account in determining a proposed par value reduction the amount of USD actually received by shareholders in the prior year versus the USD amount on which the prior year’s par value reduction was based.

Business and Operations. The Continuation, if approved, will effect a change in the legal jurisdiction of incorporation as of the effective date thereof, but our business and operations will remain the same. We will retain our executive offices in Bermuda. We intend to continue our presence in Bermuda and do not contemplate moving employees from Bermuda to Switzerland. Our new Swiss offices will have staffing appropriate to a Swiss-based holding company and to strategic oversight of the ACE Group. Furthermore, the Continuation will not impact the operations of our Bermuda subsidiaries in any material way.

Officers and Directors. The directors and executive offices of ACE (Cayman) immediately prior to the Continuation will remain the directors and executive officers of ACE (Switzerland) after the Continuation. Under Swiss law, at least one of our directors or executive officers must be resident in Switzerland. As described below, our Nominating and Governance Committee has nominated Olivier Steimer to serve as a director of the Company.

Pro Forma Capitalization

In connection with the Continuation, we are proposing to change the currency in which the par value of our shares is stated from U.S. dollars to Swiss Francs and to increase the par value of our Ordinary Shares from $0.041666667 to the New Par Value through the Par Value Conversion followed immediately by the Stock Dividend. Notwithstanding the change of the currency in which the par value of our Ordinary Shares is stated, we will continue to use U.S. dollars as our reporting and functional currency for preparing consolidated financial statements and preparing periodic reports under the Exchange Act.

For consolidated US GAAP financial statement purposes, the increase in par value will be accomplished by a corresponding reduction of retained earnings and then additional paid-in capital. Set forth under “Proposal No. 4: Amendment of Memorandum of Association to Facilitate Change of Par Value” is a statement of stockholders’ equity as of March 31, 2008 and as adjusted to give effect to the redemption of our Preferred Shares and the increase in par value and corresponding decrease in retained earnings and additional paid-in capital.

For unconsolidated financial statement purposes, the increase in par value will be accomplished by a corresponding reduction in retained earnings first and then to additional paid in capital to the extent necessary.

Accounting Treatment of Continuation

Under US GAAP, the Continuation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly, the assets and liabilities of ACE (Switzerland), the continuing entity, will be reflected at their historical cost to ACE (Cayman) in ACE’s consolidated financial statements.

Material Tax Considerations

The information presented under the caption “Swiss Taxation” is a discussion of the material Swiss tax consequences of the acquisition, ownership and disposition of shares. The information presented under the caption “United States Federal Income Taxation” below is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares by a U.S. Holder (as defined below). These discussions are not a complete analysis or listing of all of the possible tax consequences of these transactions and do not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, the description of U.S. federal income tax consequences deals only with U.S. Holders that will hold shares as capital assets and that do not at any time own individually, nor are treated as owning, directly or indirectly, 10 percent or more of our aggregate shares outstanding. In addition, this description of U.S. federal income tax consequences does not address the tax treatment of special classes of U.S. Holders, such as banks and other financial institutions, tax-exempt entities, insurance companies, persons holding shares as part of a “straddle,” “hedge,” “integrated transaction,” or “conversion transaction,” persons holding shares through partnerships or other pass-through entities, U.S. expatriates, persons liable for alternative minimum tax, broker-dealers or traders in securities or currencies, holders whose “functional currency” is not the U.S. dollar, regulated investment companies, real estate investment trusts, traders in securities who have elected the mark-to-market method of accounting for their securities, non-U.S. corporations, and non-resident alien individuals and other persons not subject to U.S. federal income tax on their worldwide income.

These discussions are based, as applicable, on the laws of Switzerland and the United States (including the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements) as in effect on the date of this proxy statement/ prospectus, as well as the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the “US-Swiss Treaty,” any of which may change, possibly with retroactive effect. There can be no assurance that the IRS and the Swiss federal and cantonal tax authorities will not disagree with or will not challenge any of the conclusions reached and described herein.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares that is:

•	an individual citizen or resident of the United States,

•	a corporation or other entity taxable as a corporation organized under the laws of the United States or any state thereof including the District of Columbia, or

•	an estate or trust, the income of which is subject to United States federal income taxation regardless of its source.

This discussion does not generally address any aspects of United States taxation other than federal income taxation or any aspects of Swiss taxation other than income and capital taxation, wealth tax, withholding tax and stamp duties upon issuance and transfer of securities.

This discussion does not address any aspects of the taxation of the transactions or of the acquisition, ownership or disposition of shares in any jurisdiction other than the United States, Switzerland and the Cayman Islands.

You should consult your own tax advisor regarding the applicable tax consequences to you of the acquisition, ownership and disposition of the shares under the laws of the United States (federal, state and local), Switzerland or any other applicable foreign jurisdiction.

Material Tax Considerations with Respect to the Par Value Change and the Continuation

Swiss Taxation

Under Swiss law, the transfer of the incorporation of ACE (Cayman) from the Cayman Islands to Switzerland results from a change of domicile under Article 226 of Cayman Law in which a Cayman Islands company is permitted to transfer its domicile if the transfer is permitted by and has been approved in accordance with the company’s memorandum and articles of association and Article 161 of the Swiss Federal Code on Private International Law in which a non-Swiss company may, without liquidation and reincorporation, submit itself to Swiss law if the governing non-Swiss law provides the same possibility to Swiss companies which we refer to as “reciprocal rules.” As a result of the Continuation, ACE (Cayman) will continue its incorporation as a Swiss incorporated entity, ACE (Switzerland). Although neither ACE (Cayman) nor its shareholders will recognize Swiss tax as a result of the Continuation, both will have certain tax obligations after the Continuation, as generally described in this proxy statement/prospectus.

Consequences of Par Value Change. In contemplation of and prior to the Continuation, by way of a Par Value Change the aggregate amount of par value of ACE (Cayman) will be increased (See discussion of “Proposal No. 4: Amendment of Memorandum of Association to Facilitate Change of Par Value”). Accordingly, the nominal share capital of each share will be higher after the Par Value Change than before. Based on the so called principle of nominal value, the newly created nominal share capital of each share will be subject to income tax on Federal, Cantonal and Communal level for a Swiss resident individual who holds the shares as a private asset. However, for Cantonal and Communal income tax purposes, some exceptions to this general taxation principle may apply depending of the Canton of residence of the concerned Swiss individual. No Swiss income tax consequences should arise at Federal, Cantonal and Communal level for Swiss resident individuals who hold the shares as business assets as well as for corporate investors due to the applicable book value principle. Swiss shareholders should consult their tax advisor as to their specific tax effects.

United States Taxation

In connection with and subject to the Continuation, ACE (Cayman) will increase the par value of its Ordinary Shares through the Par Value Conversion and the Stock Dividend. For U.S. tax purposes, these two steps should be combined such that U.S. Holders will be treated as exchanging old shares of ACE (Cayman) for new shares of ACE (Cayman). U.S. Holders will not have to recognize gain or loss as a result of this deemed exchange because the exchange will qualify as either a tax-free exchange under section 1036 of the Code or a “recapitalization” under section 368(a)(1)(E) of the Code, which we refer to as an “E Reorganization.” Under the Code and Treasury regulations there would be no reporting requirements for U.S. Holders of ACE (Cayman) under either characterization.

The Continuation of ACE (Cayman) from the Cayman Islands to Switzerland results from a change of domicile under the corporate laws of both countries. This change of domicile of ACE (Cayman) to Switzerland will constitute a “reorganization” under Section 368(a)(1)(F) of the Code, which we refer to as an “F Reorganization.” Pursuant to the Code and Treasury regulations, ACE (Cayman) will be treated as transferring all of its assets to ACE (Switzerland) in exchange for ACE (Switzerland) stock and the assumption by ACE (Switzerland) of all liabilities of ACE (Cayman). We will not, as a result of the Continuation, recognize gain or loss for U.S. income tax purposes.

Consequences of F Reorganization to U.S. Holders owning less than 5 percent of ACE (Switzerland). Under the Code and Treasury regulations, U.S. Holders who own, directly and by attribution, less than 5 percent of the shares of ACE (Switzerland) immediately after the Continuation will generally recognize no gain or loss upon the deemed exchange of ACE (Cayman) shares solely for shares of ACE (Switzerland). U.S. Holders with a loss on their ACE (Cayman) shares will, however, be able to carry over their basis to their ACE (Switzerland) shares, thus preserving the loss. The basis of the ACE (Switzerland) shares received in exchange for ACE (Cayman) shares will be equal to the basis of ACE (Cayman) shares exchanged. The holding period of the ACE (Switzerland) shares will include the period those shareholders held their ACE (Cayman) shares.

Consequences of F Reorganization to U.S. Holders owning 5 percent or more of ACE (Switzerland). Under the Code and Treasury regulations, U.S. Holders who own, directly and by attribution, 5 percent or more of the shares of ACE (Switzerland) immediately after the Continuation may be required to file with the IRS a “Gain Recognition Agreement” in order to defer their gain, if any, upon the deemed exchange of their ACE (Cayman) shares solely for shares of ACE (Switzerland). Such shareholders should consult their own tax advisor to determine whether to file such an Agreement. Five percent U.S. Holders with a tax loss on their ACE (Cayman) shares will not be able to recognize the loss as a result of the Continuation. Such shareholders, however, will be able to carry over their basis to their ACE (Switzerland) shares deemed to be received, thus preserving the tax loss. The basis of the ACE (Switzerland) shares deemed received in exchange for ACE (Cayman) shares will be equal to the basis of ACE (Cayman) shares deemed exchanged. The holding period of the ACE (Switzerland) shares will include the period for which those shareholders held their ACE (Cayman) shares.

Passive Foreign Investment Company Considerations. In general, shareholders of a passive foreign investment company, which we refer as a “PFIC,” are potentially subject to tax liability upon any disposition of their shares. We believe that ACE (Cayman) was not and should not be treated as a PFIC. We cannot be certain that the IRS will not challenge this position and that a court will not sustain such challenge, as there are currently no Treasury regulations regarding the application of the PFIC provisions to an insurance company and new Treasury regulations or pronouncements interpreting or clarifying these rules may be forthcoming. Even if ACE (Cayman) were a PFIC, under proposed Treasury regulations, the Continuation would not result in a taxable disposition of shares by a shareholder because the Continuation qualifies as an F Reorganization under the Code. Shareholders should consult their tax advisor as to the effects of the PFIC rules.

Reporting requirements. In addition to the return and reporting requirements imposed on taxpayers generally and those described above with respect to Gain Recognition Agreements for 5 percent or greater shareholders described above, the Code and Treasury regulations prescribe additional requirements that may be applicable to shareholders of ACE (Cayman). Shareholders who own at least 5 percent of ACE (Switzerland)’s stock will be required to comply with reporting requirements applicable to F reorganizations. In addition, under Code Section 6038B, a U.S. Holder may be required to report the Continuation transaction on IRS Form 926 which must be filed with that shareholder’s federal income tax return for the taxable year of the transaction. A U.S. Holder that is required to file IRS Form 926 may be subject to penalties if that shareholder fails to do so. Shareholders should consult their tax advisor as to these reporting requirements.

Cayman Islands Taxation

The Continuation will not result in any income tax consequences under Cayman Island law to ACE (Cayman), ACE (Switzerland) or its shareholders.

Taxation of ACE and its Subsidiaries

Swiss Taxation

Upon the effective date of the Continuation, ACE (Switzerland) will be incorporated and resident in Switzerland, and will no longer be incorporated in the Cayman Islands. Under Swiss tax law, the change in our company’s residence from the Cayman Islands to Switzerland will cause our company’s tax liability under Cayman Island law to end immediately before the Continuation, and a Swiss tax liability to begin at the time of the Continuation in Switzerland. Furthermore, our company will be treated as carrying over the basis in its assets and liabilities immediately before the Continuation. The Continuation transaction will not result in any Cayman Islands or Swiss income tax.

Issuance Stamp Tax and Similar Taxes on Continuation—Generally, Swiss Issuance Stamp Tax is a federal tax that is levied on share issuances and increases in the equity of Swiss corporations. The tax rate amounts to 1 percent of the fair market value of the assets contributed to equity. In the case of a restructuring transaction Swiss tax practice of the Swiss Federal Tax Administration grants several Issuance Stamp Tax exemptions provided that certain relatively stringent requirements are fulfilled. In contemplation of and prior to the Continuation, by way of the Par Value Change, ACE (Cayman) will increase its par value for Cayman (subsequently for Swiss) and US GAAP purposes in order to adapt its par value to an amount admissible under the current Issuance Stamp Tax practice of the Swiss Federal Tax Administration. This increase in par value will allow for future redemptions of par value to the shareholders of ACE (Switzerland) to be exempt from Swiss Withholding Tax. The Swiss Federal Tax Administration has issued an advance ruling that (i) the transfer of the incorporation of ACE (Cayman) from the Cayman Islands to Switzerland and (ii) the increase in the par value of ACE (Cayman) shares prior to the Continuation will not be subject to a material amount of Swiss Issuance Stamp Tax. Under the Swiss Federal Stamp Tax law as currently in force, no other stamp, issue, transfer or similar taxes will be imposed in connection with the Continuation.

Issuance Stamp Tax on Future Stock Issuance and Issuances of Debt Offerings—As discussed above, the Issuance Stamp Tax is equal to 1 percent of the fair market value of assets contributed to the equity of a Swiss corporation. Certain exemptions apply (e.g., in case of tax neutral restructuring transactions) provided that certain stringent requirements are met. As a result, future issuances of equity may be subject to 1 percent Issuance Stamp Tax. The Issuance Stamp Tax is also levied on issuances of certain debt instruments such as bonds. The issuance of debt instruments (bonds) by ACE (Switzerland) will be subject to Swiss Issuance Stamp Tax of 0.12 percent per year of duration. No Swiss Issuance Stamp Tax will be due on debt instruments (bonds) issued by non-Swiss subsidiaries of ACE (Switzerland) provided that ACE (Switzerland) does not guarantee the bonds issued by the non-Swiss subsidiary and provided that the funds raised by the non-Swiss subsidiary are not used for financing activities in Switzerland. As a result, Swiss Issuance Stamp Tax may be due on future issuances of debt instruments (bonds) at 0.12 percent per year of duration; however, such tax may be mitigated by appropriate structuring (subject to advance ruling by the Federal Tax Administration).

Swiss Taxation of ACE (Switzerland)—As a general rule, a Swiss resident company is subject to income tax at the federal, cantonal and communal levels that is levied on net worldwide income. A holding company such as ACE (Switzerland) is exempt from cantonal and communal income tax. Income attributable to permanent establishments or real estate located abroad is excluded from the Swiss tax base. As a result, ACE (Switzerland) will be subject to Swiss income tax only at the federal level at an effective income tax rate of 7.83 percent. Furthermore, participation relief will be granted to ACE (Switzerland) at the federal level for qualifying dividend income and capital gains related to the sale of qualifying participations. It is anticipated that the participation relief will result in a full exemption of participation income from federal income tax. ACE (Switzerland) will be resident in the Canton and City of Zurich. As such, it will be subject to an annual cantonal and communal capital tax at a rate of .0349 percent calculated on the taxable equity of ACE (Switzerland) in Switzerland (after deduction of any equity allocable to non-Swiss branches).

Swiss Taxation of Swiss Subsidiaries of ACE (Switzerland)—After the Continuation, ACE (Switzerland) will have two Swiss subsidiaries. The Swiss operations will consist of an insurance company and a reinsurance company resident in the Canton and City of Zurich. The companies will be subject to Swiss federal, cantonal and communal income tax as well as to an annual cantonal and communal capital tax. The insurance company will generate premium the majority of which is from Swiss sources and will be subject to federal, cantonal and communal income tax at 21.33 percent and to an annual cantonal and communal capital tax at a rate of .1744 percent calculated on the taxable equity. The reinsurance company will generate premium primarily from non-Swiss sources and will be taxed for federal, cantonal and communal income taxes at the Swiss Mixed Company income tax rate for the City of Zurich of approximately 10.14 percent and be subject to an annual cantonal and communal capital tax at a rate of .0349 percent calculated on the taxable equity.

United States Taxation

A non-U.S. corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, Treasury regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that ACE (Switzerland) and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A non-U.S. corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a non-U.S. corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. ACE (Switzerland) and certain of its non-U.S. subsidiaries may file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that any of them are subject to U.S. federal income tax. The highest marginal federal income tax rate currently is 35 percent of a corporation’s effectively connected income and the additional “branch profits” tax is imposed on a non-U.S. corporation’s effectively connected earnings and profits (i.e., generally effectively connected income less federal income taxes) at a 30 percent rate, although this rate may be reduced by treaty. The U.S.-Swiss Treaty reduces this tax rate to 5 percent. The U.S.-Bermuda Treaty, as defined below, does not reduce this tax rate.

If ACE (Switzerland) or any of its subsidiaries organized under the laws of Switzerland, which, collectively with ACE (Switzerland), we refer to as the “Swiss Entities,” are entitled to the benefits under US-Swiss Treaty, each such Swiss Entity would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No Treasury regulations interpreting the US-Swiss Treaty have been issued. Each Swiss Entity intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result. An enterprise resident in Switzerland generally will be entitled to the benefits of the US-Swiss Treaty if it is a company whose principal class of shares is primarily and regularly traded on a recognized stock exchange, or the ultimate beneficial owner of a predominant interest in such company is a company whose principal class of shares is primarily and regularly traded on a recognized stock exchange. It is expected that the Swiss Entities will qualify for the benefits of the US-Swiss Treaty.

In addition to the Swiss Entities, we conduct operations throughout the world outside the United States, including Bermuda and the U.K. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of ACE (Switzerland) and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States except with regard to our Lloyd’s business, which is governed by a negotiated closing agreement between the IRS and Lloyds, under which certain of our income is subject to US tax, resulting in the U.K. tax on that same income being offset by U.K. foreign tax relief.

Some of our non-U.S. subsidiaries may be entitled to the benefits of a tax treaty with the United States and the country where those subsidiaries are organized. In those cases, the non-U.S. subsidiaries may have additional protections against U.S. taxation. For example, if any of the non-U.S. insurance subsidiaries organized under the laws of Bermuda, which we refer to as the “Bermuda Insurance Subsidiaries,” are entitled to the benefits under the Convention between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland (on behalf of the Government of Bermuda) relating to the Taxation of Insurance Enterprises and Mutual Assistance in Tax Matters, which we refer to as the “US-Bermuda Treaty,” each such Bermuda Insurance Subsidiary would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No Treasury regulations interpreting the US- Bermuda Treaty have been issued. Each Bermuda Insurance Subsidiary intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the US-Bermuda Treaty if (1) more than 50 percent of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor are U.S. citizens. We cannot be certain whether the Bermuda Insurance Subsidiaries are currently eligible for US-Bermuda Treaty benefits or will be eligible in the future due to legal uncertainties regarding the application of the US-Bermuda Treaty to the Bermuda Insurance Subsidiaries as well as to uncertainties regarding the residency and citizenship of ACE (Switzerland)’s shareholders.

Non-U.S. insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If a Bermuda Insurance Subsidiary is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the US-Bermuda Treaty in general, the Code could subject a significant portion of the Bermuda Insurance Subsidiaries’ investment income to U.S. income tax. In addition, while the US-Bermuda Treaty clearly applies to premium income, it is uncertain whether the US-Bermuda Treaty applies to other income such as investment income. If a Bermuda Insurance Subsidiary is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the US-Bermuda Treaty in general, but the US-Bermuda Treaty is interpreted not to apply to investment income, a significant portion of the Bermuda Insurance Subsidiaries’ investment income could be subject to U.S. income tax.

Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. The US-Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States. Generally, the rate of tax applicable to premiums paid to ACE (Switzerland)’s non-U.S. subsidiaries engaged in the insurance business, which collectively, with the Bermuda Insurance Subsidiaries, we refer to as the “Non-U.S. Insurance Subsidiaries,” is 4 percent for casualty insurance premiums and 1 percent for reinsurance premiums, although in certain cases these excise taxes are eliminated by application of relevant tax treaties. The US-Bermuda Treaty does not reduce this tax rate. The US-Swiss Treaty provides for an exemption from the excise tax to the extent the risks covered by the premium are not reinsured to a reinsurer in a non-treaty country.

ACE (Switzerland)’s U.S. subsidiaries will be subject to taxation in the United States at regular corporate rates. In addition, dividends paid by ACE (Switzerland)’s U.S. subsidiaries to ACE (Switzerland) would be subject to a 5 percent withholding tax under the US-Swiss Treaty.

Taxation of Shareholders

Swiss Taxation

Swiss Withholding Tax—Remittances from Par Value or Qualifying Paid-in-Capital. Under present Swiss tax law, distributions paid on the ACE (Switzerland) shares that are attributed to par value are not subject to Swiss Withholding Tax. On February 24, 2008, Switzerland Corporate Tax Reform II was adopted by a public vote which extended the Withholding Tax exemption to distributions by the distributing corporation of so called “Qualifying Paid-in-Capital”. These provisions will be effective for distributions made after January 1, 2011 that are attributable to Qualifying Paid-in-Capital. In contemplation of and prior to the Continuation, by way of the Par Value Change the aggregate amount of par value of ACE (Cayman) will be increased resulting in a stepped-up par value of ACE (Switzerland) for Swiss and US GAAP accounting purposes (See discussion of “Proposal No. 4: Amendment of Memorandum of Association to Facilitate Change of Par Value”). The Swiss Federal Tax Administration has issued an advance ruling confirming (i) the additional paid in capital of ACE (Cayman)’s unconsolidated standalone financial statements at December 31, 2007 is regarded as “Qualifying Paid-in-Capital” and (ii) that (a) the increased par value of ACE (Cayman) shares prior to the Continuation and

(b) the before mentioned amount of Qualifying Paid-in-Capital will not be subject to Swiss Withholding Tax upon distribution. This increase in par value as well as the tax treatment of Qualifying Paid-in-Capital as a result of Corporate Tax Reform II effective January 1, 2011 will allow for a substantial amount of ACE (Switzerland)’s current and future distributions to be exempt from Swiss Withholding Tax.

Swiss Withholding Tax—Remittances from other than Par Value or Qualifying Paid-in-Capital. Under present Swiss tax law, remittances paid on the ACE (Switzerland) shares (including dividends on effective and tax factual liquidation proceeds and stock dividends) not attributed to par value or Qualifying Paid-in-Capital will be subject to a Swiss Withholding Tax at the rate of 35 percent, and ACE (Switzerland) will be required to withhold tax at that rate on such net basis from any payments made to a holder of ACE (Switzerland) Registered Shares and pay it to the Swiss Federal Tax Administration.

Swiss Residents

Income Tax by way of Par Value Change. In contemplation of and prior to the Continuation, by way of a Par Value Change the aggregate amount of par value of ACE (Cayman) will be increased (See discussion of “Proposal No. 4: Amendment of Memorandum of Association to Facilitate Change in Par Value”). Accordingly, the nominal share capital of each share will be higher after the Par Value Change than before. Based on the so called principle of nominal value, the newly created nominal share capital of each share will be subject to income tax on Federal, Cantonal and Communal level for a Swiss resident individual who holds the shares as a private asset. However, for Cantonal and Communal income tax purposes, some exceptions to this general taxation principle may apply depending of the Canton of residence of the concerned Swiss individual. No Swiss income tax consequences should arise at Federal, Cantonal and Communal level for Swiss resident individuals who hold the shares as business assets as well as for corporate investors due to the applicable book value principle. Swiss shareholders should consult their tax advisor as to their specific tax effects.

Refund of Swiss Withholding Tax on Dividends and other Distributions. The Withholding Tax is usually refundable in full to a Swiss resident, being an individual or an entity resident in Switzerland for tax purposes if such recipient is the beneficial owner of the shares at the time the distribution is due and duly reports the gross distribution received on his personal tax return, or, in case of an entity, includes the taxable profit in its income statement.

Income and Profit Tax on Dividends. An individual who is a Swiss resident and who receives dividends and similar distributions (including stock dividends and liquidation proceeds in excess of the par value and respectively—according to the Corporate Tax Reform II as of January 1, 2011—in excess of the Qualifying Paid-in-Capital if certain conditions are met of the shares) from us is required to include such amounts in his personal income tax return for federal, cantonal and communal income tax purposes and owes income tax on any net taxable income, including these amounts. In the case of Swiss-resident entities, the profit from the shares is included in their income statement to which the profit tax applies. Companies and cooperatives or Swiss permanent establishments of non-Swiss companies or cooperatives may, under certain circumstances as outlined above under “Swiss Taxation of ACE (Switzerland),” benefit from a participation relief of the dividend from profit taxation.

Wealth Tax. The holding of shares by a Swiss resident individual is usually subject to cantonal and communal wealth tax provided that the applicable allowances are exceeded. No wealth tax is due on federal level.

Capital Gains Tax upon Disposal of Shares. A Swiss resident individual who holds shares as part of his private assets will generally not be subject to any Swiss federal, cantonal or communal income taxation on gains realized upon the sale or other disposal of shares. When we repurchase our own shares, the portion of the repurchase price which exceeds the par value may, in some cases, not qualify as tax-free capital gain but may be re-characterized as taxable dividend income if certain conditions are met. According to the aforementioned

Corporate Tax Reform II that will become effective as of January 1, 2011, only the portion of the repurchase price which exceeds the amount of par value and Qualifying Paid-in-Capital, should be re-characterized as taxable dividend income if certain conditions are met.

Swiss-resident corporate entities and individuals who hold our shares as part of business assets are required to recognize capital gains or losses on the sale of shares in their income statement and are subject to Swiss income taxation on any net taxable income for such taxation period. This also applies to individuals who, for income tax purposes, are considered to engage in securities trading professionally.

Residents of Other Countries

Income and Profit Tax on Dividends. A holder of shares who is not a resident of Switzerland for tax purposes will not be liable for any Swiss income or profit taxes on dividends and similar distributions in respect of the shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss resident.

Refund of Withholding Tax on Dividends and Other Distributions. If a holder of shares receives a distribution from ACE (Switzerland), is not a Swiss resident for tax purposes and does not hold the shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or a fixed place of business, which we refer to as a “non-resident holder,” the shareholder may be entitled to a full or partial refund of the Withholding Tax described above if the country in which the shareholder resides has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the prerequisites of the treaty have been met. Shareholders should be aware that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country. You should consult your own tax adviser about receipt, ownership, purchase, sale or other dispositions of shares and the procedures for claiming a refund of the Withholding Tax.

As of January 1, 2008, Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with the following countries, whereby under certain circumstances all or a part of the above-mentioned Withholding Tax may be refunded:

Albania	Macedonia
Argentina	Malaysia
Armenia	Mexico
Azerbaijan	Moldova
Australia	Mongolia
Austria	Montenegro
Belarus	Morocco
Belgium	The Netherlands
Bulgaria	New Zealand
Canada	Norway
Cote d’Ivoire	Pakistan
Croatia	People’s Republic of China
Czech Republic	Philippines
Denmark	Poland
Ecuador	Portugal
Egypt	Romania
Estonia	Russia
Finland	Serbia
France	Singapore
Germany	Slovak Republic
Greece	Slovenia
Hungary	South Africa
Iceland	Spain
India	Sri Lanka
Indonesia	Sweden
Republic of Ireland	Thailand
Islamic Republic of Iran	Trinidad and Tobago
Israel	Tunisia
Italy	Ukraine
Jamaica	United Kingdom
Japan	United States
Kazakhstan	Uzbekistan
Republic of Korea (South Korea)	Venezuela
Kyrgyzstan	Vietnam
Kuwait
Latvia
Lithuania
Luxembourg

Obtaining a Refund of Swiss Withholding Tax for U.S. Holders

The US-Swiss Treaty provides for a mechanism whereby U.S. Holders can seek a refund of the Swiss Withholding Tax paid on dividends in respect of our shares, to the extent that the Withholding Tax exceeds 15 percent.

As a general rule, a U.S. Holder that qualifies for US-Swiss Treaty benefits may apply for a refund of the Withholding Tax withheld in excess of the applicable US-Swiss Treaty rate. The refund will be granted if the U.S. Holder can show evidence of:

•	beneficial ownership;

•	U.S. residency; and

•	meeting the US-Swiss Treaty’s requirements.

The claim for refund must be filed with the Swiss Federal Tax Administration (Eigerstrasse 65, 3003 Berne, Switzerland), not later than December 31st of the third year following the year in which the dividend payments became due. The form for obtaining a refund is Swiss Tax Form 82 (82C for companies; 82E for other entities; 82I for individuals), which may be obtained from any Swiss Consulate General in the U.S. or from the Swiss Federal Tax Administration at the address above. You must fill out the form in triplicate with each copy duly completed and signed before a Notary Public in the United States. You must also include evidence that the Withholding Tax was withheld at the source.

Stamp Duties upon Transfer of Securities

The issuance or deemed issuance of shares in the Continuation will not be subject to Swiss federal stamp taxes on the transfer of securities. The subsequent purchase or sale of shares, whether by Swiss resident or non-resident holders, may be subject to Swiss federal stamp taxes on the transfer of securities of 0.075 percent for each of the two parties to a transaction calculated on the purchase price or sale proceeds if it occurs through or with a Swiss bank or other Swiss securities dealer as defined in the Swiss Federal Stamp Tax Act and no exemption applies. If the shares are not sold for a cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration. The sale of shares through a non-Swiss bank or securities dealer may also be subject to a Swiss Federal stamp tax on the transfer of securities if (i) such bank or dealer is a member of the SWX Swiss Exchange and (ii) takes place on the SWX Swiss Exchange. The sale of shares by or through a member of the SWX Swiss Exchange may also be subject to SWX Swiss Exchange turnover fee (including the Federal Banking Commission surcharge of 0.01 percent of the sale proceeds).

United States Federal Income Taxation

Taxation of Distributions in the Form of a Repayment of Par Value, Repayment of Qualifying Paid in Capital or Dividend. Subject to the discussions below relating to the potential application of the controlled foreign corporation, which we refer to as “CFC,” related person insurance income, which we refer to as “RPII”, and passive foreign investment company, which we refer to as “PFIC,” rules, the gross amount of a distribution paid with respect to ACE (Switzerland) Registered Shares, including the full amount of any Swiss Withholding Tax thereon, will be a dividend for U.S. federal income tax purposes to the extent of current or accumulated earnings and profits (as determined for U.S. tax purposes). With respect to non-corporate U.S. Holders, certain dividends received before January 1, 2011 from a qualified foreign corporation will be subject to reduced rates of taxation. As a Swiss corporation, ACE (Switzerland) will be treated as a qualified foreign corporation and such dividends will constitute qualified dividend income taxed as net capital gain. This reduced rate will not be available in all situations, and U.S. Holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances.

To the extent that a distribution exceeds ACE (Switzerland)’s current or accumulated earnings and profits (as determined for U.S tax purposes), it will be treated as a nontaxable return of capital to the extent of the taxpayer’s basis in the stock, and thereafter as a capital gain. While dividends paid by ACE (Switzerland) generally will be treated as foreign source income, if U.S. Holders own a majority of our shares, a portion of the dividends may be treated as U.S. source income. ACE (Switzerland) dividends will not be eligible for the dividends received deduction allowed to corporate shareholders under the Code.

Subject to complex limitations, Swiss Withholding Tax will be treated for U.S. tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. Holder. Dividends distributed by ACE (Switzerland) will generally be categorized as “passive income” or, in the case of some holders, as “financial services income,” for purposes of computing allowable foreign tax credits for U.S. tax purposes. For taxable years beginning after December 31, 2006, certain taxpayers may be able to treat financial services income as general category income. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a credit would be available. In lieu of claiming a credit, U.S. Holders may claim a deduction of foreign taxes paid in the taxable year. Unlike a tax credit, a deduction generally does not reduce U.S. tax on a dollar-for-dollar basis.

Classification of ACE (Switzerland) or its Non-U.S. Subsidiaries as Controlled Foreign Corporation. Each 10 percent U.S. Shareholder (as defined below) of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC, directly or indirectly through non-U.S. entities, on the last day of the CFC’s taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. A non-U.S. corporation is considered a CFC if 10 percent U.S. Shareholders own (directly, indirectly through non-U.S. entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50 percent of the total combined voting power of all classes of voting stock of such non-U.S. corporation, or more than 50 percent of the total value of all stock of such corporation on any day during the taxable year of such corporation. For purposes of taking into account insurance income, a CFC also includes a non-U.S. insurance company in which more than 25 percent of the total combined voting power of all classes of stock (or more than 25 percent of the total value of the stock) is owned by 10 percent U.S. Shareholders, on any day during the taxable year of such corporation. A “10 percent U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through non-U.S. entities or constructively) at least 10 percent of the total combined voting power of all classes of stock entitled to vote of the non-U.S. corporation. We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power (these provisions are described in “Description of Share Capital”) and other factors, no U.S. Person who owns shares of ACE (Switzerland) directly or indirectly through one or more non-U.S. entities should be treated as owning (directly, indirectly through non-U.S. entities, or constructively), 10 percent or more of the total voting power of all classes of shares of ACE (Switzerland) or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

The RPII CFC Provisions. The following discussion generally is applicable only if the RPII of any of the Non-U.S. Insurance Subsidiaries, determined on a gross basis, is 20 percent or more of a Non-U.S. Insurance Subsidiary’s gross insurance income for the taxable year and the 20 percent Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which a Non-U.S. Insurance Subsidiary’s gross RPII falls below the 20 percent threshold or the 20 percent Ownership Exception is met. Although we cannot be certain, we believe that each of our Non-U.S. Insurance Subsidiaries was in prior years of operations and will be for the foreseeable future below either the 20 percent threshold or 20 percent Ownership Exception for each tax year.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” would mean any U.S. Person who owns (directly or indirectly through non-U.S. entities) any amount of ACE (Switzerland)’s Registered Shares. Generally, the term “related person” for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by either more than 50 percent in value or more than 50 percent in voting power of stock applying certain constructive ownership principles. A Non-U.S Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through non-U.S. entities or constructively) 25 percent or more of the shares of ACE (Switzerland) by vote or value.

RPII Exceptions. The special RPII rules would not apply if (i) at all times during the taxable year less than 20 percent of the voting power and less than 20 percent of the value of the stock of ACE (Switzerland), which we refer to as the “20 percent Ownership Exception,” is owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by a Non-U.S Insurance Subsidiary or related persons to any such person, (ii) RPII, determined on a gross basis, is less than 20 percent of a Non-U.S

Insurance Subsidiary gross insurance income for the taxable year (the “20 percent Gross Income Exception”), (iii) a Non-U.S Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII and meet certain other requirements or (iv) a Non-U.S Insurance Subsidiary elects to be treated as a U.S. corporation and waive all treaty benefits and meet certain other requirements. Where none of these exceptions applies, each U.S. Person owning or treated as owning any shares in ACE (Switzerland) (and therefore, indirectly, in a Non-U.S Insurance Subsidiary) on the last day of ACE (Switzerland)’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII for the portion of the taxable year during which a Non-U.S Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of a Non-U.S Insurance Subsidiary’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. The Non-U.S Insurance Subsidiaries intend to operate in a manner that is intended to ensure that each qualifies for either the 20 percent Gross Income Exception or 20 percent Ownership Exception.

Computation of RPII. For any year in which a Non-U.S Insurance Subsidiary’s gross RPII is 20 percent or more of its gross insurance income for the year and the Non-U.S Insurance Subsidiary does not meet the 20 percent Ownership Exception, ACE (Switzerland) may also seek information from its shareholders as to whether beneficial owners of Registered Shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons; to the extent ACE (Switzerland) is unable to determine whether a beneficial owner of Registered Shares is a U.S. Person, we may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders. The amount of RPII includable in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

If gross RPII is less than 20 percent of gross insurance income or the Non-U.S Insurance Subsidiary meets the 20 percent Ownership Exception, RPII shareholders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

Apportionment of RPII to U.S. Holders. Every RPII shareholder who owns Registered Shares on the last day of any taxable year of ACE (Switzerland) in which a Non-U.S Insurance Subsidiary’s gross insurance income constituting RPII for that year equals or exceeds 20 percent of the Non-U.S Insurance Subsidiary’s gross insurance income and the Non-U.S Insurance Subsidiary does not meet the 20 percent Ownership Exception should expect that for such year it will be required to include in gross income its share of the a Non-U.S Insurance Subsidiary’s RPII for the portion of the taxable year during which the Non-U.S Insurance Subsidiary was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns Registered Shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S Insurance Subsidiary’s RPII.

Uncertainty as to Application of RPII. The RPII provisions are complex, have never been interpreted by the courts or the Treasury Department in final Treasury regulations, and Treasury regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these Treasury regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe “such Treasury regulations as may be necessary to carry out the purpose of this subsection including Treasury regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” Accordingly, the meaning of the RPII provisions and the application thereof to a Non-U.S Insurance Subsidiary is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor which does business with a Non-U.S Insurance Subsidiary and is considering an investment in Registered Shares should consult his or her tax advisor as to the effects of these uncertainties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10 percent U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in certain circumstances.

Dispositions of Common Shares. Subject to the discussions below relating to the potential application of Code section 1248 and the PFIC rules, holders of Registered Shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of Registered Shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for these Registered Shares exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 15 percent for individuals and 35 percent for corporations. Moreover, gain, if any, generally will be a U.S. source gain and generally will constitute “passive income” for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges stock in a non-U.S. corporation and such person owned, directly, indirectly through certain non-U.S. entities or constructively, 10 percent or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors that no U.S. Holder of ACE (Switzerland) should be treated as owning (directly, indirectly through non-U.S. entities or constructively) 10 percent of more of the total voting power of ACE (Switzerland); to the extent this is the case, this application of Code Section 1248 under the regular CFC rules should not apply to dispositions of our Registered Shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10 percent U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, ACE (Switzerland) will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a non-U.S. corporation if the non-U.S. corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10 percent U.S. Shareholder or whether RPII constitutes 20 percent or more of the corporation’s gross insurance income or the 20 percent Ownership Exception applies. Proposed Treasury regulations do not address whether Code section 1248 would apply if a non-U.S. corporation is not a CFC but the non-U.S. corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of Registered Shares because ACE (Switzerland) will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed Treasury regulations in a contrary manner or that the Treasury Department will not amend the proposed Treasury regulations to provide that these rules will apply to dispositions of Registered Shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of Registered Shares.

Passive Foreign Investment Companies. In general, a non-U.S. corporation will be a PFIC during a given year if (i) 75 percent or more of its gross income constitutes “passive income,” which we refer to as the “75 percent test,” or (ii) 50 percent or more of its assets produce passive income, which we refer to as the “50 percent test.”

If ACE (Switzerland) were characterized as a PFIC during a given year, each U.S. Person holding Registered Shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their Registered Shares, unless such person is a 10 percent U.S. shareholder or made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that ACE (Switzerland) would be able to provide its shareholders with the information necessary for a U.S. Person to make these elections. In addition, if ACE (Switzerland) were considered a PFIC, upon the death of any U.S. individual owning Registered Shares, such individual’s heirs or estate would not be entitled to a “step-up” in the basis of the Registered Shares that might otherwise be available under U.S. federal income tax laws. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125 percent of the average distribution with respect to the Registered Shares during the three preceding taxable years (or shorter period during which the taxpayer held Registered Shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the Registered Shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the Registered Shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by ACE (Switzerland) to U.S. Holders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for reduced rates of tax as qualified dividend income with respect to dividends paid before 2011.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business... is not treated as passive income.” The PFIC provisions also contain a look-through rule under which a non-U.S. corporation shall be treated as if it “received directly its proportionate share of the income…” and as if it “held its proportionate share of the assets…” of any other corporation in which it owns at least 25 percent of the value of the stock.

The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect, for purposes of the PFIC rules, that each of our insurance subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of our insurance subsidiaries should be treated as passive. Additionally, we expect that the passive income and assets of our non-insurance subsidiaries will be de minimis in each year of operations with respect to the overall income and assets of ACE (Switzerland) and its subsidiaries. Under the look-through rule, ACE (Switzerland) should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75 percent test and the 50 percent test. As a result, we believe that ACE (Switzerland) should not be treated as a PFIC. We cannot be certain, however, as there are currently no Treasury regulations regarding the application of the PFIC provisions to an insurance company and new Treasury regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not successfully challenge this position. Prospective investors should consult their tax advisors as to the effects of the PFIC rules.

Foreign Tax Credit. If U.S. Holders own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of shares that is treated as a dividend under section 1248 of the Code) may be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute either “passive” or “general” income. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions of our Registered Shares and the proceeds from a sale or other disposition of our Registered Shares unless the holder of our Registered Shares establishes an exemption from the information reporting rules. A holder of Registered Shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or non-U.S. Holder or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Description of Share Capital

The following summary of the share capital is qualified in its entirety by applicable provisions of Swiss law and the Proposed Swiss Articles.

General

Registered Shares. Our shares will be registered shares (Namenaktien) with a nominal value equal to the New Par Value each. Following the Continuation, our Registered Shares will be fully paid and non-assessable and will rank pari passu in all respects with each other, including entitlement to dividends, liquidation proceeds in case of a liquidation of our company and to pre-emptive subscription rights (Bezugsrechte). We do not have any Registered Shares carrying preferential rights. Upon resolution of the shareholders’ meeting, Registered Shares may be converted into bearer shares and bearer shares may be converted into Registered Shares, at any time, subject to the affirmative vote of at least two-thirds of the votes, and the majority of the nominal value, in each case represented at the respective shareholders’ meeting.

One Share, One Vote. Subject to the immediately succeeding paragraph, each Registered Share carries one vote at our shareholders’ meetings. However, shareholders can exercise their voting rights only after they record their share ownership in our share register as a shareholder with voting rights. Registration with voting rights has some restrictions, e.g. the approval of the Board of Directors is needed for such registration. See “Proposed Swiss Articles—Transfer of Shares,” “—Shareholders’ Meeting” and “—Voting Rights”

Share Register. We will maintain ourselves or through a third party, a share register listing the surname and first name and address (in the case of legal entities, the company name and place of incorporation) of the holders and usufructuaries of the registered shares. A shareholder must notify the share registrar of any change in address. Until such notification has occurred, all our written communication to shareholders of record shall be deemed to have validly been made if sent to the address recorded in the share register. We have appointed BNY Mellon Shareowner Services to act as our registrar and transfer agent.

Entry of holders of Registered Shares as shareholder with voting rights in the share register may be refused based on the following grounds:

•

No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in Article 15 of the Proposed Swiss Articles) or otherwise control voting rights with respect to 10 percent or more of the registered share capital recorded in the commercial register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. Persons holding Registered Shares exceeding the limit of 10 percent shall be entered in the share register, with respect to such excess shares only, as shareholders without voting rights;

•

The limit of 10 percent of the registered share capital also applies to the subscription for, or acquisition of, Registered Shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by the Company or third parties, as well as by means of exercising purchased pre-emptive rights arising from either registered or bearer shares. Persons holding Registered Shares exceeding the limit of 10 percent shall be entered in the share register with respect to such excess shares only as shareholders without voting rights;

•

The Board of Directors shall reject entry of holders of Registered Shares as shareholder with voting rights in the share register or shall decide on their de-registration as shareholders with voting rights when the acquirer or shareholder upon request does not expressly state that she/he has acquired or holds the shares in her/his own name and for her/his own account.

Legislation Under Which the Shares will be Created. Following the Continuation, our Registered Shares will be created under the Swiss Code of Obligations. The rights and restrictions attaching to our shares will be governed by the Proposed Swiss Articles and the laws of Switzerland.

Transferability. Except as otherwise set forth in the Proposed Swiss Articles, our Registered Shares are freely transferable by their holders. See “––Proposed Swiss Articles––Transfers of Shares” and “––Limitations Affecting Shareholder.”

Form of Shares. Our Registered Shares will be issued in registered form (Namenaktien). We will be able to issue share certificates incorporating any number of Registered Shares. The Board of Directors shall decide what form the certification of shares shall take. Subject to the requirements of any stock exchange on which our shares are listed, we may opt not to print and supply documents (shares or certificates), and may, with the permission of the shareholder, cancel without replacement documents handed in to us. However, the shareholder may at any time require us to print and supply documents free of charge, and we may at any time print uncertified shares.

Signatures. Share certificates evidencing Registered Shares bear the signatures of one or two duly authorized signatories of the Company, of which at least one must be a member of the Board of Directors. These signatures may be facsimile signatures.

Participation Certificates (Partizipationsschein), Profit Sharing Certificates (Genussschein) and Preference Shares (Vorzugsaktie). From the outset, it is not foreseen that we will issue any non-voting equity security such as participation certificates (Partizipationsscheine) or profit sharing certificates (Genussscheine) nor to issue preference shares (Vorzugsaktien). However, under the Swiss Code of Obligations, such non-voting equity security may be created by a duly convened shareholders’ meeting.

Number, Book Value and Par Value of Shares in the Company Held by or on Behalf of the Company Itself or by Subsidiaries of the Company. “Treasury shares” held by us or one of our subsidiaries will be available for future issuances of shares, such as pursuant to our employee benefit plans. These “treasury shares” will not have any voting or other rights while held by us or one of our subsidiaries.

Our Capital Structure

Issued Share Capital. Following registration of the Continuation in the Commercial Register, our issued share capital is expected to be approximately CHF 11.1 billion (equivalent to $11.0 billion) divided into approximately 332,500,000 (based on our issued and outstanding Ordinary Shares as of the record date) fully paid in Registered Shares (each with a nominal value equal to the New Par Value).

The actual issued share capital and number of issued shares will be based on the number of Ordinary Shares issued and outstanding at the time of the Continuation.

Authorized Share Capital. As a general rule, the issuance of new Registered Shares requires approval by the shareholders meeting. Our Proposed Swiss Articles will provide for the following authorized share capital, which will permit our Board of Directors to increase our share capital and to issue new Registered Shares without further shareholder approval for general purposes, not exceeding approximately CHF3.4 billion by issuing up to a maximum of 99,750,000 Registered Shares payable in full, each with a nominal value equal to the New Par Value.

The issue amount, the dividend entitlement, the type of the contribution and any possible acquisition of assets will be determined by the Board of Directors. Increases through firm underwriting or in partial amounts are permitted. The issue price, the period of entitlement to dividends and the type of consideration or the contribution or underwriting in kind shall be determined by the Board of Directors. The Board of Directors may permit pre-emptive rights that have not been exercised to expire or may sell such pre-emptive rights and/or shares as to which such pre-emptive rights have been at market conditions.

The authorized share capital for general purposes will expire two years after its approval and will have to be renewed at our annual shareholders’ meeting in 2010.

If share capital is increased for general purposes, the Board of Directors is authorized to exclude the pre-emptive rights of the shareholders and to allocate them to third parties in the event of the use of shares for the purpose of

•	acquisition of companies, parts of an enterprise or investments, for mergers and exchange of investments or in the case of a share placement for the financing of such transactions,

•	broadening the shareholder constituency or

•	for the purpose of the participation of employees.

Conditional Share Capital. Our Proposed Swiss Articles will provide for the following conditional share capital, which will permit our Board of Directors to increase our share capital and to issue New Shares without further shareholder approval within certain parameters:

•

First, for bonds and similar debt instruments issued by the Company or one of its subsidiaries convertible into Registered Shares, not exceeding approximately CHF1.1 billion by issuing a maximum 33,000,000 Registered Shares payable in full, each with a nominal value equal to the New Par Value;

•	Second, for employee benefit plans, not exceeding approximately CHF1.1 billion by issuing a maximum 33,000,000 Registered Shares payable in full, each with a nominal value equal to the New Par Value.

Conditional share capital for convertible bonds and similar debt instruments issued by the Company or one of its subsidiaries convertible into Registered Shares may be issued upon:

•

the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments or

•	the exercise of option rights which are granted to shareholders of the Company.

Shareholders’ pre-emptive rights are excluded. Shareholders’ advance subscription rights with regard to the new bonds, notes or similar instruments may be restricted or excluded by decision of the Board of Directors in order to finance or refinance the acquisition of companies, parts of companies or holdings, or new investments planned by the Company, or in order to issue convertible bonds and warrants on the international capital markets.

If advance subscription rights are excluded, then:

•	the instruments are to be placed at market conditions,

•	the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights, and

•	the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.

Where such increase of share capital is used for employee benefit plans, shareholders’ pre-emptive rights shall be excluded with regard to these shares. These new registered shares may be issued at a price below the current market price. The Board of Directors shall specify the precise conditions of issue.

The acquisition of registered shares through the exercise of conversion rights or warrants and any further transfers of registered shares shall be subject to the restrictions specified in “Proposed Swiss Articles––Transfers of Shares,” acquisition of registered shares in connection with employee participation and any further transfers of such shares may be subject to further restrictions.

Proposed Swiss Articles

The following summary of the Proposed Swiss Articles is qualified in its entirety by applicable provisions of Swiss law. For a description of the provisions applicable to the Board of Directors and the management bodies, see “—Board of Directors and Management Bodies.”

Company’s Purposes. Pursuant to our Proposed Swiss Articles, our purpose will be to acquire, hold, manage and to sell equity participations, including in insurance and reinsurance companies as well as in other companies; we may carry out finance and management transactions, set up branches and subsidiaries in Switzerland and abroad, and acquire, hold and sell real estate in Switzerland and abroad, and take all measures that appear appropriate to promote our purpose or that are related to the same.

Share Capital. See “—Our Capital Structure.”

Shareholders’ Meetings. The shareholders’ meeting will be ACE (Switzerland)’s supreme body. Ordinary and extraordinary shareholders’ meetings may be held. The following powers will be vested exclusively in the shareholders’ meeting:

•	adoption and amendment of the Proposed Swiss Articles;

•	election of directors, the auditors, the group auditors and the special auditors;

•	approval of the annual report and the consolidated financial statements;

•	approval of the annual financial statements and decision on the allocation of profits shown on the balance sheet, in particular with regard to dividends;

•	granting discharge to the members of the Board of Directors; and

•

passing resolutions as to all matters reserved to the authority of the shareholders’ meeting by law or under the Proposed Swiss Articles or that are submitted to the shareholders’ meeting by the Board of Directors and are not exclusively vested with our Board of Directors or auditors.

Our annual shareholders’ meeting must be held within six months after the end of a financial year.

Our extraordinary shareholders’ meetings may be convened by the Board of Directors or, under certain circumstances, by the statutory auditors or the liquidators. The Board of Directors is further required to convene an extraordinary shareholders’ meeting if so resolved by a shareholders’ meeting or if so requested by shareholders with voting powers who represent at least 10 percent of our nominal share capital. Shareholders with voting powers whose combined holdings represent shares with a nominal value of at least CHF 1 million have the right to request that a specific proposal be put on the agenda and voted upon at the next shareholders’ meeting. Such request must be made at least 45 days prior to the relevant shareholders’ meeting.

Our shareholders’ meetings will be held at our place of incorporation, unless the Board of Directors decides otherwise. Notice of an ordinary or extraordinary shareholders’ meeting must be given by the Board of Directors or, if necessary, by the auditors, no later than 20 days prior to the meeting date. Such notice is given by way of an announcement appearing once in the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt).

The notice period is deemed to have been observed if notice of the meeting is published in the Swiss Official Gazette Commerce whereby the date of publication is not calculated when computing the period. Shareholders may in addition be informed by ordinary mail. The notice of a meeting must state the items on the agenda and the proposals of the Board of Directors and of the shareholders who demanded that a shareholders’ meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary shareholders’ meeting or to initiate a special audit. No previous notification will be required for proposals concerning items included on the agenda, and for debates as to which no vote is taken.

Our business report and auditor’s report must be made available for inspection by the shareholders at our place of incorporation no later than twenty days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Quorum and Majority Requirements for Shareholders’ Meetings. There is no quorum requirement for ordinary or extraordinary shareholders’ meetings.

Under our Proposed Swiss Articles, resolutions generally require the approval of an absolute majority of the votes present at the shareholders’ meeting, each share granting the right to one vote. Shareholders resolutions requiring a vote by absolute majority include amendments to the Proposed Swiss Articles, elections of directors and statutory auditors, approval of the annual report and the consolidated financial statements, setting the annual dividend, decisions to discharge directors and management from liability for matters disclosed to the shareholders’ meeting and the ordering of an independent investigation into the specific matters proposed to the shareholders’ meeting (Sonderprüfung).

The approval of at least two-thirds of the votes represented at a shareholders’ meeting will be, however, required for resolutions with respect to:

•	a modification of the purpose of the Company;

•	creation of privileged voting shares;

•	restrictions on the transfer of registered shares and the removal of such restrictions;

•	restrictions on the exercise of the right to vote and the removal of such restrictions;

•	an authorized or conditional increase in share capital;

•

an increase in share capital through the conversions of capital surplus, through a contribution in kind or in exchange for an acquisition of assets, or a grant of special benefits upon a capital increase;

•	restriction or denial of pre-emptive rights;

•	a change of the place of incorporation of the Company;

•	conversion of registered shares into bearer shares and vice versa;

•	dissolution of the Company followed liquidation;

•	the dismissal of the members of the Board of Directors according to art. 705 para. 1 of the Swiss Code of Obligations; and

•	any changes to the two-thirds voting requirement to the extent permitted by mandatory law.

Pursuant to the Swiss Federal Merger Act, special quorum rules apply by law to a merger (Fusion) (including a possible squeeze-out merger), de-merger (Spaltung) or conversion (Umwandlung) of a company.

Attendance at Meetings and Voting Procedure. Each shareholder registered in the share register as a shareholder with voting rights will be entitled to participate at the shareholders’ meetings and in any vote taken.

Our shareholders with voting rights may have themselves represented by another person authorized in writing, by a representative nominated by us (Organvertreter), an independent representative nominated by us (unabhängiger Stimmrechtsvertreter) or a bank or other depositary institution (Depotvertreter). Such representatives need not be shareholders. There is no statutory rule on the deadline for registering shareholders in connection with the attendance at any shareholders’ meeting.

The chairman of the Board of Directors or, in his absence, the vice-chairman, if any, or any other person appointed by the Board of Directors shall take the chair of the shareholders’ meeting. The acting chair will have the power and authority necessary to ensure the orderly conduct of the meeting.

The chairman of the shareholders’ meeting shall determine the voting procedures. Provided that the voting is not done electronically, voting shall be by ballot if more than 50 of the shareholders present so demand by a show of hands. Electronic resolutions and elections shall be treated in the same manner as resolutions and elections by ballot. The accord of instructions and the voting by using the Internet or the telephone can be admitted by the chairman of the shareholders’ meeting.

Shareholders’ Inspection Rights. A shareholder may upon application to us inspect the minutes of a shareholders’ meeting. In accordance with Swiss law, we will make our annual report and the auditors’ report available for inspection by shareholders at our registered address at least 20 days prior to each ordinary shareholders’ meeting. Any shareholder may request a copy of the reports in advance of or during one year after the ordinary shareholders’ meeting.

In addition, at a shareholders’ meeting, a shareholder may request information from the Board of Directors concerning the business and operations of the Company and may request information from the auditors concerning the performance and results of their examination of the financial statements. The requested information must be provided only to the extent necessary for the exercise of shareholders’ rights. In addition, we may refuse to provide that information to a shareholder if, in our opinion, the disclosure of the requested information would reveal confidential business secrets or prejudice the interests of the Company (art 697, para 2 of the Swiss Code of Obligations).

Voting. Each share will carry one vote at the shareholders’ meetings, subject to the voting cutback for “controlled shares” discussed under “—Voting Rights.” All shares will have equal rights. Voting rights and certain other non-economic rights attached to the shares, including the right, subject to certain conditions, to call and to attend shareholders’ meetings, may be exercised only after a shareholder has been registered in our share register as a shareholder or usufructuary (Nutzniesser) with voting rights.

Modifications to the Share Capital—Power to Issue Shares—Modification of Share Capital. Our share capital may be increased (i) in consideration of cash contributions pursuant to a resolution passed at a shareholders’ meeting of the Company by an absolute majority of the votes represented, or (ii) pursuant to a resolution passed at a shareholders’ meeting of the Company by a majority of two-thirds of the shares represented authorizing a capital increase, among other things, (a) in consideration of contributions in kind (Sacheinlage), (b) if the preemptive rights (Bezugsrechte) of the existing shareholders are excluded, or (c) in the event of a transformation of reserves into share capital. In addition, under the Swiss Code of Obligations, the shareholders’ meeting may empower the Board of Directors to effect a share capital increase based on:

(a) authorized capital (genehmigtes Kapital) to be utilized at the discretion of the Board of Directors within a period not exceeding two years from approval by the shareholders’ meeting; and

(b) conditional capital (bedingtes Kapital) for the purpose of issuing shares, among other things, to grant rights to our employees and Directors to subscribe to new shares and other option an conversion rights.

The authorized capital and the conditional capital may each not exceed 50 percent of the outstanding share capital. See also “—Our Capital Structure”.

Transfers of Shares. The Registered Shares are evidenced by way of share certificates or in book entry form only. Subject to the requirements of any stock exchange on which our shares are listed, we may renounce on the printing and delivery of share certificates. However, any shareholder may demand the issuance of a share certificate evidencing ownership of his shares free of charge. Registered Shares evidenced in a share certificate are transferred by delivery to the acquirer combined with an endorsement or a written assignment attached to it. Registered Shares not represented by a share certificate may only be transferred by way of written assignment. To be valid, we must be notified of the assignment.

Entry of acquirers of Registered Shares as shareholder with voting rights in the share register may be refused based on the following grounds:

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No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in Article 15 of the Proposed Swiss Articles) or otherwise control voting rights with respect to 10 percent or more of the registered share capital recorded in the commercial register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. Persons holding Registered Shares exceeding the limit of 10 percent shall be entered in the share register, with respect to such excess shares only, as shareholders without voting rights;

•

The limit of 10 percent of the registered share capital also applies to the subscription for, or acquisition of, registered shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by the Company or third parties, as well as by means of exercising purchased pre-emptive rights arising from either registered or bearer shares. Persons holding Registered Shares exceeding the limit of 10 percent shall be entered in the share register with respect to such excess shares only as shareholders without voting rights;

•

The Board of Directors shall reject entry of holders of Registered Shares as shareholder with voting rights in the share register or shall decide on their deregistration as shareholders with voting rights when the acquirer or shareholder upon request does not expressly state that she/he has acquired or holds the shares in her/his own name and for her/his own account.

The Board of Directors may record nominees in our share register as shareholders with the right to vote without limitation when the nominee undertakes the obligation to disclose at any time to us at our written request the names, addresses and share holdings of each person for whom such nominee is holding shares. Beneficial owners of shares who hold their shares through nominees exercise their rights through the intermediation of such nominees.

Board of Directors and Management Bodies

Board of Directors and Term. Our Board of Directors shall consist of three to 20 members. Our Board of Directors is elected at the ordinary shareholders meetings. The Proposed Swiss Articles provide for a term of office of a maximum of three years or a shorter period if so provided by law. Each year the Board of Directors shall be renewed by rotation, to the extent possible in equal numbers and in such manner that, at latest after a period of three years, all members will be subject to re-election. The Board of Directors shall establish the order of rotation, whereas the first term of some members may be less than three years.

The Board of Directors will be entrusted with the ultimate direction of the Company as well as the supervision of the management. It will represent us to third parties and attend to all matters which are not delegated to or reserved for another of our corporate bodies by law, the Proposed Swiss Articles or the regulations.

Standard of Conduct For Directors. Our members of the Board of Directors as well as third parties engaged with the management shall carry out their duties with due care and must duly safeguard the interests of the Company.

Delegation. The Board of Directors may delegate preparation and/or implementation of its decisions and supervision of the business to committees or to individual members of the Board of Directors. The organizational regulations will be defined by the Board of Directors. While reserving its non-transferable powers, the Board of Directors may further delegate the management of the business or parts thereof and representation of the Company to one or more persons, members of the Board of Directors or others who need not be shareholders. The Board of Directors shall record all such arrangements in a set of regulations for the Company and set up the necessary contractual framework.

Liability. The members of the board of directors and all persons engaged in the management or liquidation of the Company will be liable not only to the Company, but also to each shareholder and to the Company’s creditors for the damage caused by intentional or negligent violation of their duties. Whoever rightfully delegates the fulfilment of a duty to another corporate body is liable for any damage caused by it unless he proves that he applied the necessary care in selection, instruction and supervision under the circumstances in question.

The Company will indemnify and hold harmless, to the fullest extent permitted by law, each of the members of the Board of Directors and officers out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty on behalf of the Company; provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgement or decree not subject to appeal, to have committed fraud or dishonesty.

Without limiting the foregoing paragraph, the Company shall advance court costs and attorneys’ fees to the members of the Board of Directors and officers, except in cases where the Company itself is plaintiff. The Company may however recover such advanced cost if a court holds that the member of the Board of Directors or the officer in question has breached relevant duties to the Company.

Conflicts of Interest

Swiss law does not contain any general provision in relation to the handling of conflicts of interests within a company’s organization. However, the Swiss Code of Obligations requires directors and members of senior management to apply due care and generally to safeguard the interests of the company in the performance of their respective duties (duty of care and of loyalty). This rule is generally understood as disqualifying directors and members of senior management from participating in decisions that directly affect them. We have set out certain principles on how to handle conflicts of interests in our proposed organizational regulations, which we refer to as our “Proposed Organizational Regulations,” the form of which is set forth as Exhibit B to this proxy statement/prospectus. Further, holders of our signatory powers may in certain circumstances be unable to validly exercise such powers by reason of a conflict of interest. The breach of these provisions entails personal liability of the directors and officers, to us in particular. In addition, Swiss law contains provisions under which the members of the Board of Directors and all persons engaged in the management may become liable to the company, to each shareholder and to the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss company law contains a provision under which payments made and other benefits granted to a shareholder or a director or any persons associated with them, other than at arm’s length, must be repaid to the company if the recipient thereof was acting in bad faith.

Change of Control

Registration and Voting Rights Restrictions. Our Proposed Articles of Association limit the right of an acquirer to be registered as shareholder with voting rights and the right of our shareholders to exercise their voting rights. See “—Proposed Swiss Articles—Transfer of Shares” and “—Voting Rights.”

Disclosure of Shareholders’ Identity. Swiss company law requires that the Company disclose the identity of all of its shareholders who hold more than 5 percent of the Company’s voting rights to the extent that such shareholders are known or should be known to the Company. Such disclosure must be made once a year in the notes to the financial statements published in the Company’s annual report.

Voting Rights

Except as noted below, our Proposed Swiss Articles confer on the holders of shares equal rights, including equal voting and equal financial rights. Each share will carry one vote at our shareholders’ meetings.

To be able to exercise voting rights, holders of the shares must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent. Cede & Co., as nominee of The Depository Trust Company, or DTC, will make such declaration with respect to shares held in “street name.” Purchasers of shares will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights. Registration with voting rights has some restrictions. See “Proposed Swiss Articles—Transfers of Shares.”

Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees.

Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee.

Failing registration as shareholder with voting rights, registered shareholders may not participate in or vote at our shareholders’ meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting.

Notwithstanding the above, if and so long as the Controlled Shares of any individual or legal entity constitute ten 10 percent or more of the registered share capital recorded in the commercial register, such individual or legal entity shall be entitled to cast votes at any ordinary or extraordinary shareholders’ meeting in the aggregate equal to the number (rounded down to the nearest whole number) obtained from following formula: (T ÷ 10) – 1, where “T” is the aggregate number of votes conferred by all the registered share capital recorded in the commercial register. “Controlled Shares” are all shares of the Company directly, indirectly or constructively owned or beneficially by such individual or entity.

Dividends

Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from previous business years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. In either event, dividends may be paid only after approval at the shareholders’ meeting. The board of directors of a Swiss corporation may propose that a dividend be paid, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the board of directors conforms with statutory law.

Prior to the distribution of dividends, 5 percent of the annual profits must be allocated to the general reserve until the amount of general reserves has reached 20 percent of the paid-in nominal share capital. The Proposed Swiss Articles can provide for a higher general reserve or for the creation of further reserves setting forth their purpose and use. Once this level has been reached and maintained, the shareholders’ meeting may determine freely the distribution of each year’s profit within the framework of applicable legal requirements.

Dividends are usually due and payable immediately after the shareholders’ resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of claims for dividend payments is five years.

Under Swiss corporate law, we are required to declare and pay dividends, including distributions through a reduction in par value, in Swiss francs.

As noted above, for the foreseeable future, we expect to pay dividends as a repayment of share capital in the form of a reduction in par value or qualified paid-in capital, which would not be subject to Swiss withholding tax. For information about the such withholding taxes, see “—Material Taxation Considerations.”

Preemptive Rights

Under Swiss law, any increase of our share capital, whether for cash or non-cash consideration, requires prior shareholder approval. Shareholders of a Swiss corporation have preemptive rights to subscribe for new issues of shares, warrants, convertible bonds, or similar debt instruments with option rights in proportion to the nominal amount of shares held (Bezugsrechte, Vorwegzeichnungsrechte). A resolution adopted at a shareholders’ meeting by a two-thirds majority vote may, however, limit or withdraw such preemptive rights, but only for important and valid reasons (wichtiger Grund) (such as a merger, an acquisition, or participation of employees).

Repurchase of Shares

Swiss law limits a Swiss corporation’s ability to hold or purchase its own shares. We may only purchase shares if there are sufficient free distributable reserves according to the statutory financial statements of ACE (Switzerland) to pay the purchase price, and if the aggregate nominal value of the purchased shares (and those already held in treasury) does not exceed 10 percent of our nominal share capital. These requirements also apply for shares of ACE (Switzerland) acquired by its subsidiaries. Shares held by us are not entitled to vote at shareholders’ meetings, but are entitled to the economic benefits applicable to the shares generally. Furthermore, we must create a special reserve on our balance sheet in the amount of the purchase price of the acquired shares. In addition, selective share repurchases are permitted only under certain circumstances.

Certain types of repurchases of shares (buy back for capital reduction purposes, more than 10 percent of share capital, shares held for more than six years unless an exemption rule applies) are subject to Swiss Federal Withholding Tax at 35 percent.

Borrowing—Issuance of Debt Securities

Swiss law does not restrict in any way, and neither will our Proposed Swiss Articles, our power to borrow and raise funds. The decision to borrow funds, including the issuance of debt securities, is made by or under the direction of the Board of Directors. A shareholders’ resolution will not be required.

Notices

Notices to shareholders are validly made by publication in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt). We will also provide notices to shareholders in English.

Duration, Liquidation and Merger

Our Proposed Swiss Articles will not limit the Company’s duration as a legal entity.

We may be dissolved by way of liquidation at any time by a shareholders’ resolution passed by an absolute majority of the votes validly cast at a shareholders’ meeting. A qualified majority, being two-thirds of the votes represented and an absolute majority of the nominal value of the shares represented at the meeting, may dissolve our Company without liquidation (for example in a merger where we are not the surviving entity). Dissolution by court order is possible if we become bankrupt, or for cause if shareholders holding at least 10 percent of the share capital so request.

Under Swiss law, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up nominal value of shares held. The amount of this surplus, to the extent it is not a repayment of the nominal value of the shares, is subject to Swiss Federal Withholding Tax, currently at a rate of 35 percent. See “Financial Information Concerning the Company’s Assets and Liabilities, Financial Position and Profits and Losses—Dividend Policy—Distribution Tax Regime—Swiss Federal Withholding Tax.”

Statutory Auditors

In the Swiss Organizational Proposals, we propose that shareholders elect PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, as our statutory auditors. Our shareholders must elect our auditors at the ordinary shareholders’ meeting on an annual basis.

Limitations Affecting Shareholders

Squeeze-Out Merger—The Swiss Federal Merger Act allows a squeeze-out of minority shareholders by way of a squeeze-out merger. To the extent that the shareholders holding at least 90 percent of the shares outstanding of the target company consent, the target company can be merged into the surviving company and the minority shareholders or the target company can be cashed out instead of receiving shares in the surviving company.

Ownership of Shares by Non-Swiss Persons—Except for the limitation on voting rights described above applicable to shareholders generally, there is no limitation under Swiss law or our Proposed Swiss Articles on the right of non-Swiss residents or nationals to own or vote our shares. Shareholders intending to acquire or hold a qualifying participation in our shares may be subject to applicable local insurance regulations.

Exchange Control—Under current Swiss exchange control regulations, there are no limitations on the amount of payments that may be remitted by a Swiss company to non-residents, other than under government sanctions imposed on Iraq, the former Yugoslavia, Myanmar, Zimbabwe, Liberia, Ivory Coast, Sudan and Democratic Republic of Congo, and on persons or organizations with terrorist links.

Insurance Regulatory Provisions Concerning Change or Acquisition of Control—Insurance regulatory authorities with jurisdiction over our reinsurance and insurance subsidiaries may require prior approval of the acquisition or a change of control of the reinsurance or insurance subsidiary. In many cases, accumulating significantly less than a majority of our shares may be deemed to be an acquisition or a change of control of one or more of our regulated reinsurance or insurance subsidiaries. The discussion below describes significant insurance regulatory provisions that may affect the accumulation of our shares.

Some of our subsidiaries are reinsurance and insurance companies domiciled or commercially domiciled under the respective insurance codes of the states of Connecticut, Georgia, Illinois, Indiana, New Jersey, New York, Pennsylvania and Texas in the United States. The insurance codes in these states contain generally similar provisions to the effect that the acquisition or change of “control” of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the relevant insurance regulator. In general, a presumption of “control” arises from the ownership, control, possession with the power to vote or possession of proxies regarding 10 percent or more of the voting securities of a domestic insurer or of a person that controls a domestic insurer. A person seeking to acquire control, directly or indirectly, of a domestic insurance company or of any person controlling a domestic insurance company must generally file with the relevant insurance regulatory authority a statement relating to the acquisition of control containing certain information required by statute and published regulations and provide a copy of such statement to the domestic insurer.

In addition, many states’ insurance laws contain provisions that require pre-acquisition notification to state agencies of a change in control of a non-domestic insurance company admitted in that state. While these pre-acquisition notification statutes do not authorize the state agency to disapprove the change of control, these statutes do authorize remedies, including the issuance of a cease and desist order with respect to the non-domestic admitted insurer, if, for example, undue market concentration exists.

Any future transactions involving the acquisition of 10 percent or more of our outstanding shares would generally require prior approval by the state insurance departments of the states mentioned above and would require the pre-acquisition notification in those states that have adopted pre-acquisition notification provisions. These requirements may deter, delay or prevent transactions affecting the ownership of our shares by persons seeking to own more than 10 percent of our outstanding shares.

Comparison of Shareholder Rights

The following is a summary of the material differences among (i) the current rights of ACE shareholders under Cayman Law and ACE (Cayman)’s Memorandum and Articles, (ii) the proposed rights of ACE shareholders under Swiss law and the Proposed Swiss Articles and organizational regulations and (iii), for comparative purposes only, the rights of stockholders of a Delaware corporation under the Delaware General Corporation Law, which we refer to as the “DGCL,” and customary charter and by-law provisions of Delaware corporations.

The following summary, however, is not complete and does not identify all differences that may, under given situations, be material to ACE shareholders and is subject in all respects, and is qualified by reference, to Cayman Law, Swiss law, Delaware Law, ACE (Cayman)’s Memorandum and Articles, which are incorporated by reference as exhibits to ACE’s Annual Report on Form 10-K filed with the SEC and the Proposed Swiss Articles and organizational regulations, which are attached hereto as Exhibits A and B to this proxy statement/prospectus. See “Where You Can Find More Information.”

Authorized Capital Stock

ACE (Cayman)

ACE (Cayman)’s authorized share capital consists of two classes of shares:

•	500,000,000 Ordinary Shares, par value $0.041666667 per share, of which 332,982,169 Ordinary Shares were issued and outstanding as of May 27, 2008; and

•	20,000,000 other shares, 2,300,000 shares of which were issued and outstanding as of May 27, 2008, as 7.80 percent cumulative redeemable preferred shares, series C.

We will redeem on June 13, 2008 all of such 7.80 percent Cumulative Redeemable Preferred Shares, Series C, at a redemption price equal to $250.00 per share plus accrued and unpaid dividends, if any, to the redemption date. The Preferred Shares currently trade on the New York Stock Exchange in the form of depositary shares, with each depositary share representing 1/10 of a preferred share, under the symbol “ACE PrC.”

ACE (Cayman)’s Ordinary Shares currently issued and outstanding are fully paid and non-assessable, which means that the Ordinary Shares are paid for in full at the time they are issued, and, once the Ordinary Shares are paid for in full, there is no further liability for further assessment or taxation.

ACE (Switzerland)

ACE (Switzerland)’s issued share capital upon the effectiveness of the Continuation is expected to amount to approximately CHF 11.1 billion divided into approximately 332,500,000 Registered Shares with a nominal amount of equal to the New Par Value. The actual issued share capital and number of issued shares will be based on the number of Ordinary Shares issued and outstanding at the time of the Continuation.

In addition, the Proposed Articles provide for authorized share capital and conditional share capital which will provide our Board of Directors and the Company, respectively, with the power to issue new Registered Shares without shareholder approval. See “—Description of Share Capital—Our Capital Structure.”

Delaware

Delaware permits the certificate of incorporation of a Delaware corporation to authorize the corporation to issue one or more classes of stock and one or more series within each class. Each class and each series may be with or without par value and is entitled to such voting powers or absence of voting powers and such designations, preferences, and relative participating, optional, or other special rights as are set forth in the certificate of incorporation.

Preferred Stock

ACE (Cayman)

ACE (Cayman)’s Articles provide that the directors may, from time to time and without approval by ACE (Cayman)’s shareholders, create and issue other classes or series of preferred shares setting forth the rights and preferences of each class or series, including the following:

•	the number of shares to be issued and sold and the distinctive designation of the class or series;

•	the voting powers, full or limited, if any;

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the dividend rights, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends, as well as any limitations, restrictions or conditions on the payment of dividends;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon any liquidation, dissolution or winding up of ACE;

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the terms and conditions, including the price or prices, which may vary under different conditions and at different redemption dates, if any, upon which all or any part of the preferred shares may be redeemed, as well as any limitations, restrictions or conditions on redemption;

•	the terms, if any, of any purchase, retirement or sinking fund;

•	the terms, if any, upon which the preferred shares will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by ACE;

•	the restrictions, limitations and conditions, if any, upon the issuance of indebtedness of ACE so long as any preferred shares are outstanding; and

•	any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law, our memorandum or Articles.

ACE (Switzerland)

ACE (Switzerland) may issue preferred stock (Vorzugsaktien) or voting shares (Stimmrechtsaktien) by amendment of its articles of association as approved by resolution of its shareholders by way of a qualified majority vote of two-thirds of the shares present at the shareholders’ meeting. Preferential rights of preferred stock may extend to, in particular, cumulative or non-cumulative dividends, liquidation proceeds and preemptive rights in the case of the issuance of new shares.

Delaware

Delaware permits the certificate of incorporation of a Delaware corporation to authorize the corporation to issue one or more classes of preferred stock and one or more series within each class. Each class and each series may be with or without par value and is entitled to such voting rights, and such preferences and relative, participating, optional and other rights and limitations not inconsistent with the DGCL, including rights and preferences with respect to dividends and liquidation. The terms of the preferred stock must be set forth in the certificate of incorporation or in a certificate of designation and may, in the absence of a restriction in the certificate of incorporation, be established by the board of directors without the consent of stockholders.

Voting Rights

ACE (Cayman)

ACE (Cayman)’s Articles provide that the quorum required for a general meeting of shareholders is not less than six shareholders present in person or by proxy holding at least 50 percent of the issued and outstanding shares entitled to vote at the meeting, and a quorum for considering a special resolution is two-thirds of the issued and outstanding shares entitled to vote at the meeting. Generally, we may, from time to time by special resolution:

•	alter or amend our Memorandum or Articles;

•	voluntarily liquidate, dissolve or wind-up our affairs;

•	increase our share capital;

•	consolidate and divide all or any of our share capital;

•	subdivide the whole or any part of our share capital;

•	reduce our share capital, any capital redemption reserve fund or any share premium account; or

•	change our name or alter our purposes.

At least two-thirds of the votes cast by shareholders represented in person or by proxy at a duly convened meeting is required to approve a special resolution.

Each holder of our Ordinary Shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any meeting, subject to the 10 percent voting limitation described below. All matters, including the election of directors, voted upon at any duly held shareholders’ meeting will be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy. However, the following actions, among others, require the approval of at least two-thirds of the outstanding voting shares, voting together as a single class:

•	the approval of a merger, consolidation or amalgamation;

•	the sale, lease or exchange of all or substantially all of our assets, in addition to any regulatory or court approvals;

•	a reorganization pursuant to a plan sanctioned by a Cayman Islands court; and

•	the amendment of specific provisions of our Articles.

Our Articles provide that, generally, extraordinary general meetings of ACE’s shareholders may be called only by directors or at the request in writing of shareholders owning at least 25 percent of the outstanding shares generally entitled to vote.

Each Ordinary Share has one vote. However, if and so long as the controlled shares of any person constitute 10 percent or more of the issued Ordinary Shares, the voting rights with respect to these controlled shares will be limited, in the aggregate, to a voting power of approximately 10 percent, pursuant to a formula specified in our Articles. The term controlled shares generally means all shares of ACE directly, indirectly, constructively or beneficially owned by any person, including any shares owned by a group of persons.

Our Ordinary Shares have non-cumulative voting rights, which means that the holders of a majority of our Ordinary Shares may elect all of our directors, and, in this event, the holders of the remaining shares will not be able to elect any directors.

ACE (Switzerland)

Under Swiss law, shareholders pass resolutions and elect directors upon the vote of an absolute majority of the votes present at the meeting unless provided otherwise by law or the articles of association. Each registered share of ACE (Switzerland) entitles its holder to one vote. In order to be able to vote a shareholder must apply for and be registered in the Company’s share register as shareholder with voting rights.

Swiss law does not provide for the right of cumulative voting.

Delaware

Each share of Delaware common stock is typically entitled to one vote per share on all matters to be voted upon by such shares. Section 214 of the DGCL provides that no cumulative voting rights exist in respect of elections of directors unless otherwise stated in the corporation’s certificate of incorporation.

The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at any Delaware stockholders’ meeting constitutes a quorum, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Typically, elections of directors at all meetings of stockholders called for such purpose will be by ballot. Unless as otherwise provided in the certificate of incorporation or by-laws, proposals, other than the election of directors, are passed upon a vote of the majority of the voting stock represented at a meeting at which a quorum is present, and directors are elected by a vote of a plurality of the shares so represented. Proposals are passed upon a vote of the majority of the shares of Delaware common stock represented at a meeting at which a quorum is present.

Supermajority Voting

ACE (Cayman)

The following actions, among others, require the approval of at least two-thirds of the outstanding voting shares, voting together as a single class:

•	the approval of a merger, consolidation or amalgamation;

•	the sale, lease or exchange of all or substantially all of our assets, in addition to any regulatory or court approvals; and

•	the amendment of specific provisions of our Articles.

In addition, at least two-thirds of the votes cast by shareholders represented in person or by proxy at a duly convened meeting is required to approve a special resolution.

ACE (Switzerland)

Resolutions regarding extraordinary matters listed in the Swiss Code of Obligations (Article 704) require the affirmative vote of at least two-thirds of the votes represented and the absolute majority of the par value of the shares represented. Such extraordinary matters include:

•	a modification of the purpose of the Company;

•	the creation of privileged voting shares;

•	restrictions on the transfer of registered shares and the removal of such restrictions;

•	restrictions on the exercise of the right to vote and the removal of such restrictions;

•	an authorized or conditional increase in share capital;

•

an increase in share capital through the conversions of capital surplus, through a contribution in kind or in exchange for an acquisition of assets, or a grant of special benefits upon a capital increase;

•	the restriction or denial of pre-emptive rights;

•	a change of the place of incorporation of the Company;

•	the conversion of registered shares into bearer shares and vice versa;

•	the dissolution of the Company followed by liquidation;

•	the dismissal of the members of the Board of Directors according to art. 705 para. 1 of the Swiss Code of Obligations; and

•	any changes to the two-thirds voting requirement to the extent permitted by mandatory law.

Pursuant to the Swiss Federal Merger Act, special quorum rules apply by law to a merger (Fusion) (including a possible squeeze-out merger), de-merger (Spaltung) or conversion (Umwandlung) of a company.

Moreover, a merger, de-merger or conversion of ACE (Switzerland) as well as some other matters listed in Article 17 of the Proposed Swiss Articles provide for additional qualified majority requirements.

Delaware

Unless otherwise specified in a corporation’s certificate of incorporation, the DGCL requires the affirmative vote of a majority of the outstanding voting stock to approve a merger, sale of assets or similar reorganization transaction.

Action Without A Meeting

ACE (Cayman)

ACE (Cayman)’s Articles require that shareholder action must be taken at a meeting and may not be taken by consent in writing or otherwise.

ACE (Switzerland)

Under Swiss law, resolutions in lieu of a shareholders’ meeting by written consent are not permitted.

Delaware

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action required or permitted to be taken at a stockholders’ meeting may be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders.

Meetings of Shareholders

ACE (Cayman)

ACE (Cayman)’s Articles provide that an annual general meeting of the shareholders of ACE (Cayman) shall be convened each year at such time and place as the board of directors may appoint. If a meeting is not held, the shareholders may directly or indirectly be able to bring an action requiring the directors to convene an annual general meeting in accordance with the provisions of ACE (Cayman)’s Articles. ACE (Cayman)’s Articles provide that extraordinary general meetings of shareholders may be called by the board of directors and shall be called by the board on the requisition in writing of shareholders of ACE (Cayman) holding at least 25 percent of its issued share capital carrying the right to vote at general meetings (after taking account of the 10 percent voting limitations, see “—Voting Rights” above).

ACE (Switzerland)

An annual (ordinary) shareholders’ meeting must be held within six months following the end of a financial year for the purpose of approval of annual financial statements and the annual report. Any shareholders’ meeting which is called in addition to the annual (ordinary) shareholders’ meeting is called an “extraordinary” shareholders’ meeting. The shareholders’ meeting is convened by the board of directors or, if necessary, by the auditors or the liquidators, through publication in the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt) at least 20 days prior to such shareholders’ meeting. The notice convening the meeting must specify the agenda items and the Board of Directors’ proposals where relevant, as well as those of shareholders who have required the submission of an item to the shareholders’ meeting.

Extraordinary shareholders’ meetings are convened by the Board of Directors as often as deemed necessary. In addition, under Swiss law, the board of directors must convene a shareholders’ meeting if a shareholders’ meeting decides so, or if shareholders representing a nominal value of at least 10 percent of the share capital make such a request, or if it appears from the annual balance sheet that half of the company’s capital stock and reserves are not covered by the company’s assets. In this last hypothesis, the board of directors must immediately convene an extraordinary shareholders’ meeting and suggest financial restructuring measures.

Swiss law does not differentiate between the ordinary and extraordinary shareholders’ meetings, neither with respect to the method of convening the meeting, their competence nor their decision-making method.

Shareholders’ meetings may be called upon shorter notice only if all shareholders are represented at the relevant meeting. However, such option has no practical relevance for listed companies such as ACE (Switzerland).

Delaware

Delaware corporations may hold annual meetings on such date and at such place as may be designated by or in the manner provided in their bylaws. Under Section 211(d) of the DGCL, the board of directors or those persons authorized by the corporation’s certificate of incorporation or by-laws may call a special meeting of the corporation’s stockholders.

Director Nominations/Shareholder Proposals

ACE (Cayman)

ACE’s Articles provide that if a shareholder desires to submit a proposal for consideration at an Annual General Meeting, or to nominate persons for election as directors, written notice of such shareholder’s intent to make such a proposal or nomination must be given and received by ACE (Cayman)’s Corporate Secretary at its principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding Annual General Meeting. The notice must meet the requirements set forth in ACE (Cayman)’s Articles and SEC rules.

ACE (Switzerland)

Shareholders with voting powers whose combined holdings represent shares with a nominal value of at least CHF 1 million may, according to the Proposed Swiss Articles up to 45 days before the date of the meeting, demand that matters be included in the agenda. Such demands shall be in writing addressed to the Chairman and shall specify the items and the proposals to be submitted.

Delaware

Delaware law permits the certificate of incorporation or by-laws of a corporation to contain reasonable procedures for the submission of proposals for consideration at a meeting of stockholders, including nominations of directors.

Directors

ACE (Cayman)

ACE (Cayman)’s Articles provide that ACE (Cayman)’s Board of Directors shall consist of a minimum of three directors and shall be divided into three classes with the terms of office of each class ending in successive years. ACE (Cayman)’s Articles provide for a maximum of 20 directors and empower the Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting.

Directors may be removed without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares generally entitled to vote, voting together as a single class, cast at a meeting of shareholders. Directors may be removed with cause by the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders.

ACE (Switzerland)

The Proposed Swiss Articles provide for a minimum of three and a maximum of 20 members of the board of directors. Under Swiss law, the shareholders of a Swiss company may, at a shareholders’ meeting, (i) appoint the members of the board of directors and (ii) grant discharge to members of the board of directors.

Under Swiss law, the board may not be classified with respect to the term of office any director may hold. However, a staggered board may be created by electing directors for the same term of office at different points of time.

Under Swiss law, board members may be removed at any time without cause and with immediate effect by resolution of the shareholders at an ordinary or extraordinary shareholders’ meeting, irrespective of any provisions of the Proposed Swiss Articles or any service contract the director might have with ACE (Switzerland). Compensation may be payable by ACE (Switzerland) pursuant to any service contract.

The Proposed Swiss Articles provide for a term of office of a maximum of three years or a shorter period if so provided by law. Each year the Board of Directors shall be renewed by rotation, to the extent possible in equal numbers and in such manner that, at the latest after a period of three years, all members will have been subject to re-election. The Board of Directors shall establish the order of rotation, whereas the first term of some members may be less than three years. In this regard, one year shall mean the period between two ordinary shareholders meetings. In the event of increase or a decrease in the number of directors, the Board of Directors shall establish a new order of rotation. In this context the terms of office of some members may be less than three years. The term of office of a member of the Board of Directors shall, subject to prior resignation or removal, expire upon the day of the next ordinary shareholders meeting. Newly-appointed members shall complete the term of office of their predecessors.

Delaware

Delaware law permits the certificate of incorporation to provide for a maximum and/or minimum number of directors with the exact number to be determined by the board of directors. Delaware law also permits the directors to be divided into one, two or three classes with staggered terms such that one class will expire each year. Each director holds office until his or her successor is duly elected and qualified.

Delaware law provides that unless otherwise provided in the certificate of incorporation, directors serving staggered terms may only be removed for cause.

Standard of Conduct For Directors

ACE (Cayman)

Directors of a company governed by Cayman Law have fiduciary duties to act in the best interest of the company.

ACE (Switzerland)

Under Swiss law, a company’s directors and senior officers are bound to performance standards as specified in the Swiss Code of Obligations. Specifically, members of the board must act in accordance with the duties imposed by statutory law, in accordance with the articles of association and in the best interest of the company. They are subject to civil liability. Directors and members of senior management are generally disqualified from participating in decisions that directly affect them. In addition, directors and senior officers must carry out their duties with due care, safeguard the interest of the company in good faith and extend equal treatment to all shareholders in like circumstances. The test for the duty of care is primarily an objective one: the director or senior officer is required to apply the care a reasonable and conscious person would apply under the same circumstances. To some extent, particular skills and functions of the board member or officer concerned may be taken into consideration.

To the extent that Swiss law allows the delegation of executive management, and such delegation is actually made by virtue of organizational regulations, the responsibility of the board is limited to due election, instruction and supervision of the executive management.

The Board of Directors may delegate preparation and/or implementation of its decisions and supervision of the business to committees or to individual members of the Board of Directors. The organizational regulations will be defined by the Board of Directors. While reserving its non-transferable powers, the Board of Directors may further delegate the management of the business or parts thereof and representation of the Company to one or more persons, members of the Board of Directors or others who need not be shareholders. The Board of Directors shall record all such arrangements in a set of regulations for the Company and set up the necessary contractual framework.

Delaware

The DGCL contains specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act in good faith without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.

The DGCL provides that the business and affairs of a Delaware corporation shall be managed by or under the direction of the board of directors. The DGCL permits a board of directors or any committee of the board of directors of a Delaware corporation to delegate officers of the corporation to the extent permitted by law.

Limitation of Director Liability

ACE (Cayman)

There is no provision under Cayman Law specifically authorizing a company to limit a director’s liability. However, ACE (Cayman)’s Articles include a provision exempting officers and directors of ACE from liability to ACE in respect of the execution of the duties of their respective offices.

ACE (Switzerland)

Swiss law does not permit a company to exempt any member of its board of directors, any person engaged in the management or liquidation of the company or its auditors from any liability for damages suffered by the company, the shareholders or the company’s obligees which were caused by intentional or negligent violation of that person’s duties. However, the shareholders’ meeting may pass a resolution discharging the members of the board of directors from liability for certain actions. Such release is effective only for facts that have been disclosed and only vis-à-vis the company and those shareholders who have consented to the resolution or who acquired shares subsequently with knowledge of the resolution.

Delaware

The DGCL permits the certificate of incorporation of a Delaware corporation to provide that directors shall not be personally liable to the corporation or its stockholders for monetary damages resulting from a breach of fiduciary duty as a director except, as required by the DGCL, for liability arising from:

•	any breach of the director’s duty of loyalty to Delaware or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL, or

•	any transaction from which the director derived an improper personal benefit.

Directors’ Conflicts of Interest

ACE (Cayman)

ACE (Cayman)’s Articles provide that no director will be disqualified from office or prevented by such office from contracting with ACE. In addition, a director interested in any contract with the company may vote in respect of that contract or transaction in which he is interested provided that he discloses the nature of his interest prior to the board’s consideration of it.

ACE (Switzerland)

Swiss law does not contain any general provision in relation to the handling of conflicts of interests within a company’s organization. However, the Swiss Code of Obligations requires directors and members of senior management to apply due care and generally to safeguard the interests of the company in the performance of their respective duties (duty of care and of loyalty). This rule is generally understood as disqualifying directors and members of senior management from participating in decisions that directly affect them. We have set out certain principles on how to handle conflicts of interests in our Proposed Organizational Regulations. Further, holders of our signatory powers may in certain circumstances be unable to validly exercise such powers by reason of a conflict of interest. The breach of these provisions entails personal liability of the directors and officers, to us in particular. In addition, Swiss law contains provisions under which the members of the board of directors and all persons engaged in the management may become liable to the company, to each shareholder and to the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss company law contains a provision under which payments made and other benefits granted to a shareholder or a director or any persons associated with them, other than at arm’s length, must be repaid to the company if the recipient thereof was acting in bad faith. The basis of a shareholder’s claim in this circumstance is for performance to the company.

Delaware

The DGCL provides that contracts or transactions between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable solely because of such interest or because such interested director is present at or participates in the meeting of the board that authorizes the transaction or because his or her vote is counted, as long as one of the following three conditions is satisfied:

•	the interest is disclosed and a majority of the disinterested directors approve the transaction (this constituting not only approval, but also a quorum);

•	the interest is disclosed and the transaction is approved “in good faith” by vote of the stockholders; or

•	the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Indemnification and Insurance

ACE (Cayman)

Cayman Law does not limit the extent to which a company’s articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy, for instance, for purporting to provide indemnification against the consequences of committing a crime. ACE (Cayman)’s Articles provide that it will indemnify its officers, directors, employees and agents against certain liabilities. We have also entered into indemnification agreements with our directors and executive officers as described under “Executive Compensation – Indemnification Agreements.” These agreements will continue to be effective after the Continuation to the extent permitted by Swiss law.

ACE (Switzerland)

It is admissible under Swiss law to agree in a fiduciary agreement to hold a board member harmless for any liabilities that he is confronted with during his term of office, save for tort, gross negligence, willful intent or contradictory action with regard to legitimate instructions. Swiss law permits the company or each board member or officer individually to purchase and maintain insurance for directors, officers and auditors. The coverage of such insurances depends on the individual insurance policy.

The board members (although they may be only nominees) as well as the officers of the company are jointly and severally liable to the company, the shareholders and the creditors for damage caused by violation of their duties. Within the past few years, there has been a substantial increase of court actions against directors of Swiss companies on the basis that they neglected to supervise the management diligently.

A resolution passed at shareholders’ meeting discharging the members of the board of directors and management for statutory liability covers only matters that have been disclosed to the shareholders’ meeting and is binding only upon the company and upon shareholders that have approved the resolution. The right of the remaining shareholders to claim damages on behalf of the company expires six months after such resolution has been passed.

Delaware

Under the DGCL, a corporation may indemnify any director, officer, employee or agent involved in a third party action by reason of his agreeing to serve, serving or formerly serving as an officer, director, employee or agent of the corporation, against all expenses, judgments, fines and settlement amounts paid in the third-party action, if the director, officer, employee or agent acted in good faith and reasonably believed that his actions were in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any director, officer, employee or agent involved in a derivative action brought by or on behalf of the corporation against expenses incurred in the derivative action, if the director, officer, employee or agent acted in good faith and reasonably believed that his actions were in, or not opposed to, the best interests of the corporation. If a person has been successful in defending a third-party or derivative action, indemnification for expenses incurred is mandatory under the DGCL.

The statutory provisions for indemnification are nonexclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification may be entitled. Furthermore, under the DGCL a corporation may advance expenses incurred by officers, directors, employees and agents in defending any action upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification.

In addition, under Delaware law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or of another corporation against any liability arising out of the person’s status as a director, officer, employee or agent of the corporation, whether or not the Delaware corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Shareholder Derivative Suits

ACE (Cayman)

Cayman Islands courts have recognized derivative suits by shareholders; however, the consideration of such suits has been limited. In this regard, ACE has been advised that the Cayman Islands courts ordinarily would be expected to follow English precedent, which may permit a minority shareholder to commence an action against or a derivative action in the name of the company to remedy a wrong done to the company where, for example:

•	the act complained of is alleged to be beyond the corporate power of the company or illegal;

•	the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the company; or

•	the act requires approval by a greater percentage of the company’s shareholders than actually approved it.

A shareholder may also be able to bring a personal action against a company where the right alleged to have been infringed is a personal right vested in the individual shareholder.

ACE (Switzerland)

Under Swiss law, each shareholder is entitled to file an action for damage caused to the company. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge shall discretionally divide the costs incurred between the plaintiff and the company to the extent the costs should not be imposed on the defendant.

Delaware

Under the DGCL, a stockholder of a Delaware corporation may initiate a derivative action to enforce a right of the corporation if the corporation fails to enforce that right itself. The complaint pursuant to such an action must state that:

•	the plaintiff was a stockholder in the corporation at the time of the transaction of which the plaintiff complains; or

•	the plaintiff’s shares thereafter devolved on the plaintiff by operation of law;

•	and either:

•	allege with particularity the efforts made by the plaintiff to first obtain the relief sought by the plaintiff from the corporations directors; or

•	state the reasons for the plaintiff’s failure to obtain such relief or make such effort.

Dividends

ACE (Cayman)

Under Cayman Law, ACE (Cayman)’s Board of Directors may pay such dividends as appear to the directors to be justified by ACE (Cayman)’s profits or financial condition out of profits available for distribution or out of the “share premium account” (similar to the concept of additional paid-in capital) if ACE (Cayman) has the ability to pay its debts as they become due immediately after payment of the dividend. ACE (Cayman)’s Articles permit the board of directors to declare dividends out of profits or out of monies otherwise available for dividends in accordance with Cayman Law.

ACE (Switzerland)

Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from previous business years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. In either event, dividends may be paid only after approval at the shareholders’ meeting. The board of directors of a Swiss corporation may propose that a dividend be paid, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the board of directors conforms with statutory law. In practice, shareholders usually approve the dividend proposal of the board of directors. Our Board of Directors intends to propose a dividend in the form of a reduction in par value or qualifying paid in capital to the shareholders’ meeting once each year, payable quarterly.

Prior to the distribution of dividends out of distributable profits, 5 percent of the annual profits must be allocated to the general reserve until the amount of general reserves has reached 20 percent of the paid-in nominal share capital. The articles of association can provide for a higher general reserve or for the creation of further reserves setting forth their purpose and use. Once this level has been reached and maintained, the shareholders’ meeting may determine freely the distribution of each year’s profit within the framework of applicable legal requirements.

In principle, the net annual dividends are distributed to the shareholders in cash, in proportion to the total nominal value of the shares they hold.

Delaware

Under the DGCL, a Delaware corporation’s board of directors, subject to restrictions set forth in the corporation’s certificate of incorporation, may declare and pay dividends out of (i) the surplus of the corporation, which is defined as net assets less statutory capital, or (ii) out of the net profits of the current and/or the preceding fiscal year. If, however, the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

Repurchase of Shares

ACE (Cayman)

Under Cayman Law, ACE may purchase or redeem shares out of profits or from the proceeds of a fresh issue of shares or out of capital if it is able to pay its debts as they become due on terms agreed to by the Board of Directors and the relevant shareholders.

ACE (Switzerland)

Swiss law limits a Swiss corporation’s ability to hold or purchase its own shares. ACE (Switzerland) may only purchase shares if we have sufficient free distributable reserves to pay the purchase price, and if the aggregate nominal value of the purchased shares does not exceed 10 percent of our nominal share capital. Shares held by us do not carry any rights to vote at shareholders’ meetings, but are entitled to the economic benefits applicable to the shares generally. Furthermore, we must create a special reserve on our balance sheet in the amount of the purchase price of the acquired shares.

Delaware

Under the DGCL, a corporation may purchase or redeem its own shares out of surplus, provided, generally that no repurchase or redemption shall occur:

•	when the capital is or would become impaired;

•	at a price higher than the redemption price for shares redeemable at the option of the corporation; or

•	where, in the case of redemption, the redemption is not authorized by other provisions of the DGCL or the certificate of incorporation.

However, at any time, a corporation may purchase or redeem any of its shares which are entitled upon any distribution of assets to a preference over another class of its stock if these shares will be retired upon acquisition or redemption, thereby reducing the capital of the corporation.

Appraisal Rights

ACE (Cayman)

Cayman Law does not provide for appraisal rights. However, in the case of a court sanctioned reorganization of a Cayman Islands company (which would be relevant in the context of a scheme or arrangement, which would require the approval of a majority in number of the shareholders holding shares representing at least 75% in value of each affected class of shares of the company), a dissenting shareholder has the right to express to the court such shareholder’s view that the transaction sought to be approved would not provide the shareholders with fair value for their shares. The Cayman Islands court has the discretion to make such order as it may decide. However, ACE has been advised that the court ordinarily would not disapprove the transaction on that ground absent other evidence that the arrangement or reorganization is such that any reasonable person could not approve it, and if the transaction were approved and consummated, the arrangement would be binding on all shareholders by operation of law and the dissenting shareholder would have no rights comparable to the appraisal rights available to dissenting stockholders of Delaware corporations in certain circumstances. In addition, Cayman Law provides that where an offer is made by a company for shares of a Cayman Islands company and, within four months of the offer, the holders of not less than 90 percent of the shares that are the subject of the offer accept, the offeror may by notice given within two months after the expiration of the four month period, require the dissenting shareholders to transfer their shares on the terms of the offer. Within one month of such notice, a dissenting shareholder may apply to the court objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to prevent the transfer. The Cayman Islands court has absolute discretion to make any order as it may decide. However, ACE has been advised that the court is unlikely to prevent the requirement of such transfer unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority stockholders or where it is affirmatively established that notwithstanding the views of a very large majority of the shareholders the transaction is unfair.

ACE (Switzerland)

There are no appraisal rights under Swiss law except for mergers and de-mergers pursuant to the Swiss Federal Merger Act.

The Swiss Federal Merger Act allows a squeeze-out of minority shareholders by way of a squeeze-out merger. To the extent that the shareholders holding at least 90 percent of the shares outstanding of the target company consent, the target company can be merged into the surviving company and the minority shareholders or the target company can be cashed out instead of receiving shares in the surviving company (squeeze-out merger).

Delaware

The DGCL generally provides that the stockholders of a Delaware corporation involved in a merger or consolidation have the right to demand and receive payment of the fair value of their stock. Appraisal rights are not available, however, to holders of shares which are:

•	listed on a national securities exchange; or

•	held of record by more than 2,000 stockholders.

Appraisal rights are available under the DGCL if stockholders are required to accept in the merger or consolidation anything other than:

•	shares of stock or depository receipts of the surviving corporation in the merger or consolidation; or

•	shares of stock or depositary receipts of another corporation that, at the effective date of the merger or consolidation will be:

•	listed on a national securities exchange; or

•	held of record by more than 2,000 stockholders.

Preemptive Rights

ACE (Cayman)

Holders of ACE shares do not have preemptive rights to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

ACE (Switzerland)

Under Swiss law, the issuance of:

•	voting or non-voting shares, or

•	rights to subscribe for, or convert into, equity securities (which may be connected to debt instruments),

against consideration, is subject to prior approval of the shareholders’ meeting. In addition, such rights must at first be offered to the existing equity shareholders in proportion to the respective nominal values of their holdings. The shareholders’ meeting may, but only for valid reasons and subject to a qualified majority, withdraw or restrict such preemptive rights. Valid reasons for the withdrawal of preemptive rights are, in particular, the takeover of an enterprise, or parts thereof, and the acquisition of participations, including the participations of employees in the company. No shareholder shall be advantaged or disadvantaged by such withdrawal without valid reason. Or, as to the valid reasons which justify restriction of the shareholders’ preemptive rights for shares, the law refers, by way of example, to financing the acquisition of a company (for example by an exchange of shares) or to allocating shares to the employees.

Delaware

Under the DGCL, a stockholder of a Delaware corporation is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless preemptive rights are specifically granted in the certificate of incorporation or otherwise contractually granted.

Amendments To Charter Documents

ACE (Cayman)

ACE (Cayman)’s Articles and Memorandum may be amended or altered by a special resolution of ACE shareholders. Under Cayman Law, a special resolution requires the approval of at least two-thirds of the votes cast by the shareholders represented in person or by proxy at a duly convened meeting at which a quorum is present.

ACE (Switzerland)

Under Swiss law, shareholders may by majority resolution and qualified majority resolution, as the case may be, amend any provisions of the company’s articles of association, subject to mandatory statutory provisions. Under Swiss law, the board of directors is not authorized to amend the articles of association. Some exceptions to this principle apply in connection with the implementation of capital increases. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval by resolution of the classes affected in a separate class meeting. For a further discussion, see the section captioned “—Stock Class Rights.”

Delaware

Under the DGCL, unless the corporation’s certificate of incorporation requires a greater vote, any amendment to the certificate of incorporation requires:

•	the approval of the board of directors;

•	the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment; and

•	the affirmative vote of a majority of the outstanding stock of each class entitled to vote on the amendment of a class.

By-Laws

ACE (Cayman)

Cayman Law does not have the concept of by-laws. ACE (Cayman)’s Articles may only be amended by a Special Resolution.

ACE (Switzerland)

According to the Proposed Swiss Articles, the board of directors may adopt, amend or repeal organizational regulations.

Delaware

Section 109 of the DGCL provides that a corporation’s by-laws may be amended or repealed by the stockholders and, to the extent provided for in the certificate of incorporation, the board of directors.

Share Acquisition Provisions

ACE (Cayman)

Under Cayman Law, there is no prohibition of business combinations with interested shareholders.

ACE (Switzerland)

Under Swiss law, there is no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of Swiss companies, as well as persons close to them, must refund the company for any payments not made on an arm’s length basis.

Delaware

Section 203 of the DGCL prohibits a Delaware corporation from engaging in mergers, dispositions of 10 percent or more of its assets, issuances of stock and business combinations with a person or group that owns 15 percent or more of the voting stock of the corporation, referred to as an interested stockholder, for a period of three years of such person becoming an interested stockholder unless (i) the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder, (ii) after the completion of the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85 percent of the voting stock other than stock owned by inside directors and certain employee stock plans, or (iii) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock (other than stock owned by the interested stockholder) approved the business combination.

Anti-Takeover Measures

ACE (Cayman)

Under Cayman Law, directors of a company have a duty to take only those actions which are in the best interests of the company. Directors also have a duty to exercise their powers for a proper purpose. The implementation of anti-takeover measures is not itself necessarily in the best interests of the company or a proper purpose for the exercise of director power.

ACE (Switzerland)

Under Swiss law, directors of a company have a duty to take only those actions which are in the interests of the company. Generally, anti-takeover measures are not actions which fall within this category.

Delaware

Delaware courts will generally apply a policy of judicial deference to the decisions of a Delaware corporation’s board of directors to adopt anti-takeover measures in the face of a potential acquisition or takeover if the directors are able to show that (i) they had reasonable grounds for believing that the acquisition or takeover proposal presented a threat to the corporation’s policy and effectiveness, and (ii) the board action taken was reasonable in relation to the threat posed.

Shareholder Rights Plan

ACE (Cayman)

ACE (Cayman) has a shareholder rights plan which will expire prior to the effectiveness of the Continuation.

ACE (Switzerland)

Swiss law does not allow companies to adopt shareholder rights plans.

Delaware

Delaware law generally allows companies to adopt shareholder rights plans.

Rights of Inspection

ACE (Cayman)

Shareholders of a Cayman Islands company have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a company, other than the memorandum of association, the articles of association and the register of mortgages and charges.

ACE (Switzerland)

Under Swiss law, shareholders have a right to inspect the share register only with regard to their own shareholdings and otherwise only to the extent necessary for exercising their shareholder rights. No other person has a right to inspect the share register. The company books and correspondence of a Swiss company may only be inspected with the express authorization of the shareholders’ meeting or by resolution of the board of directors and subject to the safeguarding of business secrets. At the shareholders’ meeting, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditors on issues regarding audit examination. The board of directors and the auditors, respectively, have to answer shareholders’ questions to the extent necessary for the exercise of shareholders rights and subject to prevailing business secrets or other material interests of the company.

In addition, if the shareholders’ inspection and information rights prove to be insufficient, each shareholder may propose to the shareholders’ meeting that specific facts be examined by a special commissioner in a special inspection. If the shareholders’ meeting approves the proposal, the company or any shareholder may, within thirty days from the shareholders’ meeting, ask the courts at the company’s domicile to appoint a special commissioner. If the shareholders’ meeting rejects the request, one or more shareholders representing at least 10 percent of the share capital or shares in an aggregate nominal value of at least CHF 2 million may, within 3 months from the shareholders’ meeting, request the judge to appoint a special commissioner. The judge will issue such order if the petitioners can prima facie show that the board of directors, any member thereof or an officer of the company infringed the law or the articles of association and damaged the company or the shareholders. The costs of the investigation are generally allocated to the company and only in exceptional cases to the petitioner(s). For information regarding inspection of the annual business report and the auditor’s report, see the section captioned “—Proxy Statement and Reports” below.

Delaware

Under the DGCL, stockholders who comply with certain procedural requirements and who have a proper purpose have the right to:

•	inspect the corporation’s stock ledger, a list of its stockholders and its other books and records; and

•	make copies or extracts of those materials during normal business hours, provided that

•	the stockholder makes a written request under oath stating the purpose of his inspection; and

•	the inspection is for a purpose reasonably related to the person’s interest as a stockholder.

Limitations on Enforceability of Civil Liabilities Under U.S. Federal Securities Laws

ACE (Cayman)

ACE has been advised by its Cayman Islands counsel that there is doubt as to whether the courts of the Cayman Islands would enforce:

•

judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this prospectus, who reside outside the United States; or

•	original actions brought in the Cayman Islands against these persons or ACE predicated solely upon U.S. Federal securities laws.

ACE has also been advised by its Cayman Islands counsel that there is no treaty in effect between the United States and the Cayman Islands providing for this enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, would not be allowed in Cayman Islands courts as contrary to that nation’s public policy.

ACE (Switzerland)

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such foreign court has become final and non-appealable;

•	no reason for refusal in the sense of Article 27 Swiss Federal Act Private International Law is given (in particular, but not limited to, the decision does not contravene Swiss public policy); and

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law, legal precedent, etc.

Shareholder Approval

The Continuation is subject to various conditions, including approval by our shareholders of the special resolution authorizing the transaction. Under Cayman Law, this requires affirmative vote from at least two-thirds of the votes cast by the holders of our Ordinary Shares, whether in person or by proxy. Assuming we receive the requisite shareholder approval for the Continuation, our Board of Directors will retain the right to terminate or abandon the Continuation if it determines that consummating the Continuation would be inadvisable or not in the best interests of ACE or its shareholders, or if all of the respective conditions to consummation of the Continuation have not occurred. There are no time limits on the duration of the authorization resulting from a favorable shareholder vote.

Regulatory and Other Approvals

The Continuation is subject to the approval of the Cayman Islands Registrar of Companies, which must approve our de-registration in the Cayman Islands and satisfaction of the following conditions:

•	the new jurisdiction permits or does not prohibit the Continuation;

•	the Company pays the Registrar a fee equal to three times the annual fee that would have been payable;

•	the Company files with the Registrar notice of any proposed change in its name and of its proposed registered office or agent for service of process in the new jurisdiction;

•	no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the Company in any jurisdiction;

•	no receiver, trustee or administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the Company, its affairs or its property or any part thereof;

•	no scheme, order, compromise or other similar arrangement has been entered into or made whereby the rights of creditors of the Company are and continue to be suspended or restricted;

•	the Company is able to pay its debts as they fall due;

•	the application for de-registration is bona fide and not intended to defraud creditors of the applicant;

•	the Company has delivered to the Registrar an undertaking signed by a director that notice of the transfer has been or will be given within twenty-one days to the secured creditors of the applicant;

•	any consent or approval to the transfer required by any contract or undertaking entered into or given by the Company has been obtained, released or waived, as the case may be;

•	the transfer is permitted by and has been approved in accordance with ACE’s Memorandum and Articles;

•	the laws of the new jurisdiction with respect to transfer have been or will be complied with;

•	the Company will upon registration under the laws of the relevant jurisdiction continue as a body corporate limited by shares; and

•	the Registrar is not aware of any other reason why it would be against the public interest to de-register the Company.

The Company must file a voluntary declaration or affidavit of a director of the Company to the effect that, having made due enquiry, he is of the opinion that the requirements of Section 226 have been met and which declaration or affidavit shall include a statement of the assets and liabilities of the Company made up to the latest practicable date before the making of the declaration or affidavit.

Swiss law provides that a foreign company may, without liquidating and reincorporating, submit itself to Swiss law if the governing foreign law so permits. The company must satisfy the requirements fixed by the foreign law and must be able to adopt one of the forms of organization of Swiss law. Swiss law provides that a company will be governed by Swiss law as soon as it proves that its center of business activities has been transferred to Switzerland and that it has adopted one of the forms of organization under Swiss law. In addition, the company must provide an auditor’s report of a specially qualified auditor that its share capital is unimpaired according to Swiss law.

In order for the Company to prove that it has transferred its business activities to Switzerland, it can file with the Commercial Register a declaration from management that the center of business activities is transferred to Switzerland. In addition, a public deed needs to be filed with the Commercial Registrar reciting that the following documents were presented to the public notary:

•	a legalized certificate of existence from the governing foreign law;

•	a legalized copy of the company’s existing charter documents;

•	a legalized opinion of counsel on the ability of the company to continue to Switzerland under governing foreign law;

•	confirmation of the Swiss Institute of Comparative Law on the transfer of domicile under Cayman Law and on the ability of the company to adopt the legal form of a corporation under Swiss law;

•	the aforementioned declaration as to the transfer of business activities;

•	the aforementioned auditor’s report; and

•	a copy of the new Proposed Swiss Articles.

Because the Continuation does not have the effect of liquidating ACE (Cayman) or creating a new legal entity, we do not believe that the Continuation will constitute a “change of control” under applicable insurance regulations or otherwise require approval of any insurance regulatory authorities.

No Rights for Dissenting Shareholders

Shareholders will not have the right to dissent under Cayman Law. Accordingly, shareholders abstaining or voting against the Continuation will still be subject to the effects of the Continuation if the requisite votes are obtained.

Interest of Management in the Continuation

No person who has been a director or executive officer of the Company since the beginning of our last fiscal year nor any of their associates or affiliates has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the Continuation other than those interests arising from their ownership of our capital stock.

PROPOSAL NO. 6: APPROVAL OF THE NAME OF THE COMPANY

Under Swiss law, the shareholders of a Swiss company are required to specifically approve the name of the company as well as any translation thereof. The Proposed Swiss Articles provide that the English form of our name would remain “ACE Limited,” the German form of our name would be “ACE AG” and the French form of our name would be “ACE SA.” We expect that, except with respect to official documents in German or French, we would continue to use “ACE Limited” as our name.

On May 28, 2008, our Board of Directors adopted a resolution declaring it advisable that the name of the Company after the Continuation as set forth in our Proposed Swiss Articles be as set forth below in the form of the proposal. The name of the Company is substantially the same as before the Continuation and will continue the substantial goodwill associated with such name. In addition, the Company has previously taken action to protect its intellectual property rights with respect to this name. Our Board of Directors directed that approval of the name of the Company be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Swiss law, approval of this proposal requires the affirmative vote of a majority of the votes present at the Annual General Meeting. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are conditioning approval of this proposal on the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

The Resolution approving the foregoing, and which contains the proposed new Article 1 to our Proposed Swiss Articles is as follows:

IT IS RESOLVED, that subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 7, 8, 9, 10, 11, 12, 14 (statutory auditor only) and 15, and (except for proposal nos. 10 and 11) the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland, Article 1 of the Proposed Swiss Articles shall read as follows:

“Art. 1

Under the company name of

ACE Limited

(ACE AG)

(ACE SA)

a corporation exists pursuant to Article 620 et seq. of the Swiss Code of Obligations (hereinafter “CO”)

having its registered office in Zurich. The duration of the Company is unlimited.”

If this proposal is not approved by the shareholders, the Company will not effect the Continuation and the Company will not proceed with the remaining Swiss Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 6. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Swiss law the majority of the votes present at the Annual General Meeting is required for this proposal. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 7: CHANGE OF THE PURPOSE OF THE COMPANY

Under Swiss law, the shareholders of a Swiss company are required to specifically approve the purposes for which the company has been organized. Currently, our Memorandum enumerates various purposes for which we are established including a catch-all which includes engaging in any lawful trade, business or enterprise which may at any time appear to our directors capable of being conveniently carried on or which may appear to the directors likely to be profitable to the Company. As noted below, our Proposed Swiss Articles provide that the main purpose of the Company is to act as a holding company (i.e., acquire, hold, manage and to sell equity participations, including in insurance and reinsurance companies as well as in other companies). We believe that this change, which is intended to conform our purpose more closely with Swiss standard practice, will not limit our activities in which we would reasonably expect to engage.

On May 28, 2008, our Board of Directors adopted a resolution declaring it advisable that the purposes for which the Company be continued under Swiss law as set forth in our Proposed Swiss Articles be as set forth below in the form of the proposal. Currently, the purposes for which ACE (Cayman) was formed as set forth in its Memorandum are very general and permit ACE (Cayman) to engage in a wide variety of business activities. Our Board of Directors directed that approval of the purpose of the Company be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Swiss law, approval of this proposal requires the affirmative vote of at least two-thirds of the votes present and the majority of the nominal value represented at the Annual General Meeting. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are conditioning approval of this proposal on the the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

The Resolution approving the foregoing, and which contains the proposed new Article 2 to our Proposed Swiss Articles is as follows:

IT IS RESOLVED, that that subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 6, 8, 9, 10, 11, 12, 14 (statutory auditor only), and 15, and (except for proposal nos. 10 and 11) the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland, Article 2 of the Proposed Swiss Articles shall read as follows:

“Art. 2

a)	The main purpose of the Company is to acquire, hold, manage and to sell equity participations, including in insurance and reinsurance companies as well as in other companies.

The Company may carry out finance and management transactions and may set up branches and subsidiaries in Switzerland and abroad.

The Company may acquire, hold and sell real estate in Switzerland and abroad.

b)	The Company may engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related to the same.”

If this proposal is not approved by the shareholders, the Company will not effect the Continuation and the Company will not proceed with the remaining Swiss Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 7. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Swiss law, approval of this proposal requires the affirmative vote of at least two-thirds of the votes present and the majority of the nominal value represented at the Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 8: APPROVAL OF THE REARRANGEMENT OF THE COMPANY’S

EXISTING SHARE CAPITAL

Under Swiss law, the shareholders of a Swiss company are required to specifically approve the share capital of the company.

By resolutions adopted on May 28, 2008, our Board of Directors adopted a resolution declaring it advisable that the share capital of the Company as set forth in our Proposed Swiss Articles be as set forth below in the form of the proposal.

Currently, our authorized share capital consists of two classes of shares:

•	500,000,000 Ordinary Shares, par value $0.041666667 per share, of which 332,982,169 Ordinary Shares were issued and outstanding as of May 27, 2008; and

•	20,000,000 other shares, 2,300,000 shares of which were issued and outstanding as of May 27, 2008, as 7.80 percent cumulative redeemable preferred shares, series C.

Swiss corporations have a share capital with a fixed nominal amount. Capital increases as well as decreases require, in general, approval by shareholders and are subject to certain procedural requirements (including amendment of the articles of association). Shareholders may also approve an amount of share capital (Conditional Share Capital) that can be issued pursuant to stock options, convertible securities and other similar rights. Furthermore, shareholders may also approve an amount of share capital that can be issued at the discretion of the board of directors (Authorized Share Capital). This authorization for the latter will expire after two years. See “Proposal No. 4—Approval of the Continuation—Description of Share Capital—Our Share Capital.”

Our Board of Directors directed that approval of a nominal share capital equal to the number of Ordinary Shares issued and outstanding at the time of the Continuation with a nominal value equal to the New Par Value be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Swiss law, approval of this proposal requires the affirmative vote of at least two-thirds of the votes present and the majority of the nominal value represented at the Annual General Meeting. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are conditioning approval of this proposal on the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

The Resolution approving the foregoing, and which contains the proposed new Article 3 to our Proposed Swiss Articles is as follows:

IT IS RESOLVED, that that subject to, and effective only upon an affirmative vote under proposal no. 3, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 5, 6, 7, 9, 10, 11, 12, 13, 14 (statutory auditor only) and 15, and (except for proposal nos. 10 and 11), the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland, Article 3 of the Proposed Swiss Articles shall read as follows:

“Art. 3

a)	The share capital of the Company amounts to CHF [number of Ordinary Shares issued and outstanding at the time of the Continuation multiplied by New Par Value] and is divided into [number of Ordinary Shares issued and outstanding at the time of the Continuation] registered shares with a nominal value of [New Par Value] per share. The share capital is fully paid-in.

b)	Upon resolution of the General Meeting of Shareholders, registered shares may be converted into bearer shares and bearer shares may be converted into registered shares, at any time.

If this proposal is not approved by the shareholders, the Company will not effect the Continuation and the Company will not proceed with the remaining Swiss Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 8. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Swiss law, approval of this proposal requires the affirmative vote of at least two-thirds of the votes present and the majority of the nominal value represented at the Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 9: APPROVAL OF THE COMPANY’S ARTICLES OF ASSOCIATION

Under Swiss law, the shareholders of a Swiss company are required to specifically approve the form of the company’s articles of association.

On May 28, 2008, our Board of Directors adopted a resolution declaring it advisable that the articles of association in the form of Exhibit A to this prospectus/proxy statement be approved as the articles of association of the company following the Continuation. See “Approval of the Continuation—Comparison of Shareholder Rights” for a summary of the significant differences between the Articles of ACE (Cayman) and the proposed form of articles for ACE (Switzerland) as well as Cayman Law, Swiss law, and, for comparative purposes, Delaware law.

Our Board of Directors directed that approval of the form of Proposed Swiss Articles be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Swiss law, approval of this proposal requires the affirmative vote of at least two-thirds of the votes present and the majority of the nominal value represented at the Annual General Meeting. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are conditioning approval of this proposal on the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

The Resolution approving the foregoing, and which contains the proposed new Article 4 to our Proposed Swiss Articles, is as follows:

IT IS RESOLVED, subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 6, 7, 8, 10, 11, 12, 13 and 14 (statutory auditor only) and 15, and (except for proposal nos. 10 and 11) the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland, that:

The shareholders’ meeting hereby waives the option to discuss each individual article of the articles of association and hereby approves the form of articles of association.

If this proposal is not approved by the shareholders, the Company will not effect the Continuation and the Company will not proceed with the remaining Swiss Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 9. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Swiss law, approval of this proposal requires the affirmative vote of at least two-thirds of the votes present and the majority of the nominal value represented at the Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 10: CONFIRMATION OF SWISS LAW AS THE

AUTHORITATIVE LEGISLATION GOVERNING THE COMPANY

Under Swiss law, the shareholders of a Swiss company are required to specifically confirm that Swiss law will be the authoritative legislation governing ACE (Switzerland).

On May 28, 2008, our Board of Directors adopted a resolution declaring it advisable that Swiss law will be the authoritative legislation governing ACE (Switzerland). The purpose of the Continuation is to redomesticate ACE so that it is a Swiss corporation governed by Swiss law.

Our Board of Directors directed that confirmation that Swiss law will be the authoritative legislation governing ACE (Switzerland) be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Swiss law, approval of this proposal requires the affirmative vote of a majority of the votes present at the Annual General Meeting. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are conditioning approval of this proposal on the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

The Resolution approving the foregoing is as follows:

IT IS RESOLVED, subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 5, 6, 7, 8, 9, 11, 12, 13, 14 (statutory auditor only) and 15, and (except for proposal nos. 10 and 11) the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland, that:

Swiss law (in particular, Swiss stock corporation law) is the authoritative law for the Company.

If this proposal is not approved by the shareholders, the Company will not effect the Continuation and the Company will not proceed with the remaining Swiss Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 10. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Swiss law, approval of this proposal requires the affirmative vote of a majority of the votes present at the Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 11: APPROVAL OF THE PRINCIPAL PLACE OF

BUSINESS OF THE COMPANY AS ZURICH, SWITZERLAND

Under Swiss law, the shareholders of a Swiss company are required to specifically approve the principal place of business of the company as Zurich, Switzerland.

On May 28, 2008, our Board of Directors adopted a resolution declaring it advisable that upon consummation of the Continuation the principal place of business of the Company shall be Zurich, Switzerland. While ACE (Switzerland) will maintain executive offices in Bermuda, it is important that formal steps, including this resolution, be taken to confirm that ACE (Switzerland)’s principal place of business will be in Zurich, Switzerland.

Our Board of Directors directed that approval of the principal place of business of ACE (Switzerland) in Zurich, Switzerland be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Swiss law, approval of this proposal requires the affirmative vote of a majority of the votes present at the Annual General Meeting. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are conditioning approval of this proposal on the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

The Resolution approving the foregoing is as follows:

IT IS RESOLVED, subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 5, 6, 7, 8, 9, 10, 12, 13, 14 (statutory auditor only) and 15, and (except for proposal nos. 10 and 11) the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland, that:

The principal place of business of the Company today is in Zurich, Switzerland.

If this proposal is not approved by the shareholders, the Company will not effect the Continuation and the Company will not proceed with the remaining Swiss Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 11. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Swiss law, approval of this proposal requires the affirmative vote of a majority of the votes present at the Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 12: APPOINTMENT OF BDO VISURA AS SPECIAL AUDITOR

Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, including reductions or increases in share capital. We have been informed that because of the independence requirements under U.S. Federal securities laws, PricewaterhouseCoopers AG cannot act as our special auditor with respect to capital increases.

On May 28, 2008, our Board of Directors directed that approval of BDO Visura as special auditor with respect to capital increases until our next annual general meeting be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Swiss law, approval of this proposal requires the affirmative vote of a majority of the votes present at the Annual General Meeting.

The Resolution approving the foregoing is as follows:

IT IS RESOLVED, subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 5, 6, 7, 8, 9, 10, 11, 13, 14 (statutory auditor only) and 15, and (except for proposals nos. 10 and 11) the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland, as follows:

BDO Visura, Fabrikstrasse 50, 8031 Zürich, Switzerland is approved as special auditor of the Company.

If this proposal is not approved by the shareholders, the Company will not effect the Continuation and will not proceed with any of the other Swiss Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 12. Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of holders of a majority of the votes present at the Annual General Meeting is required for approval of this proposal.

PROPOSAL NO. 13: APPROVAL OF ACE LIMITED 2004 LONG-TERM INCENTIVE PLAN

AS AMENDED THROUGH THE FOURTH AMENDMENT

A proposal will be presented at the Annual General Meeting to approve the ACE Limited 2004 Long-Term Incentive Plan, as amended through the fourth amendment, which we refer to as the “Fourth Amendment.” On May 28, 2008, the Board of Directors adopted the Fourth Amendment, subject to shareholder approval. The Fourth Amendment will increase the number of shares reserved for delivery under the LTIP by 4,000,000 shares, is subject to shareholder approval, and will become effective upon such approval. To enable the Company to grant performance-based compensation that is exempt from the $1 million limit on tax-deductible compensation, the performance goals of the LTIP must be periodically resubmitted to and reapproved by the shareholders. Shareholder approval of the LTIP as amended through the Fourth Amendment will constitute reapproval of the performance goals set forth in the LTIP. A summary of the material provisions of the LTIP is set forth below. A copy of the LTIP, as amended through the Fourth Amendment, is set forth in Exhibit D.

The LTIP became effective February 25, 2004, which we refer to as the “Effective Date,” and will continue in effect until terminated by the Board; provided, however, that, if the LTIP as amended through the Fourth Amendment is approved by shareholders, no awards may be granted under the LTIP on or after the ten-year anniversary of the date of such approval. Any awards that are outstanding after LTIP termination shall remain subject to the terms of the LTIP.

As of May 27, 2008 there were 332,982,169 Ordinary Shares outstanding. At that date, there are also a total of 6,491,895 Ordinary Shares that remained available for future issuance under the LTIP. The number of Ordinary Shares to be issued upon exercise of outstanding options, warrants, and rights was 10,588,589 with a weighted-average exercise price of outstanding options, warrants, and rights of $45.71 and a weighted average remaining contractual term of 6.2 years. As of May 27, 2008, the outstanding unvested restricted stock was 3,962,433. Under the current plan limit of 10,000,000 full value awards, 5,920,981 awards remained available for future issuance under the LTIP.

Purpose

The LTIP has been established by the Company to:

•	attract and retain persons eligible to participate in the LTIP;

•	motivate eligible individuals to whom awards under the LTIP will be granted, who we refer to as the “Participants,” by means of appropriate incentives, to achieve long-range goals;

•	provide incentive compensation opportunities that are competitive with those of other similar companies; and

•	further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s Ordinary Shares, which we refer to as the “Stock.”

The LTIP promotes the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

The Company has proposed amendment of the LTIP by the Fourth Amendment at this time because it believes in the merits of linking executives’ overall compensation opportunities to the enhancement of long-term shareholder return. The Company uses equity-based compensation, such as options and other Stock-related awards, as key elements of its executives’ compensation packages. Because the Company believes it is important for the employees and directors of the Company and its subsidiaries to have an equity interest in the Company, and to be eligible to receive cash incentive awards, the Board of Directors has approved the Fourth Amendment, and is recommending that shareholders approve the LTIP as amended through the Fourth Amendment. The Company has previously established a set of guidelines aimed at increasing officer Stock ownership. Approval of the LTIP as amended through the Fourth Amendment will help achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.

To achieve these objectives, the LTIP provides for the grant of non-qualified and incentive stock options, stock appreciation rights, which we refer to as “SARs,” full value awards and cash incentive awards.

General

The LTIP provides that it is administered by a committee, which we refer to as the “Committee,” of two or more members of the Board of Directors of the Company who are selected by the Board. The Committee selects the Participants (who can be employees of the Company or any of its subsidiaries or consultants, directors or other persons providing services to the Company or any of its subsidiaries), the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Committee may delegate all or any portion of its responsibilities or powers under the LTIP to persons selected by it. The Committee’s functions will be performed by the Compensation Committee. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the LTIP that would otherwise be the responsibility of the Committee.

If the LTIP as amended through the Fourth Amendment is approved by shareholders, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan will be increased by 4,000,000. Shareholder approval of the LTIP as amended through the Fourth Amendment will increase the maximum number of shares that may be delivered to Participants and their beneficiaries to the sum of (i) 19,000,000 shares of Stock; plus (ii) shares of Stock that are represented by awards granted under the ACE Limited 1995 Long-Term Incentive Plan, the ACE Limited 1995 Outside Directors Plan, the ACE Limited 1998 Long-Term Incentive Plan, and the ACE Limited 1999 Replacement Long-Term Incentive Plan, which we refer to as the “Prior Plans,” that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan. Any shares of Stock covered by an award that are not delivered to a Participant or beneficiary because the award is forfeited or canceled shall not be deemed to have been delivered for this purpose. However, subject to the preceding sentence, the total number of shares covered by an award granted after shareholder approval of the LTIP as amended by the Fourth Amendment will be treated as delivered for this purpose to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (i) if an award denominated in shares of Stock is settled in cash, the total number of shares with respect to which such payment is made shall be considered to have been delivered; (ii) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by the Company to satisfy such withholding obligation shall be considered to have been delivered; (iii) if the exercise price of any option granted under the LTIP is satisfied by tendering shares of Stock to the Company, the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (iv) if cash or shares of Stock are delivered in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered. The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the LTIP as full value awards may not exceed 11,000,000 shares of Stock.

The following additional limits apply to awards under the LTIP:

•	no more than 19,000,000 shares of Stock for incentive stock options may be delivered to Participants and their beneficiaries under the LTIP;

•	the maximum number of shares of Stock that may be covered by options and SARs granted to any one Participant in any one calendar year may not exceed 1,000,000 shares;

•

for full value awards that are intended to be performance-based compensation (as described below), no more than 500,000 shares of Stock may be delivered pursuant to awards granted to any Participant during any one calendar year; and

•

the maximum amount of cash incentive awards intended to be “performance-based compensation” payable to any one Participant with respect to any performance period shall equal $500,000 multiplied by the number of calendar months included in the performance period.

The shares of Stock with respect to which awards may be made under the LTIP shall be:

•	shares currently authorized but unissued;

•	to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or

•	shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chairman, the Chief Executive Officer or any executive officer of the Company).

The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chairman, the Chief Executive Officer or any executive officer of the Company). At the discretion of the Committee, an award under the LTIP may be settled in cash rather than shares of Stock. The closing price with respect to the Stock on the NYSE on May 28, 2008 was $ 58.89 per share.

The Committee may use shares of Stock available under the LTIP as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include:

•	adjustment of the number and kind of shares which may be delivered under the LTIP;

•	adjustment of the number and kind of shares subject to outstanding awards;

•	adjustment of the exercise price of outstanding options and SARs; and

•	any other adjustments that the Committee determines to be equitable, which may include, without limitation:

•	replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and

•

cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment may be the excess of value of the Stock subject to the option at the time of the transaction over the exercise price.

The Board has adopted the third amendment of the LTIP to satisfy the requirements of section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” relating to nonqualified deferred compensation. This amendment limits the extent of certain of the above-described adjustments and makes other technical changes. The amendment is intended to conform to changes required by law, and is not subject to shareholder approval.

Awards under the LTIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution, and except for transfers without consideration to the extent permitted by the Committee.

Eligibility

All employees and directors of the Company or its subsidiaries, as well as consultants and other persons providing services to the Company or its subsidiaries, are eligible to become Participants in the LTIP, except that non-employees may not be granted incentive stock options. As of April 30, 2008, the Company and its subsidiaries had approximately 15,000 employees. The specific employees who initially will be granted awards under the LTIP and the type and amount of any such awards will be determined by the Committee.

Options

The Committee may grant an incentive stock option or non-qualified stock option to purchase the Stock at an exercise price determined under the option. Except as described below, the exercise price for an option shall not be less than the fair market value of the Stock at the time the option is granted. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price, except as approved by the Company’s shareholders or as adjusted for corporate transactions described above. In addition, the Committee may grant options with an exercise price less than the fair market value of the Ordinary Shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced.

The option shall be exercisable in accordance with the terms established by the Committee. The full purchase price of each share of Stock purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option shall be payable in cash, in shares of Stock (valued at fair market value as of the day of exercise), or a combination thereof. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option expire more than ten years after the grant date.

Stock Appreciation Rights

An SAR entitles the Participant to receive the amount (in cash or shares of Stock) by which the fair market value of a specified number of shares of Stock on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for an SAR shall not be less than the fair market value of the Stock at the time the SAR is granted or, if less, the exercise price of the tandem option. The exercise price of an SAR may not be decreased after the date of grant nor may an SAR be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price, except as approved by the Company’s shareholders or as adjusted for corporate transactions described above. In addition, the Committee may grant SARs with an exercise price less than the fair market value of the Ordinary Shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. The Committee may grant an SAR independent of any option grant and may grant an option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price. The SAR shall be exercisable in accordance with the terms established by the Committee. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Stock acquired pursuant to the exercise of an SAR as the Committee determines to be desirable. In no event will an SAR expire more than ten years after the grant date.

Full Value Awards

The following types of “full value awards” may be granted, as determined by the Committee:

•	the Committee may grant shares of Stock that may be in return for previously performed services, or in return for the Participant surrendering other compensation that may be due;

•	the Committee may grant shares of Stock that are contingent on the achievement of performance or other objectives during a specified period; and

•

the Committee may grant shares of Stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or the achievement of performance or other objectives.

Any such awards shall be subject to such conditions, restrictions and contingencies as the Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years (subject to accelerated vesting, to the extent provided by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination).

Cash Incentive Awards

The Committee may grant cash incentive awards (including the right to receive payment of cash or Stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a Participant’s performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

$1 Million Limit

A U.S. income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1 million paid to any of the most highly compensated officers (not more than five) of a public corporation. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the LTIP will satisfy the requirements for “performance-based compensation” as that term is used in section 162(m) of the Code.

The Committee may designate whether any full value awards or cash incentive awards being granted to any Participant are intended to be performance-based compensation. Any such awards designated as intended to be performance-based compensation shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Code. To satisfy the requirements that apply to performance-based compensation, and continue the ability to grant performance-based compensation full value awards or cash incentive awards after the 2009 shareholders’ meeting, we are requesting shareholder reapproval of the performance goals. Approval of the LTIP as amended through the Fourth Amendment will constitute reapproval of the foregoing goals. If the LTIP as amended through the Fourth Amendment is not approved by shareholders at the 2008 shareholders’ meeting, or otherwise prior to the 2009 annual shareholders’ meeting, the Company will be unable to structure awards (other than options and SARs) granted at or after the 2009 annual shareholders’ meeting to be exempt from the limitation on tax deductible compensation of $1 million.

The performance measures that may be used for such awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures as selected by the Committee: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets.

Change in Control

The LTIP provides that the occurrence of a change in control shall have such effect, if any, with respect to an award, as provided by the Committee. For the purposes of the LTIP, a “change in control” is generally deemed to occur when (i) any person becomes the beneficial owner of 50 percent or more of the voting stock of the Company; (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the effective date of the LTIP; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company.

Amendment and Termination

The LTIP may be amended or terminated at any time by the Board, and the Board or the Committee may amend any award granted under the LTIP, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board may not amend the provision of the LTIP related to repricing without approval of shareholders. The LTIP will remain in effect as long as any awards remain outstanding, but no new awards may be granted after the ten-year anniversary of July 10, 2008.

United States Income Tax Considerations

The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the LTIP based on current U.S. income taxation with respect to Participants who are subject to U.S. income tax.

Non-Qualified Options. The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Stock acquired over the exercise price for those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares of Stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the shares of Stock at the time of exercise.

If the Participant does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the Participant, then, upon disposition of such shares of Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of the shares of Stock received will be taxable to the Participant as ordinary income. Gains and losses realized by the Participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Full Value Awards. A Participant who has been granted a full value award will not realize taxable income at the time of grant, provided that the Stock subject to the award is not delivered at the time of grant, or if the Stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares of Stock subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant.

Withholding of Taxes. The Company may withhold amounts from Participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, Participants may have shares of Stock withheld from awards or may tender previously owned shares of Stock to the Company to satisfy tax withholding requirements. The shares of Stock withheld from awards may only be used to satisfy the Company’s minimum statutory withholding obligation.

Tax Deduction. The Company is not subject to U.S. income taxes. However, if an award is granted to a Participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary generally will be entitled to a deduction equal to the amount of income includible in the Participant’s income.

A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the most highly compensated officers of a public corporation (not more than five). However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. If a U.S. subsidiary has an employee who is among its most highly compensated officers, that subsidiary’s deduction will be subject to this limit. To preserve the deduction for the subsidiary, the Company has designed the LTIP to enable awards thereunder to constitute “performance-based compensation” and not be counted toward the $1 million limit.

Change In Control. Any acceleration of the vesting or payment of awards under the LTIP in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by a subsidiary.

Tax Advice

U.S. Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the LTIP. A Participant may also be subject to state and local taxes in connection with the grant of awards under the LTIP. The Company suggests that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Non U.S. Tax Considerations. For participants subject to taxation in other countries, you should consult your tax advisor.

Security Ownership of Certain Beneficial Owners and Management

The following table presents securities authorized for issuance under equity compensation plans at December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders (2)	11,239,657	$42.19	10,171,353
Equity compensation plans not approved by security holders (3)	31,158	16.19	—
Total	11,270,815	$42.12	10,171,353

(1)	These totals include securities available for future issuance under the following plans:

i.	ACE Limited 2004 Long-Term Incentive Plan. A total of 15,000,000 Ordinary Shares of the Company are authorized to be issued pursuant to awards made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock, and restricted stock units. The maximum number of shares that may be delivered to participants and their beneficiaries under the LTIP shall be equal to the sum of: (i) 15,000,000 shares; and (ii) any shares that are represented by awards granted under the ACE Limited 1995 Long-Term Incentive Plan, the ACE Limited 1995 Outside Directors Plan, the ACE Limited 1998 Long-Term Incentive Plan, and the ACE Limited 1999 Replacement Long-Term Incentive Plan (the “Prior Plans”) that are forfeited, expired, or are canceled after the effective date of the LTIP of February 25, 2004, without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan. As of December 31, 2007, a total of 8,978,166 shares remain available for future issuance under this plan.

ii.	ACE Limited 1998 Long-Term Incentive Plan. A total of 21,252,007 shares were authorized to be issued pursuant to awards made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock, and restricted stock units; the number of shares available for awards other than options and stock appreciation rights was 3,232,485 shares. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

iii.	ACE Limited 1995 Long-Term Incentive Plan. Shares were authorized to be issued in an amount determined by a formula described in footnote (2) below pursuant to awards to be made as options, stock appreciation rights, and restricted stock. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

iv.	ACE Limited 1999 Replacement Long-Term Incentive Plan. A total of 4,770,555 shares were authorized to be issued pursuant to awards to be made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock, and restricted stock units. This plan only remains in effect with respect to outstanding awards made pursuant to this plan.

v.	ACE Limited 1995 Outside Directors Plan. Shares were authorized to be issued in an amount determined by a formula described in footnote (2) below pursuant to awards made as options, restricted stock, and unrestricted stock. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

vi.	Employee Stock Purchase Plan. A total of 3,000,000 shares are authorized for purchase at a discount. As of December 31, 2007, 1,193,187 shares remain available for future issuance under this plan.

(2)	This plan category includes shares issuable pursuant to the following plans that authorize shares based on a formula:

i.	ACE Limited 1995 Long-Term Incentive Plan. The total number of shares available for awards under this plan in any fiscal year was five percent of the adjusted average of the outstanding Ordinary Shares of the Company, as that number is determined by the Company, to calculate fully diluted earnings per share for the preceding fiscal year, reduced by any shares of stock granted pursuant to awards under this plan and any shares of stock subject to any outstanding award under this plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

ii.	ACE Limited 1995 Outside Directors Plan. The total number of shares available for awards under this plan in any fiscal year was 0.5 percent of the adjusted average of the outstanding Ordinary Shares of the Company, as that number was determined by the Company, to calculate fully diluted earnings per share for the preceding fiscal year, reduced by any shares of stock granted pursuant to awards under the Plan and any shares of stock subject to any outstanding award under the plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the LTIP.

(3)	This plan category consists of the following plan:

ACE Limited 1999 Replacement Stock Plan. This plan authorized awards to persons employed by the Company in conjunction with the Company’s acquisition of Capital Re Corporation as replacement for Capital Re Corporation awards. A total of 31,158 options with a weighted average exercise price of $16.19 are outstanding as replacement awards under this plan. This plan also permitted awards to employees or other persons providing services to the Company or its subsidiaries. A total of 25,000 options with a weighted average exercise price of $36.30 are outstanding as new awards made to employees of the Company or its subsidiaries under this plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan.

See Note 12 to the Consolidated Financial Statements for further information regarding these plans.

THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE ACE LIMITED 2004 LONG-TERM INCENTIVE PLAN AS AMENDED THROUGH THE FOURTH AMENDMENT.

PROPOSAL NO. 14: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND ELECTION OF STATUTORY AUDITOR

The appointment of independent registered public accounting firm is approved annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2008. The Company has had a working association with PwC (or its predecessor Coopers & Lybrand LLP) since 1985; PwC (or its predecessor Coopers & Lybrand LLP) has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1985.

Under Swiss law, our shareholders must elect our independent registered public accounting firm to audit our consolidated reports as well as a firm to audit our statutory financial statements. In the event the Continuation Proposals are approved and the Continuation is effective, our Board of Directors has recommended that PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, be elected as our statutory auditors and as auditors of our consolidated accounts. PricewaterhouseCoopers AG is the Swiss affiliate of PwC.

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008, and if the Continuation is approved, the election of PricewaterhouseCoopers AG as our statutory auditor for 2008, require the affirmative vote of a majority of the votes present at the Annual General Meeting. The election of PricewaterhouseCoopers AG is subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 5, 6, 7, 8, 9, 10, 11, 12 and 15 and (except for proposal nos. 10 and 11) the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland.

Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2007 and 2006, and fees for other services rendered by PwC for fiscal years 2007 and 2006:

	2007	2006
Audit fees (1)	$14,608,000	$18,325,000
Audit-related fees (2)	1,466,000	412,000
Tax (3)	2,481,000	835,000
All other fees (4)	—	43,000
Total	$18,555,000	$19,615,000

The fees in the table above include “out-of-pocket” expenses incurred by PwC and billed to ACE in connection with these services of $550,000 for 2007 and $665,000 for 2006.

(1)	Audit fees for the years ended December 31, 2007 and 2006 were for professional services rendered in connection with: the integrated audits of our consolidated financial statements and internal controls over financial reporting; the statutory and GAAP audits of various subsidiaries; $58,000 and $160,000 in 2007 and 2006, respectively, for comfort letters and consents issued in connection with registration statements which we filed with the SEC.

(2)

Audit-related fees for the years ended December 31, 2007 and 2006 were for professional services rendered in connection with accounting and tax advice on transactions ($11,000 in 2007 and $144,000 in 2006), audits of employee benefit plans ($81,000 in 2007 and $115,000 in 2006), due diligence services ($805,000 in 2007), consultation on accounting and financial reporting matters ($404,000 in 2007 and $103,000 in

2006), internal control reviews ($18,000 in 2007 and $427,000 in 2006), agreed-upon procedures related to the annual proxy statement ($102,000 in 2007 and $50,000 in 2006), and services performed in connection with risk and control surveys ($45,000 in 2007 and $50,000 in 2006).

(3)	Tax fees for the years ended December 31, 2007 and 2006 were for professional services rendered in connection with tax compliance ($946,000 in 2007 and $570,000 in 2006), tax planning ($776,000 in 2007 and $265,000 in 2006) and expatriate tax services ($759,000 in 2007).

(4)	All other fees for the years ended December 31, 2007 and 2006 were for professional services and expenses rendered in connection with regulatory compliance services ($Nil in 2007 and $43,000 in 2006).

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm, PwC. The Audit Committee reviewed at its November 2006, May 2007 and August 2007 meetings the audit services budgeted fees for the 2007 audit. At the November 2006 and November 2007 meetings, the Audit Committee reviewed and pre-approved the budgeted non-audit fees for 2007. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year to the Audit Committee for approval. The Audit Committee will pre-approve the budgeted amount of fees within each of the categories and require management and the auditor to report actual fees versus the budget periodically throughout the year by category of service. Either the Audit Committee Chairman or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

The Audit Committee reviewed all non-audit services provided in 2007 and concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE ELECTION OF TERM PRICEWATERHOUSECOOPERS AG AS STATUTORY AUDITOR FOR A ONE YEAR TERM UNTIL THE NEXT ANNUAL GENERAL MEETING.

PROPOSAL NO. 15: APPROVAL OF DIVIDEND IN THE FORM OF A PAR VALUE REDUCTION

We are seeking approval to pay a dividend in the form of a par value reduction in the amount of the Dividend Amount. This amount will be payable with respect to shares issued and outstanding on the effective date of such reduction (including treasury shares). Payment of the dividend will be made in installments at such times as determined by our Board of Directors during the period through our next annual general meeting. We expect this amount to be payable on the same schedule as we currently pay dividends on our Ordinary Shares. This amount is approximately equal to the amount of dividends we would have expected to declare and pay between the date of the Annual General Meeting and the time of our Annual General Meeting in 2009.

By resolutions adopted on May 28, 2008, our Board of Directors adopted a resolution declaring it advisable to pay a dividend in the form of a par value reduction in an amount equal to the Dividend Amount with respect to shares issued and outstanding on the effective date of such reduction (including treasury shares), such dividend to be paid in installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors;

Our Board of Directors directed that approval of this dividend in the form of a par value reduction be submitted for consideration by our shareholders at the 2008 Annual General Meeting. Under Swiss law, approval of this proposal requires the affirmative vote of a majority of the votes present at the Annual General Meeting. Because the Annual General Meeting will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are conditioning approval of this proposal on the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting.

The blank numbers in the following resolution will be completed based upon ACE (Switzerland)’s actual share capital upon the effectiveness of the Continuation and on an aggregate par value reduction equal to the Dividend Amount.

The Resolution approving the foregoing is as follows:

IT IS RESOLVED, subject to, and effective only upon, the effectiveness of the continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 (confirmation of directors only), 5, 6, 7, 8, 9, 10, 12, and 14 (statutory auditor only), and (except for proposal nos. 10 and 11) their registration in the Commercial Register of the Canton of Zurich, Switzerland, based on a special auditor report in accordance with art. 732 para. 2 of the Swiss Code of Obligations provided by the special auditor presents at the shareholder’s meeting that:

The Board of Directors proposes based on a report by PricewaterhouseCoopers AG as state supervised auditing enterprise in accordance with article 732 para. 2 CO provided by the auditor present at the shareholder’s meeting that:

1.	the share capital of the Company in the aggregate amount of CHF [•] shall be reduced by the amount of CHF [•] to CHF [•];

2.	it is recorded that according to the report of the auditor dated [•] the receivables of the creditors of the Company are fully covered even after the capital reduction;

3.	the capital reduction shall be accomplished as follows:

(i)	by reducing the par value per share from CHF [•] to CHF [•]in three steps, i.e. by CHF [• ] to CHF [•] in the third calendar quarter 2008, from CHF [•] by CHF [•] to CHF [•] in the fourth calendar quarter 2008 and from CHF [•] by CHF [•] to CHF [•] in the first calendar quarter 2009;

(ii)	by repayment of the respective partial reduction amounts of CHF [•] in October 2008, CHF [•] in January 2009 and CHF [•] in April 2009 per share to the shareholders; and

(iii)	an updated report in accordance with article 732 para. 2 CO by the state supervised auditing enterprise shall be prepared at the third partial reduction from CHF [•] by CHF [•] to CHF [•] in the first calendar quarter 2009.

4.	the aggregate reduction amount pursuant to Section 1 shall be increased by par value reductions on shares issued from authorised share capital and conditional share capital after the general meeting until registration of the third partial reduction in the Commercial Register.

5.	the board of directors is authorized to determine the application dates of the partial reductions in the commercial register and the repayment procedure for the partial reduction amounts;

6.	At the registration of the capital reduction in the Commercial Register, Article 3 a) of the Articles of Association shall adapt as follows:

“Article 3                    Share Capital

a)	The share capital of the Company amounts to CHF [•]*/[•]**/[•]*** and is divided into [•] registered shares with a nominal value of CHF [•]*/[•]**/[•]*** per share. The share capital is fully paid-in.”

* Upon completion of the first partial par value reduction in the third calendar quarter 2008

** Upon completion of the second partial par value reduction in the fourth calendar quarter 2008

*** Upon completion of the third partial par value reduction in the first calendar quarter 2009

7.	As a consequence of the par value reduction, Articles 4 a), 5 a) and 6 a) of the Articles of Association shall be adapted as follows:

“Article	4 Conditional Share Capital for Bonds and Similar Debt Instruments

a)	The share capital of the Company shall be increased by an amount not exceeding CHF [•]*/[•]**/[•]*** through the issue of a maximum of [•] registered shares, payable in full, each with a nominal value of CHF [•]*/[•]**/[•]*** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments;

* Upon completion of the first partial reduction in the third calendar quarter 2008

** Upon completion of the second value reduction in the fourth calendar quarter 2008

*** Upon completion of the third partial reduction in the first calendar quarter 2009

“Article 5                    Conditional Share Capital for Employee Benefit

a)	The share capital of the Company shall be increased by an amount not exceeding CHF [•]*/[•]**/[•]*** through the issue from time to time of a maximum of [•] registered shares, payable in full, each with a nominal value of CHF[•]*/[•]**/[•]***, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director, or other person providing services to the Company or a subsidiary.”

* Upon completion of the first partial reduction in the third calendar quarter 2008

** Upon completion of the second partial reduction in the fourth calendar quarter 2008

*** Upon completion of the third partial reduction in the first calendar quarter 2009

“Article 6                    Authorized Share Capital for General Purposes

a)	The Board of Directors is authorized to increase the share capital from time to time and at any time until [•insert date of general meeting resolution adopting the authorized share capital plus two years] by an amount not exceeding CHF [•]*/[•]**/[•]*** through the issue of up to [•] fully paid up registered shares with a nominal value of CHF [•]*/[•]**/[•]*** each.”

* Upon completion of the first partial reduction in the third calendar quarter 2008

** Upon completion of the second partial reduction in the fourth calendar quarter 2008

*** Upon completion of the third partial reduction in the first calendar quarter 2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 15. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Swiss law, approval of this proposal requires the affirmative vote of a majority of the votes present at the Annual General Meeting. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the holders of our Ordinary Shares represented in person or by proxy at the Annual General Meeting is required for approval of this proposal.

CORPORATE GOVERNANCE

Overview

In General	Our Board of Directors has maintained corporate governance policies for many years in accordance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards regarding corporate governance policies and processes. We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification and independence standards, Board leadership, director responsibilities and procedures, management evaluation and succession and Board self-evaluations. We have also adopted Categorical Standards for Director Independence, a Code of Conduct and charters for each of our Compensation Committee, Audit Committee, Nominating and Governance Committee, Finance and Investment Committee and Executive Committee. The full text of our Corporate Governance Guidelines, our Categorical Standards for Director Independence, our Code of Conduct and each committee charter is available on the Company’s website located at www.acelimited.com. You can view and print these documents by accessing our website, then clicking on “Investor Information,” followed by “Corporate Governance.” Our Categorical Standards for Director Independence also appear as Exhibit C to this proxy statement/prospectus. In addition, you may request copies of our Corporate Governance Guidelines, Categorical Standards for Director Independence, Code of Conduct, and the committee charters by contacting us as follows:

Telephone—(441) 299-9283
Facsimile—(441) 292-8675; or
e-mail—investorrelations@ace.bm

Executive Sessions of Directors	In addition to regular Board meetings, the non-management directors meet at regular executive sessions of the Board, at which no members of management (including the CEO) are present. At least once a year, the independent directors meet at a regular executive session without participation of management or any director that is not independent. Our Lead Director, Robert M. Hernandez, is the presiding director for executive sessions of non-management directors and executive sessions of independent directors.

Other Corporate Governance Highlights	Eleven of our twelve directors are independent directors.

•	Only independent directors may serve on our Audit, Compensation and Nominating and Governance Committees.

•

Our Audit Committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors. It also has the authority to retain outside advisors. Together with our Board, our Audit Committee evaluates the qualification, performance and independence of our independent auditors. If required by applicable law or regulation relating to auditor rotation or otherwise, or if the Audit Committee otherwise determines it is necessary, it will replace the independent auditors or lead engagement partner or the partner responsible for reviewing the audit.

•

If a member of our Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board is required to determine whether such simultaneous service would impair the ability of such member to effectively serve on our Audit Committee.

•

Our Compensation Committee has the authority to retain independent consultants and has engaged Frederic W. Cook & Co., Inc. to assist it. Our Compensation Committee evaluates the performance of the President and Chief Executive Officer, whom we refer to as the CEO, based on corporate goals and objectives and sets his compensation level based on this evaluation, either as a committee or together with the other independent directors.

•

Our Board has adopted a Code of Conduct applicable to all directors, officers and employees, which sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations (including insider trading laws), and reporting illegal or unethical behavior.

•	Our Board and each of its committees conducts an annual self-evaluation to determine whether they are functioning effectively.

•

We have adopted Related Party Transaction Guidelines that require our Nominating and Governance Committee to review and approve or ratify, certain transactions between us and related persons as further described in “Corporate Governance – What is Our Related Party Transaction Approval Policy and What Procedures Do We Use to Implement It?”

Continuing Education	We provide ongoing programs for existing directors, covering, among other things, the Company’s business, organizational and management structure, results of operations and financial condition, including critical accounting policies, budgets and forecasts and corporate governance. Directors are encouraged to attend these and other appropriate continuing education programs. In 2007, we sponsored training sessions for our Audit Committee members, which all of our Audit Committee members attended, and invited outside speakers in connection with certain of our Board meetings. In addition, in 2007 many of our directors attended outside director education programs, including Mr. Krol, who attended an accredited director education program sponsored by the National Association of Corporate Directors.

The Board of Directors

Our Board oversees our business and monitors the performance of management. The directors keep themselves informed by discussing matters with the CEO, other key executives and our principal external advisors, such as legal counsel, outside auditors, and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met four times during 2007. All directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member that were held during 2007.

Director Independence and Other Information

The Board has determined that the following directors are independent under the listing standards of the New York Stock Exchange, which we refer to as the NYSE: Michael G. Atieh, Mary A. Cirillo, Bruce L. Crockett, Robert M. Hernandez, John A. Krol, Peter Menikoff, Leo F. Mullin, Thomas J. Neff, Robert Ripp, Dermot F. Smurfit, and Gary M. Stuart. These independent directors constitute a substantial majority of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between the Company and these directors. A copy of our Categorical Standards for Director Independence is attached as Exhibit C to this proxy statement/prospectus and is also available by accessing the Company’s website at www.acelimited.com, then clicking on “Investor Information,” followed by “Corporate Governance” and the relevant button under the Corporate Governance listing. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company. The Board of Directors has also determined that Olivier Steimer, who has been nominated to serve as a director, is independent.

SEC regulations require us to describe certain legal proceedings, including bankruptcy and insolvency filings, involving nominees for the Board of Directors or companies of which a nominee was an executive officer. Mr. Mullin retired as Chief Executive Officer of Delta Air Lines in January 2004 and Chairman in April 2004. In September 2005, Delta Air Lines voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

The Committees of the Board

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, all of which consist exclusively of members who qualify as independent directors under the applicable requirements of the NYSE. The Board has also established a Finance and Investment Committee and an Executive Committee.

The Audit Committee	The Audit Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards. The Board has determined that each member of the Audit Committee is an audit committee financial expert, as that term is defined under 401(h) of Regulation S-K, and that each member satisfies the financial literacy requirements of the NYSE.

The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, our system of internal controls, our audit process, the performance of our internal auditors and the performance, qualification and independence of our independent registered public accounting firm.

The Audit Committee is composed of Robert Ripp, who serves as Chairman, Michael G. Atieh, Bruce L. Crockett, Peter Menikoff, Leo F. Mullin and Gary M. Stuart.

During 2007, the Audit Committee participated in six regularly scheduled meetings (one of which was telephonic), four telephonic earnings discussions and two training sessions (one of which was telephonic).

The Compensation Committee	The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of employees. The Compensation Committee has responsibility for evaluating the performance of the CEO and determining executive compensation. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning. Please see the Compensation Discussion and Analysis section of this proxy statement for additional information about how the Compensation Committee determines executive compensation.

The Compensation Committee is composed of John A. Krol, who serves as Chairman, Mary A. Cirillo, Robert M. Hernandez, Thomas J. Neff and Dermot F. Smurfit. If elected, Mr. Steimer will serve on the Compensation Committee.

The Compensation Committee held four meetings, as well as several telephonic consultations, during 2007.

The Nominating and Governance Committee	The Nominating and Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The responsibilities of the Nominating and Governance Committee include identification of individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating and Governance Committee is composed of Robert M. Hernandez, who serves as Chairman, Mary A. Cirillo, John A. Krol, Thomas J. Neff and Dermot F. Smurfit. If elected, Mr. Steimer will serve on the Nominating and Governance Committee.

The Nominating and Governance Committee held four meetings during 2007.

The Finance and Investment Committee	The Finance and Investment Committee of the Board of Directors oversees management’s investment of our investable assets and approves overall investment guidelines to ensure that we maintain appropriate levels of portfolio liquidity, credit quality, diversification, and volatility. The Finance and Investment Committee also oversees, and makes recommendations to the Board with respect to, our capital structure and financing arrangements in support of both our annual financial plan and our strategic plan.

The Finance and Investment Committee is composed of Michael G. Atieh, who serves as Chairman, Bruce L. Crockett, Peter Menikoff, Leo F. Mullin, Robert Ripp and Gary M. Stuart. Our chief financial officer and the president of ACE Asset Management are ex officio members of the Finance and Investment Committee.

The Finance Committee held four meetings during 2007.

The Executive Committee	Except as expressly limited by applicable law, by our Memorandum of Association or Articles or by our Board of Directors and except for matters expressly reserved for another committee of our Board of Directors, the Executive Committee may exercise all the powers and authorities of the Board of Directors between meetings of the full Board of Directors, with its primary focus to act for the full Board when it is not practical to convene meetings of the full Board.

The Executive Committee is composed of Evan G. Greenberg, who serves as Chairman, Michael G. Atieh, Robert M. Hernandez, John A. Krol, and Robert Ripp.

The Executive Committee did not meet during 2007.

How Are Directors Nominated?

As needed, the Nominating and Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Governance Committee considers each person’s judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

Our Corporate Governance Guidelines require the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that well serve our governance and strategic needs. We consider Board candidates on the basis of a range of criteria, including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as a global business perspective and commitment to good corporate citizenship. Directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. Directors must possess the highest personal and professional integrity and commitment to ethical and moral values. Directors must have the time necessary to fully meet their duty of care to the shareholders and be willing to commit to service over the long haul, if called upon.

In accordance with its charter, the Nominating and Governance Committee identifies nominees for directors from various sources. We do not generally retain third-party consultants to assist in identifying and evaluating potential nominees, although the Nominating and Governance Committee may do so if it desires. Thomas J. Neff, who serves on the Nominating and Governance Committee, is the chairman of Spencer Stuart, U.S., an executive search consulting firm. We have drawn upon Mr. Neff’s expertise and resources with respect to identifying and evaluating prospective nominees for directors, but have not made any payments with respect to such advice to Spencer Stuart or Mr. Neff, other than director’s fees to Mr. Neff. The Nominating and Governance Committee will consider shareholder recommendations for director candidates, but the Nominating and Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, it should be mailed to: Corporate Secretary, ACE Limited, ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08 Bermuda. If a shareholder desires to nominate a person for election as director at a shareholders’ meeting, that shareholder must comply with Article 40 of ACE (Cayman)’s Articles, which requires that notice be provided no later than 60 days prior to the anniversary date of the immediately preceding Annual General Meeting. If the Continuation does not become effective so that the ACE (Cayman) Articles remain in effect with respect to the 2009 Annual General Meeting, such written notice must be received on or prior to May 12, 2009. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

•	the shareholder’s name as it appears in the Company’s books;

•	a representation that the shareholder is a record holder of the Company’s shares and intends to appear in person or by proxy at the meeting to present such proposal;

•	the class and number of shares beneficially owned by the shareholder;

•	the name and address of any person to be nominated;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding such nominees proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy regulations; and

•	the consent of each nominee to serve as a director of the Company, if so elected.

What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?

The Board of Directors has adopted Related Party Transactions Guidelines which require that the Nominating and Governance Committee review, and approve or ratify, transactions in which we, on the one hand, and a related party, on the other hand, participate that involve payments of at least $120,000 in the aggregate per fiscal year. In conjunction with such review, the Nominating and Governance Committee must make a determination that the transaction does not constitute a conflict of interest. Transactions involving our sale of insurance or reinsurance in the ordinary course of business on terms that are generally available to similarly situated parties who are not related to us, and payments or settlements of claims on such policies in the ordinary course of business on commercially reasonable terms, are deemed pre-approved by virtue of the Board’s adoption of the Related Party Transactions Guidelines, unless they involve payments to an entity that is a related party because of the interest of a director (or a nominee for director) or his or her immediate family member in such entity. Transactions with any related party that involve less than $120,000 in the aggregate per fiscal year generally are also deemed pre-approved under our guidelines.

Our Related Party Transactions Guidelines require the Board of Directors to review, approve or ratify, and determine that no conflict of interest exists with respect to, financial contributions to not-for-profit organizations for which a director or an executive officer or his or her spouse or child serves on the board or as a senior officer. By adopting these guidelines, the Board has determined that financial contributions of $50,000 or less in the aggregate per fiscal year to a not-for-profit organization of which an executive officer or his or her spouse or child serves as a director, trustee or senior officer do not constitute conflicts of interest and are deemed to be pre-approved. We submit financial contributions to any not-for-profit organization of which an executive officer or his or her spouse or child is a director, trustee or senior officer to the Nominating and Governance Committee if they involve in the aggregate more than $50,000 per fiscal year but less than $100,000, or to the Board of Directors if they involve in the aggregate $100,000 or more per fiscal year.

We have established a number of procedures to monitor related party transactions so that we can submit them to the Nominating and Governance Committee or the Board of Directors pursuant to the Related Party Transactions Guidelines. For example, we have compiled a list of relevant persons and entities, which we update on a regular basis, and search various databases to identify payments to or from these persons or entities. In some circumstances, our directors, nominees for directors and executive officers are also required to report transactions of which they are aware to the Lead Director, such as transactions in which an immediate family member or entity associated with such family member has an interest. We also circulate directors’ and officers’ questionnaires which inquire as to related party transactions. Our Code of Conduct addresses procedures to follow with respect to matters that raise potential conflicts, including a requirement that our employees, officers and directors report potential conflicts as part of their annual Code of Conduct affirmation statement. In addition, we poll key officers to determine whether they are aware of any transactions that may be subject to the Related Party Transactions Guidelines.

For the purposes of our Related Party Transactions Guidelines, related parties include:

•	any director, nominee for director or executive officer of the Company;

•	any immediate family member of a director, nominee for director or executive officer;

•

any entity of which a director, nominee for director or executive officer is a current employee, officer or general partner, or in which his or her immediate family member is an executive officer or general partner, or in which any such person, together with his or her immediate family members, directly or indirectly, in the aggregate, owns 10 percent or more of the equity interest, and affiliates of any entity described in this paragraph; and

•

any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of more than 5 percent of the Company’s outstanding Ordinary Shares at the time the transaction occurred or existed.

What Related Person Transactions Do We Have?

Some of our shareholders and their affiliates and employers of or entities otherwise associated with some of our directors and officers and their affiliates, have purchased insurance from us on terms we believe were no more favorable to these insureds than those made available to other customers and may receive claim payments on such policies in the ordinary course of business. During 2007, we also engaged in certain other transactions with shareholders who owned more than 5 percent of our Ordinary Shares at the time of the transaction, or their affiliates, as described below.

Barclays Bank PLC has agreed to provide up to $149 million, £74 million and A$16 million of credit in total to the Company and some of our subsidiaries in the form of loans and letters of credit under six syndicated credit facilities. Barclays Bank PLC acts as syndication agent or lead arranger under certain of these facilities. During 2007, the largest aggregate principal amount of loans made by Barclays Bank PLC outstanding under these facilities was £16 million and A$16 million and, as of March 31, 2008, the aggregate principal amount of loans made by Barclays Bank PLC outstanding under these facilities was £16 million and A$16 million. During 2007, we paid Barclays Bank PLC £852,000 and A$997,000 in interest on these loans. We did not make any principal payments on these loans during 2007. Certain of these facilities provide for fixed rate loans and have interest rates ranging from 5.2505 percent to 7.807 percent, and others of these facilities provide for floating rate loans and have interest rates ranging from LIBOR plus 0.30 percent to LIBOR plus 0.35 percent. The letter of credit facilities charge fees on levels of utilization ranging from 0.24 percent to 0.50 percent and fees on unutilized capacity ranging from 0.06 percent to 0.10 percent. Barclays Bank PLC also charges a fronting fee of 0.10 percent when it is the issuer of a letter of credit under the facility. In February 2007, Barclays Capital Inc. served as an underwriter on the Company’s offering of 5.70 percent Senior Notes due 2017. Also in 2007, Barclays Global Investors Limited provided investment management services to certain of our U.K. pension scheme funds. Barclays Global Investors Limited and Barclays Global Investors Canada Limited provided investment management services to some of our subsidiaries in 2007, managing approximately 6 percent of our investment assets. Barclays Bank PLC also provided commercial banking services to some of our subsidiaries in 2007. We paid the Barclays Group approximately $6.74 million in 2007 related to the services and transactions described above, inclusive of interest on the loans described above. In addition, during 2007 some of our subsidiaries and Barclays Bank PLC engaged in foreign currency exchange transactions in the approximate aggregate notional United States dollar equivalent amount of $272.7 million and interest rate derivatives transactions in the approximate aggregate notional United States dollar equivalent amount of $2.6 billion, although no interest rate derivative transactions with Barclays Bank PLC were outstanding as of December 31, 2007 or as of the date of this proxy statement.

Wellington Management Company, LLP provided investment management services to some of our subsidiaries in 2007, managing approximately 20 percent of our investment assets. We paid Wellington approximately $6.3 million in 2007 for these services.

We made two loans to Brian Dowd in 2002. In May 2002, we loaned Mr. Dowd $250,000 in connection with a work transfer from Philadelphia, Pennsylvania, to Atlanta, Georgia. Principal on this note is due in annual installments of $50,000, with the final principal payment due on June 1, 2007. Mr. Dowd has received a discretionary bonus of $50,000 in each year in which principal has been due under this loan, and we have offset this bonus against such principal payment. Interest on this note accrues at 4.66 percent per year. We forgive any interest on this note as long as Mr. Dowd is an employee of the Company. In July 2002, we loaned Mr. Dowd $200,000 also in connection with his work transfer. Mr. Dowd used the proceeds of this loan to acquire a residence and he granted us a mortgage on that residence. The residence was sold in 2005. Principal on this note is due in annual installments of $20,000, with the final principal payment due on August 1, 2012. No interest accrued on this note until April 1, 2005, at which time the interest rate increased from 0 percent to 6 percent per year. In 2007, Mr. Dowd offset his discretionary bonus of $150,000 against the principal due on the first and second note of $50,000 and $100,000, respectively. In addition, the Company forgave an aggregate of $14,693 and $11,634 in interest on these notes in 2006 and 2007, respectively. As of March 31, 2008, these two loans were repaid in full.

The ACE Foundation–Bermuda, which we refer to as the ACE Foundation, is an unconsolidated not-for-profit organization which was established to strengthen the community by utilizing its financial resources to actively address social, educational, and other issues of community concern in Bermuda. It strives to be consistent in its community support by contributing to those charitable organizations that are specifically focused on clearly defined needs and problems. Five of the trustees of the ACE Foundation are current officers or directors of the Company, and the sixth trustee is a retired officer of the Company. We annually make contributions to the ACE Foundation which are in turn used to fund charitable causes in Bermuda. At December 31, 2007 and 2006, the Company maintained a non-interest bearing demand note receivable of $34 million and $37 million, respectively, from the ACE Foundation. The ACE Foundation has used the related proceeds to finance investments in Bermuda real estate, including investments in three properties that it rents to ACE employees at rates established by independent, professional real estate appraisers. The income generated from the real estate will initially be used to repay the note. However, the primary purpose of purchasing real estate was to pursue a fundamental financial objective of the ACE Foundation, which is to become a self-funding institution. The real estate assets assist the ACE Foundation in its endeavors to meet this goal by producing annual cash income that supports the ACE Foundation’s charitable objectives. Evan Greenberg and Philip Bancroft have rented real estate from the ACE Foundation. Lease payments under Mr. Greenberg’s lease with the ACE Foundation are $22,000 per month. Lease payments under Mr. Bancroft’s lease with the ACE Foundation are $18,000 per month.

In 2006, some of our subsidiaries entered into an agency agreement with Starr Technical Risks Agency, Inc., which we refer to as Starr, a wholly owned subsidiary of C.V. Starr & Co., Inc., which we refer to as C.V. Starr, of which Maurice Greenberg, the father of our CEO, is the Chairman and Chief Executive Officer. Under this agreement, Starr serves as our non-exclusive agent for writing policies, contracts, binders or agreements of insurance or reinsurance classified as property and/or inland marine risks. The program applies to risks attaching in the United States of America or Canada and worldwide risks for entities domiciled, having their principal places of business in or conducting a substantial portion of their business in the United States or Canada. C.V. Starr has guaranteed some of Starr’s obligations under the agency agreement. Under the agency agreement, we pay Starr a commission on written premiums that it underwrites on our behalf. In 2007, we paid Starr a total of approximately $81.6 million in commissions under this agreement. An affiliate of Starr provides claims services for the program, but we do not pay any additional fee for those services. We also have entered into a profit-sharing arrangement based on loss ratios in connection with the program if Starr writes a minimum of $20 million of net written premiums of program business per annum. Profit share amounts are payable on June 30 of each year. The profit share amount we will pay in any year will depend on how much program business Starr underwrites on our behalf and the calculation of the profit share amount. Each party to the agency agreement may terminate it without cause on 180 days’ notice and with cause on 30 days’ notice. We can terminate Starr’s binding authority for new business on 30 days’ notice, in which event Starr may terminate the agency agreement on 30 days’ notice. In addition, pursuant to a mutual service agreement, Starr retained one of our subsidiaries as a consultant and subcontractor to provide technical services in connection with certain insurance products that Starr markets and paid us $136,500 in 2007 for such services.

Did Our Officers and Directors Comply with Section 16(a) Beneficial Ownership Reporting in 2007?

Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. We believe that all our directors and executive officers complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during 2007, except that Mr. Medini was late with respect to two transactions each involving 24 shares that were withheld by the Company to satisfy Mr. Medini’s tax obligations upon vesting of restricted shares, with respect to an award of 375 restricted shares granted to him by the Company and with respect to an award of 1,250 options granted to him by the Company; and Mr. Keogh was late with respect to 938 shares that were withheld by the Company to satisfy Mr. Keogh’s tax obligations upon the vesting of restricted shares. In addition, Mr. Mullin filed a timely Form 3 upon becoming a director. However, approximately a month later it was determined that he had owned 520 shares upon becoming director that inadvertently had not been included on his Form 3, so an amendment was filed.

INFORMATION ABOUT OUR ORDINARY SHARE OWNERSHIP

How Many Ordinary Shares Are Owned by Directors and Executive Officers?

The following table sets forth information, as of May 20, 2008, with respect to the beneficial ownership of Ordinary Shares by our executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, and to whom we refer as the NEOs, by each of our directors and by all our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Ordinary Shares listed in the Ordinary Shares Beneficially Owned column. The Ordinary Shares listed for each director and each NEO constitute less than one percent of the outstanding Ordinary Shares. The Ordinary Shares beneficially owned by all directors and executive officers as a group constitute approximately 0.72 percent of the outstanding Ordinary Shares.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned	Ordinary Shares Subject to Options (1)	Restricted Ordinary Shares (2)
Evan G. Greenberg (3) (4)	239,573	827,067	231,925
Philip Bancroft	70,235	162,100	60,834
Robert Cusumano	11,148	21,853	35,484
Brian E. Dowd	44,272	211,986	65,136
John Keogh	8,438	10,813	42,973
Michael G. Atieh (5) (6)	18,089	14,000	—
Mary A. Cirillo (6)	—	—	—
Bruce L. Crockett (5) (6)	14,602	14,000	—
Robert M. Hernandez (5) (6)	49,144	14,000	—
John A. Krol (5) (6)	5,655	11,030	—
Peter Menikoff (3) (5) (6)	26,576	14,000	—
Leo Mullin (6)	1,845	—	—
Thomas J. Neff (5) (6)	16,971	14,000	—
Robert Ripp (5) (6)	20,857	14,000	—
Dermot F. Smurfit (6)	9,959	14,000	—
Gary M. Stuart (5) (6)	14,721	14,000	—
Olivier Steimer	—	—	—
All directors and executive officers as a group (18 individuals)	570,519	1,387,389	452,351

(1)	Represents Ordinary Shares that the individual has the right to acquire within 60 days of May 20, 2008 through option exercises.

(2)	Represents Ordinary Shares with respect to which the individual has the power to vote (but not to dispose of).

(3)	Messrs. Greenberg and Menikoff share with other persons the power to vote and/or dispose of 8,190 and 4,800, respectively, of the Ordinary Shares listed. These directors and executive officers therefore share with other persons the power to vote and/or dispose of 12,990, in the aggregate, of the Ordinary Shares listed as owned by the directors and executive officers as a group.

(4)	Mr. Greenberg has pledged 207,000 Ordinary Shares in connection with a margin account.

(5)	Included in these amounts are Ordinary Shares that will be issued to the director immediately upon his or her termination from the Board. These Ordinary Shares relate to vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of Ordinary Shares at May 20, 2008 described in this footnote and included in the above table for each director is as follows: Mr. Atieh (10,960), Mr. Crockett (12,754), Mr. Hernandez (8,174), Mr. Krol (803), Mr. Menikoff (21,951), Mr. Neff (15,546), Mr. Ripp (10,960) and Mr. Stuart (12,078).

(6)	Not included in these amounts are Ordinary Shares that will be issued to the director no earlier than six months following his or her termination from the Board. Such Ordinary Shares relate to restricted stock units and vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of Ordinary Shares at May 20, 2008 described in this footnote and not included in the above table for each director is as follows: Mr. Atieh (11,352), Ms. Cirillo (6,826), Mr. Crockett (9,700), Mr. Hernandez (8,864), Mr. Krol (8,491), Mr. Menikoff (16,935), Mr. Mullin (1,686), Mr. Neff (15,832), Mr. Ripp (9,005), Mr. Smurfit (8,451) and Mr. Stuart (9,062).

Which Shareholders Own More than 5 Percent of Our Ordinary Shares?

The following table sets forth information regarding each person, including corporate groups, known to us to own beneficially or of record more than five percent of our outstanding Ordinary Shares as of December 31, 2007.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Barclays Global Investors, NA (1)	23,862,164	7.24%
45 Fremont Street San Francisco, California 94105 U.S.A.
FMR Corp. (2)	26,765,090	8.12%
82 Devonshire Street, Boston, Massachusetts 02109 U.S.A.
Wellington Management Company, LLP (3)	40,910,864	12.41%
75 State Street Boston, Massachusetts 02109 U.S.A.

(1)	Based on a Schedule 13G filed by Barclays Global Investors, NA, filing jointly on behalf of Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutscheland) AG, which we refer to as the Barclays Group. According to such Schedule 13G, as of December 31, 2007, the Barclays Group had the sole power to dispose of 23,862,164 Ordinary Shares and the sole power to vote 20,648,417 Ordinary Shares.
(2)	Based on a Schedule 13G/A filed by FMR Corp., a parent holding company for itself and its specified subsidiaries and affiliates, which we refer to as the FMR Group. According to such Schedule 13G/A, as of December 31, 2007, the FMR Group had the sole power to dispose of 26,765,090 Ordinary Shares and the sole power to vote 3,842,517 Ordinary Shares.
(3)	Based on a Schedule 13G filed by Wellington Management Company, LLP, which we refer to as Wellington Management. Wellington Management, in its capacity as an investment adviser, may be deemed to have had beneficial ownership of 40,910,864 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 23,835,579 shares and shared dispositive power over 40,910,864 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Program Objectives	Our goal is to fairly compensate our employees and to enhance shareholder value by continuing to closely align our executive compensation philosophy and practices with the interests of our shareholders.

Our compensation practices are structured to pay for performance and to support the human resource requirements of our business in all the markets, globally, in which we operate. We seek to attract and retain highly qualified executives who are talented, experienced, creative, motivated, dedicated and honest. With respect to our NEOs, we compete for talent with property and casualty insurers, specialty insurers, and financial services companies worldwide, although primarily with companies based in North America, including Bermuda.

For all of our executives, including our NEOs, we strive to develop and administer compensation practices that enable us to retain and motivate top talent in the markets in which we operate while, at the same time, administering integrated compensation practices for our employees worldwide.

In addition, as our business performance and industry reputation continue to grow in comparison with our peer companies, we have become a potential source of talent for peer companies, making the retention of our executives and other employees even more challenging, particularly in the Bermuda market, where there is significant competition for underwriting and executive talent among a growing number of new competitors.

What Our Compensation Program Is Designed to Reward; Individual and Company Performance Criteria	Our compensation practices are designed to reward both individual and Company performance, based on the following:

Individual Performance Criteria:

•	Personal contribution to both short-term and long-term business results

•	Successful execution of key strategic objectives

•	Demonstrated leadership capability

•	Demonstrated application of relevant technical expertise

•	Ethical conduct and regulatory compliance

Company Performance Criteria:

•	Growth in tangible book value per share—which has a strong correlation with shareholder wealth creation—both in absolute terms and in comparison with our Financial Performance Peer Group, as defined below

•	Quality of growth in book value, which recognizes the sources of our book value growth and is a principal measure of the quality of our shareholder wealth creation

• Return on common equity, or ROE =	Net Operating Income
Average Shareholder Equity for Period

which is a principal measure of the efficiency of our use of capital

•	Operating income, which is net income before realized gains and losses, after tax

•	Combined ratio (the amount that an insurer must pay to cover claims and expenses for every dollar of earned premium), which is the sum of the expense ratio and the loss ratio

Expense Ratio =	GAAP Policy Acquisition Costs and General & Administrative Expense
Net Earned Premium

Loss Ratio =	Losses Incurred
Net Earned Premium

Components of Total Direct Compensation	We pay each NEO total direct compensation, which we refer to as Total Direct Compensation, in three components:

•	Annual Base Salary

•	Annual Cash Bonus

•	Long-Term Incentive Equity Awards in the form of stock options, restricted stock and performance shares.

NEOs, as well as all other US-based and Bermuda-based officers of the Company, are eligible to participate in the Company’s non-qualified deferred compensation plans. Under the non-qualified deferred compensation plans, the NEOs may elect to defer base salary and annual cash bonus and direct those deferrals to investment options that mirror those offered in our qualified defined contribution plans. The Bermuda-based NEOs, as well as all other Bermuda-based officers, may also elect to defer long-term incentive equity awards in accordance with the terms of the Bermuda deferred compensation plan. Currently, no NEOs defer equity.

Perquisites are not considered part of Total Direct Compensation and are discussed in “Determination of Perquisites” below.

Retirement Benefits	Our NEOs do not participate in any Company-sponsored defined benefit plans, which are often referred to as pension plans. The Company does maintain a few defined benefit retirement plans in a few locations outside the U.S. and Bermuda where we are required to do so by local employment law or prevailing practice.

The Company maintains both qualified defined contribution plans and non-qualified defined contribution plans and maintains an account under each type of plan for many of our US-based and Bermuda-based employees, including our NEOs. Each year, the Company credits to each participant’s accounts an amount equal to 6 percent of his or her base salary and annual cash bonus. The Company first credits amounts under the qualified defined contribution plan up to the limits permitted under tax-qualification rules, and then credits amounts in excess of those limits to each participant’s account under the non-qualified defined contribution plan. In addition, depending on each participant’s own contribution to the plans, each participant’s plan accounts may be credited with matching non-discretionary contributions in an amount up to 6 percent of his or her base salary and annual cash bonus. These contributions are also made first to the applicable qualified defined contribution plan and then, once the tax-qualified limits are reached, to the applicable non-qualified defined contribution plan.

How We Use Peer Group Data in Determining Compensation	The Compensation Committee of the Board of Directors determines Total Direct Compensation for the CEO and reviews and approves or modifies the CEO’s recommendations for the Total Direct Compensation for the other NEOs and direct reports to the CEO. As part of the annual compensation review process, the Compensation Committee uses a competitive framework to evaluate each NEO’s individual compensation against compensation levels for comparable positions in companies in a peer group that best defines the market in which we compete for executive talent, which we refer to as the Compensation Benchmarking Peer Group, and Company performance against the financial performance of companies in a second peer group that best defines the market in which we compete for business, which we refer to as the Financial Performance Peer Group.

How We Select, and Who Is Currently in, Our Compensation Benchmarking Peer Group

Annually, the Compensation Committee reviews those companies designated as our Compensation Benchmarking Peer Group in collaboration with Mercer Human Resource Consulting, to whom we refer as Mercer, an independent consulting firm. Frederic W. Cook & Co., an independent consulting firm retained directly by the Compensation Committee, to whom we refer as Cook & Co., then reviews Mercer’s selection of companies included in our Compensation Benchmarking Peer Group. Of the nine companies that comprise our Compensation Benchmarking Peer Group, seven are within the S&P 500 Property & Casualty Index, and two are global insurance brokerages included because they are viewed as key competitors for talent in an industry-related business. We have excluded certain S&P 500 Property & Casualty Index companies from our Compensation Benchmarking Peer Group because their size, as defined by market value, total assets, book value, net income and net premium, is far below or far above that of our Company, they operate in a niche businesses, or they have an ownership structure, such as a majority stockholder, that limits pay comparability. For our CEO, CFO and General Counsel, we rely exclusively on the Compensation Benchmarking Peer Group. For those NEOs for whom similar positions do not exist within the Compensation Benchmarking Peer Group, we augment our analysis with industry-specific market survey data.

Our current Compensation Benchmarking Peer Group is:

The Allstate Corporation

Aon Corporation

The Chubb Corporation

The Hartford Financial Services Group, Inc.

Marsh & McLennan Companies, Inc.

The Progressive Corporation

Safeco Corporation

The Travelers Companies, Inc.

XL Capital Ltd

In addition, the Compensation Committee monitors the compensation data for AIG because of its industry leadership position, although the data are excluded from the summary statistics used by the Company due to AIG’s size.

How We Select, and Who Is Currently in, Our Financial Performance Peer Group	The Financial Performance Peer Group includes a subset of those companies in the Compensation Benchmarking Peer Group that are considered commercial property and casualty insurance companies, as well as three additional commercial property and casualty insurance companies excluded from the Compensation Benchmarking Peer Group because of their size and ownership structure. The Financial Performance Peer Group is the most relevant peer group for evaluating the financial performance of the Company on such measures as Growth in Tangible Book Value Per Share, Combined Ratio and Return on Equity.

Our current Financial Performance Peer Group is:

American International Group, Inc.

The Chubb Corporation

CNA Financial Corporation

The Hartford Financial Services Group, Inc.

The Travelers Companies, Inc.

XL Capital Ltd

Zurich Financial Services Group

Determining the Mix of Total Direct Compensation–Introduction

The mix of an NEO’s Total Direct Compensation is generally based upon level, with more senior officers receiving a greater percentage of their Total Direct Compensation as variable or at-risk compensation in the form of an annual cash bonus and a long-term incentive equity award composed of restricted stock (a portion of which is in the form of performance shares, as described below) and stock options, and a lesser percentage in the form of fixed annual base salary. Total cash compensation, which consists of base salary and annual cash bonus, is typically 25 percent to 50 percent of Total Direct Compensation. As part of its annual compensation benchmarking process, the Compensation Committee reviews the percentage of Total Direct Compensation delivered in base salary, annual cash bonus, and long-term incentive equity awards for similar positions in our Compensation Benchmarking Peer Group and, for certain positions, considers the broader financial services market. For more detailed analysis of Total Direct Compensation components, see “Salary,” “Bonus,” and “Long-Term Incentive Equity Awards” below.

Salary	The Compensation Committee reviews and approves or modifies the CEO’s recommendations for the annual base salary of each NEO position with the exception of the CEO, for whom the Compensation Committee sets the annual base salary. On an annual basis, the Committee reviews each NEO’s actual annual salary in reference to the median compensation levels for comparable positions at companies in our Compensation Benchmarking Peer Group or in combination with industry-specific market survey data for those NEOs for whom similar positions do not exist within the Compensation Benchmarking Peer Group. Each NEO’s actual annual salary increase, if any, may be above or below the market median based on his or her individual performance in the prior fiscal year, as measured against the Individual Performance Criteria described above in “What our Compensation Program is Designed to Reward; Individual and Company Performance Criteria.”

Variable Compensation–Bonus and Equity Compensation Awards

The Compensation Committee uses variable compensation in the form of the annual cash bonus and the long-term incentive equity award in combination with the annual base salary to provide an overall compensation opportunity that is closely tied to performance. When both Company performance, as measured by the Company Performance Criteria described above, and individual performance, as measured by Individual Performance Criteria described above, are considered outstanding, NEOs have the opportunity to achieve Total Direct Compensation that approximates the 75th percentile of compensation for comparable positions at companies in our Compensation Benchmarking Peer Group. Mercer determines the percentiles for a given position based on an analysis of compensation disclosures in the most recent publicly available Compensation Benchmarking Peer Group proxy statements in combination with industry-specific market survey data. The Compensation Committee considers the opportunity to achieve the 75th percentile, or higher, for outstanding performance because of the high performance expectations to which our Company executives are held, the prevailing competition for talent within our Compensation Benchmarking Peer Group, and the ambitious financial growth goals we set each year.

Bonus	The annual cash bonus component of Total Direct Compensation provides a timely link between recent performance and compensation, allowing the Compensation Committee to adjust annual compensation to reflect overall Company financial performance during the prior fiscal year as well as the individual performance of each NEO.

Each NEO’s annual cash bonus is based on the prior year’s performance, as measured against the Individual Performance Criteria, described above; the Company Performance Criteria, described above; and, for some NEOs, as further specified elsewhere in this Compensation Discussion and Analysis, the performance of the operating unit(s) directly managed by the NEO.

The above process culminates in a specific cash bonus for each NEO that is targeted to be between 100 percent and 150 percent of base salary, with the exception of the CEO. Actual cash bonuses may fall considerably below target if performance falls short of expectation and plan and may exceed the target if performance exceeds expectation and plan.

Long-Term Incentive Equity Awards	The Compensation Committee uses long-term incentive equity awards, principally in the form of stock options, restricted stock and performance shares, as:

•	a timely link between recent performance and compensation

•	a forward-looking vehicle for retention of executive talent due to the multi-year vesting schedule for equity awards

•	an important driver of long-term performance

•	a key link for aligning shareholder and executive interests

In general, restricted stock vests evenly on a year-by-year basis over four years while options vest evenly on a year-by-year basis over three years. Options and restricted stock also vest on a change in control or if a recipient’s termination of employment occurs by reason of death or disability. Continued vesting requires uninterrupted employment with the Company unless, upon retirement from the Company, the Compensation Committee by recommendation from the CEO exercises its discretion and grants continued vesting in unvested equity. Effective in April 2008, executive management and the Compensation Committee have approved a retirement policy such that upon reaching age 62 and having 10 years of service, employees who retire from the Company in good standing will be granted continued vesting without requiring Compensation Committee approval.

From time to time, the Compensation Committee may grant a special equity award that has a cliff vest, generally of five years, whereby all equity granted remains unvested until the fifth year of service post-grant is complete, which provides significant retention value.

The Compensation Committee bases the value of each NEO’s long-term incentive compensation award on the past year’s performance as measured against the Individual and Company Performance Criteria, described above, as well as, for some NEOs as further specified below, the performance of the operating unit directly managed by the NEO.

The above process culminates in a specific long-term incentive equity award for each NEO. The range of the value of the award as a percentage of base salary varies greatly among NEOs depending on position and performance but is targeted to be between 100 percent and 350 percent of base salary, with the exception of the CEO.

Performance-Based Restricted Stock Vesting	The Compensation Committee imposed performance criteria for 25 percent of the restricted stock awards granted in 2007 to the CEO; General Counsel; Chief Financial Officer; Chief Executive Officer, Insurance–North America; Chief Executive Officer, ACE Overseas General; and Chief Executive Officer, ACE Tempest Re. In 2008, the Compensation Committee increased the percentage of restricted stock awards granted to the CEO that will be subject to performance criteria from 25 percent to 50 percent and the percentage for the other NEOs from 25 percent to 33 percent. Such performance criteria tie the annual vesting of such awards to specified performance targets, namely growth in our tangible book value per share, which we refer to as Per Share Tangible Book Value Growth, compared with the growth in tangible book value per share of other companies included in the S&P 500 Property & Casualty Index. We selected this financial measure because it is a strong indicator of growth in shareholder value for a commercial property and casualty insurer and a common financial performance measure for companies in our industry.

We have two types of performance-based restricted stock awards described below: Target Awards and Premium Awards.

Each Target Award of performance-based restricted stock consists of four installments. The vesting of each annual installment is subject to the following criteria:

•	If Per Share Tangible Book Value Growth is equal to or less than the median, no performance-based restricted stock scheduled to vest that year actually vests.

•	If Per Share Tangible Book Value Growth exceeds the median, 100 percent of the performance-based restricted stock scheduled to vest that year actually vests.

In addition, if the performance-based restricted stock does not vest in a particular one-year period applicable to that installment, it may later vest in any of the subsequent years if the aggregate to-date performance exceeds the median performance for Per Share Tangible Book Value Growth.

If our Per Share Tangible Book Value Growth compared with the growth of other companies included in the S&P 500 Property & Casualty Index over the four-year performance period, which we refer to as our Cumulative Performance, exceeds the 65th percentile, a Premium Award of additional shares, over and above the yearly base award, will be earned as follows:

•	If Cumulative Performance exceeds the 65th percentile, the Premium Award will equal 50 percent of the number of Target Award shares earned.

•	If Cumulative Performance exceeds the 75th percentile, the Premium Award will equal 100 percent of the number of Target Award shares earned.

•	If Cumulative Performance is above the 65th and below the 75th percentile, we will interpolate the Premium Award between 50 percent and 100 percent of the number of Target Award shares earned.

We retain Ernst & Young LLP, an independent public accounting firm and to whom we refer as Ernst & Young, to verify the calculations of our Per Share Tangible Book Value Growth, to compare our Per Share Tangible Book Value Growth to that of the median for the S&P 500 Property & Casualty Index and to prepare a report on its findings. Our Compensation Committee reviews the report prepared by Ernst & Young and, based on that report, formally confirms whether, and to what extent, the performance criteria were met for the prior year and how much, if any, performance-based restricted stock has vested as a result.

The Compensation Committee lacks discretion regarding the vesting of any performance-based award except where performance criteria are not met due to either:

•	corporate acquisitions or dispositions affecting goodwill or

•	corporate dispositions resulting in gains or losses

The Compensation Committee did not exercise any such discretion this year but reserves the right to do so in the future.

Stock Option and Restricted Stock Grants: Timing and Pricing

The Compensation Committee typically grants stock options and restricted stock to NEOs annually, effective the day of the February Compensation Committee meeting. The exercise price of such stock options is the closing price of our Ordinary Shares as traded on the NYSE on the grant date. NEOs who join the Company after February in a given year may be granted stock options and restricted stock later that year, effective the first business day of the month following the decision to grant the NEO stock options and restricted stock, with an exercise price of such stock options equal to the closing price of our Ordinary Shares as traded on the NYSE on the first business day of the month following the decision to grant the officer stock options. We base the number of shares to be covered by the options granted on a dollar value determined for the NEO using the Black-Scholes valuation methodology based on the stock price at the time that we make the decision to grant the option. We base the number of shares to be covered by a restricted stock grant on the stock price at the time that we make the decision to grant the restricted stock, but we typically adjust that number, upward or downward, to reflect the dollar value determined for the NEO if the share price changes materially between the time we make the decision to grant the stock and the actual day of grant.

How, and by Whom, NEO Compensation Amounts Are Recommended and Approved	The CEO makes recommendations for the Total Direct Compensation of each NEO, other than himself. The Committee discusses these recommendations with the CEO along with a review of the performance of each NEO as assessed by the CEO. The Committee then approves or disapproves, or recommends modifications to, the Total Direct Compensation for each NEO, as appropriate. The Compensation Committee meets in executive session, i.e., with no management present, to evaluate the performance and determine the Total Direct Compensation of the CEO. In addition to considering overall Company financial performance in absolute terms compared to plan and prior-year performance, and in relative terms compared to the financial performance of our Financial Performance Peer Group, the Compensation Committee seeks external guidance from Cook & Co., which consults exclusively with the Compensation Committee and does not undertake any projects for Company management.

The Compensation Committee uses, as a starting point, a flexible framework that links Total Direct Compensation for the CEO to (i) the financial performance of the Company on key financial metrics (see below) as compared with other companies within our Financial Performance Peer Group, (ii) achievement of non-financial strategic objectives, (iii) overall Company performance as assessed against plan, (iv) individual performance, (v) base salary of the CEO, and (vi) market data for other CEOs within the Compensation Benchmarking Peer Group.

The key financial performance metrics considered by the Compensation Committee are:

•	Tangible Book Value Growth Per Share

•	Return on Shareholders’ Equity

•	After-Tax Operating Income

•	Combined Ratio

•	One and Three Year Total Shareholder Return (TSR)

The Compensation Committee considers the financial performance of only the property and casualty divisions of those companies in the Financial Performance Peer Group that also have substantial life insurance operations.

In addition, the Committee considers individual goals set by the CEO in advance of the calendar year of a more strategic and less financially oriented nature such as geographic expansion into target markets, the launch of new product lines and objectives related to improved operational efficiency.

Roles of Independent Consultants and Our Global Human Resources Officer in Advising the CEO and Compensation Committee on NEO Compensation Determinations	Senior management continues to retain Mercer to assist management in the collection and analysis of relevant market data including compensation and financial performance data for our Compensation Benchmarking and Financial Performance Peer Groups. Mercer also provides compensation benchmarking for the positions held by our NEOs for consideration by the CEO and the Compensation Committee.

In addition, the Compensation Committee directly retains Cook & Co. to assist it with respect to the compensation of the Chief Executive Officer. Cook & Co. meets directly with the Compensation Committee to review Company performance, the personal performance of the CEO and provides guidance on CEO compensation in the form of proposed compensation ranges for the annual cash bonus and long-term incentive equity award. In addition, Cook & Co. facilitates discussion, reviews peer groups and provides guidance on current trends in executive compensation practices, in general, and CEO compensation practices, specifically. Both Mercer and Cook & Co. also assisted in the design of the performance-based restricted stock program.

The Compensation Committee has the authority to retain and terminate Cook & Co. and to approve their fees and other retention terms.

Our Global Human Resources Officer further supports the CEO and the Compensation Committee in assembling external market data as prepared by Mercer, gathering and assembling internal compensation information, acting as liaison with Mercer and Cook & Co., and assisting the CEO and the Compensation Committee in further compensation analysis.

Impact of Tax Treatments of Compensation	Under U.S. income tax rules, Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to our CEO and four other NEOs who were executive officers as of the last day of our fiscal year. However, compensation is exempt from this limit if it qualifies as “performance-based compensation.” Performance based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments.

Although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers who may be employed by subsidiaries subject to U.S. income tax, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

Impact of Accounting Treatment	The Company adopted FAS 123R effective January 1, 2006 and began recognizing expenses related to employee stock options and its employee stock purchase plan. In adopting FAS 123R, the Company applied the modified prospective method and, accordingly, prior period amounts have not been restated. For further information on the impact of FAS 123R, see footnote 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Stock Ownership Guidelines for Our NEOs	The Company’s long-term incentive plans use equity awards as incentives for employees to enhance the long-term value of the Company and its competitive position. One of the ways in which we pursue this goal is by increasing officer ownership of Company stock, thereby aligning officers’ interests with long-term shareholder interests. The Company established and annually reviews and communicates stock ownership guidelines for officers. The guidelines set stock ownership goals as a multiple of annual base salary as follows:

•	Senior Vice Presidents: two times base salary

•	Executive Vice Presidents: three times base salary

•	Direct reports to the CEO, including all NEOs (other than the CEO) and other operating unit chief executive officers: four times base salary

•	CEO: seven times base salary

Shares of vested stock and unvested equity that will vest within 60 days count toward the ownership requirement. Shares of restricted stock are valued at the current market price. Newly promoted officers and new hires are expected to comply with these ownership guidelines within seven years of employment with the Company. While these ownership guidelines are not mandatory, the officers to whom they are applicable, including NEOs, are strongly urged to comply with them.

The Company also maintains an Employee Stock Purchase Plan, which is described in the “Employee Stock Purchase Plan” section of this proxy statement.

Hedging Prohibitions	The Company Code of Conduct prohibits NEOs from engaging in the following potential hedging strategies with respect to ACE securities:

•	Short selling

•	Short-term speculation, such as day trading

•	Purchases and sales of options involving ACE securities

•	Trading in hybrid or derivative securities based on ACE securities, such as straddles, equity swaps or exchange funds, other than securities issued by ACE

Severance Plans	The Company maintains a Senior Executive Severance Plan, which we refer to as the Severance Plan, that currently applies to the CEO and two other operating unit CEOs, one of whom is an NEO, John Keogh. The Severance Plan’s purpose is to assist select senior executives in transitioning to new employment should their tenure with the Company terminate due to circumstances other than performance and to mitigate the distractions caused by the possibility that the executive’s employment may be terminated or that the Company may be the target of an acquisition. The Severance Plan also covers involuntary termination or resignation due to a change in control and subsequent diminution of responsibilities or compensation.

In 2007, our Chief Financial Officer had in effect a pre-existing severance agreement with the Company. The terms of this severance agreement are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Additional information about our severance arrangements, including potential payments to our NEOs upon termination of employment or a change in control, can be found in the “Potential Payments Upon Termination or Change In Control” section of this proxy statement.

Determination of Perquisites	The Company provides selected executives with certain perquisites that are market-competitive. All NEOs receive a car allowance or car lease, executive medical coverage, financial planning services and tax preparation services. Those NEOs who have a primary residence or are required to have a second home in Bermuda also receive a car maintenance allowance, a housing allowance and a Company-paid country-club membership. The Company provides these perquisites to remain competitive with other companies, particularly those vying for Bermuda-based executive talent, and these perquisites are viewed as both enabling the Company to effectively compete for executive talent and having retention value. The Compensation Committee reviews executive perquisites annually as part of the annual compensation review process.

CEO Compensation	The CEO’s Total Direct Compensation is determined by the Compensation Committee with advice from Cook & Co. and is based on the financial performance of the Company, achievement of non-financial strategic objectives, and his individual performance.

CFO Compensation	The CFO’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance and the CFO’s individual performance.

Dowd Compensation	Mr. Dowd’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance, the performance of the operating units under Mr. Dowd’s management, and Mr. Dowd’s individual performance. The Committee approved a one-time discretionary bonus to Mr. Dowd which was offset against the outstanding balance due under his loans to the Company.

Keogh Compensation	Mr. Keogh’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance, the performance of the operating units under Mr. Keogh’s management, and Mr. Keogh’s individual performance.

Cusumano Compensation	Mr. Cusumano’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance and Mr. Cusumano’s individual performance.

Duperreault Compensation	Brian Duperreault, a prior NEO, resigned as a member of the Board of Directors on January 29, 2008, and was appointed as Chief Executive Officer of Marsh & McClennan Companies, Inc. In consideration of his years of service as CEO of ACE, Executive Chairman of ACE, and Non-Executive Chairman of ACE, the Compensation Committee of the Board of Directors authorized a severance payment of $4,950,000. In doing so, the Committee evaluated the unvested portion of equity awards provided to Mr. Duperreault for services rendered during his tenure at ACE, the schedule by which such equity awards would vest, and additional equity awards scheduled to vest in the future. The Committee determined that it was fair, and in the interests of the Company, to provide an immediate severance payment and to allow the unvested equity awards to lapse pursuant to their terms.

Conclusion	In making its final compensation decisions with respect to the NEOs, the Compensation Committee reviewed all components of compensation. Among other things, the Compensation Committee considered cash compensation including base salary and bonus, and annual long-term equity awards (which include stock options valued in accordance with the Black Scholes method, and restricted stock and performance based stock valued at the closing market price at the date of grant). These key compensation components are set forth below:

Name	Title/Business Unit	Annual Base Salary	Annual Cash Bonus	Annual Long Term Incentive Equity Award	Total Direct Compensation
Evan G. Greenberg	President & CEO	$1,200,000	$4,200,000	$9,000,000	$14,400,000

Philip V. Bancroft	Chief Financial Officer	$670,000	$900,000	$2,250,000	$3,820,000
Robert Cusumano	General Counsel & Secretary	$515,000	$700,000	$1,250,000	$2,465,000
Brian E. Dowd	Chairman & CEO, ACE USA	$700,000	$1,250,000	$2,300,000	$4,250,000
John W. Keogh	CEO – ACE Overseas General	$625,000	$900,000	$2,000,000	$3,525,000

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and this proxy statement.

The foregoing report has been approved by all members of the Committee.

John A. Krol, Chairman

Mary A. Cirillo

Robert M. Hernandez

Thomas J. Neff

Dermot F. Smurfit

Summary Compensation Table

The following table sets forth compensation for 2007 and 2006 for our NEOs.

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)		Option Awards (2)		All Other Compensation (3)		Total
Evan G. Greenberg President and Chief Executive Officer, ACE Limited	2007 2006	$ $	1,200,000 1,000,000	$ $	4,200,000 3,600,000	$ $	4,652,757 3,864,018	$ $	2,675,070 2,147,701	$ $	1,250,405 1,221,754	$ $	13,978,232 11,833,473

Philip V. Bancroft Chief Financial Officer, ACE Limited	2007 2006	$ $	670,000 670,000	$ $	900,000 680,000	$ $	1,091,338 1,031,017	$ $	305,266 274,577	$ $	543,912 548,062	$ $	3,510,516 3,203,656

Robert Cusumano General Counsel and Secretary, ACE Limited	2007 2006	$ $	515,000 500,000	$ $	700,000 600,000	$ $	660,615 392,102	$ $	220,851 147,059	$ $	492,175 472,668	$ $	2,588,641 2,111,829

Brian E. Dowd Chief Executive Officer, Insurance—North America	2007 2006	$ $	700,000 625,000	$ $	1,250,000 950,000	$ $	1,268,436 1,049,213	$ $	812,501 778,634	$ $	312,017 200,984	$ $	4,342,954 3,603,831

John W. Keogh Chief Executive Officer, ACE Overseas General	2007		$625,000		$900,000		$619,737		$209,743		$53,544		$2,408,024

(1)	This column discloses the expense recognized in 2007 in accordance with FAS 123R for restricted stock awarded in 2007 and prior years. This column includes time-based and performance-based restricted stock. For information on performance targets and vesting, see “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” For valuation assumptions used to compute such expense, see footnote 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. Additional detail regarding restricted stock awards made in 2007 is provided in the Grants of Plan-Based Awards table elsewhere in this proxy statement.

(2)	This column discloses the expense recognized in 2007 in accordance with FAS 123R for stock options awarded in 2007 and prior years. For valuation assumptions used to compute such expense, see footnote 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. Additional detail regarding stock option awards made in 2007 is provided in the Grants of Plan-Based Awards table elsewhere in this proxy statement.

(3)	As detailed in the table below, this column includes:

•	Perquisites and other personal benefits

•

These consist of housing allowances, personal use of the Company aircraft and Company apartment, relocation expenses and miscellaneous other benefits, including interest forgiven on loans, club memberships, private drivers, financial planning, executive medical cover, car allowance or car lease, car maintenance allowance, cost of living allowance and long service awards.

•	Housing allowances are provided to Messrs. Greenberg, Bancroft and Cusumano because these individuals are required to maintain a second residence in Bermuda.

•

We calculate our incremental cost for personal use of corporate aircraft based on our variable operating costs, including fuel, crew travel, landing/ramp fees, catering, international handling, global data communications and proportional share of lease costs. We include in this table amounts for personal use of corporate aircraft by all NEOs who make personal use of the corporate aircraft, although the Board of Directors has required Mr. Greenberg to use corporate aircraft for all travel whenever practicable for security reasons. For all other NEOs, personal use of the corporate aircraft was limited to space available on normally scheduled management business flights.

•	The Company reimburses the NEOs for the following taxes (referred to in the table below as Tax Gross-Up):

•	In the case of the NEOs who received housing allowances, taxes incurred on housing allowances, except for Mr. Bancroft.

•	In the case of Mr. Greenberg, taxes incurred on corporate aircraft use in 2006.

•

In the case of Mr. Dowd, taxes incurred on imputed income related to interest forgiven on a note and a one-time discretionary bonus which was offered against the outstanding balance due under his loans to the Company (further described above in “Corporate Governance—What Related Person Transactions Do We Have?” and “Executive Compensation—Compensation Discussion and Analysis”).

•

In the case of our Bermuda-based NEOs (that is, Messrs. Greenberg, Bancroft and Cusumano), taxes incurred due to the Company’s payment of such NEOs’ portion of Social Security and Medicare taxes, to which they are subject when they work within the United States, with Mr. Greenberg only receiving such payments in 2006.

•	Our contributions to retirement plans

•	These consist of discretionary and non-discretionary employer contributions for 2007. The discretionary employer contributions for 2007 have been calculated and will be paid in April 2008.

Name and Principal Position	Year	Housing Allowance		Private Jet Usage		Interest Forgiven on Loans		Misc. Other Benefits		Tax Gross-Up		Retirement Plan Contribution
Evan G. Greenberg	2007 2006	$ $	264,000 264,000	$ $	230,653 279,280		— —	$ $	14,334 29,155	$ $	165,167 214,668	$ $	576,251 434,651

Philip V. Bancroft	2007 2006	$ $	216,000 216,000	$ $	1,046 2,553		— —	$ $	88,839 38,498	$ $	50,627 113,212	$ $	187,400 177,800

Robert Cusumano	2007 2006	$ $	204,000 204,000	$ $	2,233 10,748		— —	$ $	36,983 27,420	$ $	95,316 90,500	$ $	153,643 140,000

Brian E. Dowd	2007 2006		— —	$ $	828 7,164	$ $	11,634 14,694	$ $	32,987 16,805	$ $	74,551 7,649	$ $	192,017 150,015

John W. Keogh	2007		—		$2,631		—		$18,178		—		$32,735

Employment Arrangements

We employ Mr. Greenberg pursuant to an offer letter dated October 29, 2001 that provided for an annual salary and living allowance with an annual discretionary cash and long-term incentives. His base salary is annually adjusted as described in “Compensation Discussion and Analysis.” The offer letter also provided for customary executive benefits such as participation in our current benefit plans, a housing allowance, a car loan and allowance and a club membership.

We employ Mr. Bancroft pursuant to an offer letter dated October 31, 2001 that provided for an annual salary with an annual discretionary cash and long-term incentives. His base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter also provided for customary executive benefits such as participation in our current benefit plans, a housing allowance, a car loan and allowance and a club membership.

We employ Mr. Cusumano pursuant to an offer letter dated February 25, 2005 that provided for an annual compensation target of $2,000,000 with a base salary of $500,000 per year. His annual base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter provided for Mr. Cusumano to participate in our discretionary bonus program based on individual and Company performance. The offer letter also provided that Mr. Cusumano is eligible to participate in our long-term incentive plan, but at the discretion of the Board of Directors. Under the terms of the offer letter, Mr. Cusumano is eligible to participate in all benefit plans offered to our senior executive group and specified perquisites such as housing and car allowances and club dues.

We employ Mr. Keogh pursuant to an offer letter dated April 10, 2006 that provided for an annual compensation target in the range of $2,300,000 to $2,500,000, with a base salary of $575,000 per year. His annual base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter provided for Mr. Keogh to participate in our discretionary bonus program based on individual and Company performance, with a bonus target equal to 100 percent of base salary. The offer letter also provided that Mr. Keogh is eligible to participate in our long-term incentive plan, with awards at the discretion of the Board of Directors, but targeted at 200 percent to 250 percent of base salary. The offer letter provided for signing bonuses in 2006. Under the terms of the offer letter, Mr. Keogh is eligible to participate in all benefit plans offered to our senior executive group and specified perquisites such participation in the company-sponsored automobile program or car allowance.

Employee Stock Purchase Plan

We maintain a broad-based employee stock purchase plan, which gives our eligible employees the right to purchase our Ordinary Shares through payroll deductions at a purchase price that reflects a 15 percent discount to the market price of our Ordinary Shares. No participant may purchase more than $25,000 in value of Ordinary Shares under this plan in any calendar year. Messrs. Cusumano and Dowd participated in the employee stock purchase plan in 2007.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Articles which require us to indemnify our directors and officers to the fullest extent permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity, including indemnification relating to the government investigation of industry practices. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. The indemnification agreements set forth procedures relating to indemnification claims. To the extent we maintain general and/or directors’ and officers’ liability insurance, the agreements provide that the indemnitee shall be covered by such policies to the maximum extent of the coverage available for any of our directors or officers.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to the NEOs during the calendar year ended December 31, 2007. Because the Compensation Committee made plan-based awards at its February 27, 2008 meeting which it intended as compensation for 2007, we have included those grants in this table along with grants made during 2007.

Name	Grant Date (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options (4)	Exercise or Base Price of Option Award	Grant Date Fair Value of Equity Incentive Plan Awards (5)
		Target	Maximum
Evan G. Greenberg	February 27, 2008	48,525	97,050	48,525		$60.28	$5,850,174
	February 27, 2008				130,640	$60.28	$2,868,854
	February 28, 2007	25,000	50,000	74,700		$56.14	$5,597,158
	February 28, 2007				134,000	$56.14	$2,583,520

Philip V. Bancroft	February 27, 2008	7,190	14,380	22,885		$60.28	$1,812,921
	February 27, 2008				18,150	$60.28	$398,574
	February 28, 2007	5,010	10,020	15,030		$56.14	$1,125,046
	February 28, 2007				16,700	$56.14	$321,976

Robert Cusumano	February 27, 2008	5,130	10,260	10,420		$60.28	$937,354
	February 27, 2008				12,960	$60.28	$284,602
	February 28, 2007	4,010	8,020	12,030		$56.14	$900,486
	February 28, 2007				13,360	$56.14	$257,581

Brian E. Dowd	February 27, 2008	9,440	18,880	19,180		$60.28	$1,725,214
	February 27, 2008				23,850	$60.28	$523,746
	February 28, 2007	6,680	13,360	20,040		$56.14	$1,500,061
	February 28, 2007				22,260	$56.14	$429,173

John W. Keogh	February 27, 2008	8,210	16,420	16,680		$60.28	$1,500,369
	February 27, 2008				20,740	$60.28	$455,450

(1)	The Compensation Committee intended awards granted in February 2007 as compensation for 2006. Therefore, we also disclosed these awards in our 2007 proxy statement. As stated above, the Compensation Committee intended awards granted in February 2008 as compensation for 2007.

(2)	The terms of the performance awards, including the performance criteria for vesting, are described in “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” The Target column of this table corresponds to Target Awards, and the Maximum column refers to the maximum possible Premium Awards. During the restricted period, the NEOs are entitled to vote both the time-based and performance-based restricted stock and to receive dividends.

(3)	Restricted stock vests on the first, second, third and fourth anniversary dates of the grant, except that 8,295 shares of restricted stock awarded to Mr. Bancroft in 2008 vest on the fifth anniversary of the grant date.

(4)	Stock options vest on the first, second and third anniversary dates of the grant.

(5)	This column discloses the aggregate grant date fair market value computed in accordance with FAS 123R. For all assumptions used in the valuation, see footnote 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Evan G. Greenberg	100,000 40,000 100,000 100,000 80,000 — 93,333 36,200 —	— — 150,000 — — 100,000 46,667 72,400 134,000	$ $ $ $ $ $ $ $ $	36.40 43.90 27.57 32.58 43.56 41.50 44.48 56.40 56.14	11/15/2011 02/28/2012 02/27/2013 08/06/2013 02/25/2014 05/27/2014 02/23/2015 02/22/2016 02/28/2017	163,075	$10,074,774	51,650	$3,190,937

Philip V. Bancroft	45,000 50,000 30,000 14,000 5,266 —	— — — 7,000 10,534 16,700	$ $ $ $ $ $	38.45 27.57 43.56 44.48 56.40 56.14	12/03/2011 02/27/2013 02/25/2014 02/23/2015 02/22/2016 02/28/2017	43,930	$2,713,995	8,572	$529,578

Robert Cusumano	6,666 3,700 —	3,334 7,400 13,360	$ $ $	39.93 56.40 56.14	04/01/2015 02/22/2016 02/28/2017	22,012	$1,359,901	6,504	$401,817

Brian E. Dowd	15,000 16,500 85,000 28,000 27,000 14,666 5,533 —	— — — — — 7,334 111,067 22,260	$ $ $ $ $ $ $ $	29.63 36.30 43.90 27.57 43.56 44.48 56.40 56.14	11/12/2008 02/22/2011 02/28/2012 02/27/2013 02/25/2014 02/23/2015 02/22/2016 02/28/2017	49,253	$3,042,850	10,430	$644,365

John W. Keogh	3,086 —	6,174 13,920	$ $	54.08 56.14	05/01/2016 02/28/2017	20,855	$1,288,422	4,180	$258,240

(1)	Based on the closing market price of our Ordinary Shares on December 31, 2007 of $61.78 per share.

Contingent on continued employment and, in some circumstances, satisfaction of specified performance targets, the vesting dates for the awards described in the Outstanding Equity Awards at Fiscal Year-End table are as follows:

Name	Vest Date	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (1)
Evan G. Greenberg	2/22/2008	36,200	15,125	5,050
	2/23/2008	46,667	14,000	5,750
	2/25/2008		15,000
	2/27/2008	150,000
	2/28/2008	44,666	18,675	6,250
	2/22/2009	36,200	15,125	5,050
	2/23/2009		14,000	5,750
	2/28/2009	44,667	18,675	6,250
	5/27/2009	100,000
	2/22/2010		15,125	5,050
	2/28/2010	44,667	18,675	6,250
	2/28/2011		18,675	6,250

Philip V. Bancroft	2/22/2008	5,267	3,550	1,187
	2/23/2008	7,000	6,250
	2/25/2008		5,750
	2/28/2008	5,566	3,757	1,252
	2/22/2009	5,267	3,550	1,188
	2/23/2009		6,250
	2/28/2009	5,567	3,757	1,252
	2/22/2010		3,550	1,188
	2/28/2010	5,567	3,758	1,253
	2/28/2011		3,758	1,253

Robert Cusumano	2/22/2008	3,700	2,494	831
	2/28/2008	4,453	3,007	1,002
	4/1/2008	3,334	1,250
	2/22/2009	3,700	2,494	831
	2/28/2009	4,453	3,007	1,002
	4/1/2009		1,250
	2/22/2010		2,494	832
	2/28/2010	4,454	3,008	1,003
	2/28/2011		3,008	1,003

Brian E. Dowd	2/22/2008	5,533	3,737	1,250
	2/23/2008	7,334	6,500
	2/25/2008		5,000
	2/28/2008	7,420	5,010	1,670
	2/22/2009	5,534	3,738	1,250
	2/23/2009		6,500
	2/28/2009	7,420	5,010	1,670
	2/22/2010		3,738	1,250
	2/28/2010	7,420	5,010	1,670
	2/22/2011	100,000
	2/28/2011		5,010	1,670

John W. Keogh	2/28/2008	4,640	3,132	1,045
	5/1/2008	3,087	2,775
	2/28/2009	4,640	3,132	1,045
	5/1/2009	3,087	2,775
	2/28/2010	4,640	3,133	1,045
	5/1/2010		2,775
	2/28/2011		3,133	1,045

(1)	The vesting date for the securities specified in this column is the later of (a) the “Vest Date” specified for such securities in this table and (b) the date when the Compensation Committee formally confirms vesting pursuant to the process further described in “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” For additional information on performance measures, see footnote 2 to the Grant of Plan-Based Awards table.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises by, and vesting of restricted stock awards of, our NEOs during 2007.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Evan G. Greenberg	—	—	68,675	$3,988,695
Philip V. Bancroft	—	—	22,988	$1,320,758
Robert Cusumano	—	—	4,574	$268,097
Brian E. Dowd	—	—	22,112	$1,271,783
John W. Keogh	—	—	2,775	$166,084

(1)	The value of a share of restricted stock upon vesting is the fair market value of one of our Ordinary Shares on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information about nonqualified deferred compensation of our NEOs.

	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)
Evan G. Greenberg	$273,514	$546,814	$215,776	—	$4,066,360
Philip V. Bancroft	$67,500	$157,749	$96,910	—	$1,586,467
Robert Cusumano	$95,869	$128,192	$3,879	—	$497,661
Brian E. Dowd	$139,077	$167,825	$78,439	—	$2,899,796
John W. Keogh	$97,000	$8,158	$5,048	—	$165,344

(1)	The amounts shown in this column are also included in the Summary Compensation Table for 2007 in the Salary column.
(2)	The amounts shown in this column are also included in the Summary Compensation Table for 2007 in the All Other Compensation column.
(3)	The amounts shown in this column are not included in the Summary Compensation Table for 2007.
(4)	Of the totals shown in this column, the following amounts are also included in the Summary Compensation Table for 2007 and 2006: Evan G. Greenberg ($1,429,415), Philip V. Bancroft ($439,649), Robert Cusumano ($426,860), Brian E. Dowd ($537,625) and John W. Keogh ($105,158).

ACE Limited and ACE INA Holdings, Inc. sponsor a total of five nonqualified deferred compensation plans in which the NEOs participate. Four of these plans—The ACE Limited Supplemental Retirement Plan, The ACE Limited Elective Deferred Compensation Plan, The ACE USA Supplemental Employee Retirement Savings Plan, and The ACE USA Officers Deferred Compensation Plan—are unfunded nonqualified plans designed to benefit employees who are highly compensated or part of a select group of management. ACE Limited and ACE INA Holdings, Inc. set aside assets in rabbi trusts to fund the obligations under these four plans. The funding (inclusive of investment returns) of the rabbi trusts attempts to mirror the participants’ hypothetical investment choices made under each plan.

Participants in the ACE Limited and ACE USA Supplemental Plans may contribute to such plans only after their contributions to tax-qualified plans are capped under one or more Internal Revenue Code provisions. Participants in the ACE Limited or ACE USA Deferred Compensation Plans may defer additional amounts of salary or bonuses with deferred amounts credited to these plans. Up to 50 percent of salary and up to 100 percent of cash bonuses are eligible for deferral under the ACE USA Officers Deferred Compensation Plan, while the ACE Limited Elective Deferred Compensation Plan permits deferral of up to 100 percent of salary, minus payroll taxes and other payroll obligations, and up to 100 percent of cash bonuses. NEOs are not treated differently from other participants under these plans.

The fifth nonqualified plan, the ACE Limited Bermuda National Pension Scheme Plan, which we refer to as the NPS Plan, is a funded nonqualified retirement plan in which participation is mandated by the Bermuda legislature for all employees who are citizens of Bermuda or spouses of citizens. Contributions to the NPS Plan are invested at the participants’ direction among the investment alternatives offered under the NPS Plan. Under Bermuda law, contributions are required on compensation up to (but not above) $200,000.

For more information on our nonqualified deferred compensation plans, see the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control–Non-Qualified Retirement Plans and Deferred Compensation Plans.”

Potential Payments Upon Termination or Change in Control

The table set forth below contains estimates of potential payments to each of our NEOs upon termination of employment or a change in control under current employment arrangements and other compensation programs, assuming the termination or change of control event occurred on December 31, 2007. Following the tables we have provided a brief description of such employment arrangements and other compensation programs.

Name	Cash Severance		Medical Continuation (1)		Retirement Plan Continuation (2)		Value of Accelerated & Continued Equity and Performance Awards (3)
Evan G. Greenberg Separation without cause Change in control Separation for cause Retirement Death or disability	$ $	9,333,333 13,953,333 — — —	$ $	40,869 61,304 — — —		— — — — —	$ $ $	17,799,755 22,377,822 — — 22,377,822

Philip V. Bancroft (4) Separation without cause Change in control Separation for cause Retirement Death or disability	$ $	1,340,000 1,340,000 — — —	$ $	50,468 50,468 — — —	$ $	160,800 160,800 — — —	$ $ $	2,572,418 2,603,816 — — 3,515,566

Robert Cusumano Separation without cause Change in control Separation for cause Retirement Death or disability		— — — — —		— — — — —		— — — — —	$ $	— 1,949,729 — — 1,949,729

Brian E. Dowd Separation without cause Change in control Separation for cause Retirement Death or disability		— — — — —		— — — — —		— — — — —	$ $	— 4,537,181 — — 4,537,181

John W. Keogh Separation without cause Change in control Separation for cause Retirement Death or disability	$ $	1,325,000 2,650,000 — — —	$ $	18,049 36,099 — — —		— — — — —	$ $ $	479,435 1,672,711 — — 1,672,711

(1)	The value of medical continuation benefits is based on the medical insurance premium rates payable by the Company and applicable to the NEOs as of year-end 2007.
(2)	The value of retirement plan continuation benefits is based on employer matching contributions (assuming maximum employee contributions) and employer non-discretionary contributions, in each case, in accordance with the relevant plans as in effect at year-end 2007.
(3)	Based on the closing market price of our Ordinary Shares on December 31, 2007 of $61.78 per share.
(4)	Mr. Bancroft’s severance agreement provides that nothing in the agreement shall limit or replace the compensation or benefits payable to him, or otherwise adversely affect his rights, under any other benefit plan, program or agreement to which he is a party. Accordingly, the Value of Accelerated Equity and Performance Awards has been calculated for Mr. Bancroft based on the terms of the applicable awards, which are more generous in this regard than is Mr. Bancroft’s severance agreement.

Severance Plan

At the present time, our CEO and the Chief Executive Officer, ACE Overseas General are the only participants among NEOs in the Severance Plan. The plan is open to participation by the other NEOs, who have not elected to participate at this time. Under the Severance Plan, if we terminate a participant’s employment without cause, the participant will receive a lump sum cash payment equal to 200 percent, in the case of the CEO, and 100 percent, in the case of any other participant, of such officer’s current annual base salary and average of the bonuses paid for the prior three years. In addition, if we terminate employment without cause, the Severance Plan provides for:

•	continued vesting of equity-based compensation for two years in the case of the CEO, and one year in the case of any other participant;

•	continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and

•	continuation of health coverage for 24 months for the CEO and 12 months for any other participant.

In the event of a change in control, all equity-based compensation held by a participant in the Severance Plan will immediately vest. In addition, if we terminate the participant’s employment without cause or if the participant terminates his employment for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control, the Severance Plan provides for:

•

a lump sum cash payment equal to 299 percent in the case of CEO, and 200 percent in the case of any other participant, of the sum of the current annual base salary and average of the bonuses paid to the participant for the prior three years;

•	continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and

•	continuation of health coverage for 36 months for the CEO and 24 months for any other participant.

All participants in the Severance Plan are required to sign a waiver and release to receive benefits and must agree to a 12-month non-competition period as well as an agreement not to solicit clients, customers or employees for specified periods ranging between 12 and 24 months.

A “change in control” under the Severance Plan occurs when:

•	any person becomes a beneficial owner of 50 percent or more of the voting stock of the Company;

•

the majority of the Board consists of persons other than directors in office on the effective date of the Severance Plan, who we refer to as the Incumbent Directors; provided that any person becoming a director after the effective date of the Severance Plan whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

•	the Company adopts any plan of liquidation providing for distribution of all or substantially all of its assets;

•

all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

•

the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company. We exclude from this calculation the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company.

A termination by the participant for good reason is generally deemed to occur if within 60 days prior to the separation date and without the participant’s consent, there is:

•	a material adverse diminution of the participant’s titles, authority, duties or responsibilities;

•	a reduction in the participant’s base salary or annual bonus opportunity; or

•	a failure by the Company to obtain the assumption in writing of its obligations under the Severance Plan by the Company’s successor in a change in control transaction.

Mr. Bancroft’s Severance Agreement

We have a severance agreement with Mr. Bancroft which provides him with severance benefits in the event that:

•	the Company involuntarily terminates his employment for other than cause, death or disability;

•	Mr. Bancroft resigns voluntarily due to a significant reduction in his responsibilities, compensation or a Company-required relocation;

•

a change in control occurs and the Company involuntarily terminates Mr. Bancroft’s employment or Mr. Bancroft voluntarily terminates his employment as described above within 6 months prior or 24 months after the change in control; or

•	the Company involuntarily terminates Mr. Bancroft’s employment or Mr. Bancroft voluntarily terminates his employment as described above during a threatened change in control.

Under these circumstances, Mr. Bancroft will be entitled to receive his current salary, and to participate in Company benefit plans, for 24 months. Restricted stock and options held by Mr. Bancroft at the time of such termination will continue to vest in accordance with the vesting schedule of the plan under which the award was made for 24 months following termination of employment, unless Mr. Bancroft commences new employment prior to the end of the 24-month period, in which case continued vesting shall cease on the date of his new employment. If tax counsel determines that the benefits under the severance agreement are excess parachute payments under the Internal Revenue Code generating excise tax liability, in some circumstances the benefits payable to Mr. Bancroft under the severance agreement will be reduced. Mr. Bancroft has agreed that while he is employed at the Company and for two years following his termination of employment, he will not attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company. If he breaches this agreement, the compensation and benefits to him shall cease.

A change in control under Mr. Bancroft’s severance agreement is generally deemed to occur when:

•	any person becomes the beneficial owner of 50 percent or more of the outstanding shares of the Company or 50 percent or more of the voting securities of the Company;

•

shareholders of the Company approve, and governmental consent is obtained, if necessary, for, a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction, unless the shareholders immediately prior to such transaction continue to represent at least 50 percent of the outstanding common stock of the Company or the surviving entity or parent or affiliate immediately after such transaction; or

•

a majority of the Board consists of persons other than directors in office on the effective date of the agreement, to whom we refer as the Incumbent Board; provided that any person becoming a director after the effective date of the agreement whose election or nomination was approved by at least a majority of the Incumbent Board shall be considered to be part of the Incumbent Board.

A resignation with “good reason” under Mr. Bancroft’s severance agreement means a resignation due to:

•

a significant reduction of the employee’s responsibilities, title or status resulting from a formal change in such title or status or from the assignment to the employee of any duties inconsistent with his title, duties or responsibilities; or

•	a reduction in the employee’s compensation or benefits.

Non-Qualified Retirement Plans and Deferred Compensation Plans

All the NEOs participate in one or more non-qualified defined contribution retirement plans or deferred compensation plans through an ACE employer. Under the ACE Limited Elective Deferred Compensation Plan, as amended to comply with Internal Revenue Code section 409A, a change in control is a distributable event. A change in control under the current provisions of the other plans discussed below will not result in a distributable event in and of itself. Further, whether an NEO’s termination is with or without cause does not impact entitlement to benefits under the ACE Limited Elective Deferred Compensation Plan or the other plans. Below is an overview of each plan.

The ACE Limited Supplemental Retirement Plan is a non-qualified retirement plan for higher-paid Bermuda-based employees who are United States citizens or permanent residents. Contributions to this plan are made where Internal Revenue Code provisions limit the amount of contributions that these employees may make or have made on their behalf to the qualified ACE Limited Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, non-discretionary 6 percent employer contribution and any discretionary employer contributions that would have been made under the ACE Limited Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. A participant does not vest in the employer contributions under this supplemental plan until he or she has completed one year of service. The plan provides for distributions following the year the participant has terminated employment and attained age 55. However, for amounts subject to Internal Revenue Code section 409A, distributions will be made in the year following termination of employment, regardless of the participant’s age.

The ACE Limited Elective Deferred Compensation Plan is a deferred compensation plan for Bermuda-based employees who are United States citizens or permanent residents that permits them to defer the receipt of a portion of their compensation. The plan also credits contributions that would have been made to the ACE Limited Employee Retirement Plan, the ACE Limited Supplemental Retirement Plan or the NPS Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans. Participants generally receive distribution of their plan account balance in a lump sum upon termination of employment. Participants may instead elect to receive distributions at a specified date while still employed or at termination of employment, and they may elect whether they want to receive a lump sum or periodic payments. Participants make the election regarding form and time of payment at the same time that they elect to defer compensation. Participants may elect a different distribution date and payment form each time they elect to defer compensation, and the new date and payment form will apply to the compensation which is the subject of the new deferral election. The plan requires payment to be made to a participant in a lump sum upon the participant’s death or disability, as defined under the plan, overriding any other election made under the plan. For plan amounts subject to Internal Revenue Code section 409A, the plan requires distributions to be made upon a change in control regardless of the participants’ distribution elections and regardless of whether the participant’s employment has terminated. Under the plan, a change in control occurs when a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board of Directors prior to the date of the appointment or election. In addition, a change in control occurs when any of the following events occurs with respect to an ACE company which either employs the participant, is obligated to make plan payments to the participant, or is either the majority shareholder or is in a chain of corporations comprising the majority shareholder of the ACE company:

•

any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation;

•

any one person, more than one person acting as a group, acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

•

any one person, or more than one person acting as a group, acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The ACE USA Supplemental Employee Retirement Savings Plan is a non-qualified retirement plan for a select group of U.S.-based employees who are generally higher paid. Contributions to this plan are made where Internal Revenue Code provisions limit the contributions of these employees under one or both U.S. qualified plans, the ACE USA Employee Retirement Savings Plan and the ACE USA Basic Employee Retirement Savings Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and any discretionary employer contributions that would have been made under the ACE USA Employee Retirement Savings Plan and the non-discretionary 6 percent employer contribution that would have been made under the ACE USA Basic Employee Retirement Savings Plan but for the limits imposed by the Internal Revenue Code. A participant does not vest in the employer contributions under this supplemental plan until he or she has completed two years of service. The plan does not permit distributions until a participant terminates employment, and the plan generally makes the distribution in January of the year following the participant’s termination of employment, subject to restrictions imposed by Internal Revenue Code section 409A. The plan makes distributions to a participant after termination of employment, regardless of the age of the participant or reason for termination. ACE makes employer contributions once each year for participants employed on December 31.

The ACE USA Officers Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of U.S.-based employees who are generally higher paid that permits them to defer the receipt of a portion of their compensation. The plan also credits employer contributions that would have been made or credited to the ACE USA Employee Retirement Savings Plan, the ACE USA Basic Employee Retirement Savings Plan, or the ACE USA Supplemental Employee Retirement Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans. Participants generally elect the time and form of payment at the same time that they elect to defer compensation. Participants may elect to receive distributions at a specified date or at termination of employment. Participants may elect to receive distributions in the form of a lump sum or periodic payments. Participants may elect a different distribution date and form of payment each time they elect to defer compensation, and the new date and payment form will apply to the compensation which is the subject of the new deferral election. For plan amounts subject to Internal Revenue Code section 409A, the plan imposes additional requirements on the time and form of payments. ACE makes employer contributions once each year for participants employed on December 31.

Long-Term Incentive Plans

All the NEOs participate in one or more long-term incentive plans. Awards under the equity plans are generally subject to vesting, as set by the Compensation Committee as a part of each award. In general, the awards vest and are exercisable, where applicable, without regard to whether the NEO’s termination is considered with or without cause.

Upon termination of employment due to death or disability, all options and awards vest. An NEO is disabled for purposes of accelerating vesting when the NEO is determined to be disabled under the relevant employer-sponsored long-term disability plan. If the NEO is not eligible to participate in an employer-sponsored disability plan, this determination is made by the Compensation Committee applying standards similar to those applied under a disability plan. In making these determinations, the definition of disability is modified, where necessary, to comply with Code section 409A.

Upon a change in control before the NEO has terminated employment, options vest and become immediately exercisable. Restricted stock and restricted stock units likewise immediately vest upon a change in control, as defined below, before termination of employment.

Generally, incentive stock options must be exercised within three months of the date of termination of employment. Upon termination of employment due to death or disability, the exercise period is extended to one year following the termination of employment. Upon retirement, the exercise period for the retiree is extended so that the termination is deemed to have occurred on the ten-year anniversary of the option grant date or, if earlier, the date of the retiree’s death. In addition, for employees who meet certain criteria, unvested awards will continue to vest after retirement. To qualify for continued vesting, employees must be at least age 62 with ten or more years of service, retire in good standing and sign an agreement and release as presented by the Company.

For purposes of these plans, change in control means:

•

any person, as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that act, of 50 percent or more of the voting stock, as defined below, of ACE;

•

the majority of the Board consists of individuals other than incumbent directors, which term means the members of the Board on the effective date of the change in control; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the incumbent directors shall be considered to be an incumbent director;

•	ACE adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

•

all or substantially all of the assets or business of ACE is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of ACE immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of ACE, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of ACE; or

•

ACE combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of ACE immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company, there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates, as defined below, of such other company in exchange for stock of such other company.

For the purpose of this definition of change in control, an affiliate of a person or other entity means a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified. Voting stock means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation. When determining if a change in control has occurred, where necessary, the definition of change in control is modified to comply with Code section 409A.

Director Compensation

The following table sets forth information concerning director compensation paid or, in the case of restricted stock units, earned in 2007.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Michael G. Atieh (3)	$37,500	$199,829	$10,000	$247,329
Mary A. Cirillo (4)	$11,250	$199,085	$10,000	$220,335
Bruce L. Crockett (5)	$87,500	$144,452	—	$231,952
Brian Duperreault (6)	$192,940	$192,479	$10,000	$395,419
Robert M. Hernandez	$120,643	$128,983	$10,000	$259,626
John A. Krol	$100,625	$121,052	$10,000	$231,677
Peter Menikoff (7)	$11,250	$241,889	$10,000	$263,139
Leo Mullin	$33,750	$45,451	—	$79,201
Thomas J. Neff (8)	$11,250	$224,236	$10,000	$245,486
Robert Ripp	$110,625	$131,983	$10,000	$252,608
Dermot F. Smurfit	$92,500	$120,187	$10,000	$222,687
Gary M. Stuart	$97,500	$133,186	$10,000	$240,686

(1)	This column reflects restricted stock units earned during 2007. These restricted stock units were awarded at our 2007 Annual General Meeting and vest at the 2008 Annual General Meeting. Ordinary Shares will be issued for stock units six months after a director’s termination from the Board. The grant date fair value of the restricted stock units for each director is as follows: Mr. Atieh ($241,079), Ms. Cirillo ($210,355), Mr. Crockett ($151,952), Mr. Duperreault ($203,729), Mr. Hernandez ($136,483), Mr. Krol ($128,552), Mr. Menikoff ($248,139), Mr. Mullin ($91,519), Mr. Neff ($235,486), Mr. Ripp ($139,483), Mr. Smurfit ($127,687), and Mr. Stuart ($140,686). The number of restricted stock units that each director held at December 31, 2007 is as follows: Mr. Atieh (3,582), Ms. Cirillo (3,338), Mr. Crockett (2,117), Mr. Duperreault (3,256), Mr. Hernandez (1,954), Mr. Krol (1,954), Mr. Menikoff (3,419), Mr. Mullin (1,672), Mr. Neff (3,338), Mr. Ripp (1,954), Mr. Smurfit (1,954), and Mr. Stuart (1,954). The number of vested stock units and associated dividend reinvestment accruals that each director held at December 31, 2007 was: Mr. Atieh (18,631), Ms. Cirillo (3,458), Mr. Crockett (20,237), Mr. Duperreault (1,940), Mr. Hernandez (15,008), Mr. Krol (7,299), Mr. Menikoff (35,293), Mr. Mullin (7), Mr. Neff (27,899), Mr. Ripp (17,923), Mr. Smurfit (6,459), and Mr. Stuart (19,092).

(2)	Other annual compensation includes our matching contribution program for non-management directors pursuant to which we match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $10,000 per year.

(3)	Included in Mr. Atieh’s stock awards are the following amounts which were paid in stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,302.51 restricted stock units and two committee retainer fees of $10,000 each for which he received 325.63 restricted stock units.

(4)	Included in Ms. Cirillo’s stock awards are the following amounts which were paid in stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which she received 1,302.51 restricted stock units and a committee retainer fee of $5,000 for which she received 81.41 restricted stock units.

(5)	Included in Mr. Crockett’s stock awards is a committee retainer fee of $10,000 which was paid in 162.81 restricted stock units, rather than cash, at the election of the director.

(6)	Included in Mr. Duperreault’s stock awards is an annual retainer fee of $80,000 which was paid in 1,302.51 restricted stock units, rather than cash, at the election of the director. This table does not include the severance payment which Mr. Duperreault was awarded in 2008, the details of which are set forth in “—Compensation Discussion and Analysis.”

(7)	Included in Mr. Menikoff’s stock awards are the following amounts which was paid in stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,302.51 restricted stock units and a committee retainer fee of $10,000 for which he received 162.81 restricted stock units.

(8)	Included in Mr. Neff’s stock awards are the following amounts which were paid in stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,302.51 restricted stock units and a committee retainer fee of $5,000 for which he received 81.41 restricted stock units.

Our non-management directors receive $200,000 per year for their service as directors. We pay $120,000 of this fee in the form of restricted stock units, based on the fair market value of our Ordinary Shares at the date of award. These stock units are awarded at the Annual General Meeting and vest at the next Annual General Meeting. We pay the remaining $80,000 of the annual fee to directors in cash quarterly. Committee chairmen receive committee chair retainers as follows: Audit Committee—$25,000; Compensation Committee—$15,000; and other committees—$10,000.

The Lead Director receives a retainer of $25,000, which is in addition to any retainer received as a committee chairman. All members of the Audit Committee, other than the chairman, receive a premium of $10,000 per year and all members of the Compensation Committee, other than the chairman, receive a premium of $5,000 per year. Directors are not paid fees for attending regular Board or committee meetings but, at the discretion of the Chairman of the Board and the Lead Director, we may pay an additional $2,000 fee for each special meeting attended by telephone and $3,000 for each special meeting attended in person. We pay the retainers for committee chairmanships and Lead Director, and premiums for Audit or Compensation Committee service and special Board meeting fees quarterly in cash. Mr. Duperreault received fees in 2007 for his service as a director and non-executive Chairman at an annualized rate of $600,000, prorated for partial year service. Following our 2007 Annual General Meeting, he was compensated on the same basis as other directors.

Directors may elect to receive all of their compensation, other than compensation for special meetings, in the form of stock units issued on an annual basis. We will issue Ordinary Shares for stock units six months after a director’s termination from the Board. Until we issue such Ordinary Shares, the director may not sell or transfer the stock units awarded to them. When we pay dividends on our stock, we will issue stock units to directors equivalent in value to the dividend payments that they would have received if they held stock rather than stock units.

In addition to the above described compensation, we have a matching contribution program for non-management directors pursuant to which we will match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $10,000 per year.

Our Corporate Governance Guidelines specify our director equity ownership requirements. We award independent directors restricted stock units (which we refer to as “RSUs”), which are the functional equivalent of stock ownership. Such units are not transferable until 6 months after departure from the Board, and as a result, we mandate that independent directors accumulate the entirety of these awards through their tenure on the Board. The amount of such award is RSUs reflecting $120,000 of equity ownership per year. Thus, we mandate minimum equity ownership (based on stock price on date of award) of:

New director: $120,000

Three-year director: $360,000

Five-year director: $600,000

AUDIT COMMITTEE REPORT

The Audit Committee consists of six members of the Board of Directors, each of whom is independent of the Company and its management, within the meaning of the NYSE listing standards, and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards, and an “audit committee financial expert” within the meaning of the SEC’s rules.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, which we refer to as PwC.

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. Pursuant to the SEC’s rules and regulations, internal control over financial reporting is a process designed by, or under the supervision of, the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2007, management has evaluated the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control-Integrated Framework,” issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. Based on this evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2007. The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. The Company’s independent registered public accounting firm audits the Company’s year-end financial statements and reviews the interim financial statements. PwC audited the consolidated financial statements of the Company included in the annual report on Form 10-K and has issued an unqualified report on the fair presentation of the consolidated financial statements in accordance with US GAAP, and on the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2007. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, the independent registered public accounting firm and other advisors.

The Audit Committee participated in six regularly scheduled meetings (one of which was telephonic) and four telephonic earnings discussions during the year ended December 31, 2007. The Audit Committee also participated in two sessions devoted to training (one of which was telephonic). Some Audit Committee members also participated in a training program sponsored by PwC.

At meetings in February, May, August and November, the Audit Committee met with the Chief Auditor (to review, among other matters, the overall scope and plans for the internal audits and the results and status of such audits); the Chief Actuary (to review, among other matters, loss reserve estimates and development and current activities of the Enterprise Risk Management committee, including risk accumulation information); management (to review, among other matters, the Company’s continuing progress in sustaining Sarbanes-Oxley requirements, activities of the Company’s internal financial re-engineering efforts, the status of budgeted and actual fees for audit and non-audit services performed by the independent registered public accounting firm, the status of recent developments concerning SEC reporting, statutory and GAAP financial accounting and reporting and taxation, and the activities of the Company’s internal Structured Transaction Review Committee); the Company’s independent registered public accounting firm (to review, among other matters, the overall scope and plans for the independent audits, the results of such audits and evaluation of critical accounting estimates and policies); and the Company’s General Counsel and Global Compliance and Business Ethics Officer (to review, among other things, compliance with the Company’s conflict of interest and ethics policies, legal and regulatory compliance matters and the Company’s Code of Conduct). Also at meetings in February, May, August and November, the Audit Committee met in executive session (that is, without management present) with representatives of the Company’s independent registered public accounting firm and also with the Company’s Chief Auditor, in each case to discuss the results of their examinations and their evaluations of the Company’s internal controls and overall financial reporting. The Audit Committee also regularly met in separate executive sessions with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Global Compliance and Business Ethics Officer. At our February meeting, the annual financial statements, including Management’s Discussion and Analysis in our Form 10-K, were reviewed and discussed with management and the independent registered public accounting firm. At the February meeting, the audit committee met with external independent actuaries to review, among other things, their annual independent assessment of the company’s loss reserves.

The Audit Committee had four telephonic discussions with management and the Company’s independent registered public accounting firm at which the Company’s quarterly financial results were reviewed in advance of their public release. The committee also had a training session in 2007 devoted to understanding important matters relevant to ceded and assumed reinsurance and a telephonic session regarding the risks and uncertainties surrounding the Company’s guaranteed minimum income benefit annuity products. The Audit Committee discussed with PwC all the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61 (“Communication with Audit Committees”). These discussions included:

•	the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting;

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•

disagreements, if any, with management over the application of accounting principles (of which there were none), the basis for management’s accounting estimates, and disclosures in the financial statements.

The Audit Committee reviewed all other material written communications between PwC and management.

The Audit Committee discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the communication required by Independence Standard Board’s Standard No. 1 (Independence Discussions with Audit Committees).

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company’s management, its internal auditors and its independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the December 31, 2007 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

The foregoing report has been approved by all members of the Audit Committee.

Robert Ripp, Chairman

Michael G. Atieh

Bruce L. Crockett

Peter Menikoff

Leo F. Mullin

Gary M. Stuart

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

How Do I Submit a Proposal for Inclusion in Next Year’s Proxy Material?

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Corporate Secretary, ACE Limited, Mainaustrasse 30, Zurich CH-8008 Switzerland under the SEC’s rules, proposals must be received no later than February 5, 2008 unless due to a meeting date change we indicate an earlier deadline in a Quarterly Report on Form 10-Q and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company’s 2009 Annual General Meeting proxy statement and form of proxy.

Under Swiss law, one or more shareholders of record owning Registered Shares with an aggregate nominal value of CHF 1,000,000 or more can ask an item to be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Assuming the Continuation is approved and implemented, any such requests should be sent to the Corporate Secretary, ACE Limited, Mainaustrasse 30, Zurich CH-8008 Switzerland. However, any such requests received after February 5, 2008 may not be eligible for inclusion in the proxy material for the 2009 annual general meeting.

How Do I Submit a Proposal or Make a Nomination at an Annual General Meeting?

The Company’s Articles provide that if a shareholder desires to submit a proposal for consideration at an Annual General Meeting, or to nominate persons for election as directors, written notice of such shareholder’s intent to make such a proposal or nomination must be given and received by our Corporate Secretary at our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding Annual General Meeting. If the Continuation does not become effective so that the ACE (Cayman) Articles remain in effect with respect to the 2009 Annual General Meeting, such written notice must be received on or prior to May 12, 2009. The notice must meet the requirements set forth in ACE (Cayman)’s Articles. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

OTHER MATTERS

Our Board of Directors does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

LEGAL AND TAX MATTERS

The validity of the Registered Shares being issued in the Continuation under Swiss law will be passed upon for us by Niederer Kraft & Frey, Zurich, Switzerland. Certain Swiss tax matters will be passed upon for us by PricewaterhouseCoopers AG, Zurich, Switzerland. Certain legal matters relating to the Continuation under Cayman Law will be passed upon for us by Maples and Calder, George Town, Grand Cayman, Cayman Islands. Certain matters relating to United States law will be passed upon for us by Mayer Brown LLP.

EXPERTS

The consolidated financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any document we file in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-11778.

We are allowed to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that ACE sell all of the Registered Shares offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2007

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

•	Current Report on Form 8-K filed April 1, 2008 and May 15, 2008

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Investor Relations

ACE Limited

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton, HM 08, Bermuda

Telephone: (441) 299-9283

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

ACE is currently a Cayman Islands company and following the Continuation will be a Swiss company. In addition, some of its officers and directors, as well as some of the experts named in this proxy statement/prospectus, reside outside the United States, and all or much of ACE’s assets and some of the officers’ and directors’ assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against ACE or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve ACE with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving ACE INA Holdings, its United States agent irrevocably appointed for that purpose.

ACE has been advised by Swiss counsel that there is doubt as to whether the courts in Switzerland would enforce:

•

judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this proxy statement/prospectus, who reside outside the United States; or

•	original actions brought in Switzerland against these persons or ACE predicated solely upon U.S. Federal securities laws.

ACE has also been advised by Swiss counsel that there is no treaty in effect between the United States and Switzerland providing for this enforcement, and there are grounds upon which Swiss courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, would not be allowed in Swiss courts as contrary to that nation’s public policy.

Dated: May 30, 2008.

By Order of the Board of Directors,

Evan G. Greenberg

Chairman and Chief Executive Officer

EXHIBIT A

PROPOSED FORM OF

STATUTEN

der

ACE Limited

(ACE AG)

(ACE SA)

I.    Firma, Sitz und Zweck der Gesellschaft

Artikel 1    Firma, Sitz und Dauer der Gesellschaft

Unter der Firma

ACE Limited

(ACE AG)

(ACE SA)

besteht eine Aktiengesellschaft gemäss Artikel 620 ff. OR mit Sitz in Zürich. Die Dauer der Gesellschaft ist unbeschränkt.

Artikel 2    Zweck

a)	Hauptzweck der Gesellschaft ist der Erwerb, das Halten und der Verkauf von Beteiligungen an Unternehmen, insbesondere, jedoch nicht ausschliesslich, solcher der Direkt- und Rückversicherungsbranche.

Die Gesellschaft kann Finanz- und Management-Transaktionen ausführen. Sie kann Zweigniederlassungen und Tochtergesellschaften im In- und Ausland errichten.

Die Gesellschaft kann im In- und Ausland Grundstücke erwerben, halten und veräussern.

b)	Die Gesellschaft kann alle Geschäfte tätigen, die geeignet sind, den Zweck der Gesellschaft zu fördern und mit dem Zweck im Zusammenhang stehen.

II.    Aktienkapital und Aktien

Artikel 3    Aktienkapital

a)	Das Aktienkapital der Gesellschaft beträgt CHF [•] und ist eingeteilt in [•] auf den Namen lautende Aktien im Nennwert von CHF [•] je Aktie. Das Aktienkapital ist vollständig liberiert.

ARTICLES OF ASSOCIATION*

of

ACE Limited

(ACE AG)

(ACE SA)

I.    Name, Domicile and Purpose of the Company

Article 1    Corporate Name, Registered Office and Duration

Under the corporate name

ACE Limited

(ACE AG)

(ACE SA)

a Company exists pursuant to art. 620 et seq. of the Swiss Code of Obligations (hereinafter “CO”) having its registered office in Zurich. The duration of the Company is unlimited.

Article 2    Purpose

a)	The main purpose of the Company is to acquire, hold, manage and to sell equity participations, including in insurance and reinsurance companies as well as in other companies.

The Company may carry out finance and management transactions and set up branches and subsidiaries in Switzerland and abroad.

The Company may acquire, hold and sell real estate in Switzerland and abroad.

b)	The Company may engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related to the same.

II.    Share Capital and Shares

Article 3    Share Capital

a)	The share capital of the Company amounts to CHF [•] and is divided into [•] registered shares with a nominal value of CHF [•] per share. The share capital is fully paid-in.

b)	Auf Beschluss der Generalversammlung können jederzeit Namenaktien in Inhaberaktien und Inhaberaktien in Namenaktien umgewandelt werden.

Artikel 4    Bedingtes Aktienkapital für Anleihensobligationen und ähnliche Instrumente der Fremdfinanzierung

a)	Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•] durch Ausgabe von höchstens 33,000,000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•] je Aktie erhöht, bei und im Umfang der Ausübung von Wandel- und/oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Obligationen oder Schuldverpflichtungen eingeräumt wurden/werden, einschliesslich Wandelanleihen.

b)	Das Bezugsrecht der Aktionäre ist für diese Aktien ausgeschlossen. Das Vorwegzeichnungsrecht der Aktionäre in Bezug auf neue Anleihensobligationen, Notes oder ähnlichen Obligationen oder Schuldverpflichtungen kann durch Beschluss des Verwaltungsrates zu folgenden Zwecken eingeschränkt oder ausgeschlossen werden: Finanzierung und Refinanzierung des Erwerbs von Unternehmen, Unternehmensteilen oder Beteiligungen, von durch die Gesellschaft geplanten neuen Investitionen oder bei der Emission von Options- und Wandelanleihen über internationale Kapitalmärkte sowie im Rahmen von Privatplatzierungen. Der Ausschluss des Vorwegszeichnungsrechts ist ausschliesslich unter folgenden kumulativen Bedingungen zulässig: (1) Die Instrumente müssen zu Marktkonditionen emittiert werden, (2) die Frist, innerhalb welcher die Options- und Wandelrechte ausgeübt werden können, darf ab Zeitpunkt der Emission des betreffenden Instruments bei Optionsrechten 10 Jahre und bei Wandelrechten 20 Jahre nicht überschreiten und (3) der Umwandlungs- oder Ausübungspreis für die neuen Aktien hat mindestens dem Marktpreis zum Zeitpunkt der Emission des betreffenden Instruments zu entsprechen.
b)	Upon resolution of the General Meeting of Shareholders, registered shares may be converted into bearer shares and bearer shares may be converted into registered shares, at any time.

Article 4    Conditional Share Capital for Bonds and Similar Debt Instruments

a)	The share capital of the Company shall be increased by an amount not exceeding CHF [•] through the issue of a maximum of 33,000,000 registered shares, payable in full, each with a nominal value of CHF [•] through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments.

b)	Shareholders’ pre-emptive rights are excluded. Shareholders’ advance subscription rights with regard to the new bonds, notes or similar instruments may be restricted or excluded by decision of the Board of Directors in order to finance or re-finance the acquisition of companies, parts of companies or holdings, or new investments planned by the Company, or in order to issue convertible bonds and warrants on the international capital markets or through private placement. If advance subscription rights are excluded, then (1) the instruments are to be placed at market conditions, (2) the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights and (3) the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.

c)	Der Erwerb von Namenaktien durch Ausübung von Wandel- und Optionsrechten sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 8 der Statuten.

Artikel 5    Bedingtes Aktienkapital für Mitarbeiterbeteiligungen

a)	Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•] durch Ausgabe von höchstens 33,000,000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•] je Aktie erhöht bei und im Umfang der Ausübung von Optionen, welche Mitarbeitern der Gesellschaft oder ihrer Tochtergesellschaften sowie Beratern, Direktoren oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden/werden.

b)	Bezüglich dieser Aktien ist das Bezugsrecht der Aktionäre ausgeschlossen. Neue Aktien dieser Art können unter dem aktuellen Marktpreis ausgegeben werden. Der Verwaltungsrat bestimmt bei einer solchen Emission die spezifischen Konditionen, inkl. den Preis der Aktien.

c)	Der Erwerb von Namenaktien im Zusammenhang mit Mitarbeiterbeteiligungen sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 8 der Statuten.

Artikel 6    Genehmigtes Kapital zu allgemeinen Zwecken

a)	Der Verwaltungsrat ist ermächtigt das Aktienkapital jederzeit bis [•Datum der Generalversammlung, welche das genehmigte Kapital beschliesst, zuzüglich zwei Jahre, einfügen] im Maximalbetrag von CHF [•] durch Ausgabe von höchstens 99,750,000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•] je Aktie zu erhöhen.

c)	The acquisition of registered shares through the exercise of conversion rights or warrants and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.

Article 5    Conditional Share Capital for Employee Benefit Plans

a)	The share capital of the Company shall be increased by an amount not exceeding CHF [•] through the issue from time to time of a maximum of 33,000,000 registered shares, payable in full, each with a nominal value of CHF [•], in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director, or other person providing services to the Company or a subsidiary.

b)	Shareholders’ pre-emptive rights shall be excluded with regard to these shares. These new registered shares may be issued at a price below the current market price. The Board of Directors shall specify the precise conditions of issue including the issue price of the shares.

c)	The acquisition of registered shares in connection with employee participation and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.

Article 6    Authorized Share Capital for General Purposes

a)	The Board of Directors is authorized to increase the share capital from time to time and at any time until [•insert date of general meeting resolution adopting the authorized share capital plus two years] by an amount not exceeding CHF [•] through the issue of up to 99,750,000 fully paid up registered shares with a nominal value of CHF [•] each.

b)	Erhöhungen durch Festübernahme oder in Teilbeträgen sind zulässig. Der Ausgabepreis, der Zeitpunkt der Dividendenberechtigung und die Art der Liberierung (inkl. Sacheinlage oder Sachübernahme) werden vom Verwaltungsrat bestimmt. Der Verwaltungsrat kann eingeräumte jedoch nicht ausgeübte Bezugsrechte von der Kapitalerhöhung ausschliessen (sofern im Erhöhungsbeschluss ein Maximalbetrag angegeben wurde) oder diese zu marktüblichen Konditionen verkaufen.

c)	Der Verwaltungsrat ist ermächtigt, Bezugsrechte der Aktionäre auszuschliessen und diese Dritten zuzuweisen, wenn die neu auszugebenden Aktien zu folgenden Zwecken verwendet werden: (1) Für den Erwerb von Unternehmen, Unternehmensteilen oder Beteiligungen oder von neuen Investitionsvorhaben der Gesellschaft, für Fusionen oder Aktientausche oder zur direkten oder indirekten Mittelaufnahme auf internationalen Kapitalmärkten, (2) zur Erweiterung des Aktionariats oder (3) zum Zwecke der Mitarbeiterbeteiligung.

d)	Der Erwerb von Namenaktien aus genehmigtem Kapital zu allgemeinen Zwecken sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 8 der Statuten.

Artikel 7    Aktienzertifikate

a)	Die Gesellschaft kann auf Druck und Auslieferung der Aktienzertifikate verzichten sowie bereits gedruckte Zertifikate annullieren. Letzteres setzt die Einlieferung der Zertifikate bei der Gesellschaft sowie das Einverständnis der Aktionäre voraus. Der Aktionär kann jedoch von der Gesellschaft jederzeit kostenlos Druck und Auslieferung der Aktienzertifikate verlangen. Die Gesellschaft kann die Namenaktien ihrerseits jederzeit drucken.

b)	Increases through firm underwriting or in partial amounts are permitted. The issue price, the period of entitlement to dividends and the type of consideration or the contribution or underwriting in kind shall be determined by the Board of Directors. The Board of Directors may exclude pre-emptive rights that have not been exercised from the capital increase or may sell such pre-emptive rights at market conditions.

c)	The Board of Directors is authorized to exclude the pre-emptive rights of the shareholders and to allocate them to third parties in the event of the use of shares for the purpose of (1) acquisition of companies, parts of an enterprise or investments, for mergers and exchange of investments or in the case of a share placement for the financing of such transactions, (2) broadening the shareholder constituency or (3) for the purpose of the participation of employees.

d)	The acquisition of registered shares out of authorized share capital for general purposes and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.

Article 7    Share Certificates

a)	The Company may forego the printing and delivery of registered shares and may cancel without replacement already printed shares. Registered shares already issued can only be cancelled when they are returned to the Company and the shareholder agrees. The shareholder may request at any time, without cost, the printing and delivery of his registered shares. The Company may for its part print out the registered shares at any time.

b)	Nicht verurkundete Namenaktien einschliesslich der daraus entspringenden Rechte können nur durch Zession übertragen werden. Die Zession bedarf zur Gültigkeit der Anzeige an die Gesellschaft. Die Berechtigung an den Zertifikaten der übertragenen Aktien wird durch rechtsgültige Zession übertragen und bedarf keiner Zustimmung seitens der Gesellschaft. Die Bank, welche abgetretene Namenaktien für die Aktionäre verwaltet, kann von der Gesellschaft über die erfolgte Zession benachrichtigt werden.

c)	Nicht verurkundete Namenaktien sowie die daraus entspringenden Vermögensrechte können ausschliesslich zugunsten der Bank, welche die Aktien im Auftrag des betreffenden Aktionärs verwaltet, verpfändet werden. Die Verpfändung bedarf eines schriftlichen Pfandvertrags. Eine Benachrichtigung der Gesellschaft ist nicht erforderlich.

Artikel 8    Aktienregister; Beschränkungen der Übertragbarkeit

a)	Für die Namenaktien wird ein Aktienbuch geführt. Darin werden die Eigentümer und Nutzniesser mit Namen und Vornamen, Wohnort, Adresse und Staatsangehörigkeit (bei juristischen Personen mit Sitz) eingetragen.

b)	Zur Eintragung ins Aktienbuch als Aktionär mit Stimmrecht ist die Zustimmung des Verwaltungsrats notwendig. Die Eintragung als Aktionär mit Stimmrecht kann in den in Art. 8 lit. c), d), e) und f) der Statuten festgehaltenen Fällen abgelehnt werden. Lehnt der Verwaltungsrat die Eintragung des Erwerbers als Aktionär mit Stimmrecht ab, benachrichtig er diesen innerhalb von 20 Tagen seit dem Eingang des Eintragungsgesuchs. Nicht anerkannte Erwerber werden als Aktionäre ohne Stimmrecht ins Aktienbuch eingetragen. Die entsprechenden Aktien gelten in der Generalversammlung als nicht vertreten.

b)	Registered shares not physically represented by certificates and the rights arising therefrom can only be transferred by assignment. Such assignment shall not be valid unless notice is given to the Company. Title to the certificate of the transferred share is passed on to the transferee through legal and valid assignment and does not need the explicit consent of the Company. The bank which handles the book entries of the assigned registered shares on behalf of the shareholders may be notified by the Company of the assignment.

c)	Registered shares not physically represented by certificates and the financial rights arising from these shares may only be pledged to the bank handling the book entries of such shares for the shareholder. The pledge must be made by means of a written pledge agreement. Notice to the Company is not required.

Article 8    Shareholder’s Register, Transfer Restrictions

a)	Registered shares are issued in the name of the owner or the usufructuary. This person shall be entered in the share register with his name, address, domicile and citizenship (domicile in case of legal entities).

b)	Entry in the share register of registered shares with voting rights is subject to the approval of the Board of Directors. Entry of registered shares with voting rights may be refused based on the grounds set out in Article 8 para. c), d), e) and f). If the Board of Directors refuses to register the acquirer as shareholder with voting rights it shall notify the acquirer of such refusal within 20 days upon receipt of the application. Non-recognized acquirers shall be entered in the share register as shareholders without voting rights. The corresponding shares shall be considered as not represented in the General Meeting of Shareholders.

c)	Eine natürliche oder juristische Person wird in dem Umfang nicht als Aktionärin mit Stimmrecht im Aktienbuch eingetragen, in welchem die von ihr direkt oder indirekt im Sinne von Art. 14 der Statuten gehaltene oder sonstwie kontrollierte Beteiligung 10% des im Handelsregister eingetragenen Aktienkapitals übersteigt. Dabei gelten Personen, die durch Absprache, Kapital, Stimmkraft, Leitung, Syndikat oder auf andere Weise miteinander verbunden sind, als eine Person. Im Umfang, in welchem eine derartige Beteiligung 10% des Aktienkapitals übersteigt, werden die entsprechenden Aktien ohne Stimmrecht ins Aktienbuch eingetragen.

d)	Die oben erwähnte Beschränkung der Beteiligung auf 10% des Aktienkapitals gilt auch bei der Zeichnung oder Erwerb von Aktien, welche mittels Ausübung von Options- oder Wandelrechten aus Namen- oder Inhaberpapieren oder sonstigen von der Gesellschaft oder Dritten ausgestellten Wertpapieren oder welche mittels Ausübung von erworbenen Bezugsrechten aus Namen- oder Inhaberaktien gezeichnet oder erworben werden. Im Umfang, in welchem eine daraus resultierende Beteiligung 10% des Aktienkapitals übersteigt, werden die entsprechenden Aktien ohne Stimmrecht ins Aktienbuch eingetragen.

e)	Der Verwaltungsrat verweigert die Eintragung ins Aktienbuch als Aktionär mit Stimmrecht oder entscheidet über die Löschung eines bereits eingetragenen Aktionärs mit Stimmrecht aus dem Aktienbuch, wenn der Erwerber auf sein Verlangen hin nicht ausdrücklich erklärt, dass er die Aktien im eigenen Namen und auf eigene Rechnung erworben hat.

f)	Der Verwaltungsrat verweigert die Eintragung natürlicher und juristischer Personen, welche Namenaktien für Dritte halten und dies schriftlich gegenüber der Gesellschaft erklären werden, als Treuhänder/Nominees mit unbeschränktem Stimmrecht ins Aktienbuch oder entscheidet über die Löschung aus dem Aktienbuch , wenn sie sich nicht dazu verpflichten, gegenüber der Gesellschaft auf deren schriftliches Verlangen hin jederzeit die Namen, Adressen und Beteiligungsquote derjenigen Personen offenzulegen, für welche sie die Namenaktien halten.

c)	No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in Article 14 below) or otherwise control voting rights with respect to 10% or more of the registered share capital recorded in the Commercial Register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. The registered shares exceeding the limit of 10% shall be entered in the share register as shares without voting rights.

d)	The limit of 10% of the registered share capital also applies to the subscription for, or acquisition of, registered shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by the Company or third parties, as well as by means of exercising purchased preemptive rights arising from either registered or bearer shares. The registered shares exceeding the limit of 10% shall be entered in the share register as shares without voting rights.

e)	The Board of Directors shall reject entry of registered shares with voting rights in the share register or shall decide on their cancellation when the acquirer or shareholder upon request does not expressly state that she/he has acquired or holds the shares in her/his own name and for her/his own account.

f)	The Board of Directors shall reject entry of individuals and legal entities, who hold registered shares for third parties and state this in writing to the Company, as nominees in the share register with voting rights without limitation or shall decide on their cancellation when the nominee does not undertake the obligation to disclose at any time to the Company at its written request the names, addresses and share holdings of each person for whom such nominee is holding shares.

g)	Der Verwaltungsrat kann in besonderen Fällen Ausnahmen von den obgenannten Beschränkungen (Artikel 8 lit. c), d), e) and f) der Statuten) genehmigen. Sodann kann der Verwaltungsrat nach Anhörung der betroffenen Personen deren Eintragungen im Aktienbuch als Aktionäre rückwirkend streichen, wenn diese durch falsche Angaben zustande gekommen sind oder wenn die betroffene Person die Auskunft gemäss Artikel 8 lit. f) verweigert.

h)	Solange ein Erwerber nicht Aktionär mit Stimmrecht im Sinne von Art. 8 der Statuten geworden ist, kann er weder die entsprechenden Stimmrechte noch die weiteren mit diesen in Zusammenhang stehenden Rechte wahrnehmen.

III.     Organisation

A.    Die Generalversammlung

Artikel 9    Befugnisse

Die Generalversammlung ist das oberste Organ der Gesellschaft. Sie hat die folgenden unübertragbaren Befugnisse:

1.	die Festsetzung und Änderung der Statuten;

2.	die Wahl der Mitglieder des Verwaltungsrates und der Revisionsstelle;

3.	die Genehmigung des Jahresberichts, der Jahresrechnung und der Konzernrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinns, insbesondere die Festsetzung der Dividende;

4.	die Entlastung der Mitglieder des Verwaltungsrats;

5.	die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder welche ihr vom Verwaltungsrat vorgelegt werden.

Artikel 10    Generalversammlungen sowie deren Einberufung

a)	Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt. Zeitpunkt und Ort, welcher im In- oder Ausland sein kann, werden durch den Verwaltungsrat bestimmt.

g)	The Board of Directors may in special cases approve exceptions to the above regulations (Article 8 para. c), d), e) and f)). The Board of Directors is in addition authorized, after due consultation with the person concerned, to delete with retroactive effect entries in the share register which were effected on the basis of false information and/or to delete entries in case the respective person refuses to make the disclosers according to Article 8 para. f).

h)	Until an acquirer becomes a shareholder with voting rights for the shares in accordance with this Article 8, she/he may neither exercise the voting rights connected with the shares nor other rights associated with the voting rights.

III.     Organization

A.    The General Meeting

Article 9     Authorities

The General Meeting is the supreme corporate body of the Company. It has the following non-transferable powers:

1.	to adopt and amend the Articles of Association;

2.	to elect and remove the members of the Board of Directors and the Auditors;

3.	to approve the statutory required annual report, the annual accounts and the consolidated financial statements as well as to pass resolutions regarding the allocation of profits as shown on the balance sheet, in particular to determine the dividends;

4.	to grant discharge to the members of the Board of Directors; and

5.	to pass resolutions regarding items which are reserved to the General Meeting by law or by the Articles of Association or which are presented to it by the Board of Directors.

Article 10    Meetings and Convening the Meeting

a)	The ordinary General Meeting shall be held annually within six months after the close of the business year at such time and at such location, which may be within or outside Switzerland, as determined by the Board of Directors.

b)	Ausserordentliche Generalversammlungen finden satt, wenn es die Generalversammlung, die Revisionsstelle oder der Verwaltungsrat für notwenig erachten. Ausserdem müssen ausserordentliche Generalversammlungen einberufen werden, wenn stimmberechtigte Aktionäre, welche zusammen mindestens 10% des Aktienkapitals vertreten, es verlangen.

Artikel 11    Einberufung

Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls durch die Revisionsstelle oder die Liquidatoren, einberufen. Die Einladung erfolgt mindestens 20 Tage vor der Versammlung durch Publikation im Schweizerischen Handelsamtsblatt.

Artikel 12    Traktanden

a)	Der Verwaltungsrat nimmt die Traktandierung der Verhandlungsgegenstände vor.

b)	Ein oder mehrere mit Stimmrecht eingetragene Aktionäre können, gemäss den gesetzlichen Bestimmungen, vom Verwaltungsrat die Traktandierung eines Verhandlungsgegenstandes verlangen. Das Begehren um Traktandierung ist schriftlich unter Angabe der Verhandlungsgegenstände und der Anträge an den Präsidenten des Verwaltungsrates mindestens 45 Tage vor der Generalversammlung einzureichen.

c)	Über Anträge zu nicht gehörig angekündigten Verhandlungsgegenständen, welche auch nicht im Zusammenhang mit einem gehörig traktandierten Verhandlungsgegenstand stehen, können keine Beschlüsse gefasst werden, ausser in den gesetzlich vorgesehenen Fällen.

d)	In der Einberufung der Versammlung werden die Traktanden und die Anträge des Verwaltungsrates sowie derjenigen Aktionäre bekanntgegeben, welche die Traktandierung oder die Durchführung einer Generalversammlung verlangt haben.

Artikel 13    Vorsitz und Protokoll

a)	Den Vorsitz in der Generalversammlung führt der Präsident des Verwaltungsrates, bei dessen Verhinderung ein anderes vom Verwaltungsrat bezeichnetes Mitglied des Verwaltungsrates oder ein anderer von der Generalversammlung für den betreffenden Tag bezeichneter Vorsitzender.

b)	Extraordinary General Meetings may be called by resolution of the General Meeting, the Auditors or the Board of Directors, or by shareholders with voting powers, provided they represent at least 10% of the share capital.

Article 11    Notice

The General Meeting is summoned by the Board of Directors or if necessary by the Auditors or the liquidators. Notice of the General Meeting shall be given by publication in the “Schweizerisches Handelsamtsblatt” at least 20 days before the date of the meeting.

Article 12     Agenda

a)	The Board of Directors shall state the matters on the agenda.

b)	One or more registered Shareholders may in compliance with the legal requirements demand that matters be included in the agenda. Such demands shall be in writing and shall specify the items and the proposals and has to be submitted to the Chairman up to 45 days before the date of the meeting.

c)	No resolution shall be passed on matters proposed only at the General Meeting and which have no bearing on any of the proposed items of the agenda, apart from those exceptions permitted by law.

d)	The notice of the meeting shall state the matters on the agenda and the proposals of the Board of Directors and of those shareholders who have demanded that a meeting be called or that matters be included in the agenda.

Article 13     Chair, Minutes

a)	The General Meeting shall be chaired by the Chairman, or, in his absence, by another member of the Board of Directors, or by another Chairman elected for that day by the General Meeting.

b)	Der Vorsitzende bezeichnet einen Protokollführer sowie die Stimmenzähler, welche keine Aktionäre sein müssen.

c)	Der Verwaltungsrat ist verantwortlich für die Protokollführung. Das Protokoll wird vom Vorsitzenden und vom Protokollführer unterzeichnet.

Artikel 14    Stimmrecht und Vertreter

a)	Jede Aktie berechtigt, unter Vorbehalt der Einschränkungen gemäss Art. 8 und Art. 14 lit. b) der Statuten, zu einer Stimme. Jeder stimmberechtigte Aktionär kann seine Aktien durch eine andere von ihm schriftlich bevollmächtigte Person vertreten lassen, welche kein Aktionär sein muss.

b)	Ungeachtet lit. a) vorstehend, gilt Folgendes: Sobald und solange eine natürliche oder juristische Person 10% oder mehr des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft kontrolliert, ist diese bei ordentlichen oder ausserordentlichen Generalversammlungen maximal zu den gemäss nachfolgender Formel zu eruierenden Stimmen (abgerundet auf die nächst tiefere, runde Zahl) berechtigt:

(T ÷ 10)—1

Wobei gilt:	“T” ist gleich der Gesamtanzahl der Stimmrechte, welche auf dem im Handelsregister eingetragenen gesamten Aktienkapital der Gesellschaft verliehen werden.

c)	Als “kontrolliert” im Sinne dieses Artikels gelten folgende Aktien:

(aa)	alle Aktien der Gesellschaft, welche direkt oder indirekt von einer natürlichen oder juristischen Person gehalten werden, wobei:

(i)	Aktien, welche direkt oder indirekt von einer Personengesellschaft (Partnership), von einem Trust oder einer anderweitigen Vermögensmasse (z.B. Nachlass) gehalten werden, anteilsmässig auf die hinter diesen Strukturen stehenden Partner oder wirtschaftlich Berechtigten angerechnet werden; und

b)	The Chairman designates a Secretary for the minutes as well as the scrutinizers who need not be shareholders.

c)	The Board of Directors is responsible for the keeping of the minutes, which are to be signed by the Chairman and by the Secretary.

Article 14    Voting Rights and Shareholders Proxies

a)	Each share is entitled to one vote subject to the provisions of Article 8 and Art. 14 para. b) below. Each shareholder may be represented at the General Meeting by another person who is authorized by a written proxy and who does not need to be a shareholder.

b)	Notwithstanding para. a) above, if and so long as the Controlled Shares of any individual or legal entity constitute ten percent (10%) or more of the registered share capital recorded in the Commercial Register, such individual or legal entity shall be entitled to cast votes at any General Meeting or Extraordinary General Meeting in the aggregate equal to the number (rounded down to the nearest whole number) obtained from the following formula:

(T ÷ 10) - 1

Where:	“T” is the aggregate number of votes conferred by all the registered share capital recorded in the Commercial Register.

c)	For purposes of this Article 14,”Controlled Shares” in reference to any individual or entity means:

(aa)	all shares of the Company directly, indirectly or constructively owned by such individual or entity; provided that

(i)	shares owned, directly or indirectly, by or for a partnership, or trust or estate will be considered as being owned proportionately by its partners, or beneficiaries; and

(ii)	Aktien, welche direkt oder indirekt von einer körperschaftlich organisierten Gesellschaft gehalten werden als anteilsmässig von den Aktionären solcher Gesellschaften, welche ihrerseits mehr als 50% der ausgegebenen stimmberechtigten Aktien ebensolcher halten, gehalten gelten; und

(iii)	Aktien, welche durch die Ausübung von Wandel-, Options- oder ähnlichen Rechten entstehen können, als vom Inhaber des entsprechenden Rechts gehalten gelten; und

(bb)	alle Aktien der Gesellschaft, welche direkt oder indirekt von einer natürlichen oder juristischen Person als wirtschaftlich Berechtigte gehalten werden, wobei als solche jede Person gilt, die:

(i)	direkt oder indirekt, durch jede Art von Vertrag, Vereinbarung, anderweitige Rechtsbeziehung oder sonstwie alleine oder zusammen mit anderen derartigen Personen über Folgendes verfügt:

(1)	Einfluss auf das Stimmrecht der betreffenden Aktien, sei dies direkt oder indirekt; und/oder

(2)	Einfluss auf die Verfügungsberechtigung an den betreffenden Aktien, sei dies direkt oder indirekt;

(ii)	direkt oder indirekt Trusts, Vollmachten, übrige Vertretungsberechtigungen oder sonstige vertragliche Abreden errichtet oder benutzt in der Absicht, ihre wirtschaftliche Berechtigung an den Aktien zu überdecken, um die einschlägigen Bestimmungen dieser Statuten über die als kontrolliert geltenden Aktien zu umgehen;

(ii)	shares owned, directly or indirectly, by or for a corporation will be considered as being owned proportionately by any shareholder owning 50% or more of the outstanding voting shares of such corporation; and

(iii)	shares subject to options, warrants or other similar rights shall be deemed to be owned; and

(bb)	all Shares of the Company directly, indirectly beneficially owned by such individual or entity; provided that

(i)	a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(1)	voting power which includes the power to vote, or to direct the voting of, such security; and/or

(2)	investment power which includes the power to dispose, or to direct the disposition of, such security.

(ii)	Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of beneficial ownership of shares of the Company or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the provisions of these articles of association shall be deemed to be the beneficial owner of such shares.

(iii)	die das Recht hat innerhalb von 60 Tagen die wirtschaftliche Berechtigung an Aktien zu erwerben, insbesondere, jedoch nicht abschliessend, durch: (A) Ausübung von Wandel-, Options- oder sonstigen Rechten; (B) durch die Umwandlung eines Wertpapiers; (C) durch die automatische Aufhebung eines Trusts, eines Vermögensverwaltungskontos oder einer ähnlichen Vereinbarung; oder (D) durch Ablauf der Dauer eines Trusts, eines Vermögensverwaltungskontos oder einer ähnlichen Vereinbarung.

d)	Der Verwaltungsrat hat das Recht die Bestimmungen des Artikels 14 der Statuten auszulegen und die Berechtigung von natürlichen und juristischen Personen an Aktien der Gesellschaft zur Sicherstellung der Umsetzung dieser Bestimmungen festzulegen. Bei der Auslegung kann der Verwaltungsrat Gesetze, Reglemente und übrige Bestimmungen sowie Rechtsprechung aus dem In- und Ausland beiziehen, welche Art. 14 der Statuten ähnlich sind.

e)	Der Verwaltungsrat kann in besonderen Fällen Ausnahmen von den vorerwähnten Stimmrechtsbeschränkungen gewähren.

Artikel 15    Beschlüsse

a)	Die Generalversammlung ist beschlussfähig ohne Rücksicht auf die Zahl der anwesenden Aktionäre oder der vertretenen Aktien.

b)	Die Generalversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen mit der absoluten Mehrheit der vertretenen Aktienstimmen, soweit das Gesetz oder diese Statuten nichts anderes vorsehen.

c)	Der Vorsitzende bestimmt das Abstimmungsverfahren. Erfolgen die Wahlen nicht elektronisch haben sie mittels Stimmzettel zu erfolgen, wenn mindestens 50 anwesende Aktionäre dies per Handzeichen verlangen. Die Weisungserteilung via Internet oder Telefon kann durch den Vorsitzenden gestattet werden.

(iii)	A person shall be deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares within 60 days, including but not limited to any right to acquired: (A) through the exercise of any option, warrant or right; (B) through the conversion of a security; (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (D) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

d)	The Board of Directors shall have the authority to interpret the provisions of this Article 14 and to determine the ownership of shares by any individual or entity so as to fully implement the provisions of this Article 14. In so interpreting this Article 14, the Board of Directors may look to laws, rules, regulations and court decisions (including of countries outside of Switzerland) having language substantially similar to this Article 14.

e)	The Board of Directors may in special cases allow exceptions from this limitation on voting rights.

Article 15    Resolutions

a)	The General Meeting may pass resolutions without regard to the number of shareholders present or shares represented.

b)	The General Meeting shall pass its resolutions and carry out its elections with an absolute majority of the share votes represented, to the extent that neither the law nor the Articles of Association provide otherwise.

c)	The Chairman of the General Meeting shall determine the voting procedure. Provided that the voting is not done electronically, voting shall be by ballot if more than 50 of the shareholders present so demand by a show of hands. The accord of instructions by using the internet or the telephone can be permitted by the Chairman.

Artikel 16    Quorum

Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der vertretenen Stimmen und die absolute Mehrheit der vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:

1.	die in Art. 704 Abs. 1 OR aufgeführten Geschäfte, d.h. für:

(a)	die Änderung des Gesellschaftszwecks;

(b)	die Einführung von Stimmrechtsaktien;

(c)	die Beschränkung der Übertragbarkeit von Namenaktien;

(d)	eine genehmigte oder bedingte Kapitalerhöhung;

(e)	die Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder zwecks Sachübernahme und die Gewährung von besonderen Vorteilen;

(f)	die Einschränkung oder Aufhebung des Bezugsrechts;

(g)	die Verlegung des Sitzes der Gesellschaft;

2.	Fusion, Spaltung und Umwandlung der Gesellschaft (zwingende gesetzliche Bestimmungen vorbehalten);

3.	die Lockerung und die Aufhebung von Übertragungsbeschränkungen der Namenaktien;

4.	die Umwandlung von Namenaktien in Inhaberaktien und umgekehrt;

5.	für die Auflösung der Gesellschaft mit Liquidation;

6.	die Abberufung von Mitgliedern des Verwaltungsrates im Sinne von Art. 705 Abs. 1 OR; und

7.	die Änderung oder Aufhebung der Art. 8, 14, 15 und 16 der Statuten.

Article 16    Quorums

A resolution of the General Meeting passed by at least two thirds of the represented share votes and the absolute majority of the represented shares par value is required for:

1.	the cases listed in art. 704 para. 1 CO, i.e.:

(a)	the change of the company purpose;

(b)	the creation of shares with privileged voting rights;

(c)	the restriction of the transferability of registered shares;

(d)	an increase of capital, authorized or subject to a condition;

(e)	an increase of capital out of equity, against contribution in kind, or for the purpose of acquisition of assets and the granting of special benefits;

(f)	the limitation or withdrawal of pre-emptive rights;

(g)	the change of the domicile of the Company;

2.	the merger, de-merger or conversion of the Company (subject to mandatory law);

3.	the alleviating or withdrawal of restrictions upon the transfer of registered shares;

4.	the conversion of registered shares into bearer shares and vice versa;

5.	the dissolution of the Company followed by liquidation;

6.	the dismissal of the members of the Board of Directors according to art. 705 para. 1 CO; and

7.	the amendment or elimination of the provisions of Article 8, Article 14 and Article 15 of the Articles of Association as well as those contained in this Article 16.

B.    Der Verwaltungsrat

Artikel 17    Wahl, Konstituierung und Entschädigung

a)	Der Verwaltungsrat besteht aus wenigstens 3 und höchstens 20 Mitgliedern. Die Amtsdauer des Verwaltungsrats entspricht der gesetzlich zulässigen Maximaldauer längstens aber drei Jahre. Die erste Amtsdauer wird für jedes Mitglied bei der ersten Wahl durch den Verwaltungsrat so festgelegt, dass jedes Jahr eine gleiche Anzahl Verwaltungsräte neu bzw. wiedergewählt werden müssen und spätestens nach drei Jahren sämtliche Mitglieder des Verwaltungsrats sich einer Wiederwahl haben stellen müssen. Der Verwaltungsrat bestimmt die Reihenfolge der Wiederwahl, wobei die erste Amtszeit einzelner Mitglieder des Verwaltungsrats weniger als drei Jahre betragen wird. Diesbezüglich ist unter einem Jahr der Zeitraum zwischen zwei ordentlichen, aufeinanderfolgenden Generalversammlungen zu verstehen. Im Falle einer Zu- oder Abnahme der Anzahl der Mitglieder des Verwaltungsrats, bestimmt der Verwaltungsrat die neue Reihenfolge der Wiederwahlen. Infolgedessen kann die Amtsdauer einzelner Mitglieder des Verwaltungsrats weniger als drei Jahre betragen. Die Amtsdauer läuft mit dem Tag der nächsten ordentlichen Generalversammlung ab, vorbehältlich vorgängigen Rücktritts oder Abwahl. Wenn vor Ablauf dieser Amtsdauer aus irgendeinem Grunde Verwaltungsräte ersetzt werden, läuft die Amtsdauer der neu hinzu gewählten Mitglieder mit der ordentlichen Amtsdauer ihrer Vorgänger ab.

b)	Der Verwaltungsrat konstituiert sich selber. Der Verwaltungsrat wählt seinen Präsidenten sowie einen Vizepräsidenten. Er bezeichnet einen Sekretär; dieser braucht nicht dem Verwaltungsrat anzugehören. Der Präsident hat bei Stimmengleichheit keinen Stichentscheid.

c)	Die Mitglieder des Verwaltungsrats erhalten für ihre Tätigkeit eine Entschädigung, deren Höhe vom Verwaltungsrat festgelegt wird. Die Mitglieder des Verwaltungsrats sind ebenfalls berechtigt, an Mitarbeiterbeteiligungsprogrammen der Gesellschaft teilzunehmen.

B.    The Board of Directors

Article 17    Election, Constitution and Indemnification

a)	The Board of Directors shall consist of 3 to 20 members. The term shall correspond to the maximum term legally allowed but shall not exceed three years. Each year the Board of Directors shall be renewed by rotation, to the extent possible in equal numbers and in such manner that, after a period of three years, all members will have been subject to re-election. The Board of Directors shall establish the order of rotation, whereas the first term of some members may be less than three years. In this regard, one year shall mean the period between two ordinary General Meetings. In the event of increase or a decrease in the number of Directors, the Board of Directors shall establish a new order of rotation. In this context the terms of office of some members may be less than three years. The term of office of a member of the Board of Directors shall, subject to prior resignation or removal, expire upon the day of the next ordinary General Meeting. Newly-appointed members shall complete the term of office of their predecessors.

b)	The Board of Directors shall constitute itself. It appoints its Chairman, a Vice-Chairman and a Secretary who does not need to be a member of the Board of Directors. The Chairman shall have no casting vote.

c)	Members of the Board of Directors shall receive compensation for their work in an amount to be determined by the Board. They may also participate in the Company’s employee benefit plans.

d)	Soweit es das Gesetz zulässt, werden die Mitglieder des Verwaltungsrates sowie der Geschäftsleitung aus dem Gesellschaftsvermögen schadlos gehalten für Forderungen, Kosten, Verluste, Schäden, Bussen, und sonstige Auslagen, welche ihnen im Zusammenhang mit ihrer Tätigkeit für die Gesellschaft entstehen bzw. gegen diese erhoben werden, es sei denn, ein rechtskräftiger Entscheid eines Gerichts oder einer anderen Behörde stelle fest, dass die betreffende Person die obgenannten Auslagen und Verpflichtungen aufgrund einer vorsätzlichen oder grobfahrlässigen Pflichtverletzung verursacht hat.

Unabhängig von vorstehender Bestimmung schiesst die Gesellschaft den Mitgliedern des Verwaltungsrats sowie der Geschäftsleitung die im Zusammenhang mit oben erwähnten Angelegenheiten entstehenden Gerichts- und Anwaltskosten vor. Ausgenommen sind jene Fälle, in denen die Gesellschaft selbst gegen die betreffenden Personen vorgeht. Die Gesellschaft kann die aufgewendeten Auslagen zurückfordern, wenn ein Gericht oder eine andere zuständige Behörde rechtskräftig feststellt, dass die betreffende Person gegenüber der Gesellschaft eine Pflichtverletzung begangen hat.

Artikel 18    Zuständigkeit und Delegation

a)	Der Verwaltungsrat hat die Oberleitung der Gesellschaft sowie die Aufsicht über die Geschäftsleitung. Er vertritt die Gesellschaft gegenüber Dritten und kann in allen Angelegenheiten Beschluss fassen, welche nicht gemäss Gesetz, Statuten oder Organisationsreglement einem anderen Organ zugewiesen sind.

d)	The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each of the members of the Board of Directors and officers out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty on behalf of the Company; provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgement or decree not subject to appeal, to have committed fraud or dishonesty.

Without limiting the foregoing paragraph, the Company shall advance court costs and attorney’s fees to the members of the Board of Directors and officers, except in cases where the Company itself is plaintiff. The Company may however recover such advanced cost if a court or another competent authority holds that the member of the Board of Directors or the officer in question has breached its duties to the Company.

Article 18    Ultimate Direction, Delegation

a)	The Board of Directors is entrusted with the ultimate direction of the Company as well as the supervision of the management. It represents the Company towards third parties and attends to all matters which are not delegated to or reserved for another corporate body of the Company by law, the Articles of Association or the regulations.

b)	Der Verwaltungsrat kann aus seiner Mitte Ausschüssen bestellen oder einzelne Mitglieder bestimmen, welche mit der Vorbereitung und/oder Ausführung seiner Beschlüsse oder der Überwachung bestimmter Geschäfte betraut sind. Der Verwaltungsrat erlässt hierzu die notwendigen organisatorischen Weisungen. Mit Ausnahme der unübertragbaren Befugnisse kann der Verwaltungsrat die Geschäftsführung ganz oder teilweise an einzelne Mitglieder, an einen Ausschuss oder an Dritte, welche keine Aktionäre zu sein brauchen, übertragen. Ebenso kann der Verwaltungsrat vorgenannten Personen die Befugnis erteilen, im Namen der Gesellschaft zu zeichnen. Der Verwaltungsrat erlässt hierzu die notwendigen Organisationsreglemente und erstellt die erforderlichen Vertragsdokumente.

Artikel 19    Einzelne Befugnisse

Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Befugnisse:

1.	die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;

2.	die Festlegung der Organisation;

3.	die Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung, sofern diese für die Führung der Gesellschaft notwendig ist;

4.	die Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen, sowie die Erteilung der Zeichnungsberechtigungen;

5.	die Oberaufsicht über die mit der Geschäftsführung und der Vertretung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;

6.	die Erstellung des Geschäftsberichtes sowie die Vorbereitung der Generalversammlung und die Ausführung ihrer Beschlüsse;

7.	die Benachrichtigung des Richters im Falle der Überschuldung;

8.	die Beschlussfassung über die nachträgliche Liberierung von nicht vollständig liberierten Aktien;

b)	The Board of Directors may delegate preparation and/or implementation of its decisions and supervision of the business to committees or to individual members of the Board of Directors. The organizational regulations will be defined by the Board of Directors. While reserving its non-transferable powers, the Board of Directors may further delegate the management of the business or parts thereof and representation of the Company to one or more persons, members of the Board of Directors or others who need not be shareholders. The Board of Directors shall record all such arrangements in a set of regulations for the Company and set up the necessary contractual framework.

Article 19    Duties

The Board of Directors has the following non-transferable and inalienable duties:

1.	to ultimately manage the Company and issue the necessary directives;

2.	to determine the organization;

3.	to organize the accounting, the financial control, as well as the financial planning;

4.	to appoint and remove the persons entrusted with the management and representation of the Company and to grant signatory power;

5.	to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law and with the Articles of Association, regulations and directives;

6.	to prepare the business report, as well as the General Meeting and to implement the latter’s resolutions;

7.	to inform the judge in the event of overindebtedness;

8.	to pass resolutions regarding the subsequent payment of capital with respect to non-fully paid-in shares;

9.	die Beschlussfassung über die Feststellung von Kapitalerhöhungen und die entsprechenden Statutenänderungen;

10.	Überwachung der Fachkenntnisse der Spezialrevisionsstelle in den Fällen, in denen das Gesetz den Einsatz einer solchen vorsieht.

C.    Revisionsstelle und Spezialrevisionsstelle

Artikel 20    Amtsdauer, Befugnisse und Pflichten

a)	Die Revisionsstelle wird von der Generalversammlung gewählt. Rechte und Pflichten der Revisionsstelle bestimmen sich nach den gesetzlichen Vorschriften.

b)	Die Generalversammlung kann eine Spezialrevisionsstelle ernennen, welche die vom Gesetz bei Kapitalerhöhungen und Kapitalherabsetzungen verlangten Prüfungsbestätigungen abgibt.

c)	Die Amtsdauer der Revisionsstelle und (falls eingesetzt) der Spezialrevisionsstelle beträgt ein Jahr. Die Amtsdauer beginnt mit dem Tag der Wahl und endet mit der ersten darauffolgenden ordentlichen Generalversammlung.

IV.    Liquidation

Artikel 21    Auflösung und Liquidation

a)	Die Generalversammlung kann jederzeit in Übereinstimmung mit den gesetzlichen und statutarischen Bestimmungen die Auflösung und die Liquidation der Gesellschaft beschliessen.

b)	Die Liquidation wird durch den Verwaltungsrat besorgt, sofern sie nicht durch einen Beschluss der Generalversammlung anderen Personen übertragen wird.

c)	Die Liquidation ist gemäss Art. 742 ff. OR durchzuführen. Dabei können die Liquidatoren über das Vermögen der Gesellschaft (einschliesslich Immobilien) durch privaten Rechtsakt verfügen.

d)	Das Vermögen der aufgelösten Gesellschaft wird nach Tilgung ihrer Schulden unter die Aktionäre nach Massgabe der einbezahlten Beträge verteilt.

9.	to pass resolutions confirming increases in share capital and regarding the amendments to the Articles of Association entailed thereby;

10.	to examine the professional qualifications of the specially qualified Auditors in the cases in which the law foresees the use of such Auditors.

C.    Auditors and Special Auditor

Article 20    Term, Powers and Duties

a)	The Auditors shall be elected by the General Meeting and shall have the powers and duties vested in them by law.

b)	The General Meeting may appoint a special auditing firm entrusted with the examinations required by applicable law in connection with share capital increases or share capital reductions.

c)	The term of office of the Auditors and (if appointed) the special auditors shall be one year. The term of office shall commence on the day of election, and shall terminate on the first annual ordinary General Meeting following their election.

IV.    Liquidation

Article 21    Dissolution and Liquidation

a)	The General Meeting may at any time resolve the dissolution and liquidation of the Company in accordance with the provisions of the law and of the Articles of Association.

b)	The liquidation shall be carried out by the Board of Directors to the extent that the General Meeting has not entrusted the same to other persons.

c)	The liquidation of the Company shall take place in accordance with art. 742 et seq. of the Swiss Code of Obligations. The liquidators are authorized to dispose of the assets (including real estate) by way of private contract.

d)	After all debts have been satisfied, the net proceeds shall be distributed among the shareholders in proportion to the amounts paid-in.

V.    Mitteilungen und Sprache der Statuten

Artikel 22    Mitteilungen und Bekanntmachungen

a)	Das Schweizerische Handelsamtsblatt ist das offizielle Publikationsmittel der Gesellschaft.

b)	Mitteilungen der Gesellschaft an die Aktionäre sowie andere Bekanntmachungen erfolgen durch Publikation im “Schweizerisches Handelsamtsblatt”.

Artikel 23    Sprache der Statuten

Im Falle eines Widerspruchs zwischen der deutschen und jeder anderen Fassung dieser Statuten ist die deutsche Fassung massgeblich.

Bermuda, [•] 2008

V.    Notices and Language of the Articles of Association

Article 22    Communications and Announcements

a)	The official means of publication of the Company shall be the “Schweizerisches Handelsamtsblatt”.

b)	Shareholder invitations and communications of the Company shall be published in the “Schweizerisches Handelsamtsblatt”.

Article 23    Language of the Articles of Association

In the event of deviations between the German version of these Articles of Association and any version in another language, the German authentic text prevails.

Bermuda, [•] 2008

EXHIBIT B

Proposed Form

of

Organizational Regulations of

ACE Limited

with registered office in Zurich, Switzerland

1.	BASICS AND SCOPE OF APPLICATION

1.1	Basics

The board of directors of ACE Limited, Switzerland, (“Company”) issues the following organizational regulations (“Organizational Regulations”) based on art. 716b CO and art. 19 of the articles of association of Ace Limited (“Articles of Association”).

1.2	Scope of Application

The Organizational Regulations define the organization and responsibilities of the executive bodies, i.e. the board of directors and its members (“Board Members”), its committees and its chairman, the delegate of the board of directors and the chief executive officer as well as the executive management of the Company and its subsidiaries (together with the Company the “Group”). They implement and supplement applicable law and the Articles of Association by establishing binding rules regarding the organization of the Group and its overall management.

1.3	Executive Bodies of the Company

The executive bodies of the Company are:

(a)	the board of directors of the Company (“Board of Directors”);

(b)	the chairman of the Board of Directors (“Chairman”);

(c)	the committees of the Board of Directors (“Committees”);

(d)	the delegate of the Board of Directors (“Delegate”) and the chief executive officer of the Company (“Chief Executive Officer”); and

(e)	the executive management (“Executive Management”).

2.	BOARD OF DIRECTORS

2.1	Statutory Powers and Responsibilities

2.1.1	The Board of Directors is entrusted with the ultimate management of the Company, the overall supervision of the Group as well as with the supervision and control of management.

The Board of Directors is entitled to pass resolutions on all matters which are not delegated to, or reserved for, the shareholders meeting or another body of the Company by law, the Articles of Association or the Organizational Regulations.

2.1.2	The Board of Directors has the following (non-transferable) duties and competences with regard to the Company and the Group:

(a)	to ultimately manage and direct the Company and the Group and to issue the necessary directives;

(b)	to determine the overall organization and strategy;

(c)	to organize the finances, in particular determine the applicable accounting principles, the structuring of the accounting system, of the financial controls and of the internal audit as well as the financial planning;

(d)	appointment and removal of a Delegate and his/her deputy;

(e)	appointment and removal of the members of the Executive Management and of the internal audit, and to grant signatory power;

(f)	to verify the professional qualifications of the specially qualified independent auditors of the Company;

(g)	to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law, the Articles of Association, the Organizational Regulations and other regulations and directives;

(h)	preparation of the business report (including the financial statements) as well as the preparation of the shareholders meetings, and the implementing of its resolutions;

(i)	to pass resolutions regarding increases in share capital, as far as they are within the competence of the Board of Directors (art. 651 para. 4 CO) as well as the adoption of capital increases and the amendments to the Articles of Association entailed therewith;

(j)	propose reorganization measures to the shareholders meeting if half the share capital is no longer covered by the Company’s net assets;

(k)	notification of the judge (filing for bankruptcy) in the case of over-indebtedness;

(l)	to decide on agreements relating to mergers, spin-offs, conversions and/or transfer of assets (Vermögensübertragung) pursuant to the Swiss Merger Act (Fusionsgesetz).

2.2	Further Powers and Responsibilities

The Board of Directors has the following further powers and responsibilities with regard to the Company and the Group:

2.2.1	Regarding the Board of Directors:

(a)	appointment and removal of the Chairman, the Lead Director, the Delegate and the Secretary, who need not to be a member of the Board of Directors;

(b)	appointment and removal of the members of the Committees;

(c)	determine the compensation of the Board Members, the Chairman, the Delegate and the Executive Management;

(d)	consider the reports and recommendations submitted to it by the Committees and resolve on the proposals of the Committees;

(e)	propose upon recommendation by the nominating and governance committee (“Nominating and Governance Committee”) to the shareholders meeting candidates for election or re-election to the Board of Directors; and

(f)	yearly review of the performance of the Board of Directors, the Committees and the Board Members.

2.2.2	Regarding operational matters:

(a)	have overall responsibility for corporate governance matters and the authority to delegate responsibilities to its Committees and the Executive Management, as it deems appropriate;

(b)	appoint and remove the members of the Executive Management;

(c)	determine the strategy of the Group and review of the strategy of the Executive Management;

(d)	determine and amend the structure of the Group, designate the business segments;

(e)	approval of the medium and short term business plan of the Group, on the basis of the strategic goals;

(f)	determine the risk tolerance level and monitor the risk development;

(g)	resolve on material acquisitions, dispositions, investments, strategic and financing transactions;

(h)	be informed of provisions and write-offs and depreciations outside the ordinary course of business;

(i)	approve capital market transactions on the account of the Group, including buy-backs of Company shares;

(j)	delegate management powers and responsibilities to Committees, Board Members and the Executive Management;

(k)	approve an upper limit for aggregate debt issuances, credit facilities or similar instruments (incl. repo facilities and letter of credit facilities);

(l)	approve year-end reports of the Company and the Group, subject to the authority of the shareholders meeting;

(m)	review and consider periodic core business status reports as well as reports on major business transactions and events;

(n)	review the Group’s adherence to legal, regulatory and compliance standards and the status of significant legal, regulatory or compliance matters, in conjunction with the audit committee (“Audit Committee”);

(o)	assess, on an annual basis, the performance of the Chief Executive Officer and the members of the Executive Management; and

(p)	approve the compensation principles of the Group upon recommendation of the compensation committee (“Compensation Committee”).

2.3	Delegation of Management to Chief Executive Officer and Executive Management

The Board of Directors delegates the management of the Company and the Group to the Chief Executive Officer and the other members of the Executive Management as provided for by these Organizational Regulations.

Board Members will have complete and open access to the Chief Executive Officer, chief financial officer, general counsel, chief compliance officer and the head of internal audit.

2.4	Constitution

The Board of Directors shall elect a Chairman as well as a Lead Director (who also acts as vice-chairman) from amongst its members. The Chairman may also be appointed as the Chief Executive Officer, i.e. the Delegate.

The Board of Directors shall appoint a Secretary (a person keeping the minutes and assisting in the preparation of board meetings) who need not to be a member of the Board of Directors.

2.5	Meetings, Convocation of Meetings, Agenda

2.5.1	The Board of Directors shall be convened whenever required by business, a minimum of four times a year.

2.5.2	Meetings shall be convened by the Chairman or, in his/her absence, by another Board Member. Each Board Member shall be entitled to request an immediate convening of a meeting and shall, in this event, set forth the items to be discussed.

2.5.3	Meetings shall be announced at least 10 (ten) calendar days in advance by letter, facsimile or e-mail. Items on the agenda shall be set forth in this correspondence.

In case of urgency shorter notice periods are permitted. If all Board Members are present and agree, deviations from these formal requirements are permitted; in particular, decisions can be taken that are not mentioned on the agenda.

Furthermore, these formal requirements do not have to be observed, if a meeting is only convened in order to record the implementation of a capital increase, to pass resolutions regarding the amendments of the Articles of Association entailed therewith and to adopt the report on the capital increase.

2.5.4	The Chairman, or in his/her absence, a vice-chairman or, in their absence, another Board Member, shall chair the meetings.

2.5.5	At board meetings, each Board Member shall be entitled to submit proposals regarding the items on the agenda. This right may also be executed by way of correspondence.

2.6	Quorum, Passing of Resolutions and Minutes

2.6.1	A board quorum shall be constituted when a majority of the Board Members are present in person or participate using some alternative means of instant communication.

A quorum of Board Members shall not be required in order to record the implementation of a capital increase, to pass resolutions regarding the amendments of the Articles of Association entailed therewith and to adopt the report on the capital increase.

2.6.2	The Board of Directors shall pass its resolutions with the majority of the votes cast. In case of a tie of votes, the Chairman shall not have the casting vote. Board Members may not be represented.

2.6.3	Board resolutions may also be passed by means of written resolutions (circular resolutions), in writing, by facsimile or by a signed copy sent by e-mail, provided that no Board Member requests, either by phone, facsimile or similar means, deliberation in a meeting, within 5 (five) calendar days after hearing of the proposed resolution. Board resolutions by means of written resolutions require the affirmative vote of a majority of all of the Board Members.

2.6.4	Board meetings may be held and resolutions may be passed by means of a telephone or video conference or similar means of instant communication provided that (i) all Board Members can be reached by such means and (ii) no Board Member, when contacted for such conference, requests deliberation in a meeting.

2.6.5	All resolutions shall be recorded. The minutes shall be signed by the Chairman and the person keeping the minutes and must be approved by the Board of Directors.

2.7	Right to Request Information and Reporting

2.7.1	Each Board Member is entitled to request information from the Chairman on all Company and Group matters.

2.7.2	At every meeting the Delegate shall inform the Board of Directors on the current course of business and on important business developments of the Company and the Group. The Board of Directors shall be informed promptly of any extraordinary business development. If necessary, members of the Executive Management may be invited to attend board meetings. Board Members shall be informed of extraordinary occurrences immediately by way of circulating letter, or, if necessary, also by telephone, facsimile or e-mail.

2.7.3	Each Board Member is also entitled to request information or access to business documents in the intervals between board meetings. Such requests shall be addressed in writing to the Chairman of the Board of Directors.

2.7.4	To the extent necessary to fulfill his/her duties, each Board Member may request from the Chairman authorization to review books and records of the Company. If the Chairman rejects the Board Member’s request for information, for a hearing or for an inspection, then the Board of Directors shall decide on such request.

2.8	Composition and Independence

The Board of Directors shall submit nominations of new Board Members for election at the shareholders meeting that ensure an adequate size and well-balanced composition of the Board of Directors and further ensure that a majority of the Board Members are independent within applicable legal and stock exchange requirements.

3.	THE CHAIRMAN

3.1	Powers and Responsibilities

3.1.1	The Chairman shall convene board meetings and take the chair. Together with the person keeping the minutes, he/she shall sign the minutes regarding the deliberations and resolutions of the Board of Directors.

The Chairman shall preside over the shareholders meeting. Together with the person keeping the minutes, he/she shall sign the minutes of the shareholders meeting.

The Chairman has the right to call in third parties as advisors in meetings of the Board of Directors.

3.1.2	In addition, the Chairman shall have the responsibilities delegated to him/her by law, the Articles of Association and the Organizational Regulations.

3.2	Substitution

If the Chairman of the Board of Directors is prevented from performing his/her duties, they shall be performed by the Lead Director.

4.	LEAD DIRECTOR

The Board of Directors shall appoint a Lead Director, who shall have the following responsibilities, together with such others as the Board of Directors might from time to time specify:

(a)	to participate with the Chairman and the Delegate in establishing the agenda for board meetings, and to circulate to the other Board Members the proposed agenda so as to receive and incorporate their suggestions as to additional agenda items;

(b)	to preside at executive sessions of the non-management and the independent Board Members;

(c)	to work with the Nominating and Governance Committee in the Board of Directors’ performance evaluation process;

(d)	to facilitate communication between Board Members and the Chairman, the Delegate and the Chief Executive Officer, respectively, without in any way becoming the exclusive means of such communication;

(e)	to help assure that all Board Members receive on a timely basis the reports, background materials and resources necessary or desirable to assist them in carrying out their responsibilities;

(f)	to monitor the Company’s mechanism for receiving and responding to communications to the Board of Directors from shareholders;

(g)	to respond to shareholder inquiries regarding matters other than audit-related matters; and

(h)	to monitor the Board of Directors’ activities to ensure sound corporate governance.

5.	COMMITTEES, IN GENERAL

5.1	Purpose, Powers and Responsibilities in General

5.1.1	The Board of Directors may allocate the preparation and implementation of its resolutions and the supervision of the business of the Company and the Group to Committees. The Committees shall timely inform the Board of Directors on its findings and actions.

5.1.2	The Committees have the right, at any time and in their discretion, to make or request inquires in all matter falling into their responsibilities. By doing so, they shall take into account the industry practice and general principles of best practice. They may, if required, hire independent legal advisors, auditors or other experts, in particular to establish a comparison with general principles of best practice. The expenses shall be borne by the Company.

5.2	Composition and Eligibility

Each Committee is constituted by a chairman and at least one further member, each appointed by the Board of Directors among its members.

5.3	Term

The term of a membership in a Committee is one year upon appointment.

5.4	Meetings, Convocation of Meetings, Agenda

(a)	Meetings of the Committees shall be convened whenever required by business, usually on the day before an ordinary board meeting.

(b)	Meetings shall be convened by the chairman of the Committee. Each member of a Committee shall be entitled to request an immediate convening of a Committee meeting and must, in this event, set forth the items to be discussed.

(c)	The chairmen of the Committees may invite other participants than the members of the Committees and the participants provided for in the Organizational Regulations.

(d)	The chairmen of the Committees prepare the meetings and invite the participants with advisory functions. The meetings are chaired by the chairman of the Committee.

(e)	The chairman of the Committee may exclude members of the Executive Management from meetings or from parts of a meeting.

5.5	Resolutions and Proposals to the Board of Directors

(a)	A Committee quorum shall be constituted when a majority of the members of the Committee are present in person or participate using some alternative means of instant communication.

(b)	The Committees shall pass their resolutions and adopt proposals to the Board of Directors with the majority of the votes cast. In case of a tie of votes, the chairman shall not have the casting vote.

(c)	Committee resolutions and proposals to the Board of Directors may also be passed by means of written resolutions (circular resolutions), in writing, by facsimile or by a signed copy sent by e-mail, provided that no member requests, either by phone, facsimile or similar means, deliberation in a meeting, within 5 (five) calendar days after hearing of the proposed resolution or proposal. Committee resolutions and proposals by means of written resolutions require the affirmative vote of a majority of all of the Committee members.

(d)	All resolutions shall be recorded. The minutes shall be signed by the chairman of the Committee and the person keeping the minutes and must be approved by the next meeting of the Committee.

6.	AUDIT COMMITTEE

6.1	Meetings

6.1.1	Meetings of the Audit Committee are convened in accordance with Clause 5.4. Additionally, the external auditors and the head of internal audit may request a meeting.

6.1.2	Permanent participants with advisory functions are the Chairman, the Delegate, the Chief Executive Officer, the chief financial officer and the head of internal audit. Representatives of the external auditors may be invited if required.

6.1.3	At each meeting there shall be a part without participation of any member of the Executive Management for discussions between the head of internal audit and representatives of the external auditors.

6.2	Purpose

6.2.1	The Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process, the Company’s compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the Company’s independent auditors.

6.2.2	The Audit Committee shall prepare the report required by the rules of the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement.

6.2.3	The Company’s independent auditors shall have ultimate accountability to the Audit Committee and the Board of Directors.

6.3	Authority

6.3.1	The Audit Committee shall have the sole authority to approve audit engagement fees and terms as well as any significant non-audit relationship with the Company’s independent auditors.

6.3.2	The Company’s head of internal audit and vice president—enterprise risk shall have reporting authority to the Audit Committee.

6.3.3	The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise and assist the committee.

6.3.4	The Audit Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel, independent auditor or outside actuaries to attend a meeting of the committee or to meet with any members of, or consultants to, the Audit Committee.

6.3.5	The Audit Committee may form and delegate authority to subcommittees when appropriate.

6.3.6	The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of (i) compensation to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any special legal, accounting or other consultants employed by the committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

6.4	Composition

6.4.1	The Audit Committee shall consist of at least three Board Members, including a chairman, each selected from the Board of Directors, upon the recommendation of the Nominating and Governance Committee. Any Audit Committee member may be removed by the Board of Directors upon the recommendation of the Nominating and Governance Committee. Members of the Audit Committee shall disclose to the Board of Directors whether or not they are members of the audit committee of any other public companies. If a member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board of Directors shall determine if such simultaneous service would impair the ability of such prospective member to effectively serve on the Audit Committee.

6.4.2	Board Members’ fees (including equity-based awards), including fees for serving on committees of the Board of Directors, shall be the only compensation members of the Audit Committee may receive directly or indirectly from or on behalf of the Company.

6.4.3	Each member of the Audit Committee shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange and the U.S. Securities and Exchange Commission, as such requirements are interpreted by the Board of Directors in its business judgment.

6.4.4	Each member of the Audit Committee shall have such level of experience and expertise in accounting, financial and related matters, as determined by the Board of Directors in its business judgment, as shall enable him or her to effectively fulfill his or her duties as a member of the Audit Committee and to comply with applicable U.S. Securities and Exchange Commission and New York Stock Exchange rules, in each case as such rules are interpreted by the Board of Directors in its business judgment. At least one member of the Audit Committee shall have the attributes of an “audit committee financial expert” (as defined by the U.S. Securities and Exchange Commission) as determined by the Board of Directors.

6.4.5	The Company shall provide appropriate orientation for new members of the Audit Committee, and ongoing continuing education programs for existing members, covering, among other things, the Company’s business, organizational and management structure, results of operations and financial condition, including critical accounting policies, budgets and forecasts and corporate governance. Members of the Audit Committee are encouraged, but not required, to periodically pursue or obtain, at the Company’s expense, appropriate programs, sessions or materials as to the responsibilities of members of audit committees of publicly-traded companies.

6.5	Duties and Responsibilities

6.5.1	General

(a)	The Audit Committee shall meet at such intervals as it determines, but not less frequently than quarterly.

(b)	If necessary, the Audit Committee shall institute special investigations and, if appropriate, hire special counsel or experts to assist.

(c)	The Audit Committee shall meet, either alone or together with one or more other independent Board Members that are not members of the Audit Committee, regularly with the Chief Executive Officer, the chief financial officer, the general counsel, the head of internal audit and the independent auditors in separate executive sessions.

(d)	The Audit Committee shall perform other oversight functions as requested by the full Board of Directors.

(e)	The Audit Committee shall review policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.5.2	Internal Controls and Internal Audit

(a)	The Audit Committee shall review the adequacy of the Company’s internal control structure.

(b)	The Audit Committee shall review the proposed activities, organizational structure and qualifications of the internal audit function.

(c)	The Audit Committee shall receive and review a report from the head of internal audit on the results of internal audits and follow-up on completed internal audits.

(d)	The Audit Committee shall review any proposed public disclosures regarding an assessment or evaluation of the Company’s internal controls and procedures for financial reporting every quarter.

6.5.3	Independent Audit and Independent Auditors

(a)	The Audit Committee shall propose to the full Board of Directors proposals for the shareholders meeting regarding the appointment and removal of the Company’s independent auditors.

(b)	The Audit Committee shall review and approve the independent auditors’ proposed audit scope, approach, staffing and fees and verify the professional qualifications of the specially qualified independent auditors of the Company.

(c)	The Audit Committee shall pre approve all audit and, unless applicable law permits otherwise, permitted non-audit services to be performed by the independent auditors subject to such procedures as may be established by the Audit Committee.

(d)	At least annually, the Audit Committee shall obtain and review a report by the Company’s independent auditors describing the independent auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

(e)	The Audit Committee shall receive on a periodic basis, not less frequently than annually, from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, including each non-audit service provided to the Company.

(f)	The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

(g)	The Audit Committee shall evaluate together with the Board of Directors the qualifications, performance and independence of the independent auditors, including the lead engagement partner, and, if required by applicable law or regulation, or otherwise so determined by the Audit Committee, replace the independent auditors or lead engagement partner or the partner responsible for reviewing the audit.

(h)	The Audit Committee shall take appropriate action, including recommending that the Board of Directors takes appropriate action, as necessary, in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

(i)	The Audit Committee shall discuss with the independent auditors the matters required to be discussed by statement on auditing standards no. 61 relating to the conduct of the audit.

(j)	The Audit Committee shall receive and review with management any management letter provided by the independent auditors and the Company’s response to that letter; the Audit Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any disagreements with management.

(k)	The Audit Committee shall review and approve hiring policies for employees or former employees of the independent auditors.

6.5.4	Loss Reserves

The Audit Committee shall receive and review periodically, but not less than annually, a report of the Company’s chief actuary on the Company’s loss and loss expense reserves, including any reports of outside actuaries.

6.5.5	Financial Statement Review

(a)	The Audit Committee shall review and discuss with management and the independent auditors, the Company’s annual audited financial statements and management’s discussion and analysis, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s annual report on form 10-K.

(b)	The Audit Committee shall review and discuss with management and the independent auditors, the Company’s quarterly financial statements, management’s discussion and analysis and the results of the independent auditors’ review of the quarterly financial statements

(c)	The Audit Committee shall discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

(d)	The Audit Committee shall discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles (which shall be communicated to the Audit Committee by the Company’s chief financial officer as soon as reasonably practicable), the selection and disclosure of critical accounting estimates, and the effect of alternative assumptions, estimates or accounting principles on the Company’s financial statements.

(e)	The Audit Committee shall discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.5.6	Compliance Matters

(a)	The Audit Committee shall review the Company’s policies and procedures regarding compliance with the company’s code of conduct.

(b)	The Audit Committee shall obtain reports from management regarding compliance with the Company’s code of conduct and any known or reported conflicts of interest.

(c)	The Audit Committee shall review with the general counsel legal and regulatory matters.

(d)	The Audit Committee shall review and approve procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.5.7	Other

(a)	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

(b)	The Audit Committee shall annually review its own performance.

(c)	The Audit Committee shall have the right to excuse any Audit Committee member from a meeting or portion thereof to permit the remaining members of the Audit Committee to discuss or act on any matter for which, in the Audit Committee’s opinion, the excused member’s participation is not appropriate, and such excused member’s absence in this circumstance shall not be deemed an absence for the purposes of determining a quorum.

(d)	The Audit Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

6.6	Reporting

6.6.1	The Audit Committee shall keep a record of its proceedings.

6.6.2	The Audit Committee shall report to the Board of Directors.

7.	COMPENSATION COMMITTEE

7.1	Meetings

7.1.1	Meetings of the Compensation Committee are convened in accordance with Clause 5.4.

7.1.2	Permanent participants with advisory functions are the Delegate and the Chief Executive Officer. However, they may not participate if their compensation is being determined.

7.2	Purpose

7.2.1	The Compensation Committee shall discharge the Board of Director’s responsibilities relating to compensation of the Company’s employees and of the members of the Executive Management.

7.2.2	The Compensation Committee shall prepare the report required by the rules of the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement.

7.3	Authority

7.3.1	The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer and the Chairman, if applicable, or senior executive compensation and shall have the authority to approve the consultant’s fees and other retention terms.

7.3.2	The Compensation Committee also shall have the authority to retain special legal, accounting or other consultants to advise and assist the Compensation Committee.

7.3.3	The Compensation Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

7.3.4	The Compensation Committee may form and delegate authority to subcommittees and management when appropriate and legal.

7.4	Composition

7.4.1	The Compensation Committee shall consist of at least three Board Members, including a chairman, each selected from the Board of Directors upon the recommendation of the Nominating and Governance Committee. Any Compensation Committee member may be removed upon the recommendation of the Nominating and Governance Committee.

7.4.2	Each member of the Compensation Committee shall satisfy the independence requirements of the New York Stock Exchange, as such requirements are interpreted by the Board of Directors in its business judgment, and, if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

7.5	Duties and Responsibilities

7.5.1	The Compensation Committee shall establish and oversee the Company’s executive compensation policies, including issues relating to pay and performance, targeted pay positioning (median, percentile etc.), comparison companies, pay mix, and stock ownership. The Company’s compensation policies may vary by location or by line of business.

7.5.2	The Compensation Committee shall establish a formal evaluation process for and determine the compensation for the Chief Executive Officer. As part of such process, the Compensation Committee shall review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee shall set the Chief Executive Officer’s compensation level based on this evaluation, either as a Compensation Committee or together with the other independent Board Members. The Compensation Committee shall also set the Chairman’s and the Delegate’s compensation, either as a Compensation Committee or together with the other independent Board Members. Nothing herein precludes general discussions of the compensation of the Chief Executive Officer or the Chairman with the full Board of Directors.

7.5.3	In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years.

7.5.4	The Compensation Committee shall review the Chief Executive Officer’s recommendations regarding the compensation of the Company’s other senior officers and determine appropriate compensation levels. Depending on the number of senior officers, the Compensation Committee may restrict itself to reviewing and approving the compensation of the senior officers who are the Chief Executive Officer’s direct reports.

7.5.5	The Compensation Committee shall make recommendations to the Board of Directors with respect to new incentive-compensation and equity based plans, or amendments to any such existing plans, other than plans covering solely outside Board Members.

7.5.6	The Compensation Committee shall approve and ratify awards under incentive-compensation and equity-based plans, including amendments to the awards made under any such plans.

7.5.7	The Compensation Committee shall annually review and approve, for the Chief Executive Officer, the Chairman and the other senior officers of the Company, (1) employment agreements, severance arrangements and change in control agreements or provisions, in each case, when and if appropriate, and (2) any special or supplemental benefits, including perquisites.

7.5.8	The Compensation Committee shall consult with the Chief Executive Officer on any proposals to the full Board of Directors regarding decisions to retain or terminate any senior officer, other than the Chairman (except termination under exigent circumstances), and shall approve any retention or severance terms for the Chief Executive Officer, the Chairman or any member of the Executive Management.

7.5.9	The Compensation Committee, in consultation with the Nominating and Governance Committee, shall work with the Chief Executive Officer and the Chairman to make appropriate plans for their respective succession upon retirement, death or disability and review such plans at least annually.

7.5.10	The Compensation Committee shall be responsible for the oversight of management development and evaluation of succession planning for other key senior officers.

7.5.11	The Compensation Committee shall review and approve the list of a peer group of companies to which the Company shall compare itself for compensation purposes.

7.5.12	The Compensation Committee shall consult with management on any proposed plans to reorganize the senior management structure of the Company.

7.5.13	The Compensation Committee shall annually review travel and entertainment expenses incurred by the Chief Executive Officer and other senior officers of the Company.

7.5.14	The Compensation Committee shall review and discuss the compensation discussion and analysis with management and, based on this review and discussion, recommend that it be included in the Company’s annual report on Form 10-K and proxy statement.

7.5.15	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

7.5.16	The Compensation Committee shall have the right to excuse any Compensation Committee member from a meeting or portion thereof to permit the remaining members of the Compensation Committee to discuss or act on any matter for which, in the Compensation Committee’s opinion, the excused member’s participation is not appropriate, and such excused member’s absence in this circumstance shall not be deemed an absence for the purposes of determining a quorum.

7.5.17	The Compensation Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

7.6	Reporting

7.6.1	The Compensation Committee shall keep a record of its proceedings.

7.6.2	The Compensation Committee shall report to the Board of Directors.

8.	EXECUTIVE COMMITTEE

8.1	Meetings

Meetings of the executive committee (“Executive Committee”) are convened in accordance with Clause 5.4. Additionally, the Delegate and the Chief Executive Officer may request a meeting.

8.2	Purpose

In case of urgencies, the Executive Committee is to exercise all the powers and authority of the Board of Directors in the ultimate management of the business and affairs of the Company between the meetings of the Board of Directors, except (a) as limited by Clause 2.1, the Company’s Articles of Association, rules of the New York Stock Exchange or applicable law or regulation and (b) matters that are specifically reserved for another Committee of the Board of Directors.

8.3	Authority

8.3.1	Except (a) as limited by Clause 2.1, the Company’s Articles of Association, rules of the New York Stock Exchange or applicable law or regulation and (b) matters that are specifically reserved for another committee of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the ultimate management of the business and affairs of the Company between the meetings of the Board of Directors.

8.3.2	The Executive Committee shall have the authority to retain special legal, accounting or other consultants to advise the Executive Committee.

8.3.3	The Executive Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel or independent auditor or actuary to attend a meeting of the Executive Committee or to meet with any members of, or consultants to, the Executive Committee.

8.4	Composition

8.4.1	The Executive Committee shall consist of the Chairman, the Chief Executive Officer (if other than the Chairman), not more than two “inside” Board Members recommended by the Delegate and approved by the Board of Directors and the chairmen of each of the Audit Committee, the Compensation Committee, the finance and investment committee (“Finance and Invest Committee”) and the Nominating and Governance Committee.

8.4.2	A quorum shall be constituted according to Clause 5.5(a), provided that at least one such member constituting the quorum shall be a Board Member who is not an executive officer of the Company.

8.4.3	The Chairman shall act as chairman of the Executive Committee.

8.5	Duties and Responsibilities

8.5.1	In addition to exercising the powers and authority of the Board of Directors in the ultimate management of the business and affairs of the Company between the meetings of the Board of Directors within the limitation set forth in Clause 8.3.1, the Executive Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

8.5.2	The Executive Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

8.5.3	The Executive Committee shall annually review its own performance.

8.6	Reporting

8.6.1	The Executive Committee shall keep a record of its proceedings.

8.6.2	The Executive Committee shall report to the Board of Directors.

9.	FINANCE AND INVESTMENT COMMITTEE

9.1	Meetings

9.1.1	Meetings of the Finance and Investment Committee are convened in accordance with Clause 5.4.

9.1.2	Permanent participants with advisory functions are the Delegate, the Chief Executive Officer, the chief financial officer and the chief investment officer.

9.2	Purpose

9.2.1	The Finance and Investment Committee shall oversee management’s investment of the Company’s investible assets.

9.2.2	The Finance and Investment Committee shall also oversee the Company’s capital structure and financing arrangements in support of the Company’s annual financial plan and make recommendations to the Board of Directors with regard thereto.

9.3	Authority

9.3.1	The Finance and Investment Committee shall have the authority to (i) approve the Company’s written investment guidelines to ensure consistent application of the Investment Policy of the Company, (ii) approve asset allocation ranges, (iii) review the performance of the Company’s investment managers, (iv) direct management to have procedures in place to cause the investment portfolio to be in compliance with guidelines and asset allocation ranges, and (v) such other powers as may be delegated to it from time to time by the Board of Directors.

9.3.2	The Finance and Investment Committee shall have the authority to retain special legal, accounting or other consultants to advise the Finance and Investment Committee.

9.3.3	The Finance and Investment Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Finance and Investment Committee or to meet with any members of, or consultants to, the Finance and Investment Committee.

9.3.4	The Finance and Investment Committee may form and delegate authority to subcommittees when appropriate.

9.4	Composition

9.4.1	The Finance and Investment Committee shall consist of at least three Board Members, including a chairman, each selected from the Board of Directors, upon the recommendation of the Nominating and Governance Committee. Any Finance and Investment Committee member may be removed by the Board of Directors upon the recommendation of the Nominating and Governance Committee.

9.4.2	The chief financial officer of the Company and the president of ACE Asset Management shall be ex-officio members of the Finance and Investment Committee.

9.5	Duties and Responsibilities

9.5.1	The Finance and Investment Committee shall establish a written Investment Policy for the Company consistent with the Company’s strategies, goals and objectives. The Investment Policy and any changes thereto shall be reviewed and approved by the Board of Directors.

9.5.2	The Finance and Investment Committee shall approve from time to time asset allocation ranges consistent with the portfolio objectives defined in the Company’s Investment Policy. The Finance and Investment Committee shall promptly inform the Board of Directors of the establishment of any new asset allocation ranges or modifications to the existing asset allocation ranges.

9.5.3	The Finance and Investment Committee shall periodically review the performance of the Company’s investment managers and their compliance with the Company investment guidelines and asset allocation ranges.

9.5.4	The Finance and Investment Committee shall periodically review the Company’s capital structure and adequacy and, to the extent deemed necessary, recommend to the Board of Directors alterations to such capital structure.

9.5.5	The Finance and Investment Committee shall review, discuss and make recommendations to the Board of Directors concerning proposed issuances of equity, debt and other securities and proposed credit and similar facilities.

9.5.6	The Finance and Investment Committee shall review, discuss and make recommendations to the Board of Directors concerning repurchases of any of the Company’s outstanding securities.

9.5.7	The Finance and Investment Committee shall review and make recommendations to the Board of Directors concerning the Company’s dividend policy and dividends to be paid.

9.5.8	The Finance and Investment Committee shall approve the Company’s derivatives policy and any changes thereto.

9.5.9	The Finance and Investment Committee shall review and recommend to the Board of Directors changes in the Company’s treasury resolutions and expenditure.

9.5.10	The Finance and Investment Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

9.5.11	The Finance and Investment Committee shall annually review its own performance.

9.5.12	The Finance and Investment Committee shall have the right to excuse any Finance and Investment Committee member from a meeting or portion thereof to permit the remaining members of the Finance and Investment Committee to discuss or act on any matter for which, in the Finance and Investment Committee’s opinion, the excused member’s participation is not appropriate, and such excused member’s absence in this circumstance shall not be deemed an absence for the purposes of determining a quorum.

9.5.13	The Finance and Investment Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

9.6	Reporting

9.6.1	The Finance and Investment Committee shall keep a record of its proceedings.

9.6.2	The Finance and Investment Committee shall report to the Board of Directors.

10.	NOMINATING AND GOVERNANCE COMMITTEE

10.1	Meetings

10.1.1	Meetings are convened in accordance with Clause 5.4.

10.1.2	Permanent participants with advisory functions are the Delegate, the Chief Executive Officer and the Secretary.

10.2	Purpose

The Nominating and Governance Committee is to assist the Board of Directors in (1) identifying individuals qualified to become Board Members, and recommending to the Board Members nominees for the next annual general shareholders meeting or to fill vacancies; and (2) developing and recommending to the Board of Directors corporate governance guidelines for the Group.

10.3	Authority

10.3.1	The Nominating and Governance Committee shall have the authority to retain and terminate any search firm to be used to identify Board Member candidates and shall have the authority to approve the search firm’s fees and other retention terms.

10.3.2	The Nominating and Governance Committee shall have the authority to retain special legal, accounting or other consultants to advise and assist the Nominating and Governance Committee.

10.3.3	The Nominating and Governance Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Nominating and Governance Committee or to meet with any members of, or consultants to, the Nominating and Governance Committee.

10.3.4	The Nominating and Governance Committee may form and delegate authority to subcommittees when appropriate.

10.3.5	The Nominating and Governance Committee shall have authority to conduct a search for, and to make a recommendation to the Board of Directors regarding a new Chief Executive Officer and a new Chairman.

10.3.6	The Nominating and Governance Committee shall have authority to make a recommendation to the Board of Directors regarding the termination of employment of the Company’s Chief Executive Officer and the removal of the Chairman from the position of the Chairman (but not the removal of such individual from his or her membership in the Board of Directors).

10.4	Composition

10.4.1	The Nominating and Governance Committee shall consist of no fewer than three Board Members, including a chairman, each selected from the Board of Directors. Any Nominating and Governance Committee member may be removed by the Board of Directors.

10.4.2	Each member of the Nominating and Governance Committee shall be “independent” as defined under applicable U.S. Securities and Exchange Commission and New York Stock Exchange rules, as such requirements are interpreted by the Board of Directors in its business judgment.

10.5	Duties and Responsibilities

10.5.1	Nominations and Board Composition

(a)	The Nominating and Governance Committee shall develop qualification criteria for Board Members, and actively seek, interview and screen individuals qualified to become Board Members for recommendation to the Board of Directors in accordance with the Corporate Governance Guidelines. The Nominating and Governance Committee shall recommend to the Board of Directors potential nominees to the Board of Directors, and the renomination of incumbent Board Members as appropriate. The Nominating and Governance Committee shall consider potential nominees recommended by shareholders, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination.

(b)	The Nominating and Governance Committee shall periodically review the compensation and ACE shareholding guidelines of Board Members and make recommendations to the Board of Directors on any recommended changes.

(c)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the Board Members who are members of the Nominating and Governance Committee (including qualifications and requirements), the structure (including authority to delegate) and the performance of the Nominating and Governance Committee of the Board of Directors (including reporting to the Board of Directors), and make recommendations to the Board of Directors, as appropriate.

(d)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the qualification of Board Members as “independent” within the meaning of U.S. Securities and Exchange Commission and New York Stock Exchange rules and make recommendations to the Board of Directors with respect to such determinations.

(e)	The Nominating and Governance Committee will prepare and assist each other Committee’s self-evaluation to determine whether such Committees are functioning effectively.

(f)	The Nominating and Governance Committee shall consult with the Compensation Committee in its work with the Company’s Chief Executive Officer and the Chairman in making appropriate plans for the Company’s Chief Executive Officer’s and the Chairman’s succession upon retirement, death or disability.

(g)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the qualification of Audit Committee members as “financially literate” and as having accounting or related financial management expertise within the meaning of New York Stock Exchange rules and as audit committee financial experts within the meaning of U.S. Securities and Exchange Commission rules and make recommendations to the Board of Directors with respect to such determinations.

10.5.2	Corporate Governance

(a)	The Nominating and Governance Committee shall serve in an advisory capacity to the Board of Directors and the Chairman on matters of organizational and governance structure of the Company and the conduct of the Board of Directors.

(b)	The Nominating and Governance Committee will prepare and assist the Board of Directors in conducting a self-evaluation to determine whether the Board of Directors and its Committees are functioning effectively. The full Board of Directors will discuss the evaluation report to determine what, if any, action could improve the performance of the Board of Directors and of the Committees.

(c)	The Nominating and Governance Committee shall review and reassess at least annually the adequacy of the corporate governance guidelines of the Company and recommend any proposed changes thereto.

(d)	The Nominating and Governance Committee shall report annually to the Board of Directors with an assessment of the Board of Directors’ performance, to be discussed with the full Board of Directors following the end of each fiscal year.

(e)	The Nominating and Governance Committee shall recommend to the Board of Directors the designation of officers of the Company as executive officers of the Company for the purposes of U.S. Securities and Exchange Commission reporting requirements.

(f)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the Company’s directors’ and officers’ and errors and omissions liability coverage and make any recommendations thereto that it deems appropriate.

(g)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the practices and procedures of any political action committees affiliated with the Company to ascertain compliance by such political action committees with applicable laws. For the avoidance of doubt, the Nominating and Governance Committee shall not direct, dictate, control, or directly or indirectly participate in the decision-making process of, any political action committee with regard to contributions or expenditures in connection with elections for any local, State, or Federal office or decisions concerning the administration of such political action committee.

(h)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the Company’s contributions to the ACE Foundation and associated ACE Foundation projects and set any guidelines relating thereto that it deems appropriate.

(i)	The Nominating and Governance Committee shall review reports and disclosures of insider and affiliated party transactions to be provided periodically, and not less than annually, by the Company’s general counsel.

10.5.3	The Nominating and Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

10.5.4	The Nominating and Governance Committee shall annually review its own performance.

10.5.5	The Nominating and Governance Committee shall have the right to excuse any Nominating and Governance Committee member from a meeting or portion thereof to permit the remaining members of the Nominating and Governance Committee to discuss or act on any matter for which, in the Nominating and Governance Committee’s opinion, the excused member’s participation is not appropriate, and such excused member’s absence in this circumstance shall not be deemed an absence for the purposes of determining a quorum.

10.5.6	The Nominating and Governance Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

10.6	Reporting

10.6.1	The Nominating and Governance Committee shall keep a record of its proceedings.

10.6.2	The Nominating and Governance Committee shall report to the Board of Directors.

11.	OTHER COMMITTEES

The Board of Directors may designate one or more additional committees, each such committee to consist of such person or persons as may be designated by the Board of Directors. Except as expressly limited by law or by the Company’s Articles of Association or by resolution of the Board of Directors, any such committee shall have and may exercise such powers and adopt such procedures as the Board of Directors may determine and specify in the resolution designating such committee.

12.	DELEGATE

12.1	Powers and Responsibilities

12.1.1	The Delegate is a member of the Board of Directors (Verwaltungsratsdelegierter) and the Chief Executive Officer of the Executive Management.

12.1.2	If the Board of Directors appointed a Delegate in accordance with Clause 2.1.2(d), this Delegate shall have the following powers and responsibilities:

(a)	heading the Executive Management and convene and chair its meetings;

(b)	liaise between the Board of Directors and the Executive Management in all areas that are not reserved to the Chairman;

(c)	chair the meetings of the Executive Management;

(d)	Supervise and prepare the implementation of the resolutions of the Board of Directors on the ultimate management of the Company;

(e)	supervise the development of the strategies of the Company by the Executive Management; and

(f)	supervise the formation for the top management of the Company.

12.2	Further Powers and Responsibilities

12.2.1	Furthermore, the Delegate has the responsibilities as set forth in the Articles of Association and these Organizational Regulations. In particular, he is responsible and supervises the implementation of the resolutions by the Board of Directors.

12.2.2	The Board of Directors may delegate further powers and responsibilities to the Delegate.

13.	EXECUTIVE MANAGEMENT

13.1	Powers and Responsibilities

13.1.1	The Executive Management shall manage the operations of the Company and the overall business of the Group and shall control all employees of the Company.

13.1.2	In particular, the Executive Management shall exercise the following duties and competencies:

(a)	operational management of the Group, the implementation of the strategic business policy, the implementation of these Organizational Regulations as well as the drawing up of the necessary additional regulations and directives for approval by the Board of Directors as well as the implementation of the approved regulations and directives;

(b)	manage and supervise all on-going business and transactions of the Group within the framework of these Organizational Regulations save for decisions with an extraordinary importance which require prior approval by the Board of Directors;

(c)	preparation for approval by the Board of Directors and implementation of the accounting, financial control and the financial planning;

(d)	prepare and present the annual accounts, the quarterly balance sheet as well as the annual report to the Board of Directors and the subsidiary boards as well as periodical and legally required reporting to these boards regarding the course of business of the individual subsidiaries.

13.2	Appointments

13.2.1	The members of the Executive Management are appointed and removed by the Board of Directors.

13.2.2	The Executive Management is constituted of the Chief Executive Officer, the chief financial officer, the chief accounting officer, the chief investment officer, the general counsel and such other members as the Board of Directors may appoint from time to time.

13.3	Meetings, Convocation of Meetings, Agenda

13.3.1	The Executive Management shall be convened whenever required by business, a minimum of once per month.

13.3.2	Meetings shall be convened by the Chief Executive Officer or, in his/her absence, by another member of the Executive Management. Each member of the Executive Management shall be entitled to request an immediate convening of a meeting and must, in this event, set forth the items to be discussed.

13.3.3	Meetings shall be announced at least one calendar day in advance by letter, facsimile or e-mail. Items on the agenda shall be set forth in this correspondence.

In case of urgency shorter notice periods are permitted. If all members of the Executive Management are present and agree, deviations from these formal requirements are permitted; in particular, decisions can be taken that are not mentioned on the agenda.

13.3.4	The Chief Executive Officer, or in his/her absence his/her deputy, shall chair the meetings.

13.3.5	Each member shall be entitled to submit proposals regarding the items on the agenda. This right may also be executed by way of correspondence.

13.3.6	The Chief Executive Officer shall decide whether individuals not belonging to the Executive Management are to participate in meetings in a consultant capacity.

13.4	Quorum and Minutes

13.4.1	A quorum shall be constituted when an absolute majority of the members of the Executive Management are present in person or participate using some alternative means of instant communication.

13.4.2	The substance of the meeting and any decisions taken by the Executive Management shall be recorded. The minutes shall be signed by the Chief Executive Officer and the person keeping the minutes. Each member of the Executive Management shall receive a copy of the minutes. They shall be considered approved if no remarks to the contrary are made before the end of the next meeting. The minutes shall be accessible for the Board Members at any time.

14.	GROUP INTERNAL AUDIT

14.1	Responsibilities

Group internal audit (“Group Internal Audit”) shall examine and evaluate the adequacy and effectiveness of the Group’s internal control environment, and the quality of performance in carrying out assigned responsibilities to achieve the Group’s goals and objectives.

In fulfilling its responsibilities, Group Internal Audit shall:

(a)	submit audit services plans to the Audit Committee for approval;

(b)	periodically report to the Audit Committee;

(c)	inform the Audit Committee about significant findings during the year; and

(d)	provide any additional information requested by the Audit Committee.

14.2	Organisation

The organisational structure of Group Internal Audit and resource requirements necessary for Group Internal Audit to perform its activities shall be defined by the head of Group Internal Audit and submitted to the Audit Committee for approval. The head of Group Internal Audit shall review and approve all new hires and terminations of staff.

14.3	Professional Standards

Group Internal Audit shall adhere to the Group’s guidelines and procedures and Group Internal Audit’s organisation and processes manuals and guidelines or to such other standards as required by applicable law or regulation.

14.4	Independence

14.4.1	Group Internal Audit performs its internal audit activities with independence and objectivity. It shall have no direct operational responsibility or authority over any of the activities they review.

14.4.2	Group Internal Audit shall coordinate its activities with other assurance functions in the Group and the external auditor.

15.	GENERAL PROVISIONS

15.1	Signatory Powers

15.1.1	Signatory powers for the Company may be sole (Einzelunterschrift).

15.2	Conflict of Interest

15.2.1	Members of the Board of Directors and of the Executive Management shall avoid any action, position or interest that conflict with the interests of the Company or the Group or give the appearance of a conflict of interest within the Company’s code of conduct or under applicable law.

15.2.2	When a conflict of interest is believed to exist, the relevant member of the Board of Directors and of the Executive Management is obliged to refrain from all discussions of, and abstain from voting upon, all matters touching his/her personal interests or the interests of any individual or legal person, or partnership with whom he/she is closely associated and to inform the Chairman accordingly.

15.3	Non-Disclosure

The Board Members as well as all other executive bodies and employees are obliged to maintain secrecy towards third parties regarding all facts they obtain knowledge of during the performance of their duties. These duties of non-disclosure survive the termination of the relationship of the respective individual with the Company.

15.4	Returning of Files

Upon termination of the relationship with the Company all business files must be returned with the exception of documents used by a Board Member to follow-up his/her own actions.

16.	BUSINESS YEAR

The business year of the Company starts on 1 January and ends on 31 December.

17.	FINAL PROVISIONS

17.1	Entering into Force

These Organizational Regulations shall enter into force on the date of adoption by the Board of Directors; be it in a meeting or by circular resolution.

17.2	Review and Amendments

These Organizational Regulations shall be reviewed and if necessary amended on a regular basis by the Board of Directors.

18.	INDEMNIFICATION

The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company may advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

The Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 18.

Zurich, Switzerland

July     , 2008

The Chairman of the Board of Directors:

1	For purposes of this paragraph III, the term “executive officer” has the same meaning specified for the term “officer” in Rule 16(a)-1(f) under the Securities Exchange Act of 1934. Rule 16a-1(f) defines “officer” as a company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policymaking function, or any other person who performs similar policy-making functions for the company. Officers of the company’s parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

EXHIBIT C

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

NOVEMBER 2006

I.    Introduction

To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company’s Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company’s Board of Directors.

Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II.    Definitions

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When considering the application of the three year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The “Company” includes any subsidiary in its consolidated group.

III.    Standards for Directors

The following standards have been established to determine whether a director of the Company is independent:

1.

A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer[1], of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

2.	A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.	A director is not independent if: (A) the director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.	A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.

A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.[2]

6.	A director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

7.	Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services do not exceed the threshold set forth in paragraph III.5 above.

IV.    Standards for Audit Committee Members

In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company’s Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided

2	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax-exempt organizations shall not be considered “payments” for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax-exempt organization’s consolidated gross revenues.

that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.	If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

EXHIBIT D

ACE LIMITED 2004 LONG-TERM INCENTIVE PLAN (As amended through the Fourth Amendment)

SECTION 1

GENERAL

1.1. Purpose. The ACE Limited 2004 Long-Term Incentive Plan (the “Plan”) has been established by ACE Limited (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s ordinary shares of stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2

OPTIONS AND SARS

2.1. Definitions.

(a)	The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)	A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2. Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)	Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)	Subject to applicable law, the Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)	Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 5.7.

2.6. No Repricing. Except for either adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price.

2.7. Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option. If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but the Exercise Price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant.

SECTION 3

FULL VALUE AWARDS

3.1. Definition. A “Full Value” Award is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(a)	The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)	The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)	The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

3.2. Restrictions on Awards.

(a)	The Committee may designate a Full Value Award granted to any Participant as “performance-based compensation” as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures selected by the Committee. For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m).

(b)	If the right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives (whether or not related to the Performance Measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination).

SECTION 4

CASH INCENTIVE AWARDS

A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as “performance-based compensation” as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any such Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures as selected by the Committee. For Awards under this Section 4 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m). Except as otherwise provided in the applicable plan or arrangement, distribution of any cash incentive awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the Participant not later than March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 5

OPERATION AND ADMINISTRATION

5.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company’s 2004 annual meeting of its shareholders, the Plan shall be effective as of February 25, 2004 (the “Effective Date”); provided, however, that, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, Awards may be granted contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on or after the ten-year anniversary of July 10, 2008, which is the date on which the Plan was amended by the Fourth Amendment.

5.2. Shares and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	The shares of Stock with respect to which Awards may be made under the Plan shall be (i) shares currently authorized but unissued; (ii) to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chairman, the Chief Executive Officer or any executive officer of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chairman, the Chief Executive Officer or any executive officer of the Company).

(b)	Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 19,000,000 shares of Stock (which number includes all shares available for delivery under this clause (i) since the establishment of the Plan in 2004, determined in accordance with the terms of the Plan); and (ii) any shares of Stock that are represented by awards granted under the ACE Limited 1995 Long-Term Incentive Plan, the ACE Limited 1995 Outside Directors Plan, the ACE Limited 1998 Long-Term Incentive Plan, and the ACE Limited 1999 Replacement Long-Term Incentive Plan (the “Prior Plans”) that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan.

(c)	To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

(d)	Shares of Stock with respect to an Award will be treated as delivered for purposes of the determination under paragraph (b) above, subject to the following:

(i)	To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)	Subject to the provisions of paragraph (i) above, the total number of shares covered by an Award granted after July 10, 2008 will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if an Award denominated in shares of Stock is settled in cash, the total number of shares with respect to which such payment is made shall be considered to have been delivered; (B) if shares covered by an Award are used to satisfy the applicable tax withholding obligation, the number of shares held back by the Company to satisfy such withholding obligation shall be considered to have been delivered; (C) if the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (D) if cash or shares of Stock are delivered in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered.

(e)	Subject to paragraph 5.2(f), the following additional maximums are imposed under the Plan.

(i)	The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 19,000,000 shares; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(ii)	The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 1,000,000 shares. For purposes of this paragraph (ii), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)	The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Full Value Awards) shall be 11,000,000 shares.

(iv)	For Full Value Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 500,000 shares of Stock may be delivered pursuant to such Awards granted to any Participant during any one-calendar-year period; provided that Awards described in this paragraph (iv), that are intended to be performance-based compensation, shall be subject to the following:

(A)	If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(B)	If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(v)	For Cash Incentive Value Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), the maximum amount payable to any Participant with respect to a performance period shall equal $500,000 multiplied by the number of calendar months included in that performance period; provided that Awards described in this paragraph (v), that are intended to be performance-based compensation, shall be subject to the following:

(A)	If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(B)	If delivery of Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)	The following shall apply with respect to the terms of the Plan and Awards granted thereunder:

(i)	Notwithstanding the following provisions of this paragraph (f), in the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (A) the number and kind of shares available for grant under the Plan, (B) the number of shares or Awards that may be granted to any individual under the Plan or that may be granted pursuant to any provision or types of Awards and (C) the number and kind of shares or units subject to and the Exercise Price of an Option or SAR of any then outstanding Awards of or related to shares of Stock.

(ii)	In the event of any change in corporate capitalization (other than as described in paragraph (i) above), such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

(iii)	Action by the Committee under this paragraph (f) may include: (A) adjustment of the number and kind of shares which may be delivered under the Plan; (B) adjustment of the number and kind of shares subject to outstanding Awards; (C) adjustment of the Exercise Price of outstanding Options and SARs; and (D) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).

(iv)	In no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (A) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (B) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code section 409A, provided that the restriction of this clause (B) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

5.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this subsection shall be subject to the provisions of subsection 5.16.

5.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. The provisions of this subsection shall be subject to the provisions of subsection 5.16.

5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards (subject to subsection 2.6), or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Code section 409A, this subsection 5.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this subsection shall be subject to the provisions of subsection 5.16.

5.8. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution, and except for transfers without consideration to the extent permitted by the Committee.

5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13. Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.14. Benefits Under Qualified Retirement Plans. Except as otherwise provided by the Committee, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under any Qualified Retirement Plan and other plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under section 401(a) of the Code.

5.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.16. Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)	Neither subsection 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

(b)	Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(c)	The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

SECTION 6

CHANGE IN CONTROL

Subject to the provisions of paragraph 5.2(f) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

SECTION 7

COMMITTEE

7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.

(b)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Cayman Islands, and Bermuda, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States, the Cayman Islands, and Bermuda.

(c)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Memorandum and Articles of Association, and applicable corporate law.

7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of subsection 2.6 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company’s shareholders. Approval by the Company’s shareholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under the rules of the New York Stock Exchange. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)	Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

(b)	Board. The term “Board” means the Board of Directors of the Company.

(c)	Change in Control. The term “Change in Control” shall mean the occurrence of any one of the following events:

(i)	any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that act, of 50% or more of the Voting Stock (as defined below) of the Company;

(ii)	the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii)	the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv)

all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

(v)	the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates (as defined below) of such other company in exchange for stock of such other company).

For the purpose of this definition of “Change in Control,” (I) an “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified and (II) “Voting Stock” shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

(d)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code. Except as otherwise indicated, references in the Plan to laws and legal rules shall be to United States laws and legal rules.

(e)	Dollars. As used in the Plan, the term “dollars” or numbers preceded by the symbol “$” shall mean amounts in United States dollars.

(f)	Eligible Individual. For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

(g)	Fair Market Value. Except as otherwise provided by the Committee, the “Fair Market Value” of a share of Stock as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange—Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(h)	Performance Measures. The “Performance Measures” shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets.

(i)	Subsidiary. For purposes of the Plan, the term “Subsidiary” (sometimes referred to as a Related Company) means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(j)	Stock. The term “Stock” means mean Ordinary Shares of stock of the Company.

(k)	Termination of Service. With respect to Awards that constitute Deferred Compensation, references to the Participant’s Termination of Service with respect to service as an employee or service as a director shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:

(i)	The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than 36 months). In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company’s and the Affiliates’ payroll after such date.

(ii)	The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).

(iii)	The determination of a Participant’s termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).

(iv)	If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

(v)	For purposes of the Plan, except for purposes of the definition of “Change in Control,” the term “Affiliates” means all persons with whom the Company is considered to be a single employer under section 414(b) of the Code and all persons with whom the Company would be considered a single employer under section 414(c) thereof.

(vi)	The term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.

(vii)	Reference to a Participant’s Termination of Service shall include references to a Participant’s employment termination and terminating employment, a director’s termination or termination from the Board, and references to a Participant’s separation from service, and other similar references, to the extent that the term is used for purposes of determining whether Deferred Compensation is to be distributed upon such termination.

EXHIBIT E

ACE LIMITED

ACE Global Headquarters

17 Woodbourne Avenue Hamilton HM 08 Bermuda

OPTIONAL INDEPENDENT PROXY FOR REGISTERED HOLDERS

The undersigned hereby appoints James M. Michener as Independent Proxy, with the power to appoint his substitute, and hereby authorizes such Independent Proxy to represent and to vote, as designated below, all the Ordinary Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 8:00 a.m. Atlantic time on July 10, 2008 at ACE Global Headquarters or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted “FOR” each of Proposals 2-15 and “FOR” each of the nominees for the Board and directors listed in Proposal 1. The Board of Directors of the Company recommends that you vote your shares “FOR” each of Proposals 2-15 and “FOR” each of the nominees for the Board and directors listed in Proposal 1.

If new proposals (other than those set forth in the notice of meeting) are put forth before the Annual General Meeting, the Independent Proxy will abstain from voting with respect to such new proposals.

This form of proxy should be sent to Mr. Michener at 30 Woodbourne Avenue, 5th Floor, Hamilton HM 08 Bermuda for arrival no later than July 9, 2008. The method of delivery of this proxy is at your risk. Sufficient time should be allowed to ensure timely delivery.

In order for this proxy to be valid, you must sign the proxy exactly as your name appears on the share certificate(s) and you must include the control number indicated on the form of management proxy sent to you with the proxy statement/prospectus, dated May 30, 2008, with respect to the Annual General Meeting.

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.See Agenda Items Below for Further Description of Voting Matters

Please mark your votes as indicated in this example

For Election to Term Expiring in 2009:

FOR AGAINST ABSTAIN

1.01 Michael G. Ati eh

1.0 2 Mary A. Ciirllo

1.0 3 Bruce L. Crocket

1.04 Thomas J. Neff

1.05 Gary M. Stuart

FOR AGAINST ABSTAIN

1. 06 Robert M. Hernandez

1.07 Peter Menikoff

1.08 Robert Ripp

1.09 Demrot F. Smufrit

For Election to Term Expiring in 2011:

1.10 Evan G. Greenberg

1.11 John A. Krol

1.12 Leo F. Mullin

1.13 Olivier Steimer

FOR AGAINST ABSTAI N

Agenda 2 De-Registration Amendment Agenda 3 Financial Statement Amendment Agenda 4 Par Value Change

Agenda 5 Continuation

Agenda 6 Name

Agenda 7 Purpose

Agenda 8 Capital rearrangement

FOR AGAINST ABSTAIN

Agenda 9 Articles of Association

Agenda 10 Swiss law

Agenda 1 Place of business

Agenda 12 Special auditor

Agenda 13 LTIP as amended

Agenda 14 Auditors

Agenda 15 Dividend

I their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.

Control Number

from Management

proxy:

Signature

Co-owner sign here

Date

Please sign exactly as name appears on share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

Agenda Items:

1. Election of new directors and confirmation of existing directors

2. Approval of the amendment (the “De-Registration Amendment”) to the Company’s Memorandum of Association and Articles of Association to permit the deregistration of the Company from the Cayman Islands

3. Approval of the amendment (the “Financial Statement Amendment”) to the Company’s Articles of Association to require the Company to prepare and provide to shareholders note less than annually an unconsolidated balance sheet of the Company valuing the Company’s investment in its subsidiaries on a “mark-to-market” basis

4. Approval of amendments to the Articles of Association (the “Par Value Change”) which will have the effect of increasing the par value of the Ordinary Shares from $0.041666667 to an amount in Swiss francs (the “New Par Value”) equal to $11,000,000,000 divided by the number of our Ordinary Shares outstanding as of the close of business on July 10, 2008 and converted into Swiss francs using the then most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes by converting all or any of the issued Ordinary Shares into “stock” and re-converting that “stock” into Ordinary Shares of any denomination, converting all of the issued Ordinary Shares into “stock,” reconverting the stock into ordinary shares with a par value equal to the new Par Value (which will result in a decrease in the number of the issued Ordinary Shares); amending the Articles to increase the number of authorized Ordinary Shares back to 500,000,000 shares and paying a stock dividend the effect of which will be to increase the number of issued Ordinary Shares back to the number of issued Ordinary Shares immediately prior to the conversion and reconversion

5. Approval of the Company’s de-registration from the Cayman Islands and continuation in Switzerland (the “Continuation”)

6. Approval of the name of the company

7. Approval of the change of the purpose of the Company

8. Approval of the rearrangement of the Company’s existing share capital

9. Approval of the Company’s Articles of Association

10. Confirmation of Swiss law was the authoritative legislation governing the Company

11. Confirmation of the principal place of business of the Company as Zurich, Switzerland

12. Appointment of BDO Visura as special auditor until our next annual general meeting

13. Approval of the Company’s 2004 Long-Term Incentive Plan as amended through the fourth amendment

14. Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and, if the Continuation is approved and as required by Swiss law, to elect PricewaterhouseCoopers AG as our statutory auditor for a one year term until our next annual general meeting

15. Approval of payment of a dividend through a reduction of the par value of our shares in an amount equal to the Swiss franc equivalent of $0.87, converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purpose as of the close of business on July 9, 2008, and payment of such amount in three equal installments at such times during the period through our next annual general meeting as determined by the Board of Directors

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